     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2002
                                                           REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM F-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                             TRICOM, S.A., AS ISSUER
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC                   NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                              CALL TEL CORPORATION
             (Exact name of registrant as specified in its charter)

             PANAMA                         NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                            GFN COMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC                   NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                              TCN-DOMINICANA, S.A.
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC                   NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                           TRICOM CENTROAMERICA, S.A.
             (Exact name of registrant as specified in its charter)

             PANAMA                         NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                       TRICOM INTERNATIONAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          94-3343217                           4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                           TRICOM LATINOAMERICA, S.A.
             (Exact name of registrant as specified in its charter)

         CAYMAN ISLANDS                     NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

           GUATEMALA                        NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

           NICARAGUA                        NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

             PANAMA                         NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                             TRICOM, S.A. - DE C.V.
             (Exact name of registrant as specified in its charter)

          EL SALVADOR                       NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                         TRICOM TELECOMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

           COSTA RICA                       NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                         TRICOM TELECOMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

            HONDURAS                        NOT APPLICABLE                         4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                                       AND

                         TRICOM USA, INC., AS GUARANTORS
             (Exact name of registrant as specified in its charter)

            DELAWARE                          13-3927530                           4812                        NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer            (Primary Standard Industrial     (Translation of registrant's
 incorporation or organization)         Identification Number)         Classification Code Number)           name into English)

                                   ----------

                                  TRICOM, S.A.
                            AVE. LOPE DE VEGA NO. 95
                        SANTO DOMINGO, DOMINICAN REPUBLIC
                            TELEPHONE: (809) 476-4000

  (Address, including zip code, and telephone number of registrant's principal executive offices)

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                            TELEPHONE: (212) 894-8940

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

       STEVEN L. WASSERMAN, ESQ.            JEFFREY J. PELLEGRINO, ESQ.
           PIPER RUDNICK LLP           PAUL, HASTINGS, JANOFSKY & WALKER LLP
      1251 Avenue of the Americas               75 East 55th Street
        New York, New York 10020              New York, New York 10022
       TELEPHONE: (212) 835-6000             TELEPHONE: (212) 318-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                   ----------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES                AMOUNT TO BE   AGGREGATE PRICE PER   AGGREGATE OFFERING       AMOUNT OF
               TO BE REGISTERED                         REGISTERED            UNIT                 PRICE         REGISTRATION FEE
----------------------------------------------------- -------------- --------------------- -------------------- -------------------
[  ]% Senior Notes due 20[___]                        $ 200,000,000           100%           $ 200,000,000(1)       $ 18,400(2)

Warrants to purchase Class A common stock in the
form of American depositary shares of TRICOM, S.A.(3)     3,750,000           N/A                      N/A               N/A

Class A common stock, par value RD$10 per share(4)        3,750,000        $ 3.00            $  11,250,000(5)       $  1,035

Guarantees(6)                                                     -             -                        -                 -

Total:                                                                                                              $ 19,435(7)

(1) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, this is the book value of the maximum amount of 11 3/8% Senior Notes due 2004 that may be received by us from tendering holders in the exchange offer.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, and calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the book value of the 11 3/8% senior notes due 2004.
(3) Pursuant to Rule 457(g) under the Securities Act, no separate fee is required to be paid with respect to the warrants since we are also registering the underlying Class A common stock in the form of ADSs.
(4) A separate registration statement on Form F-6 has been filed with the Securities and Exchange Commission on April 3, 1998 to register the American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the shares of Class A common stock registered hereby. Each American Depositary Share represents one share of Class A common stock.
(5) Pursuant to Rule 457(g)(3) under the Securities Act, the registration fee is based on the estimated value of the warrants, which is estimated at $11,250,000, the product of an estimated 3,750,000 shares of Class A common stock in the form of ADSs issuable upon exercise of the warrants multiplied by $3.00, the exercise price of the warrants on a per share basis, calculated pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low price of our ADSs as reported on the New York Stock Exchange on December 16, 2002.
(6) No separate fee is required to be paid with respect to the guarantees in accordance with Rule 457(n).
(7) Pursuant to Rule 457(p), the registration fee has been offset by $23,955, based upon the portion of the filing fee associated with the unsold securities registered pursuant to the Registration Statement on Form F-3, Registration No. 333-65842, filed by TRICOM, S.A. on July 25, 2001.

                           --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 Subject to completion, dated December 18, 2002

PROSPECTUS AND CONSENT SOLICITATION

                                  [TRICOM LOGO]
                                OFFER TO EXCHANGE
                   $200,000,000 [___]% SENIOR NOTES DUE 20[__]
                              AND CASH OR WARRANTS
                                       FOR
                   $200,000,000 11 3/8% SENIOR NOTES DUE 2004
                                       AND
        SOLICITATION OF CONSENTS FOR PROPOSED AMENDMENTS TO THE INDENTURE
                   GOVERNING THE 11 3/8% SENIOR NOTES DUE 2004

                                   ----------

     THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____, 2003, UNLESS EXTENDED BY US (WE REFER TO SUCH TIME OR DATE, AS THE SAME MAY BE EXTENDED, AS THE EXPIRATION DATE). IF YOU DESIRE TO TENDER YOUR NOTES PURSUANT TO THE EXCHANGE OFFER, YOU MUST CONSENT TO THE PROPOSED AMENDMENTS. YOU MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED NOTES AND YOU MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER.

     We are offering to exchange our [___]% senior notes due 20[__], the new notes, and either cash or warrants for our outstanding 11 3/8% senior notes due 2004, the existing notes, subject to the terms and conditions set forth in this prospectus and consent solicitation, as it may be supplemented or amended from time to time, and the related letter of transmittal and consent. For every $1,000 principal amount of existing notes tendered and accepted for exchange, you will receive, at your option, either (1) a cash payment of $[______] or (2) a warrant to purchase [____] shares of our Class A common stock in the form of American depositary shares or ADSs.

     The new notes will be senior unsecured obligations of TRICOM ranking PARI PASSU in right of payment with all of our other existing and future senior indebtedness and will rank senior to any future subordinated indebtedness. The payment of the principal of, interest on and additional amounts, if any, of the new notes will be guaranteed jointly and severally on a senior unsecured basis by the guarantors of the existing notes.

     The exercise price of the warrants will be $[__] per ADS. The warrants will be exercisable beginning with the date they are issued, which will be upon the closing date of the exchange offer and consent solicitation, and continuing until the earlier of September 1, [_____], the maturity date of the new notes, or the date on which we repurchase the new notes. Our ADSs are listed on the New York Stock Exchange under the symbol "TDR". On December 16, 2002, the last reported sale price of our ADSs on the New York Stock Exchange was $3.00 per ADS.

     The exchange offer and consent solicitation is conditioned upon, among other things, at least [_____]% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

     In addition to the exchange offer, we are soliciting consents from holders of the existing notes to amendments to certain provisions of the indenture, dated as of August 21, 1997, pursuant to which the existing notes were issued. Holders of at least a majority of the aggregate outstanding principal amount of the existing notes must consent to the proposed amendments in order for them to be adopted. The proposed amendments to the indenture governing the existing notes will not become operative unless and until (1) existing notes validly tendered and not properly withdrawn are exchanged for new notes and either cash or warrants pursuant to the exchange offer and consent solicitation and (2) the supplemental indenture governing the existing notes is effective. The valid and unrevoked tender of your existing notes shall constitute your consent to the proposed amendments with respect to your tendered existing notes.

     PLEASE READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 16 OF THIS PROSPECTUS AND CONSENT SOLICITATION WHEN YOU EVALUATE THE EXCHANGE OFFER AND CONSENT SOLICITATION.

     WE HAVE RETAINED [________] AS OUR INFORMATION AGENT TO ASSIST YOU IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION. YOU MAY CALL [__________], TOLL FREE, AT [________], TO RECEIVE ADDITIONAL DOCUMENTS AND TO ASK QUESTIONS.

[SIDENOTE]

INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DEALER MANAGER FOR THE EXCHANGE OFFER AND THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                            BEAR, STEARNS & CO. INC.
      The date of this prospectus and consent solicitation is ____________.

     THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS AND CONSENT SOLICITATION. THIS INFORMATION IS AVAILABLE FROM THE INFORMATION AGENT WITHOUT CHARGE TO HOLDERS UPON WRITTEN OR ORAL REQUEST AT THE ADDRESS AND TELEPHONE NUMBER LISTED ON THE BACK COVER OF THIS PROSPECTUS AND CONSENT SOLICITATION. TO OBTAIN TIMELY DELIVERY, HOLDERS OF THE OUTSTANDING EXISTING NOTES MUST REQUEST THE INFORMATION NO LATER THAN [____].

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
GENERAL INTRODUCTION...........................................................1
PROSPECTUS SUMMARY.............................................................2
RISK FACTORS..................................................................16
THE EXCHANGE OFFER AND CONSENT SOLICITATION...................................28
PROPOSED AMENDMENTS...........................................................35
PRICE RANGE OF AMERICAN DEPOSITARY SHARES AND DIVIDEND POLICY.................38
EXCHANGE RATES................................................................39
SELECTED FINANCIAL DATA.......................................................40
OPERATING AND FINANCIAL REVIEW AND PROSPECTS..................................44
BUSINESS......................................................................62
EXCHANGE CONTROLS.............................................................91
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES....................................93
DESCRIPTION OF NEW NOTES.....................................................101
DESCRIPTION OF WARRANTS......................................................140
DESCRIPTION OF CAPITAL STOCK.................................................143
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS..................................148
certain material TAX CONSequences............................................154
LEGAL MATTERS................................................................163
EXPERTS......................................................................163
WHERE YOU CAN FIND MORE INFORMATION..........................................163
FINANCIAL STATEMENTS.........................................................F-1

                              GENERAL INTRODUCTION

     UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO "TRICOM," "US" OR "WE" REFER TO TRICOM, S.A. AND ITS CONSOLIDATED SUBSIDIARIES AND THEIR RESPECTIVE OPERATIONS, AND INCLUDE TRICOM'S PREDECESSORS.

                  PRESENTATION OF CERTAIN FINANCIAL INFORMATION

     We prepare our consolidated financial statements in conformity with generally accepted accounting principles in the United States. We adopted the United States dollar as our functional currency effective January 1, 1997 and maintain our books and records in dollars.

     In this prospectus and consent solicitation references to "$," "US$" or "U.S. dollars" are to United States dollars, and references to "Dominican pesos" or "RD$" are to Dominican pesos. This prospectus and consent solicitation contains translations of certain Dominican peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. The rates we used to translate Dominican peso-denominated accounts at the period-end were RD$16.69 at December 31, 2000, RD$17.05 at December 31, 2001 and RD$19.05 at September 30, 2002. These translations should not be construed as representations that the Dominican peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. The average of prices of one U.S. dollar quoted by certain private commercial banks, or the private market rate, as reported by Banco Central de la Republica Dominicana, or the Central Bank, on September 30, 2002 was RD$18.99 = US$1.00, the date of the most recent financial information included in this prospectus and consent solicitation. The Federal Reserve Bank of New York does not report a noon buying rate for Dominican pesos. On December 16, 2002, the private market rate was RD$20.80 = US$1.00.

                           FORWARD-LOOKING STATEMENTS

     Some statements in this prospectus and consent solicitation, and the documents incorporated by reference in this prospectus and consent solicitation are known as "forward-looking statements," as that term is used in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.

     When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

     We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the section of this prospectus and consent solicitation called "Risk Factors." Those are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this offering memorandum and the documents incorporated by reference herein are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND CONSENT SOLICITATION. WE URGE YOU TO READ CAREFULLY THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS, APPEARING ELSEWHERE IN THIS PROSPECTUS AND CONSENT SOLICITATION. WE ALSO ENCOURAGE YOU TO REVIEW THE OTHER INFORMATION PROVIDED IN REPORTS AND OTHER DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND CONSENT SOLICITATION, AS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 163 OF THIS PROSPECTUS AND CONSENT SOLICITATION.

                                  OUR BUSINESS

OVERVIEW

     We are a full service communications services provider in the Dominican Republic. We offer local, long distance, mobile, cable television and broadband data transmission and Internet services. Our wireless network covers approximately 90% of the population in the Dominican Republic. Our network providing local service is 100% digital, the only such network in the Dominican Republic. Telecommunication networks that employ digital technology can transmit higher quality signals at lower cost. We also own interests in undersea fiber optic cable networks that connect and transmit telecommunications signals between Central America, the Caribbean, the United States and Europe. Fiber optic cable is composed of glass strands and transmits telecommunications signals in the form of light. Through our subsidiary, TRICOM USA, Inc., we own telecommunication-switching facilities in New York, Florida and Puerto Rico. Using these facilities, we originate, transport and terminate international long-distance traffic. We believe that we are one of the few Latin American based long distance carriers that is licensed by the U.S. Federal Communications Commission to own and operate switching facilities in the United States.

     Through our subsidiary, TCN Dominicana, S.A., we are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed. At September 30, 2002, our cable network served 71,081 subscribers, including 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services, with approximately 170,000 homes passed. At that date, approximately 40% of our network had bi-directional capability and approximately 70% operated at 750MHz. This enables us to provide a variety of multimedia and telecommunications services, including high speed Internet access, interactive programming services and television-based Internet access services.

     We have offered digital mobile integrated services in Panama since April 2002 and, at September 30, 2002, we had approximately 5,000 subscribers. Our services include two-way radio and paging services using iDEN(R) technology. Our network covers Panama City and Colon, the two largest cities in Panama, and important transportation corridors in other parts of the country. Through a 51% owned joint venture, we own frequency rights for 107 channels of 25 MHz each. These frequencies give us access to nationwide coverage, covering a population of approximately 2.8 million people. We also own radio frequency rights in Guatemala and El Salvador that would allow us to operate our iDEN(R) network using switches deployed in Panama. We currently do not intend to develop a network in either Guatemala or El Salvador.

COMPETITIVE POSITION

     Since 1992, we have diversified our operations and increased our market share in the telecommunications markets of the Dominican Republic. The following table sets forth information about our market share in several of our markets based upon information published by the Dominican telecommunications regulator, Instituto Dominicano de las Telecomunicaciones, or Indotel, at June 30, 2002 (the latest date for which Indotel publishes information), and information that we generate about our operations:

                              Approximate Market
   Service                         Share (%)         Rank          Number of Providers
   -------                    ------------------     ----          -------------------
   Local                              20.1             2                     3
   Mobile                             28.1             2                     4
   Cable television                   46.0             1                     -
   Data and Internet                  12.8             2                     3

     Indotel reports that there are 112 cable operators in the Dominican Republic. However, in our principal markets, Santo Domingo and its surrounding areas and La Romana, we face little competition. In 2002, a third telecommunications services provider, using wireless technology, began offering to business customers limited local services and broadband Internet access. This provider does not offer a full range of local services, and, to date, we believe has obtained a negligible percentage of the market for local services.

     In addition, we are one of the two principal Dominican carriers terminating Dominican bound international long distance traffic. However, neither Indotel nor the U.S. Federal Communications Commission publishes current information about traffic exchanged. International long distance traffic has expanded dramatically in the last five years as the price per minute charged consumers has declined.

     We believe that several factors give us a competitive advantage in our markets:

     - We are a full service communications services provider with one of the most extensive product and service offerings in the Dominican Republic;

     - We own and operate the only network providing 100% digital local service in the Dominican Republic; and

     - Our marketing efforts and customer service have allowed us to build a strong brand.

STRATEGY

     Our goal is to capitalize on our strengths in our markets - our developed network, strong brand name recognition and marketing capabilities - to improve our financial condition and results, while continuing to build market position. We intend to:

GROW REVENUES AND IMPROVE OPERATING MARGINS BY:

     -    focusing on mid and high income residential and corporate subscribers;

     -    cross-selling services to increase revenues per subscriber;

     - increasing penetration rates in our cable business and subscriptions for advanced services;

     - in our international business, increasing traffic to higher settlement priced destinations and diversifying distribution channels for prepaid cards in the United States; and

     - reducing costs, while maintaining our marketing strengths and service capabilities.

OPTIMIZE USE OF OUR EXISTING NETWORK, WHILE MINIMIZING NEW CAPITAL NEEDS, BY:

     -    disconnecting lower usage subscribers;

     - migrating underutilized equipment to high income, densely populated areas;

     -    consolidating cable and telephone networks; and

     - using existing spectrum to provide wider digital coverage at lower costs.

STRENGTHEN OUR CAPITAL STRUCTURE BY:

     -    extending the maturities of our debt; and

     -    maximizing internally generated cash flow to reduce debt.

                                   ----------

     We were incorporated in the Dominican Republic as a SOCIEDAD ANONIMA on January 25, 1988. Our operations are headquartered at Ave. Lope de Vega No. 95, Santo Domingo, Dominican Republic and our telephone number at the above address is 809-476-4000. Our website address is www.tricom.net. The information on our website is not part of this prospectus and consent solicitation.

                     EXCHANGE OFFER AND CONSENT SOLICITATION

     Subject to the terms and conditions set forth in this prospectus and consent solicitation and in the related letter of transmittal and consent, we are offering to exchange our [__]% senior notes due 20[__], the new notes, and either cash or warrants for our outstanding 11 3/8% senior notes due 2004, the existing notes. The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on [_____], 2003, unless extended by us (we refer to such time or date, as the same may be extended, as the expiration date). The exchange offer and consent solicitation is open to all holders of existing notes. Set forth below are some of the questions you, as a holder of the existing notes, may have and answers to those questions.

Q.   WHAT ARE THE NEW NOTES?

A. The new notes are our [__]% senior notes due 20[__]. The new notes will pay interest semi-annually and will rank pari passu with any existing notes that are not exchanged in this exchange offer and consent solicitation. The new notes will have restrictive covenants substantially the same as those of the existing notes in effect prior to the consummation of this exchange offer and consent solicitation. The new notes will be unconditionally guaranteed by the guarantors of our existing notes. See "Description of New Notes" for a more detailed description.

Q.   WHAT IS THE PURPOSE OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION?

A. The purpose of the exchange offer and consent solicitation is to extend the maturity of at least [ ]% of the aggregate outstanding principal amount of our existing notes by offering holders of the existing notes the opportunity to exchange their existing notes for new notes and, at each holder's option, either cash or warrants to purchase ADSs. We considered issuing debt or equity securities to repay the existing notes, however, our efforts to obtain funds to refinance the existing notes have not been successful. In view of current market and economic conditions, we determined that the exchange offer and consent solicitation is the most realistic alternative for extending the maturity of the existing notes.

Q.   WHAT IS TRICOM OFFERING IN EXCHANGE FOR MY EXISTING NOTE?

A. For each tendered existing note, we are offering, upon the terms and subject to the conditions contained in this prospectus and consent solicitation and in the letter of transmittal and consent, to exchange a new note in the same principal amount as your existing note. In addition, for every $1,000 principal amount of existing notes tendered and accepted for exchange, you will receive, at your option, either (1) a cash payment of $[______] or (2) a warrant to purchase [______] shares of our Class A common stock, in the form of ADSs, at an exercise price of $_______ per ADS. See "Description of Warrants" for a more detailed description. The new notes, among other things, will have a higher interest rate and a later maturity date than those of the existing notes. See "Description of New Notes" for a more detailed description.

Q:   MUST I ELECT TO RECEIVE ONLY CASH OR ONLY WARRANTS?

A:   No. You may elect to receive a mix of cash and warrants.

Q. WHAT EFFECT WOULD THE PROPOSED AMENDMENTS HAVE ON THE PROVISIONS OF THE EXISTING NOTES?

A.   The proposed amendments would, among other things, eliminate:

     - substantially all of the covenants in the indenture governing the existing notes, other than covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

     - most events of default under the indenture governing the existing notes; and

     - the limitations in the indenture on consolidations, mergers and asset conveyances and transfers.

Q.   WHEN WILL THE EXCHANGE OFFER AND CONSENT SOLICITATION EXPIRE?

A. The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on [______], 2003, unless otherwise extended by us, in our sole discretion.

Q.   HOW DO I CONSENT TO THE AMENDMENTS TO THE EXISTING NOTES?

     The valid and unrevoked tender of your existing notes will constitute the giving of consent to the consent solicitation with respect to those existing notes. You will not receive a fee for giving consent to the consent solicitation.

Q. IF I TENDER MY EXISTING NOTES WHAT ACCRUED BUT UNPAID INTEREST WILL I BE ENTITLED TO RECEIVE?

A. We will pay accrued and unpaid interest on the existing notes, together with accrued and unpaid interest on the new notes, on the first interest payment date of the new notes.

Q.   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you are the record owner of your existing notes and you tender your existing notes in the exchange offer, you should not have to pay brokerage fees or similar expenses. If you own your existing notes through a broker or other nominee and your broker tenders your existing notes on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q. HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFER AND CONSENT SOLICITATION IS EXTENDED?

A. If we extend the exchange offer and consent solicitation, we will make a public announcement of the extension not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. See "The Exchange Offer and Consent
     Solicitation--Announcements."

Q.   HOW DO I TENDER MY EXISTING NOTES?

A. In order for you to validly tender your existing notes, [______________], the exchange agent, must receive from you, your broker or other nominee a properly completed and duly executed letter of transmittal and consent, or a copy of those documents, with any required signature guarantee, and any other required documents, at one of the exchange agent's addresses set forth on the last page of this prospectus and consent solicitation prior to 5:00 p.m., New York City time, on the expiration date. In addition, prior to 5:00 p.m., New York City time, on the expiration date, either (1) the exchange agent must receive certificates for tendered existing notes at one of those addresses or (2) tendered existing notes must be transferred pursuant to the procedures for book-entry transfer described under "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" and the exchange agent must receive a confirmation of such tender.

     IF YOU TENDER EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION, YOU WILL BE DEEMED TO HAVE GIVEN YOUR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE EXISTING NOTES TENDERED. YOU MAY NOT CONSENT WITHOUT TENDERING OR TENDER WITHOUT CONSENT. SEE "THE EXCHANGE OFFER AND CONSENT SOLICITATION--PROCEDURE FOR TENDERING EXISTING NOTES AND DELIVERING CONSENTS."

Q. UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED EXISTING NOTES AND THE RELATED CONSENT AND WHAT IS THE PROCESS?

A. You may withdraw your tendered existing notes at any time prior to the exchange of such existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the existing notes. In order to withdraw your tendered existing notes and the related consent, you must follow the procedures described in "The Exchange Offer and Consent Solicitation--Withdrawal of tenders and revocation of corresponding consents." YOU MAY NOT WITHDRAW YOUR TENDERED EXISTING NOTES WITHOUT

     REVOKING THE CORRESPONDING CONSENTS PROVIDED WITH YOUR TENDER. Withdrawn existing notes may be retendered in the exchange offer and consent solicitation in accordance with the procedures described under "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" prior to the exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the existing notes.

Q. IF I TENDER MY EXISTING NOTES, HOW WILL I BE NOTIFIED THAT TRICOM HAS ACCEPTED MY EXISTING NOTES FOR EXCHANGE?

A. Upon the terms and subject to the conditions of the exchange offer and consent solicitation, we will accept for exchange all existing notes validly tendered and not properly withdrawn promptly after the expiration date. We will announce acceptance of the existing notes for exchange by issuing a press release.

Q. IF I DECIDE NOT TO TENDER MY EXISTING NOTES, HOW WILL THE EXCHANGE OFFER AND CONSENT SOLICITATION AFFECT MY EXISTING NOTES?

A. If you do not tender your existing notes, they will remain outstanding. If the exchange offer and consent solicitation is completed, the proposed amendments to the indenture will become operative. Any existing notes that remain outstanding will lose the benefit of restrictive covenants, events of default and other provisions of the existing notes contained in the indenture. See "Proposed Amendments" and "Risk Factors--Risks Relating to the Exchange Offer and Consent Solicitation." In addition, if the exchange offer and consent solicitation is consummated, the market for any outstanding existing notes is likely to be significantly reduced. See "Risk Factors--Risks Relating to the Exchange Offer and Consent Solicitation."

Q.   WILL THE NEW NOTES BE FREELY TRADABLE?

A.   Yes.

Q.   WHAT IS REQUIRED FOR THE PROPOSED AMENDMENTS TO BECOME EFFECTIVE?

A. In order for the proposed amendments to be adopted, holders of at least a majority of the aggregate outstanding principal amount of the existing notes must consent to them. The proposed amendments will become operative only upon our exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the existing notes. The proposed amendments to the indenture governing the existing notes are a single proposal. If you tender your existing notes, you will be deemed to have consented to the proposed amendments in their entirety with respect to the existing notes you tender. You may not consent selectively to only some of the proposed amendments. We expect that we and the trustee will execute a supplemental indenture giving effect to the related proposed amendments on or shortly after the expiration date.

Q. WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION?

A. The exchange offer and consent solicitation is conditioned upon, among other things, at least [___]% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The aggregate outstanding principal amount of the existing notes is $200 million. The indenture governing the existing notes provides that amendments must be approved by the holders of a majority of the aggregate outstanding principal amount of the existing notes. The proposed amendments to the indenture will become operative only upon our exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the existing notes.

Q. WHERE CAN I OBTAIN FURTHER INFORMATION ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION?

A. You may obtain additional copies of this prospectus and consent solicitation and the related letter of transmittal and consent by contacting the information agent at its address and telephone number set forth on the back cover of this prospectus and consent solicitation. Questions about the exchange offer and consent solicitation should be directed to the dealer manager and solicitation agent at its address and telephone number set forth on the back cover of this prospectus and consent solicitation. Copies of the other documents incorporated by reference in this prospectus and consent solicitation may be obtained as described under "Where You Can Find More Information."

Q.   WHAT ARE THE TAX IMPLICATIONS OF THE EXCHANGE OFFER AND CONSENT
     SOLICITATION?

A. We are required by Dominican law to withhold 25% of the cash payment, if that is what you elect to receive as part of the exchange offer. The withholding requirement does not apply to our issuance to you of warrants as part of the exchange offer, if you elect to receive warrants. You should read "Certain Material Tax Consequences" for a discussion of certain United States federal and Dominican Republic income tax consequences of the exchange offer and consent solicitation whether or not you decide to tender your existing notes and certain United States federal and Dominican Republic income tax consequences of holding and disposing of the new notes, warrants and ADSs. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL AND DOMINICAN REPUBLIC INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Q. WILL TRICOM RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OF EXISTING NOTES FOR NEW NOTES AND EITHER CASH OR WARRANTS?

A.   No.

                     DIFFERENCES BETWEEN THE EXISTING NOTES
                                AND THE NEW NOTES

     The following is a brief summary of the terms of the existing notes, assuming that the exchange offer and consent solicitation are consummated, and the new notes. For a more complete description of the new notes, see "Description of the New Notes."

                                                           EXISTING NOTES                                NEW NOTES
Interest............................           Interest on the existing notes              Interest on the new notes will accrue
                                               accrues at an annual rate of 11 3/8%        at an annual rate of [___]% and will
                                               and is payable semi-annually on March       be payable semi-annually on March 1
                                               1 and September 1 of each year.             and September 1 of each year,
                                                                                           beginning on [_______].

Maturity............................           September 1, 2004                           September 1, 20[__]

Optional Redemption.................           The existing notes may be redeemed          The new notes may be redeemed at our
                                               at our option, in whole or in part,         option, in whole or in part, at
                                               at 102.844% of their principal              102.844% of their principal amount,
                                               amount, plus accrued and unpaid             plus accrued and unpaid interest
                                               interest through and including              through and including August 30, 2003
                                               August 30, 2003 and thereafter, at          and thereafter, at 100% of their
                                               100% of their principal amount, plus        principal amount, plus accrued and
                                               accrued and unpaid interest.                unpaid interest.

Restrictive Covenants...............           If the exchange offer and consent           The indenture governing the new notes
                                               solicitation is consummated,                will contain restrictive covenants
                                               substantially all of the restrictive        substantially the same as those
                                               covenants (other than those requiring       applicable to the existing notes
                                               payment of interest on and principal        prior to giving effect to the
                                               of the existing notes when due and          consummation of the exchange offer
                                               requiring the maintenance of an             and consent solicitation.
                                               office for purposes of making
                                               payments on the existing notes)
                                               applicable to the existing notes will
                                               be eliminated.

Events of Default...................           If the exchange offer and consent           The indenture governing the new notes
                                               solicitation is consummated,                will contain events of default
                                               substantially all of the events of          substantially the same as those
                                               default (other than those requiring         applicable to the existing notes
                                               the payment of interest on and              prior to giving effect to the
                                               principal of the existing notes when        consummation of the exchange offer
                                               due) applicable to the existing notes       and consent solicitation.
                                               will be eliminated.

                        SUMMARY OF TERMS OF THE NEW NOTES

ISSUER..................................     TRICOM, S.A., a corporation
                                             established under the laws of the
                                             Dominican Republic.

GUARANTEES..............................     The new notes will be jointly and
                                             severally guaranteed on a senior
                                             unsecured basis by all of our
                                             current and future restricted
                                             subsidiaries.

SECURITIES OFFERED......................     Up to $200 million [__]% senior
                                             notes due 20[__] in exchange for
                                             the existing $200 million 11 3/8%
                                             senior notes due 2004.

INTEREST................................     We will pay interest on the new
                                             notes on March 1 and September 1 of
                                             each year, beginning on March 1,
                                             2003.

MATURITY................................     September 1, 20[__].

OPTIONAL REDEMPTION.....................     We have the option to redeem the
                                             new notes in whole or in part, at
                                             102.844% of their principal amount,
                                             plus accrued and unpaid interest
                                             through and including August 30,
                                             2003 and thereafter, at 100% of
                                             their principal amount, plus
                                             accrued and unpaid interest.

CHANGE OF CONTROL.......................     Upon a change of control, as a
                                             holder of new notes, you will have
                                             the right to require us to
                                             repurchase all of your new notes at
                                             a purchase price equal to 101% of
                                             the aggregate principal amount of
                                             the new notes, plus accrued and
                                             unpaid interest and additional
                                             amounts, if any, through the date
                                             of repurchase.

RANKING.................................     The new notes will be senior
                                             unsecured obligations of TRICOM and
                                             will rank pari passu, in all
                                             respects, with any existing notes
                                             that are not exchanged and other
                                             existing and future senior
                                             indebtedness of TRICOM.

PAYMENTS OF ADDITIONAL AMOUNTS..........     All payments of principal and
                                             interest in respect of any new
                                             notes will be made free and clear
                                             of any taxes imposed by the
                                             Dominican Republic or any political
                                             subdivision or taxing authority of
                                             the Dominican Republic.

RESTRICTIVE COVENANTS...................     The indenture governing the new
                                             notes will contain covenants that,
                                             among other things, will limit our
                                             ability and the ability of our
                                             restricted subsidiaries to:

                                             -  pay dividends on, redeem or
                                                repurchase our capital stock and
                                                subordinated debt, or make
                                                investments;

                                             -  incur indebtedness;

                                             -  incur or permit to exist certain
                                                liens;

                                             -  sell assets and, in the case of
                                                our restricted subsidiaries,
                                                stock;

                                             -  in the case of our restricted
                                                subsidiaries, create or permit
                                                to exist dividend or payment
                                                restrictions with respect to us;

                                             -  engage in transactions with
                                                affiliates; and

                                             -  undertake certain mergers,
                                                consolidations or sales.

                                             These covenants are subject to
                                             significant exceptions or
                                             qualifications.

                        SUMMARY OF TERMS OF THE WARRANTS

ISSUER..................................     TRICOM, S.A., a corporation
                                             established under the laws of the
                                             Dominican Republic.

WARRANTS OFFERED........................     Up to [____] warrants to purchase
                                             an aggregate of up to [_____]
                                             shares of our Class A common stock
                                             in the form of American depositary
                                             shares or ADSs. See "Description of
                                             the Warrants." We do not intend to
                                             list the warrants on the New York
                                             Stock Exchange or any other stock
                                             exchange or any automated quotation
                                             system.

EXERCISE PRICE..........................     Each warrant will give you the
                                             right to purchase one ADS at an
                                             exercise price of $[_____] per ADS,
                                             subject to adjustment as provided
                                             in the warrant agreement.

EXERCISE PERIOD.........................     You may exercise your warrants
                                             beginning on the date that they are
                                             issued, which will be the closing
                                             of the exchange offer and consent
                                             solicitation, until the earlier to
                                             occur of (1) 5:00 p.m. New York
                                             City time on the date of our
                                             repurchase of the new notes or (2)
                                             5:00 p.m., New York City time, on
                                             September 1, 20__, the maturity
                                             date of the new notes. If we
                                             repurchase the new notes, we will
                                             give each holder of the warrants at
                                             least 30 days prior notice so that
                                             such holders may exercise their
                                             warrants prior to the closing of
                                             the repurchase. If the warrant
                                             agent has not received a warrant
                                             exercise certificate and full
                                             payment of the exercise price for
                                             any warrant by the closing of the
                                             repurchase of the new notes or the
                                             end of the exercise period, as the
                                             case may be, those warrants will
                                             expire and have no further value.

PROCEDURE FOR EXERCISING WARRANTS.......     If you hold your warrants directly,
                                             you may exercise your warrants
                                             during the exercise period by
                                             delivering to the warrant agent
                                             your warrant certificate,
                                             accompanied by the exercise price
                                             for each new ADS to be purchased.
                                             See "Description of the Warrants"
                                             for more detailed instructions on
                                             how to exercise the warrants.

AMERICAN DEPOSITARY SHARES..............     Each ADS represents one share of
                                             our Class A common stock. ADSs are
                                             evidenced by American Depositary
                                             Receipts, or ADRs. To understand
                                             the rights of an owner of ADSs and
                                             the terms of the related ADRs, you
                                             should carefully read the section
                                             in this prospectus and consent
                                             solicitation entitled "Description
                                             of the American Depositary
                                             Receipts." This section describes
                                             the deposit agreement under which
                                             the ADRs are issued. We also
                                             encourage you to read the deposit
                                             agreement which is available from
                                             us upon request. See "Where You Can
                                             Find More Information."

                                             The ADSs are currently listed on
                                             the New York Stock Exchange under
                                             the symbol "TDR". ADSs issuable
                                             upon exercise of the warrants will
                                             be listed on the New York Stock
                                             Exchange. On December 16, 2002, the
                                             closing price of the ADSs was $3.00
                                             per ADS. Our Class A common stock
                                             is not listed or traded on any
                                             securities market or exchange.

EXERCISE OF WARRANTS IRREVOCABLE........     The exercise of the warrants is
                                             irrevocable and, once made, may not
                                             be canceled or modified.

DIVIDENDS...............................     We have not paid and do not
                                             anticipate paying dividends on our
                                             Class A common stock. The new notes
                                             will restrict our ability to pay
                                             dividends.

WARRANT AGENT...........................     The warrant agent for the warrants
                                             is [ ].

TAX CONSEQUENCES........................     See "Certain Material Tax
                                             Consequences - Tax Consequences of
                                             Warrants."

                             SUMMARY FINANCIAL DATA

     The following table provides summary financial and operating data for the periods indicated. We have derived the summary financial data for, and as of, the years ended December 31, 1999, 2000 and 2001 from our consolidated financial statements, which have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent auditors. The summary financial data for, and as of, the nine months ended September 30, 2001 and 2002 are derived from our unaudited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, that are necessary for a fair presentation of our financial and operating results for these periods. The summary consolidated financial and operating data are not necessarily indicative of the results that may be expected for any future period. You should read the information in the following tables in conjunction with "Operating and Financial Review and Prospects" and our consolidated financial statements (including the notes to the statements) included in this prospectus and consent solicitation.

                                                                                                   NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                      -------------------------------------     -----------------------
                                                              (IN THOUSANDS)(1)
                                                        1999          2000          2001          2001          2002
                                                        ----          ----          ----          ----          ----
STATEMENTS OF OPERATIONS DATA:

  Operating revenues:
     Toll ........................................    $  23,118     $  28,666     $  29,018     $  22,216     $  21,037
     International ...............................       60,592        84,187        82,024        60,863        65,156
     Local service ...............................       33,299        51,310        63,419        46,365        51,046
     Cellular and PCS ............................       26,474        35,796        37,302        28,228        28,300
     Data and Internet ...........................          560         3,461         8,268         6,025         8,072
     Paging ......................................        2,696         1,704         1,051           832           495
     Sale of equipment ...........................        7,690         5,263         2,686         2,652         1,722
     Installation and activation fees ............       15,502        13,749        14,348         9,391         3,298
     Cable(2) ....................................            -             -         4,736             -        16,852
     Other .......................................          889           162           919           555           416

       Total operating revenues ..................      170,819       224,298       243,772       177,127       196,395

  Operating costs:
     Transport and access charges (excluding
       network depreciation expense of $15,983,
       $29,342, $44,510, $32,465 and $39,624 in
       1999, 2000, 2001 and for the nine months
       ended September 30, 2001 and 2002,
       respectively, included below) .............       43,688        68,608        68,337        49,471        57,266
     Programming costs ...........................            -             -         1,225             -         4,673
     Network depreciation ........................       15,983        29,342        44,510        32,465        39,624
     Expense in lieu of income taxes(3)...........       12,764        10,174        12,646         9,003         6,247
     Selling, general and administrative expenses,
       including non-network depreciation expense
       of $4,855, $6,824, $9,922, $7,353 and
       $9,611 in 1999, 2000, 2001 and for the nine
       months ended September 30, 2001 and 2002,
       respectively ..............................       51,501        70,691        98,755        66,402        83,026
     Cost of equipment sold ......................        3,988         2,911         2,070         2,179         1,192
     Other .......................................        1,433         1,550         1,746         1,473         1,437

       Total operating costs .....................      129,357       183,276       229,289       160,992       193,464

  Operating income ...............................       41,462        41,022        14,484        16,135         2,930

  Other income (expenses):
     Interest expense, net .......................      (20,041)      (30,736)      (39,680)      (26,961)      (45,585)
     Other expenses, net .........................          875          (470)          819           226         1,707

Earnings (loss) before income taxes, extraordinary
item and cumulative effect of accounting change ..       22,296         9,816       (24,378)      (10,600)      (40,948
  Income taxes ...................................         (142)         (588)         (511)         (251)         (637)

  Minority interest ..............................            -             -         1,775           155         1,871
  Cumulative effect of accounting change:
      Organization costs .........................         (120)            -             -             -             -
      Installation and activation revenues .......            -       (16,453)(4)         -             -             -
                                                      ---------     ---------     ---------     ---------     ---------
  Net earnings (loss)                                 $  22,035     $  (7,226)    $(23,114)     $ (10,696)    $ (39,714)
                                                      =========     =========     =========     =========     =========

  Basic earnings per common share:
    Earnings before extraordinary item and
    cumulative effect of accounting change .......    $    0.89     $    0.33     $   (0.78)    $   (0.37)    $   (0.92)
    Cumulative effect of accounting change .......            -         (0.59)(4)         -             -             -
                                                      ---------     ---------     ---------     ---------     ---------
    Net earnings (loss) ..........................    $    0.89     $   (0.26)    $   (0.78)    $   (0.37)    $   (0.92)
                                                      =========     =========     =========     =========     =========

  Book value per share ...........................    $    6.04     $    7.61     $    8.58     $    8.33     $    4.93
                                                      =========     =========     =========     =========     =========
  Average number of common shares
    outstanding ..................................       24,845        27,724        29,571        28,845        43,390
                                                      =========     =========     =========     =========     =========

                                                                       AT DECEMBER 31,                AT SEPTEMBER 30,
                                                        -----------------------------------------     ----------------
                                                              1999          2000          2001              2002
                                                              ----          ----          ----              ----
    BALANCE SHEET DATA:
    Cash and cash equivalents(5)                            $  13,460     $  18,200     $  27,776         $  20,666
    Working capital (deficit)                                 (83,659)     (125,299)     (175,567)         (137,406)
    Property and equipment, net                               455,045       586,224       685,917           687,545
    Total assets                                              531,478       682,440       829,415           811,650
    Long-term debt and capital leases (excluding current
       Portion)(6)                                            240,413       276,744       317,826           398,053
    Total indebtedness                                        336,468       398,808       498,155           528,896
    Shareholders' equity                                      149,869       210,796       253,534           213,820

                                                                                                 NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                      --------------------------------       ------------------------
                                                      1999          2000          2001          2001         2002
                                                      ----          ----          ----          ----         ----
    OTHER FINANCIAL DATA:
    Capital expenditures(6)                        $  145,426    $  168,913    $  116,575    $   96,084    $   52,655
    Net cash provided by operating activities          31,526        42,339        34,002        20,348         6,293
    Net cash used in investing activities              64,360       149,395       176,466        96,782        42,467
    Net cash provided by financing activities          30,966       111,796       136,840        96,334        30,742
    EBITDA(7)                                          75,261        87,681        82,222        65,705        60,385
    Ratio of EBITDA to net interest expense               3.7x          2.9x          2.1x          2.4x          1.3x
    Ratio of total indebtedness to EBITDA                 4.5x          4.5x          6.1x          5.2x          6.6x

    OTHER OPERATING DATA:
    International minutes (in thousands)(8)           360,532       597,204       768,394       549,021       761,324
    Local access lines in service (at period end)     118,926       148,312       177,352       169,893       179,124
    Mobile subscribers (at period end)                176,080       284,991       364,059       332,436       410,918
    Cable subscribers (at period end)(9)                    -             -        64,466             -        71,081

                                                                                               NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                           ----------------------------------------------      -----------------
                                           1997      1998       1999      2000       2001            2002
                                           ----      ----       ----      ----       ----            ----
Ratio of Earnings to Fixed Charges(10)        -      1.3x       1.3x      1.0x          -               -

----------

(1)  Except per share, ratios and other operating data.

(2)  We acquired our cable television operations on October 26, 2001.

(3) On June 4, 2002, a Presidential decree modified the tax system imposed on all telecommunication providers in the Dominican Republic by concession agreements (including by our 1996 concession agreement) in favor of the payment of a tax equal to the greater of 25% of net taxable income and 1.5% of gross revenues, which is the tax applicable to Dominican corporate taxpayers. We began paying income tax on this basis on September 1, 2002.

     Before September 1, 2002, we made payments in lieu of income taxes equal to 10% of gross domestic revenues, after deducting charges for access to the local networks, plus 10% of net international revenues. Had we paid taxes for these periods on the same basis as all Dominican corporate taxpayers, our taxes would have been $5.5 million for 1999, $3.4 million for 2000, $3.7 million for 2001 and approximately $1.7 million and $2.0 million for the nine months ended September 30, 2001 and 2002, an aggregate tax payment savings of approximately $23 million since January 1, 1999, but without taking into account additional payments that we would be required to make with respect to withholding requirements for, among other things, services provided to us by non-Dominican vendors, from which our concession agreement exempted us, but to which we will be subject now.

     We are required by Dominican law to withhold 5% interest paid to financial institutions located outside the Dominican Republic and 25% of all other payments abroad, excluding payments to foreign suppliers for goods and equipment imported to the Dominican Republic. We are required by the terms of various financings with non-Dominican lenders, including our existing notes, to pay the amount of the withholding tax on behalf of the lender so that the net amount it receives after such withholding or deduction will not be less than the amount the lender would have received if such taxes had not been withheld. For each of 1999, 2000 and 2001, this would have resulted in additional payments with respect to the existing notes of $1.14 million and approximately $474,000, $942,000 and $1.08 million with respect to other borrowings, or approximately $5.9 million in the aggregate since January 1, 1999. For the nine months ended September 30, 2001 and 2002, this would have resulted in aggregate additional payments of approximately $1.6 million and $1.8 million.

(4) Effective January 1, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101, concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. See "Operating and Financial Review and Prospects" and note 16 of notes to our consolidated financial statements.

(5) Includes investments in the form of certificates of deposit of $15.2 million at December 31, 2001 and $13.5 million at September 30, 2002.

(6) Includes capital lease obligations incurred during 1999 of $26.2 million, 2000 of $17.7 million and 2001 of $3.3 million.

(7) EBITDA typically consists of earnings (loss) before interest and other income and expenses, income taxes and depreciation and amortization. As described in note 3 above we made payments to the Dominican government in lieu of income taxes. As a result, we calculate EBITDA prior to the deduction of payments to the Dominican government in lieu of income taxes. Our calculation of EBITDA may not be comparable to EBITDA calculated by other companies. We believe that EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. However, it does not purport to represent cash generated or used by operating activities and should not be considered in isolation or as a substitute for a measure of performance in accordance with generally accepted accounting principles. We also have included in EBITDA amortization of radio frequency rights of $198,333 for 1999, $320,186 for 2000, $660,086 for 2001, $465,338 for the nine months ended September 30, 2001 and $465,338 for the nine months ended September 30, 2002.

(8)  Includes both inbound and outbound international minutes.

(9) Includes, at December 31, 2001, 56,896 basic subscribers and 7,570 commercial rooms and, at September 30, 2002, 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services. Commercial rooms include commercial establishments (for example, any hotel) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us.

(10) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by earnings. Earnings represents the sum of: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investments, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investments and
     (e) our share of pre-tax losses of equity investments for which charges arising from guarantees are included in fixed charges, LESS the following:
     (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of (a) expensed and capitalized interest, (b) amortized debt issuance costs, (c) the interest component of rental expense and (d) preference security dividend requirements of consolidated subsidiaries. Fixed charges exceeded earnings by $15.6 million for the year ended December 31, 1997, $31.1 million for the year ended December 31, 2001 and $40.5 million for the nine months ended September 30, 2002.

                                  RISK FACTORS

     THE EXCHANGE OFFER AND OFFER OF NEW NOTES AND WARRANTS INVOLVES A HIGH DEGREE OF RISK. BEFORE TENDERING YOUR EXISTING NOTES FOR EXCHANGE, YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH OR INCORPORATED IN THIS PROSPECTUS AND CONSENT SOLICITATION, IN OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, AND, IN PARTICULAR, THE RISKS DESCRIBED BELOW. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE AND REPRESENT SOME OF THE RISKS THAT OUR MANAGEMENT BELIEVES ARE MATERIAL TO THE EXCHANGE OFFER AND CONSENT SOLICITATION AND US. ADDITIONAL RISKS NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IN GENERAL, INVESTING IN THE SECURITIES OF ISSUERS IN EMERGING MARKET COUNTRIES SUCH AS THE DOMINICAN REPUBLIC INVOLVES RISKS NOT TYPICALLY ASSOCIATED WITH INVESTING IN THE SECURITIES OF U.S. COMPANIES. TO THE EXTENT IT RELATES TO THE DOMINICAN REPUBLIC GOVERNMENT OR THE DOMINICAN REPUBLIC MACROECONOMIC DATA, THE INFORMATION IN THIS PROSPECTUS AND CONSENT SOLICITATION HAS BEEN EXTRACTED FROM PUBLICATIONS ISSUED BY EACH OF INDOTEL AT www.indotel.org.do AND CENTRAL BANK AT www.bancentral.gov.do. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED. IN THAT CASE, YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Relating to the Exchange Offer and Consent Solicitation

     RISKS RELATING TO THE EXISTING NOTES

     THE PROPOSED AMENDMENTS TO THE INDENTURE GOVERNING THE EXISTING NOTES WILL ELIMINATE MANY PROTECTIONS INTENDED FOR THE HOLDERS OF THE EXISTING NOTES.

     If the proposed amendments to the indenture governing the existing notes are approved, substantially all covenants and most events of default will be eliminated. The proposed amendments to the indenture governing the existing notes would, among other things:

- eliminate substantially all of the covenants in the indenture other than the covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

-  eliminate most events of default under the indenture; and

- eliminate the limitations in the indenture on consolidations, mergers or selling substantially all of our assets.

     The elimination of the restrictive covenants would permit us, without the consent of the holders of existing notes, to take actions that could increase the credit risks with respect to us faced by the holders of the existing notes or that could otherwise be adverse to the interests of the holders of the existing notes. If the proposed amendments to the indenture governing the existing notes are adopted, each non-exchanging holder of existing notes will lose the benefit of protective covenants included in the indenture governing the existing notes as a result of the adoption of the proposed amendments even if such holder did not consent to the proposed amendments.

     YOUR ABILITY TO SELL EXISTING NOTES WILL BE REDUCED.

     The trading market for existing notes outstanding after the consummation of the exchange offer and consent solicitation could become more limited or non-existent due to the reduction in the principal amount of existing notes outstanding after completion of the exchange offer and consent solicitation. If a market for non-exchanged existing notes exists after consummation of the exchange offer and consent solicitation, the existing notes may trade at a lower price than the price at which they would trade if the exchange offer and consent solicitation were not consummated, depending on prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the non-exchanged existing notes will exist or be maintained or as to the prices at which the non-exchanged existing notes may be traded.

     WE MAY PURCHASE THE EXISTING NOTES AFTER THE EXPIRATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION ON TERMS LESS FAVORABLE THAN THOSE PROPOSED IN THE EXCHANGE OFFER AND CONSENT SOLICITATION.

     We reserve the right in our sole discretion, from time to time after the expiration of the exchange offer and consent solicitation, to purchase any existing notes that may remain outstanding through various means, including:

     -    open market or privately negotiated transactions; and

     -    one or more additional tender or exchange offers.

     If we do so, we may do so on terms that may differ materially from, and may be less favorable to you than, the terms of the exchange offer and consent solicitation. These terms may adversely affect the price of other existing notes.

     THE CONSUMMATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION MAY BE A TAXABLE TRANSACTION UNDER UNITED STATES FEDERAL TAX LAWS FOR BOTH HOLDERS WHO DO NOT TENDER THEIR EXISTING NOTES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION AND THOSE HOLDERS WHO TENDER THEIR EXISTING NOTES.

     Whether or not you actually exchange your existing notes for new notes and either cash or warrants, you may be treated as having exchanged your existing notes for U.S. federal income tax purposes, in which case you may recognize gain and may not be able to recognize loss. The amount of gain you recognize will depend on whether the transaction is treated as a taxable exchange or a tax-free recapitalization, which is uncertain. See "Certain Material Tax Consequences - Consequences of the Exchange."

     IF THE EXCHANGE OFFER AND CONSENT SOLICITATION IS NOT COMPLETED, WE MAY BE UNABLE TO REPAY THE EXISTING NOTES AT MATURITY.

     The existing notes mature on September 1, 2004. We intend to extend the maturity of at least ____% of the aggregate outstanding principal amount of our existing notes by exchanging them in the exchange offer for the new notes and either cash or warrants, which will be due in [_____]. If we are unable to complete the exchange offer and consent solicitation, or to otherwise refinance the existing notes prior to their maturity, we would need to find a source of refinancing to repay the existing notes or sell assets to generate cash to satisfy our obligations. We have attempted to obtain alternative sources of financing without success. We cannot assure you that we will be able to find a source of refinancing or complete any asset sale on terms acceptable to us, or at all. The failure to repay or refinance the existing notes also may result in an acceleration of our other debt obligations.

     DOMINICAN REPUBLIC BANKRUPTCY LAWS MAY NOT BE AS FAVORABLE TO YOU AS U.S. INSOLVENCY AND BANKRUPTCY LAWS.

     If we are unable to pay our indebtedness, including the existing or new notes, then we may become involved with bankruptcy proceedings in the Dominican Republic. The bankruptcy laws of the Dominican Republic are significantly different from, and are less developed than, those of the United States. There have been very few bankruptcy proceedings in the Dominican Republic and none has involved an entity with operations as significant or a capital structure as complex as ours. Dominican bankruptcy law does not provide for a reorganization process for debtors or for an automatic stay on collection or foreclosure efforts by secured creditors. Unless creditors claims are resolved in an amicable settlement process or in negotiations among creditors and with the debtor, Dominican law provides only for the liquidation of a debtor's business and distribution of the proceeds first to employees, Dominican tax authorities, lawyers, landlords and secured creditors and finally to unsecured creditors. Amicable settlement and bankruptcy proceedings may be time consuming and subject to significant delays. Our business and market position likely would be adversely affected by the proceedings and the adverse publicity that would accompany it. Dominican courts have broad discretion and, in the absence of precedent, we cannot be certain how courts or appointed receivers would apply the law or administer a bankruptcy. Because a business may not be reorganized and must be liquidated, the ability of our creditors, including holders of existing notes, to realize any value may be limited. A liquidation of TRICOM under Dominican bankruptcy laws could result in holders of notes receiving distributions from such liquidation in Dominican pesos, thus subjecting such holders to the currency risks associated with converting Dominican pesos into U.S. dollars.

     RISKS RELATING TO THE NEW NOTES

     THERE IS NO ACTIVE TRADING MARKET FOR THE NEW NOTES AND YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

     The new notes are new securities for which there is not a trading market. We do not know the extent to which investor interest will lead to the development of an active trading market or how liquid that market might be, nor can we make any assurances regarding the ability of holders of new notes to sell their new notes or the price at which the new notes might be sold. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may harm holders of the new notes. If the new notes are traded after their initial issuance, they may trade at a price lower than their principal amount, depending upon prevailing interest rates, the market for similar securities, general economic conditions in the United States, the Dominican Republic or elsewhere and our financial condition. We cannot assure you that an active trading market will develop for the new notes or that the market for the new notes will provide any liquidity for holders that desire to sell their new notes.

     IT IS POSSIBLE THAT THE NEW NOTES COULD BE DEEMED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT, IN WHICH CASE YOU COULD BE REQUIRED TO INCLUDE AMOUNTS IN YOUR INCOME FOR TAX PURPOSES WHICH EXCEED THE AMOUNT OF CASH INTEREST YOU RECEIVE.

     If the existing notes or the new notes are deemed, for tax purposes, to be traded on an established securities market, and on the date of the exchange, the fair market value of the new notes is less than their face amount by more than a DE MINIMIS amount, the difference will be treated for tax purposes as original issue discount. Any original issue discount on the new notes will be includible in your income over the life of the new notes (subject to possible reduction if you hold the new notes with a tax basis which exceeds the fair market value on the date of the exchange). As a result , you may be required to include amounts in income for tax purposes which exceed the amount of cash interest you receive. See "Certain Material Tax Consequences - Tax Consequences of Owning the New Notes."

RISKS RELATING TO OUR CAPITAL STRUCTURE AND LIQUIDITY

     OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR COMPETITIVE
POSITION.

     We are highly leveraged. At September 30, 2002, we had outstanding approximately $528.9 million in aggregate principal amount of indebtedness, including capital leases, and total shareholders' equity of $213.8 million.

     The degree to which we are leveraged could have important consequences to us, including the following:

     - a substantial portion of our cash flow must be used to pay interest on our indebtedness and therefore is not available for use in our business;

     - our high degree of indebtedness increases our vulnerability to changes in general economic and industry conditions;

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired;

     - we have much more indebtedness than Codetel, our principal telecommunications competitor in the Dominican Republic, which may be a competitive disadvantage in our principal market;

     - because some of our borrowings are short-term or at variable rates of interest, we are vulnerable to interest rate fluctuations, which could result in our incurring higher interest expenses if interest rates increase;

     - any devaluation of the Dominican peso would cause the cost of our dollar-denominated debt to increase; and

     - our failure to comply with covenants and restrictions contained in the terms of our borrowings could lead to a default which could cause all or a significant portion of our debt to become immediately payable.

     We will not reduce the amount of our indebtedness as a result of the exchange offer and consent solicitation.

     WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW FROM OPERATIONS OR TO BORROW TO MEET OUR DEBT SERVICE REQUIREMENTS.

     Our ability to pay interest on our indebtedness and meet our debt service obligations will depend on our future operating performance including our ability to increase revenues and control expenses, which in turn depends on successful implementation of our strategy and on financial, competitive, regulatory, technical and other factors, many of which are beyond our control. Our interest expense was $42.1 million for the year ended December 31, 2001 and $46.9 million for the nine months ended September 30, 2002, and our net cash provided by operating activities for these periods was $34.0 million and $6.3 million. Our existing notes will mature in September 2004. If we cannot extend the maturity of the existing notes, our cash flow from operations will not be sufficient to repay the existing notes and we may not be able to obtain financing from other sources. In addition, if the exchange offer and consent solicitation is consummated, we may not be able to repay the existing notes that are not exchanged. Approximately $130.8 million of our indebtedness will mature during the 12 months ending September 30, 2003. These borrowings primarily are in the Dominican financial markets, in which short-term financing is the primary form of lending. However, our ability to refinance any of this indebtedness will depend on our financial condition at the time it matures, the restrictions in the agreements governing our indebtedness and other factors, including general market and economic conditions and we cannot assure you that we will be able to refinance any of this indebtedness. If refinancing is not possible, our creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or we could be forced to dispose of business segments or assets at unfavorable prices. In addition, our inability to refinance these obligations could result in our defaulting on our other debt obligations.

     WE DEPEND ON SHORT-TERM BORROWINGS IN THE DOMINICAN FINANCIAL MARKETS, WHICH BEAR HIGH INTEREST RATES AND WE CANNOT BE CERTAIN THAT THEY WILL CONTINUE TO BE AVAILABLE.

     We fund a substantial portion of our capital expenditure and working capital requirements with short-term borrowings in the Dominican financial markets. At September 30, 2002, we had $130.8 million principal amount of short-term borrowings outstanding, with interest rates ranging from 15% to 32% per annum for Dominican peso denominated short-term debt and from 4.62% to 14.93% per annum for U.S. dollar denominated short-term debt. Interest rates have continued to increase, particularly for Dominican peso denominated debt, of which we have approximately $39 million as of September 30, 2002, and certain of our most recent borrowings have been at rates exceeding 30% per annum, which we believe are market rates. Short term borrowings in the Dominican Republic have maturities ranging up to 180 days and often are payable on demand. However, our current lenders may be unable or unwilling to lend to us in the future. In addition, as a result of the recent decline in the value of the Dominican peso and because of increased demand for dollars in Dominican financial markets, peso denominated borrowings have become more expensive. Even if these short-term borrowings continue to be available to us, due to their short-term maturities, we may be required to repay them at times when replacement financing is not available on commercially attractive terms.

     IF OUR APPEAL OF THE TAX ASSESSMENT LEVIED UPON US BY THE DOMINICAN TAX SERVICE IS UNSUCCESSFUL, THEN WE MAY HAVE TO PAY A SUBSTANTIAL AMOUNT TO THE DOMINICAN TAX SERVICE WHICH WOULD AFFECT OUR ABILITY TO FUND OUR OPERATIONS AND WOULD REQUIRE US TO OBTAIN ADDITIONAL FINANCING.

     In June 2002, we received notice from the Dominican Tax Service claiming that we owed additional amounts for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican authorities have audited our tax payments) (1) in respect of taxes in lieu of income taxes, (2) for withholding tax on our investment in our wholly-owned subsidiary, TRICOM Latinoamerica and
(3) on certain other payments to non-

Dominican vendors. In August 2002, the Tax Service rejected our objection to the Service's claims, except for withholding tax on payments to non-Dominican vendors. The Tax Service calculated our aggregate liability on the two claims, including penalties and interest, as RD$668.3 million ($35.5 million). Interest continues to accrue on delinquent tax payments at the rate of 2.58% per month until the delinquent tax is paid or the claim is resolved. We appealed the Tax Service determination, but, if we are required to pay a substantial amount in assessments, penalties and interest, it would reduce funds available for our operations and likely would require us to obtain additional financing. We cannot be certain that financing would be available to us.

RISKS RELATED TO OUR OPERATIONS

     OUR PRINCIPAL COMPETITOR FOR THE PROVISION OF LOCAL, MOBILE AND INTERNATIONAL LONG DISTANCE SERVICES IN THE DOMINICAN REPUBLIC, CODETEL, HAS SUBSTANTIALLY GREATER MARKET SHARE AND RESOURCES, WHICH MAY PREVENT US FROM MAINTAINING OR INCREASING OUR MARKET SHARE.

     We compete primarily with Compania Dominicana de Telefonos C. por A., or Codetel, a wholly owned subsidiary of Verizon Communications Inc. Codetel has an established market presence, networks and resources substantially greater than ours. At June 30, 2002, approximately 80% of the Dominican Republic's local access line customers were customers of Codetel. Codetel also had the largest share of the market for cellular and PCS services, approximately 45% at that date. Codetel's presence is particularly strong in the market segments that we now are targeting, including residential and corporate post-paid subscribers for mobile and local services, who generate greater revenues than pre-paid individual subscribers. The growth of our market share among residential and corporate post paid subscribers depends upon our ability to convince Codetel customers to either add, or switch to, the telephony services we offer. If Codetel implements significant price reductions for particular services, we may be forced to reduce our rates in response in order to remain competitive. In addition, Codetel could expend significantly greater amounts of capital than are available to us in order to upgrade its network and/or sustain price reductions over a prolonged period. As a result, we may not be able to maintain or increase our market share for local services or in other markets in which we compete with Codetel.

     THERE ARE NEW ENTRANTS IN THE DOMINICAN MARKETS, PARTICULARLY FOR MOBILE SERVICES, WHICH HAVE INCREASED COMPETITION FOR OUR SERVICES, AND COULD REDUCE OUR MARKET SHARE OR INCREASE PRICE COMPETITION.

     In addition to Codetel, which had approximately 45% of the subscribers for mobile services at June 30, 2002, we face substantial competition in this market.

     - In the fourth quarter of 2000, Orange, a subsidiary of France Telecom Group, initiated cellular operations. In 2001, Orange developed an aggressive marketing strategy based on offering services at discounts. We believe that Orange subscribers represent in excess of approximately 20% of subscribers for mobile services in the Dominican Republic. Orange also employs GSM technology which is the prevalent technology used in Europe and makes its services compatible with handsets that many tourists use.

     - In January 2000, Centennial Communications Corp. acquired 70% of All America Cables & Radio, Inc., an integrated telecommunications provider. Centennial is attempting to expand All America's share of the Dominican market for cellular and PCS services.

     As a result of these and other potential new entrants, we expect to face more competition in the Dominican telecommunications market in the future, including from international communications companies with vastly greater resources than ours, which could adversely affect our ability to maintain our market share or require us to lower prices.

     In the international long distance market, investment by U.S. telecommunications companies in Dominican markets could limit the number of U.S. carriers that would send a significant number of minutes to us or otherwise adversely affect our ability to generate international settlement revenue.

     OUR BUSINESS PLAN, WHICH NOW FOCUSES ON HIGHER USAGE CUSTOMERS AND INCLUDES INVOLUNTARY DISCONNECTIONS OF LOWER USAGE OR UNPROFITABLE CUSTOMERS, MAY NOT RESULT IN INCREASED REVENUES OR AVERAGE RATE PER USER OF OUR OTHER CUSTOMERS.

     Our business plan for our mobile and local services includes disconnecting subscribers who use service only to receive calls and do not make many outgoing calls, which generate greater revenues for us, or use our other services. At September 30, 2002, these subscribers accounted for approximately 35% of our subscribers for mobile services and 20% of our subscribers for local service. We currently expect to disconnect a substantial number of these subscribers during the fourth quarter of 2002. As a result, we will have fewer subscribers at year end than at September 30, 2002. By disconnecting these subscribers, we believe we can better use our networks, concentrate our sales efforts on residential and corporate customers that generate greater per subscriber revenues and improve our margins. However, our disconnection of existing subscribers could result in an overall decrease in revenue. We may not be able to attract new subscribers that generate greater revenues and we may need to incur greater marketing and other expenses to do so.

     IF WE EXPERIENCE A SIGNIFICANT NUMBER OF CUSTOMER NON-PAYMENTS OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

     Our business plan includes increasing our revenue from post-paid services including mobile telecommunication services and cable television services. Although we have instituted measures to minimize consumer credit risks our efforts to minimize consumer credit risks may not be successful as we expand our services in the post-paid area. Moreover, efforts to minimize credit risks may limit the number of our new subscribers. If we experience a significant number of non-payments or are unable to attract new post-paid customers, then our revenue will decrease and our cash position will be weakened.

     SETTLEMENT RATES FOR INTERNATIONAL TRAFFIC FROM THE UNITED STATES AND PUERTO RICO HAVE DECLINED AND COULD CONTINUE TO DECLINE, WHICH WOULD REDUCE OUR INTERNATIONAL SETTLEMENT REVENUES AND PROFIT MARGINS FROM THESE REVENUES.

     Revenues from incoming international long distance calls represented approximately 36% of our operating revenues in 1999, 38% in 2000 and 34% in 2001 and 33% for the nine months ended September 30, 2002. During the first nine months of 2002, approximately 54% of these revenues were attributable to calls originating in the United States and Puerto Rico. Average settlement rates for traffic between the United States and the Dominican Republic have declined from $.41 per minute during 1996 to $.04 per minute during the third quarter of 2002. We believe that competitive and regulatory pressures could continue to push settlement rates lower. Future decreases in settlement rates, without a corresponding increase in our international long distance traffic originating in the United States, would reduce our international settlement revenues and adversely affect the profit margins that we realize on these revenues.

     BECAUSE WE ARE RECEIVING AN INCREASING PORTION OF OUR INTERNATIONAL MINUTES FROM U.S.-BASED RESELLERS, WE MAY EXPERIENCE SUBSTANTIAL FLUCTUATION IN OUR INTERNATIONAL REVENUES.

     Since 1997, we have derived an increasing proportion of international revenues from U.S.-based resellers, which are companies that typically buy long distance minutes in bulk and resell the minutes to other companies or individual end users. During the first nine months of 2002, resellers originated approximately 51% of our international long distance minutes from the United States to the Dominican Republic. While we enter into agreements with resellers, they are not required to provide us with any specified amount of traffic. However, the volume of minutes and revenues we receive from these resellers in any quarter has varied and may vary significantly because of competition for their business, primarily from Codetel, and also because of the uncertain financial condition of many resellers.

     A NUMBER OF OUR U.S.-BASED RESELLER CLIENTS AND INTERNATIONAL CARRIERS WITH WHICH WE EXCHANGE TRAFFIC HAVE FILED FOR BANKRUPTCY. WE MAY NOT BE ABLE TO COLLECT MONIES THAT THEY OWE TO US.

     Since the beginning of 2001, 17 U.S. carriers with which we exchanged, exchange or contracted at one time to exchange long distance service filed voluntary petitions for bankruptcy. In ten cases, our subsidiary, TRICOM USA, is an unsecured, pre-petition and/or post-petition creditor. Our claims in these cases aggregate approximately

$450,000. In the other seven cases, TRICOM USA has no claims. To date, TRICOM USA has entered into settlement agreements, approved by the courts, with three bankrupt carriers where we have been able to net balances with such carriers. We may not be able to net balances or recover any portions of the amounts owed to us. In addition, we may face substantial delays in resolving our claims and may not receive full payment of our claims. In two cases, the bankrupt carriers applied to prevent us from altering, refusing or discontinuing services, although the courts in these cases did not grant the requests of these carriers. We may be compelled to provide service to other carriers in bankruptcy under terms mandated by the court, which may not be as favorable to us as terms that we receive from other resellers.

     In addition, pursuant to an August 2001 service level agreement with Enron Broadband Services, L.P., TRICOM USA prepaid approximately US$420,000 for the purchase of a private line bandwidth. On April 5, 2002, Enron filed a motion with the bankruptcy court to reject the agreement. We have objected to such rejection of the agreement. However, the outcome of this case is uncertain.

     OUR NET GROWTH IN, AND REVENUE DERIVED FROM, SUBSCRIBERS MAY BE REDUCED BY CUSTOMER DISCONNECTIONS OR CHURN.

     Our results of operations in the past have been, and in the future may be, affected by subscriber disconnections, whether initiated by our customers or us. In order to realize net growth in subscribers, we must replace disconnected subscribers with new subscribers. Our average monthly disconnection rate, or "churn rate," during 2001 was 4.6% for cellular and PCS subscribers, compared to 3.1% during 2000, 1.9% for local access line subscribers, compared to 2.3% in 2000. During the first nine months of 2002, the churn rate for cable television was 2.2%. We expect that our cellular and local service churn rate will increase as a result of our decision to disconnect "incoming calls only" PCS and local service subscribers who generate little or no traffic. The sales and marketing costs associated with attracting new subscribers are substantial, relative to the costs of providing service to existing subscribers. If we are not able to maintain our credit policies, or not otherwise able to limit churn, we will experience a decline in net growth in subscribers and revenue.

     WE MAY NOT HAVE SUFFICIENT RESOURCES TO KEEP PACE WITH RAPID CHANGES IN TECHNOLOGIES USED TO PROVIDE TELECOMMUNICATIONS SERVICES WHICH COULD INCREASE COMPETITION OR REQUIRE US TO MAKE SUBSTANTIAL ADDITIONAL EXPENDITURES TO MAINTAIN OUR CURRENT NETWORKS, WHICH COULD REDUCE OUR REVENUES FROM SUBSCRIBERS AND CASH FLOW.

     The services we offer are technology intensive. The development of new technologies could make the technology we use obsolete. We may have to make substantial additional investments in new technologies to remain competitive. New technologies we choose may not prove to be commercially successful. Our investment, to date, in our Dominican market exceeds $800 million and we would require substantial investment to replace or upgrade all or a substantial part of our network. We have chosen to improve our liquidity by reducing our capital expenditures. For example, we have delayed implementing CDMA 1X migration, the new technology for mobile service, which we currently estimate would cost $25 million. We anticipate spending not more than approximately $25 million for 2003 capital expenditures, although this is a preliminary estimate. This compares to $116.5 million expended in 2001 and approximately $60 million we anticipate spending in 2002. If we do not offer the latest technology, we may not be able to retain our existing customers or attract new ones.

     WE MAY LOSE REVENUE OR INCUR INCREASED COST AS A RESULT OF FRAUDULENT OR PIRATED USE OF OUR PCS AND CELLULAR OR CABLE TELEVISION SERVICES.

     We estimate that our lost revenues from fraudulent use of our PCS and cellular networks totaled $711,000 for 2000, $496,000 during 2001 and $1.7 million for the nine months ended September 30, 2002. Anti-fraud technology continually becomes obsolete, and we will have to make future expenditures to acquire and use anti-fraud technology. We face substantial and widespread access to our cable television services by unauthorized users, or pirates. When our services are pirated, we forfeit potential subscribers and related revenues.

     IF WE ARE UNABLE TO CONTINUE OFFERING HIGH-QUALITY PROGRAMMING, OUR CABLE REVENUES MAY DECLINE.

     The success of our cable television services depends upon our ability to acquire popular, high-quality programming content. We license a significant portion of our programming from third parties. Our arrangements with these third parties regarding programming may be terminated, or may not be renewed on favorable terms, if at all. These third parties could increase our costs of obtaining programming and we may not be able to pass these costs on to our cable subscribers. As we upgrade the channel capacity of our cable system and add programming to our basic cable service, we may not be able to pass programming costs on to our cable subscribers. If some or all of our programming arrangements are terminated or if we cannot negotiate new agreements on terms favorable to us, we may lose existing subscribers and attract fewer new subscribers, which would reduce our revenues.

     OUR CABLE NETWORK COULD FAIL OR SHUT DOWN, WHICH COULD CAUSE US TO LOSE CUSTOMERS.

     Interruptions in our services due to the failure or shutdown of our cable network could harm our reputation and cause us to lose customers. Even upon completion of the expansion and upgrade of our existing cable network, we will still be vulnerable to damage to our network, interruptions in our services and cessation of our operations, which our insurance may not cover. The success of our high-speed Internet access servicing offering depends on our ability to maintain high-quality data transmission with minimal service disruptions or interference. This is critical to our ability to attract and retain subscribers.

     OUR OPERATIONS MAY BE VULNERABLE TO HACKING, VIRUSES AND OTHER DISRUPTIONS.

     "Hacking" involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Computer viruses, break-ins or other problems could lead to:

     -    the interruption, delay or cessation in services to our subscribers;

     - the compromise of confidential information relating to our subscribers;

     -    damage to our reputation and the loss of subscribers; and

     -    costly litigation.

     THE DOMINICAN TELECOMMUNICATIONS REGULATOR RECEIVED OBJECTIONS TO THE TRANSFER OF THE CONCESSION GRANTED TO TCN DOMINICANA TO OPERATE A CABLE NETWORK THAT, IF UPHELD, COULD LIMIT OR EVEN PRECLUDE THE OPERATION OF OUR CABLE BUSINESS.

     In November 2001 and February 2002, Indotel and we received notices of objections to the transfer to us of the concession granted to TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable, for the operation of its cable business. The objecting parties are cable companies that operate cable television systems in the interior of the Dominican Republic and an association of cable companies from that region. If Indotel decides in favor of the objections, it could invalidate the transfer of the concession and impose fines on us. Based upon past challenges to concessions transfers in which objections did not prevail, we believe that it is unlikely that these objections will prevail. Moreover, TRICOM's own concession allows us to provide video and cable services, so that even if the objections are upheld, we believe that we could use our own concession to provide the cable services currently provided in reliance on the Telecable concession. However, it also is possible that Indotel will limit the areas where we can provide services so that we do not compete in markets currently served by the companies that raised the objections.

     BSC OF PANAMA, ONE OF OUR COMPETITORS IN PANAMA, HAS PURSUED LEGAL ACTION AGAINST US, WHICH, IF DECIDED AGAINST US, COULD FORCE US TO DISCONTINUE OUR BUSINESS IN PANAMA AND/OR LIMIT OR ELIMINATE OUR ABILITY TO GENERATE ADDITIONAL REVENUE.

     BSC of Panama, S.A., a subsidiary of BellSouth Corporation, one of our competitors in Panama, has initiated a number of actions, including with the Panamanian telecommunications regulatory authority, ENTE REGULADOR DE LOS SERVICOS PUBLICOS, or ENTE, and in the Panama court system, seeking to prevent us from providing services using iDEN(R) technology. In an additional action, BellSouth seeks damages from us in the amount of $20 million, which it claims it may sustain if TRICOM Panama begins using the iDEN(R) system in Panama. To date, we have invested approximately $46 million in our expansion in Panama. If BellSouth prevails in its claims, we may be forced to discontinue our business in Panama and, as a result, we would not generate any revenue from our iDEN(R) operations in Panama, lose all or a material portion of our investment or be required to pay damages to BellSouth.

     CONDITIONS IN PANAMA MAY CAUSE VOLATILITY IN OUR OPERATIONS AND ADVERSELY AFFECT OUR REVENUES FROM THIS MARKET.

     We have expanded into the telecommunications market in Panama. We have not operated previously in this market and it will present numerous challenges to us. These include:

     - poor and unstable social, political and economic conditions could inhibit our performance;

     - government regulations may hamper our ability to grow and implement our strategy in Panama;

     -    competition from entrenched multinational mobile service providers;

     - obtaining interconnection with existing mobile and local service providers;

     - multinational telecommunication companies may have close ties with national regulatory authorities or other significant competitive advantages that would hinder the development of our mobile business there;

     - initially, our coverage will not be as extensive as those of other mobile service providers in Panama, which may limit our ability to establish and maintain a significant subscriber base;

     - our equipment is more expensive than that of some competitors in the Panama, which may adversely affect our ability to establish and maintain a significant subscriber base;

     - we may face delays constructing our digital mobile network, because of difficulties in obtaining communications sites or towers, zoning or other governmental approvals, acceptable lease or purchase arrangements or quality supplies which would harm our operations; and

     - we are not experienced in selling and marketing iDEN(R) services in Panama which could adversely affect our ability to establish or maintain a significant subscriber base.

     SINCE WE RELY PRINCIPALLY ON ONE SUPPLIER TO IMPLEMENT OUR DIGITAL MOBILE NETWORK IN PANAMA, ANY FAILURE OF THAT SUPPLIER TO PERFORM COULD HURT OUR OPERATIONS.

     Motorola is our sole source for the iDEN(R) digital network equipment and handsets used throughout our Panama market. If Motorola fails to deliver necessary technology improvements and enhancements and system infrastructure equipment and handsets on a timely, cost-effective basis, or discontinues providing this technology altogether we would not be able to service our existing subscribers or add new subscribers. Motorola also may supply iDEN(R) technology to other companies, which could hurt our competitive position in Panama.

     CONCERNS ABOUT HEALTH RISKS ASSOCIATED WITH MOBILE COMMUNICATIONS EQUIPMENT COULD LEAD TO LITIGATION AND MAY REDUCE THE DEMAND FOR OUR SERVICES.

     Mobile communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. If these concerns are validated, our ability to continue operations could be adversely affected. Moreover, the actual or perceived health risk of mobile communications equipment and related publicity or litigation could adversely affect us through a reduction in subscribers, reduced network usage per subscriber, reduced financing available to the mobile communications industry or litigation costs and damages or settlement payments associated with litigation brought against us.

RISKS RELATING TO OUR PRINCIPAL MARKET, THE DOMINICAN REPUBLIC

     OUR FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE ADVERSELY AFFECTED BY DOWNTURNS IN THE DOMINICAN ECONOMY.

     Most of our operations are conducted in, and most of our customers are located in, the Dominican Republic. Accordingly, our financial condition and results of operations are substantially dependent on economic conditions in the Dominican Republic. While the Dominican Republic's Gross Domestic Product has grown every year since

1991, the rate of growth slowed in 2001 and growth may not continue in the future. Future developments in the Dominican economy could impair our ability to proceed with our business strategies, our financial condition or our results of operations. Our financial condition and results of operations also could be adversely affected by changes in economic or other policies of the Dominican government or other political or economic developments in or affecting the Dominican Republic, as well as regulatory changes or administrative practices of Dominican authorities, over which we have no control.

     POVERTY, SOCIAL UNREST AND SHORTAGES OF BASIC SERVICES IN THE DOMINICAN REPUBLIC COULD AFFECT THE USE OF TELECOMMUNICATIONS SERVICES, WHICH WOULD DECREASE OUR REVENUES.

     The Dominican Republic has widespread poverty. As recently as November 1997, the country experienced riots, partly as a result of price increases and shortages of water and electricity. Several state-owned companies have been privatized, including the country's state-owned electric utility company, and there can be no assurance that the implementation of these privatizations will not cause social unrest. Any increase of poverty, social unrest or shortage of basic services could adversely affect the use of telecommunications services.

     YOU MAY NOT BE ABLE TO ENFORCE CLAIMS IN THE DOMINICAN REPUBLIC BASED ON U.S. SECURITIES LAWS.

     A majority of our directors and all of our officers and our external auditors, KPMG, reside outside of the United States. A substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or these other persons to enforce judgments obtained against us or against them in United States courts predicated upon the civil liability provisions of the United States federal securities laws, other federal laws of the United Sates or laws of the several states of the United States.

     No treaty currently exists between the United States and the Dominican Republic providing for reciprocal enforcement of foreign judgments. We have been advised by our Dominican counsel, Pellerano & Herrera, that there is doubt as to
(1) the ability of a plaintiff to bring an original action in a Dominican court which is predicated solely upon the United States securities laws, other federal laws of the United States or laws of the several states of the United States and
(2) the enforceability in Dominican courts of judgments of Unites States courts obtained in actions predicated upon civil liability provisions of the United States federal securities laws, other federal laws of the United States or laws of the several states of the United States.

     Pellerano & Herrera also has advised us that the enforceability of actions brought in Dominican courts of liabilities predicated on U.S. laws would require compliance with certain procedures, including the validation by Dominican courts of decisions rendered by United States courts. Compliance with such procedures could require a substantial amount of time and expense, and local defendants could assert defenses to enforcement based on noncompliance with such procedures. Foreign plaintiffs bringing original actions in a Dominican court also can, at the request of the defendant, be required to post a litigation bond in an amount established by such court in its discretion.

     The Dominican legal system is based upon civil law principles according to which judges decide both the facts and legal issues of a case, and they are not bound by legal precedents. As a result, judges have broader discretion in reaching decisions than do judges in the United States. The United States Department of Commerce has reported that Dominicans and foreign observers have criticized the Dominican judicial system for what they perceive as an inequitable resolution of business disputes. The Dominican legal system, coupled with the fact that substantially all of our assets are located in the Dominican Republic, may present substantial obstacles to the enforcement of judgments against us as well as our directors and officers in the Dominican Republic.

     INCREASES IN THE INFLATION RATE WOULD ADVERSELY AFFECT THE DOMINICAN REPUBLIC'S ECONOMY AND THE DEMAND FOR OUR SERVICES.

     Inflation has moderated in the Dominican Republic since 1991, following an austerity program instituted by the Dominican government. According to the Central Bank, the annual rates of inflation were 8.4% for 1997, 7.8% for 1998, 5.1% for 1999, 9.0% for 2000 and 4.4% for 2001. However, the country has experienced high levels of inflation in the past, including an inflation rate of 79.9% for 1990. Any increase in the value of the U.S. dollar against the Dominican peso directly affects the Dominican Republic's inflation rate because the Dominican Republic relies heavily on imports from the United States of raw materials and consumer goods. High inflation levels could adversely affect the Dominican Republic's economy and reduce demand for our services.

     THE VOLATILITY AND DEPRECIATION OF THE DOMINICAN PESO AGAINST THE U.S. DOLLAR COULD REDUCE THE AMOUNT OF CASH WE WILL HAVE TO REPAY OUR INDEBTEDNESS OR FUND OUR OPERATIONS, INCLUDING THE PURCHASE OF EQUIPMENT AND CABLE TELEVISION PROGRAMMING.

     For 1999, 2000 and 2001, we earned between 55% and 65% of our operating revenues in Dominican pesos and the remainder of our operating revenues in foreign currency, primarily in U.S. dollars. The percentage of operating revenues in Dominican pesos could increase if we successfully increase our share in Dominican local markets in accordance with our strategy. The Dominican peso has depreciated in value against the U.S. dollar in the past and may be subject to fluctuations in the future. Most of our outstanding indebtedness is U.S. dollar-denominated and must be paid in U.S. dollars. Vendors of communications equipment and cable programming providers all require that we pay in U.S. dollars. The devaluation of the Dominican peso could adversely affect our operating revenues and our ability to purchase U.S. dollars in order to service our debt obligations, including the payment of interest on the new notes, and pay our equipment vendors and cable program providers. Our purchase of substantial amounts of U.S. currency in Dominican markets could adversely affect the value of the Dominican peso in relation to the U.S. dollar, and make these purchases more costly for us.

RISKS RELATING TO THE WARRANTS AND OUR ADSs

     YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE WARRANTS.

     There is no existing trading market for the warrants. We do not intend to list the warrants on the New York Stock Exchange or any other stock exchange or automated quotation system. Therefore, we cannot assure you that, after the exchange offer and consent solicitation, the warrants will be actively traded. The trading price of the warrants could fluctuate widely in response to variations in our operating results, adverse business developments, increased competition or changes to the regulatory environment in which we operate and other developments. We cannot make any assurances regarding the ability of warrant holders to sell their warrants or the price at which the warrants might be sold. As a result, the warrants could be adversely affected.

     GFN OWNS STOCK WITH A MAJORITY OF THE VOTING POWER AND WILL BE ABLE TO DETERMINE MANY DECISIONS CONCERNING US.

     GFN beneficially owns 11,486,726 shares of Class B stock and 12,549,087 shares of Class A common stock having approximately 59.1% of our voting power. Motorola, the other shareholder owning shares of Class B stock, beneficially owns approximately 35.5% of the voting power. Accordingly, GFN and Motorola are able to control the election of directors and all other matters which are subject to a vote of shareholders. Through this ownership, GFN and Motorola will be able to exert considerable influence over TRICOM's corporate governance, strategic direction and major corporate actions. This concentration of ownership may have the effect of delaying or preventing a change of control of TRICOM even if this change of control would benefit all of our shareholders. Because GFN and Motorola will continue to exercise control over TRICOM after the consummation of the exchange and consent solicitation, holders of ADSs upon exercise of their warrants, will lack meaningful power to approve decisions of TRICOM by virtue of their ownership of ADSs.

     GFN MAY ACT WITHOUT APPROVAL OF THE ADS HOLDERS TO RELEASE DIRECTORS AND OFFICERS FROM LIABILITY.

     Under Dominican law, shareholders are asked to vote upon the performance of management at annual shareholders' meetings. Our vigilance officer delivers a report on our financial performance and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from liability to us or our shareholders arising out of actions taken or any failure to take actions by any of them on our behalf during the prior fiscal year, with certain exceptions. As a result, shareholders likely will fail in any suit brought in a Dominican court with respect to such acts or omissions. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. GFN controls a majority of the votes entitled to be cast at annual shareholders' meetings and, without the concurrence of other shareholders, is able to approve the performance of management, thereby releasing management from liability to us or our shareholders, including holders of the ADSs.

     THE SHARES UNDERLYING YOUR ADRS MAY NOT BE VOTED IN THE MANNER YOU DIRECT, IF AT ALL.

     If you exercise your warrants, you will then own ADSs which represent American Depositary receipts of our Class A common stock or ADRs. You may instruct The Bank of New York, the depositary of the ADRs, to vote the shares underlying your ADRs only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares represented by the ADRs. We have asked and intend to ask the depositary to ask you for voting instructions. However, you may not receive voting materials from the depositary in time to instruct it to vote your shares or for you to withdraw your shares. The depositary is not responsible for failing to carry out your voting instructions. Therefore, you may not have the ability to vote your shares and there may not be anything you can do to prevent it or correct it.

     WE HAVE A LARGE AMOUNT OF SHARES ELIGIBLE FOR FUTURE SALE, WHICH COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR ADSs.

     At December 2, 2002, GFN and Motorola owned a total of 19,144,544 shares of our Class B stock, each of which is convertible into one share of Class A common stock. GFN also owns 12,549,087 shares of Class A common stock. We also issued 3,375,000 shares of Class A common stock in our acquisition of Telecable. GFN has purchased 675,024 of those shares from the Telecable shareholders. In addition, we have outstanding options and warrants exercisable for an aggregate of 316,150 ADSs and/or shares of Class A common stock. GFN and Motorola and the former shareholders of Telecable have registration rights. We cannot predict the effect, if any, that future sales of ADSs, or the availability of ADSs for sale, would have on the market price prevailing from time to time. Sales by GFN, Motorola or the former shareholders of Telecable of substantial amounts of our ADSs in the public market, or the perception that sales could occur, could adversely affect prevailing market prices for our common stock. Motorola has indicated its intention to sell its shares. A reduction in the market price of our ADSs could impair our ability to raise additional capital through future offerings of our equity securities.

                   THE EXCHANGE OFFER AND CONSENT SOLICITATION

GENERAL

     Subject to the terms and the conditions described in this prospectus and consent solicitation and in the related letter of transmittal and consent, which together constitute the exchange offer and consent solicitation, we are offering to exchange our [__]% senior notes due 20[__], the new notes, and either cash or warrants for our outstanding 11 3/8% senior notes due 2004, the existing notes, that are validly tendered and not properly withdrawn. For every $1,000 principal amount of existing notes tendered and accepted for exchange, you will receive, at your option, either (1) a cash payment of $[___] or (2) a warrant to purchase [_____] shares of our Class A common stock in the form of American depositary shares or ADSs. To exercise either option, you must so indicate in the letter of transmittal and consent required to be properly completed and executed and sent to the exchange agent. You may elect to receive a mix of cash and warrants. However, your election must be the same for each $1,000 principal amount of existing notes tendered and accepted. For example, a holder of $2,000 principal amount of existing notes could elect to receive [_____] warrants with respect to $1,000 principal amount of existing notes tendered and accepted and the cash payment for the other $1,000 principal amount. The exchange offer and consent solicitation is open to all holders of existing notes. We will pay accrued and unpaid interest on the existing notes, together with accrued and unpaid interest on the new notes, on the first interest payment date of the new notes.

     The exercise price of the warrants will be $[___] per ADS. The warrants will be exercisable beginning with the date they are issued, which will be upon the closing date of the exchange offer and consent solicitation, and continuing until the earlier of September 1,[____], the maturity date of the new notes, or the date on which we repurchase the new notes. Our ADSs are listed on the New York Stock Exchange.

     The exchange offer and consent solicitation is conditioned upon, among other things, at least [_____]% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn pursuant to the exchange offer and consent solicitation.

     The time by which you must tender your existing notes in order to be eligible to have your existing notes accepted for exchange is 5:00 p.m., New York City time, on the expiration date. Any extension of the expiration date will be announced in a press release. See "--Extension, amendment and termination."

     NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED AND NO TENDERS WILL BE ACCEPTED IN RESPECT OF EXISTING NOTES FOR WHICH CONSENTS TO THE PROPOSED AMENDMENTS HAVE NOT BEEN GIVEN BY SUCH HOLDERS.

PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

     The purpose of the exchange offer and consent solicitation is to extend the maturity of at least [__]% of the aggregate outstanding principal amount of the existing notes by offering holders of the existing notes the opportunity to exchange their existing notes for new notes and either cash or warrants. If the exchange offer and consent solicitation is consummated, the exchanged existing notes will be retired. We considered issuing debt or equity securities to repay the existing notes. However, our efforts to obtain funds to refinance the existing notes have not been successful. In view of current market and economic conditions, we determined that the exchange offer and consent solicitation is the most realistic alternative for extending the maturity of the existing notes.

     Consents are being solicited in order to obtain consents from the holders of a majority of the aggregate outstanding principal amount of the existing notes to the adoption of the proposed amendments to the indenture governing the existing notes. The proposed amendments, among other things, would eliminate:

- substantially all of the covenants in the indenture governing the existing notes other than the covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

-  most events of default under the indenture governing the existing notes; and

- the limitations in the indenture on consolidations, mergers, asset conveyances and transfers.

     For a description of the proposed amendments, see "Proposed Amendments."

     The proposed amendments to the indenture governing the existing notes will be set forth in a supplemental indenture that will be executed on or shortly after the expiration date, provided that the requisite consents are received. The execution and delivery of the letter of transmittal and consent by a holder tendering existing notes will constitute the consent of that holder to the proposed amendments. If we do not exchange the existing notes pursuant to the exchange offer and consent solicitation, the amendments will not become effective. See "Proposed Amendments."

ACCEPTANCE FOR EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer and consent solicitation, we will accept for exchange all existing notes that holders validly tender and do not properly withdraw pursuant to the exchange offer and consent solicitation. For purposes of the exchange offer and consent solicitation, we will be deemed to have accepted for exchange tendered existing notes if, as and when we give written notice to the exchange agent of our acceptance for exchange of those existing notes. We will announce acceptance for exchange of the existing notes by issuing a press release. The valid and unrevoked tender of your existing notes will constitute the giving of the consent to the proposed amendments with respect to those existing notes.

PROCEDURE FOR TENDERING EXISTING NOTES AND DELIVERING CONSENTS

     To validly tender existing notes pursuant to the exchange offer and consent solicitation, you, your broker or other nominee must send to the exchange agent, and the exchange agent must receive, a properly completed and duly executed letter of transmittal and consent, or a copy of it, with any required signature guarantee, or in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal and consent, and any other required documents, at the exchange agent's address set forth on the last page of this prospectus and consent solicitation, prior to 5:00 p.m., New York City time, on the expiration date. In addition, prior to 5:00 p.m., New York City time, on the expiration date, either (1) the exchange agent must receive certificates for tendered existing notes at the address so listed or (2) the existing notes must be transferred pursuant to the procedures for book-entry transfer described below and the exchange agent must receive a confirmation of such tender, including an "Agent's Message" if you have not delivered a letter of transmittal and consent. An "Agent's Message" is a message, transmitted by The Depository Trust Company or DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by the letter of transmittal and consent and that we may enforce that letter of transmittal and consent against that participant. A proper tender of existing notes pursuant to the foregoing procedures by holders of existing notes also will constitute the giving of a consent by such holders with respect to such existing notes.

NEED FOR GUARANTEE OF SIGNATURE

     A recognized participant in the Securities Transfer Agents Medallion Program, called a medallion signature guarantor, must guarantee signatures on a letter of transmittal and consent unless the existing notes tendered thereby are tendered (1) by the registered holder of those existing notes and that holder has not completed either of the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and consent or
(2) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States. Such firms, banks and trust companies are referred to herein as "eligible institutions."

BOOK-ENTRY DELIVERY OF THE EXISTING NOTES

     Within two business days after the commencement date of the exchange offer and consent solicitation, the exchange agent will establish an account at DTC for purposes of the exchange offer and consent solicitation. Any financial institution that is a participant in the DTC system may make book-entry delivery of existing notes by causing DTC to transfer those existing notes into the exchange agent's account for the existing notes in accordance with the DTC Automatic Tender Offer Program. Although delivery of the existing notes may be effected through book-entry at DTC, the letter of transmittal and consent, or a facsimile of it, with any required signature guarantees, or in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth on the last page of this prospectus and consent solicitation. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

ADDITIONAL INFORMATION

     If you tender existing notes pursuant to the exchange offer and consent solicitation by one of the procedures set forth above, that tender will be deemed to constitute, if not validly revoked or withdrawn prior to the expiration date, (1) an agreement between you and us in accordance with the terms and subject to the conditions of the exchange offer and consent solicitation, (2) your consent to the proposed amendments to the existing notes and the indenture governing the existing notes and (3) your representation and warranty to us that you have delivered good and marketable title to the existing notes, free and clear of all liens, encumbrances and claims. Unrevoked consents also will constitute evidence of the approval of the proposed amendments to the existing notes and the indenture governing the existing notes and an instruction to the trustee to execute the supplemental indenture giving effect to the proposed amendments to the existing notes and the indenture governing the existing notes.

     The method of delivery of the letter of transmittal and consent, certificates for existing notes and all other required documents is at your election and risk. If you choose to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

     [____________________________] has been appointed as the exchange agent for the exchange offer and consent solicitation. All executed letters of transmittal and consents should be directed to the exchange agent at the address set forth on the last page of this prospectus and consent solicitation. Questions, requests for assistance, requests for additional copies of this prospectus and consent solicitation or of the letter of transmittal and consent should be directed to the exchange agent.

DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK COVER OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL AND CONSENT VIA FACSIMILE OTHER THAN AS SET FORTH DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders and consents and revocation of tenders and consents will be resolved by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of existing notes that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the exchange offer and consent solicitation or any defect or irregularity in the tender of existing notes by any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer and consent solicitation (including the instructions in the letter of transmittal and consent) will be final and binding. Neither we nor the exchange agent, the dealer manager, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

WITHDRAWAL OF TENDERS AND REVOCATION OF CORRESPONDING CONSENTS

     You may withdraw the existing notes that you have tendered at any time prior to the exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture effecting the proposed amendments to the indenture governing the existing notes. If you properly withdraw tendered existing notes prior to the exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture, such proper withdrawal will constitute the concurrent valid revocation of, and the only means of validly revoking, your related consent. If the exchange offer and consent solicitation is terminated without us having exchanged any existing notes, existing notes that you tender will be promptly returned to you.

     For a withdrawal of existing notes to be effective, the exchange agent must timely receive a written or facsimile transmission notice of withdrawal at the address set forth on the last page of this prospectus and consent solicitation. The notice of withdrawal must specify the name of the person who tendered the existing notes to be withdrawn. The notice of withdrawal also must contain (1) a description of the existing notes to be withdrawn, (2) the numbers shown on the particular certificates evidencing such existing notes and (3) the aggregate principal amount of the existing notes so withdrawn. The notice of withdrawal must be signed by the holder of such existing notes in the same manner as the original signature on the letter of transmittal and consent (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such existing notes. In addition, the notice of withdrawal must specify, in the case of existing notes tendered by delivery of certificates for such existing notes, the name of the registered holder, if different from that of the tendering holder, or, in the case of existing notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn existing notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless such existing notes have been tendered for the account of an eligible institution. If a holder delivers or otherwise identifies to the exchange agent certificates for the existing notes to be withdrawn, a signed notice of withdrawal will be effective immediately upon receipt by the exchange agent of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

     Any existing notes properly withdrawn thereafter will be deemed not validly tendered for purposes of the exchange offer and consent solicitation and any consents properly revoked will thereafter be deemed not validly given for purposes of the exchange offer and consent solicitation. However, properly withdrawn existing notes and properly revoked consents may be retendered and regiven by following one of the procedures described under "--Procedure for tendering existing notes and delivering consents" at any time prior to the exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the proposed amendments.

     Holders can withdraw their existing notes and revoke their consents only in accordance with the foregoing procedures. All questions as to the validity and form (including the time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, which shall be final and binding. Neither we nor the exchange agent, the dealer manager and solicitation agent, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

     The exchange offer and consent solicitation are conditioned upon satisfaction of the following conditions:

- at least [____]% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn pursuant to the exchange offer and consent solicitation, the minimum condition;

- there not existing, in our reasonable judgment, any actual or threatened legal, governmental or regulatory impediment, including a default or alleged default under an agreement, indenture or other instrument or obligation, to which we, or one of our affiliates is a party or by which any of them or their assets are bound, to the exchange of the existing notes for new notes and either cash or warrants pursuant to the exchange offer and consent solicitation or to the effectiveness of the proposed amendments to the existing notes and the indenture governing the existing notes;

- no change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the Dominican Republic or abroad occurring that, in our reasonable judgment, has or may harm the value of the new notes; and

- the trustee under the indenture governing the existing notes shall have executed and delivered the supplemental indenture relating to the proposed amendments solicited pursuant to the exchange offer and consent solicitation and shall not have objected in any respect to, or taken any action that could adversely affect the consummation of, the exchange offer and consent solicitation or our ability to effect the proposed amendments.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances, including any action or inaction by us, giving rise to such condition or may be waived by us in whole or in part at any time and from time to time in our discretion. If any condition to the exchange offer and consent solicitation is not satisfied or waived on or prior to the expiration date, we reserve the right, but will not be obligated, subject to applicable law:

- to terminate the exchange offer and consent solicitation and return the tendered existing notes to the tendering holders;

- to waive all unsatisfied conditions, other than the condition of receiving at least [ ]% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date, and accept for exchange and exchange all existing notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date;

- to extend the exchange offer and consent solicitation and retain the existing notes that have been tendered during the period for which the exchange offer and consent solicitation is extended; or

-  to amend the exchange offer and consent solicitation.

     Since your valid tender of existing notes will constitute your consent to the proposed amendments to the indenture governing the existing notes, we will have obtained the consents necessary to adopt the proposed amendments and to execute the supplemental indenture to the indenture governing the existing notes if the minimum condition is satisfied. The outstanding principal amount of the existing notes is $200 million.

EXTENSION, AMENDMENT AND TERMINATION

     We expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions set forth in "--Conditions to the exchange offer and consent solicitation" are satisfied, subject to applicable law, (1) to extend the expiration date for the exchange offer and consent solicitation or (2) to amend the exchange offer and consent solicitation in any respect, in each case, by giving written notice of such extension or amendment to the exchange agent. In addition, to the extent permitted by law, we reserve the right, at any time or from time to time, to terminate the exchange offer and consent solicitation prior to the exchange of the existing notes for new notes and either cash or warrants and the effectiveness of the supplemental indenture governing the proposed amendments. If we terminate the exchange offer and consent solicitation prior to such time we will return the existing notes tendered pursuant to the exchange offer and consent solicitation by giving written notice of such termination to the exchange agent. We will publicly announce any extension, amendment or termination by issuing a press release. If the exchange offer and consent solicitation are terminated without us having exchanged any existing notes, we will promptly return the existing notes tendered.

     If we materially change the terms of the exchange offer and consent solicitation or the information concerning the exchange offer and consent solicitation, or if we waive a material condition of the exchange offer and consent solicitation, we will extend the exchange offer and consent solicitation to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934. This rule requires that the minimum period during which the exchange offer and consent solicitation must remain open following material changes in the terms of the exchange offer and consent solicitation or information concerning the exchange (other than a change in price or in percentage of securities sought) will depend on the relevant facts and circumstances, including the relative materiality of such changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum ten business day period from the day of such change generally is required to allow for adequate dissemination to holders of existing notes. If we withdraw or terminate the exchange offer and consent solicitation, we will give immediate notice to the information agent and the dealer manager. For purposes of the exchange offer and consent solicitation, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

ANNOUNCEMENTS

     If we are required to make an announcement relating to an extension of the exchange offer and consent solicitation, we will do so no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state we are extending the exchange offer and consent solicitation for a specific time or on a daily basis.

     Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer and consent solicitation, we expect to make any public announcement through a timely release to the Dow Jones News Source.

FEES AND EXPENSES

DEALER MANAGER

     We have retained Bear, Stearns & Co. Inc. as dealer manager and solicitation agent in connection with the exchange offer and consent solicitation. Bear Stearns will receive customary fees for its services. Bear Stearns will receive fees only if the exchange offer and consent solicitation is consummated. The fees will be payable on the date the new notes are issued. Bear Stearns will be reimbursed for its reasonable out-of-pocket expenses and will be indemnified together with certain related persons against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with the exchange offer and consent solicitation whether or not the exchange offer and consent solicitation is consummated. The obligations of Bear Stearns will be subject to certain conditions.

     At any given time, Bear Stearns may trade the existing notes or the new notes for its own accounts or for the accounts of its customers, and accordingly, may hold long or short positions in the existing notes or the new notes. Bear Stearns has held and continues to hold existing notes in its trading account.

     Bear Stearns has provided, and expects to provide in the future, investment banking services to us and our affiliates for which it has received and expects to receive customary fees and commissions. Inquiries regarding the terms of the exchange offer and consent solicitation may be directed to Bear Stearns at the address or telephone number set forth on the back page of this prospectus and consent solicitation.

SOLICITATION AGENT FEES

     We will pay to brokers, dealers or others soliciting acceptances of the exchange offer and consent solicitation a solicitation fee of $5 per US$1,000 principal amount of existing notes tendered and accepted for exchange pursuant to the exchange offer and consent solicitation. Also, we will reimburse such persons for customary mailing and handling expenses incurred in forwarding materials relating to the exchange offer and consent solicitation to their customers. A fee will only be payable to an entity covered by a letter of transmittal and consent which designated its name as having solicited and obtained the tender and is:

- any broker or dealer in securities, including the dealer manager in its capacity as a broker or dealer, which is a member of any national securities exchange or the National Association of Securities Dealers, Inc., or NASD;

- any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Conduct Rules in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

-  any bank or trust company.

No such fee will be payable to a soliciting dealer with respect to a tender of existing notes by a holder unless the letter of transmittal and consent accompanying such tender designates such soliciting dealer. No such fee will be payable to a soliciting dealer in connection with exchanges of existing notes by beneficial owners or registered holders who own more than US$1,000,000 principal amount of existing notes. No such fee will be payable to a soliciting dealer in respect of existing notes registered in the name of such soliciting dealer unless such notes are held by such soliciting dealer as nominee and such existing notes are being tendered for the benefit of one or more beneficial owners identified on the letter of transmittal and consent on the notice of solicited tenders. No such fee will be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee will be payable to a soliciting dealer with respect to existing notes tendered for such soliciting dealer's own account.

     No broker, dealer, bank, trust company or fiduciary will be deemed to be our agent or an agent of the exchange agent, the dealer manager or the information agent for purposes of the exchange offer and consent solicitation.

ADDITIONAL ADVISOR'S FEES

     We have retained [___________], as the exchange agent, and [___________], as the information agent, in connection with the exchange offer and consent solicitation. The exchange agent and the information agent will receive reasonable and customary compensation for their services and will also be reimbursed for reasonable out-of-pocket expenses. Neither the exchange agent nor the information agent has been retained to make solicitations or recommendations in connection with the exchange offer and consent solicitation.

CONSEQUENCES OF NOT EXCHANGING THE EXISTING NOTES

     If you do not exchange your existing notes for new notes and either cash or warrants in the exchange offer and consent solicitation and the exchange offer and consent solicitation is consummated, then your existing notes will continue to be subject to the provisions of the indenture governing the existing notes as modified by the proposed amendments.

                               PROPOSED AMENDMENTS

GENERAL

     The valid tender of your existing notes in accordance with the procedures set forth in "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" will constitute your consent to the proposed amendments to the existing notes and the indenture governing the existing notes. If you tender your existing notes, you must deliver a corresponding consent to the proposed amendments. You may not deliver consents without tendering your existing notes. The proposed amendments must be approved by a majority of the aggregate outstanding principal amount of the existing notes.

     The supplemental indenture will become effective when the exchange offer and consent solicitation is consummated. The indenture governing the existing notes states that it is not necessary for consenting holders of the existing notes to approve the particular form of any proposed amendment. Rather it will be sufficient if such consent approves the substance of any proposed amendment. Accordingly, we reserve the right to modify the form of the proposed amendments, if the modifications would not, in the aggregate, materially alter the substance of the proposed amendments described in this prospectus and consent solicitation. Consents validly given under this prospectus and consent solicitation will remain valid and effective and will be treated as consents to the proposed amendments as so modified.

     Set forth below is a brief description of the proposed amendments to be made to the indenture governing the existing notes. This description is qualified by reference to the full provisions of the indenture governing the existing notes, copies of which the information agent can provide to you.

THE AMENDMENTS

     AMENDMENT TO "EVENTS OF DEFAULT." Under the indenture, an event of default constitutes, among other things, default for 30 days in the payment when due of interest with respect to the existing notes, and default in payment when due of the principal of or premium on the existing notes. Under the supplemental indenture, the following events of defaults are deleted:

     - we fail to comply with any of the covenants and provisions described below;

     - we or any of our Restricted Subsidiaries default under any mortgage, indenture or instrument;

     -    we or any of our Restricted Subsidiaries fail to pay final judgments;

     -    termination or loss of the Dominican License;

     - we or any of our Restricted Subsidiaries are subject to bankruptcy events; and

     - any guaranty by any of our Restricted Subsidiaries is held to be unenforceable.

     Under the supplemental indenture, there also is deleted the event of default related to shareholder support agreements (which in accordance with those agreements no longer are effective) and the obligations of principal shareholders to provide financial support in certain events (which also no longer apply in accordance with the terms of the agreements that define such obligations).

     AMENDMENTS TO COVENANTS. Under the supplemental indenture, the following covenants are deleted:

     AMENDMENT TO "OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS" COVENANT. The "Offer to Purchase with Excess Asset Sale Proceeds" covenant requires us, among other things, to make an offer to all holders of existing notes to purchase the maximum principal amount of existing notes that may be purchased out of such excess proceeds when the cumulative amount of excess proceeds exceeds $5.0 million. Under the supplemental indenture, the "Offer to Purchase with Excess Asset Sale Proceeds" covenant is deleted.

     AMENDMENT TO "OFFER TO PURCHASE UPON A CHANGE OF CONTROL" COVENANT. The "Offer to Purchase Upon a Change of Control" covenant requires us, among other things, to offer to purchase all of the outstanding existing notes at a purchase price equal to 101% of their principal amount plus accrued interest within 30 days following the occurrence of a change of control, as defined. Under the supplemental indenture the "Offer to Purchase Upon a Change of Control" covenant is deleted.

     AMENDMENT TO "REPORTS" COVENANT. The "Reports" covenant requires us to furnish certain reports to the holders of the existing notes. Under the supplemental indenture, the "Reports" covenant is deleted.

     AMENDMENT TO "COMPLIANCE CERTIFICATE" COVENANT. The "Compliance Certificate" covenant requires us, among other things, to furnish to the trustee an officers' certificate within 120 days after the end of each fiscal year. Under the supplemental indenture, the "Compliance Certificate" covenant is deleted.

     AMENDMENT TO "RESTRICTED PAYMENTS" COVENANT. The "Restricted Payments" covenant restricts us and our Restricted Subsidiaries from, among other things, declaring or paying any dividend or making any distribution with respect to or purchasing our or its capital stock, repaying subordinated debt or making certain investments, except in certain circumstances. Under the supplemental indenture, the "Restricted Payments" covenant is deleted.

     AMENDMENT TO "DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" COVENANT. The "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant prohibits us and our Restricted Subsidiaries from, among other things, creating restrictions on our Restricted Subsidiaries' ability to pay dividends or obligations owing to us, making loans to us and transferring property to us, subject to certain exceptions. Under the supplemental indenture, the "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant is deleted.

     AMENDMENT TO "INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK" COVENANT. The "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant restricts us from incurring additional indebtedness and either us or our Restricted Subsidiaries from issuing Disqualified Stock, except in certain circumstances. Under the supplemental indenture, the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant is deleted.

     AMENDMENT TO "ASSET SALES" COVENANT. The "Asset Sale" covenant prohibits us from, among other things, selling, leasing, conveying, disposing or otherwise transferring assets in a single transaction or in a series of related transactions, subject to certain exceptions, . Under the supplemental indenture, the "Asset Sales" covenant is deleted.

     AMENDMENT TO "TRANSACTIONS WITH AFFILIATES" COVENANT. The "Transactions with Affiliates" covenant prohibits us and our Restricted Subsidiaries from engaging in transactions with affiliates unless certain conditions are met, subject to certain exceptions. Under the supplemental indenture, the "Transactions with Affiliates" covenant is deleted.

     AMENDMENT TO "LIENS" COVENANT. The "Liens" covenant prohibits us and our Restricted Subsidiaries from granting liens on our assets, subject to certain exceptions. Under the supplemental indenture, the "Liens" covenant is deleted.

     AMENDMENT TO "LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS" COVENANT. The "Limitations on Sale and Leaseback Transactions" covenant in the existing indenture restricts us and our Restricted Subsidiaries from engaging in sale and leaseback transactions unless certain conditions are satisfied. Under the supplement indenture, the "Limitations on Sale and Leaseback Transactions" covenant is deleted.

     AMENDMENT TO "BUSINESS ACTIVITIES" COVENANT. The "Business Activities" covenant restricts us and our Restricted Subsidiaries from engaging in any business other than the telecommunications business. Under the supplemental indenture, the "Business Activities" covenant is deleted.

     AMENDMENT TO "PAYMENTS FOR CONSENT" COVENANTS. The "Payments for Consent" covenants requires us not to pay any consideration to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the existing notes unless such consideration is offered to be paid or agreed to be paid to all holders of the existing notes that consent, waive or agreement to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Under the supplemental indenture, the "Payment for Consent" covenants are deleted.

     AMENDMENT TO "SUBSIDIARIES" COVENANT. The "Subsidiaries" covenant restricts us from owning any interest in any person, subject to certain exceptions. Under the supplemental indenture, the "Subsidiaries" covenant is deleted.

     AMENDMENT TO "MERGER; CONSOLIDATION OR SALE OF ASSETS" COVENANT. The "Merger; Consolidation or Sale of Assets" covenant restricts us from consolidating or merging or selling all or substantially all of our assets, subject to certain exceptions. Under the supplemental indenture, the "Merger; Consolidation or Sale of Assets" covenant is deleted.

     The supplemental indenture also deletes other provisions of the indenture governing the existing notes related to these events of default and covenants, including definitions.

     The proposed amendments are a single proposal. If you tender your existing notes, you will be deemed to have consented to the proposed amendments as an entirety with respect to the existing notes you tender. You may not consent selectively to only some of the proposed amendments.

          PRICE RANGE OF AMERICAN DEPOSITARY SHARES AND DIVIDEND POLICY

     Our ADSs are traded on the New York Stock Exchange under the symbol "TDR". Shares of Class A common stock are not traded on any other exchange or automated quotation system. At September 30, 2002, there were 28 record holders in the United States of the ADSs.

     The following table provides the high and low prices for the ADSs on the New York Stock Exchange for (1) 1998, the year in which we completed our initial public offering, and 1999, (2) each quarter of 2000 and 2001, our two most recent full fiscal years, each of the first three quarters of 2002 and the fourth quarter of 2002 to date and (3) each of the most recent six months.

                                                                           NEW YORK STOCK EXCHANGE
                                                                -----------------------------------------------
                                                                         HIGH                    LOW
                                                                ----------------------- -----------------------
YEAR ENDED DECEMBER 31, 1998..............................                   12 9/16                3 7/16

YEAR ENDED DECEMBER 31, 1999..............................                   22 5/8                 6

YEAR ENDED DECEMBER 31, 2000
First Quarter.............................................                   28 1/2                16 1/2
Second Quarter............................................                   22 3/8                13 3/4
Third Quarter.............................................                   19 1/2                14 1/8
Fourth Quarter............................................                   16 1/2                 6 11/20

YEAR ENDED DECEMBER 31, 2001
First Quarter.............................................                12.46                  7.00
Second Quarter............................................                 7.80                  6.00
Third Quarter.............................................                 6.70                  5.30
Fourth Quarter ...........................................                 5.75                  3.15

YEAR ENDED DECEMBER 31, 2002
First Quarter.............................................                 4.00                  3.30
Second Quarter............................................                 3.90                  3.00
Third Quarter.............................................                 3.63                  3.09
Fourth Quarter (through December 13, 2002)................                 3.40                  2.87
June......................................................                 3.55                  3.10
July......................................................                 3.55                  3.09
August....................................................                 3.63                  3.18
September.................................................                 3.50                  3.15
October...................................................                 3.40                  3.03
November..................................................                 3.29                  2.91
December (through December 13)............................                 3.30                  2.87

                                 EXCHANGE RATES

     The Federal Reserve Bank of New York does not report a noon buying rate for Dominican pesos. The following table sets forth the average official rate for each of the five most recent years and the nine month period ended September 30, 2002, and the high and low official exchange rates for each of the previous six months, all as reported by the Central Bank. The average official rate has been calculated by using the average of the exchange rates on the last day of each month during the period. At December 16, 2002, the average official exchange rate was RD$17.56 per $1.00 while the average private market rate was RD$20.80 per $1.00.

                                                                       OFFICIAL RATE
                                                       ----------------------------------------------
   YEAR ENDED DECEMBER 31,                                 HIGH          LOW              AVG.
                                                       ------------- ------------  ------------------
                                                                        (RD$ PER $)
   1997                                                   14.02         13.91            14.01
   1998                                                   15.49         14.02            14.70
   1999                                                   15.93         15.50            15.83
   2000                                                   16.56         15.91            16.18
   2001                                                   16.99         16.58            16.69

   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002             17.63         16.97            17.41

   MONTH / PERIOD ENDED
   June 30, 2002                                          17.56         17.56            17.56
   July 31, 2002                                          17.56         17.56            17.56
   August 31, 2002                                        17.56         17.56            17.56
   September 30, 2002                                     17.56         17.56            17.56
   October 31, 2002                                       17.56         17.56            17.56
   November 30, 2002                                      17.56         17.56            17.56

                                                                    PRIVATE MARKET RATE
                                                       ----------------------------------------------
   YEAR ENDED DECEMBER 31,                                 HIGH          LOW              AVG.
                                                       ------------- ------------  ------------------
                                                                        (RD$ PER $)
   1997                                                   14.36         14.12            14.27
   1998                                                   15.86         14.41            15.23
   1999                                                   16.18         15.84            16.03
   2000                                                   16.63         16.08            16.37
   2001                                                   17.06         16.65            16.88

   NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002             19.05         17.03            17.87

   MONTH / PERIOD ENDED
   June 30, 2002                                          17.91         17.87            17.89
   July 31, 2002                                          18.04         17.90            17.96
   August 31, 2002                                        19.19         17.98            18.31
   September 30, 2002                                     19.05         18.56            18.81
   October 31, 2002                                       20.39         18.99            19.57
   November 30, 2002                                      21.56         20.33            20.66

                             SELECTED FINANCIAL DATA

     The following table provides selected financial and operating data for the periods indicated. We have derived the selected financial data for, and as of, the years ended December 31, 1997, 1998, 1999, 2000 and 2001 from our consolidated financial statements, which have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent auditors. The selected financial data for, and as of, the nine months ended September 30, 2001 and 2002 are derived from our unaudited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, that are necessary for a fair presentation of our financial and operating results for these periods. The selected financial data are not necessarily indicative of the results that may be expected for any future period. You should read the information in the following tables in conjunction with "Operating and Financial Review and Prospects" and our consolidated financial statements (including the notes to the statements) included in this prospectus and consent solicitation.

                                                                                                                 NINE MONTHS
                                                                                                                    ENDED
                                                                 YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                                ------------------------------------------------------   ------------------------
                                                    1997        1998        1999       2000       2001          2001         2002
                                                --------   ---------  ----------  ---------  ---------   -----------    ---------
                                                                  (IN THOUSANDS)(1)
STATEMENTS OF OPERATIONS DATA:
  Operating revenues:
     Toll....................................   $ 15,511   $  17,645  $   23,118  $  28,666  $  29,018   $    22,216    $  21,037
     International...........................     39,432      50,332      60,592     84,187     82,024        60,863       65,156
     Local service...........................      6,412      11,863      33,299     51,310     63,419        46,365       51,046
     Cellular and PCS........................     13,073      20,364      26,474     35,796     37,302        28,228       28,300
     Data and Internet.......................          -       1,079         560      3,461      8,268         6,025        8,072
     Paging..................................      5,079       4,528       2,696      1,704      1,051           832          495
     Sale of equipment.......................      5,502       4,115       7,690      5,263      2,686         2,652        1,722
     Installation and activation fees........      5,071      12,937      15,502     13,749     14,348         9,391        3,298
     Cable(2)................................          -           -           -          -      4,736             -       16,852
     Other...................................         21       2,640         889        162        919           555          416
                                                --------   ---------  ----------  ---------  ---------   -----------    ---------
        Total operating revenues.............     90,102     125,501     170,819    224,298    243,772       177,127      196,395
                                                --------   ---------  ----------  ---------  ---------   -----------    ---------
Operating costs:
  Transport and access charges
     (excluding network depreciation expense of
     $7,433, $11,382,$15,983, $29,342, $44,510,
     $32,465 and $39,624 in 1997, 1998, 1999,
     2000, 2001 and for the nine months ended
     September 30, 2001 and 2002, respectively,
     included below)...........................   31,271      32,309      43,688     68,608     68,337        49,471       57,266
  Programming costs............................        -           -           -          -      1,225             -        4,673
  Network depreciation.........................    7,433      11,382      15,983     29,342     44,510        32,465       39,624
  Expense in lieu of income taxes(3)...........    6,248       9,562      12,764     10,174     12,646         9,003        6,247

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                 YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                              ----------------------------------------------------------   ------------------------
                                                  1997          1998        1999       2000         2001          2001         2002
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------
                                                                          (IN THOUSANDS)(1)
   Selling, general and administrative
     expenses, including non-network
     depreciation expense of $1,956, $3,240,
     $4,855, $6,824, $9,922, $7,353 and
     $9,611 in 1997, 1998, 1999, 2000, 2001
     and for the nine months ended September
     30, 2001 and 2002, respectively.........   25,631        39,379      51,501     70,691       98,755        66,402       83,026
   Cost of equipment sold....................    2,558         2,244       3,988      2,911        2,070         2,179        1,192
   Other.....................................    1,101         1,148       1,433      1,550        1,746         1,473        1,437
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------
     Total operating costs                      74,242        96,024     129,357    183,276      229,289       160,992      193,464
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------

Operating income:                               15,860        29,478      41,462     41,022       14,484        16,135        2,930
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------

Other income (expenses):
   Interest expense, net.....................  (12,047)      (12,873)    (20,041)   (30,736)     (39,680)      (26,961)     (45,585)
   Other expenses, net.......................     (789)          949         875       (470)         819           226        1,707
   Earnings (loss) before income taxes,
     extraordinary item and cumulative effect
     of accounting change....................    3,023        17,554      22,296      9,816      (24,378)      (10,600)     (40,948)
   Income taxes..............................        -           352        (142)      (588)        (511)         (251)        (637)
   Minority interest.........................        -             -           -          -        1,775           155        1,871
   Extraordinary item........................   (5,453)(4)         -           -          -            -             -            -
   Cumulative effect of accounting change:
     Organization costs......................        -             -        (120)         -            -             -            -
     Installations and activations revenues..        -             -           -    (16,453)(5)        -             -            -
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------
       Net earnings (loss)................... $ (2,430)    $  17,906  $   22,035  $  (7,226)   $ (23,114)  $   (10,696)   $ (39,714)
                                              ========     =========  ==========  =========    =========   ===========    =========

Basic earnings per common share:
   Earnings before extraordinary item and
     cumulative effect of accounting change.. $   0.17     $    0.78  $     0.89  $    0.33    $   (0.78)  $     (0.37)   $   (0.92)
   Extraordinary item........................    (0.31)            -           -          -            -             -            -
   Cumulative effect of accounting change....        -             -           -      (0.59)(5)        -             -            -
                                              --------     ---------  ----------  ---------    ---------   -----------    ---------
   Net earnings (loss)....................... $  (0.14)    $    0.78  $     0.89  $   (0.26)   $   (0.78)  $     (0.37)   $   (0.92)
                                              ========     =========  ==========  =========    =========   ===========    =========
Book value per share......................... $   2.39     $    5.56  $     6.04  $    7.61    $    8.58   $      8.33    $    4.93
                                              ========     =========  ==========  =========    =========   ===========    =========
Average number of common shares outstanding..   17,600        22,945      24,845     27,724       29,571        28,845       43,390
                                              ========     =========  ==========  =========    =========   ===========    =========

                                                                           AT DECEMBER 31,                         AT SEPTEMBER 30,
                                                  --------------------------------------------------------------   ----------------
                                                         1997        1998         1999         2000         2001            2002
                                                  --------------------------------------------------------------   ----------------
BALANCE SHEET DATA:
Cash and cash equivalents(6).................     $     5,733   $  15,377   $   13,460   $   18,200   $   27,776     $    20,666
Working capital (deficit)....................           4,846     (19,784)     (83,659)    (125,299)    (175,567)       (137,406)
Property, plant and equipment, net...........         202,978     330,456      455,045      586,224      685,917         687,545
Total assets.................................         321,144     444,815      531,478      682,440      829,415         811,650

                                                                           AT DECEMBER 31,                         AT SEPTEMBER 30,
                                                     -----------------------------------------------------------   ----------------
                                                         1997        1998         1999        2000          2001            2002
                                                     -----------------------------------------------------------   ----------------
Long-term debt and capital leases (excluding
  current portion)(7)                                 232,000     200,000      240,413      276,744      317,826         398,053
Total indebtedness...........................         242,755     279,257      336,468      398,808      498,155         528,896
Shareholders' equity.........................          42,093     127,561      149,869      210,796      253,534         213,820

                                                                                                             NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                              ---------------------------------------------------------- --------------------------
                                                    1997       1998        1999        2000        2001         2001        2002
                                              ---------------------------------------------------------- -----------  -------------
                                                                    (IN THOUSANDS)(1)
OTHER FINANCIAL DATA:
Capital expenditures(7)...................... $   92,668  $ 142,101  $  145,426  $  168,913  $  116,575  $    96,084   $  52,655
Net cash provided (used) by operating
  activities.................................     39,095     26,912      31,526      42,339      34,002       20,348       6,293
Net cash used in investing activities........    168,636    121,171      64,360     149,395     176,466       96,782      42,467
Net cash provided by financing activities....    132,059    104,065      30,966     111,796     136,840       96,334      30,742
EBITDA(8)....................................     31,497     53,662      75,261      87,681      82,222       65,705      60,385
Ratio of EBITDA to net interest expense......        2.6x       4.2x        3.7x        2.9x        2.1x         2.4x        1.3x
Ratio of total indebtedness to EBITDA........        7.7x       5.2x        4.5x        4.5x        6.1x         5.2x        6.6x

OTHER OPERATING DATA:
International minutes (in thousands)(9)......    157,411    231,075     360,532     597,204     768,394      549,021     761,324
Local access lines in service (at period end)     43,195     80,616     118,926     148,312     177,352      169,893     179,124
Mobile subscribers (at period end)...........     41,107    108,532     176,080     284,991     364,059      332,436     410,918
Cable subscribers (at period end)(10)........          -          -           -           -      64,466            -      71,081

----------
(1)  Except per share, ratios and other operating data.

(2)  We acquired our cable television operations on October 26, 2001.

(3) On June 4, 2002, a Presidential decree modified the tax system imposed on all telecommunication providers in the Dominican Republic by concession agreements (including by our 1996 concession agreement) in favor of the payment of a tax equal to the greater of 25% of net taxable income and 1.5% of gross revenues, which is the tax regime applicable to Dominican corporate taxpayers. We began paying income tax on this basis on September 1, 2002. For each of the periods presented, we made payments in lieu of income taxes equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Had we paid taxes for these periods on the same basis as all Dominican corporate taxpayers, our taxes would have been $760,000 for 1997, $4.5 million for 1998, $5.5 million for 1999, $3.4 million for 2000, $3.7 million for 2001 and approximately $1.7 million and $2.0 million for the nine months ended September 30, 2001 and 2002, an aggregate tax payment savings of approximately $33.5 million for 1997 through 2001, but without taking into account additional payments that we would be required to make with respect to withholding requirements for, among other things, services provided to us by non-Dominican vendors, from which our concession agreement exempted us, but to which we will be subject now.

     We are required by Dominican law to withhold 5% interest paid to financial institutions located outside the Dominican Republic and 25% of all other payments abroad, excluding payments to foreign suppliers for goods and equipment imported to the Dominican Republic. We are required by the terms of various financings with non-Dominican lenders including our existing and new notes, to pay the amount of the withholding tax on behalf of the lender so that the net amount it receives after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld. For each of 1998, 1999, 2000 and 2001, this would have resulted in additional payments with respect to the existing notes of $1.14 million (the existing notes were issued in August 1997 and the first interest payment was made in 1998) and approximately $1.2 million for 1997, $1.4 million for 1998, $474,000 for 1999, $942,000 for 2000 and $1.08
     million for 2001, with respect to other borrowings, approximately $8.5 million in the aggregate for 1997 through 2001. For the nine months ended September 30, 2001 and 2002, this would have resulted in aggregate additional payments of approximately $1.6 million and $1.8 million.

(4)  Represents a write-off related to the refinancing of indebtedness.

(5) Effective January 1, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101, concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. See "Operating and Financial Review and Prospects" and note 14 of notes to our consolidated financial statements.

(6) Includes investments in the form of certificates of deposit of $15.2 million at December 31, 2001 and $13.5 million at September 30, 2002.

(7) Includes capital lease obligations entered into during 1999 of $26.2 million, 2000 of $17.7 million and 2001 of $3.3 million.

(8) EBITDA typically consists of earnings (loss) before interest and other income and expenses, income taxes and depreciation and amortization. As described in note 3 above we made payments to the Dominican government in lieu of income taxes. As a result, we calculate EBITDA prior to the deduction of payments to the Dominican government in lieu of income taxes. Our calculation of EBITDA may not be comparable to EBITDA calculated by other companies. We believe that EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. However, it does not purport to represent cash generated or used by operating activities and should not be considered in isolation or as a substitute for a measure of performance in accordance with generally accepted accounting principles. We also have included in EBITDA amortization of radio frequency rights of $198,333 for 1999, $320,186 for 2000, $660,086 for 2001, $465,338 for the nine months ended September 30, 2001 and $465,338 for the nine months ended September 30, 2002.

(9)  Includes both inbound and outbound international long distance minutes.

(10) Includes, at December 31, 2001, 56,896 basic subscribers and 7,570 commercial rooms and, at September 30, 2002, 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services. Commercial rooms include commercial establishments (for example, any hotel) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

REVENUE OVERVIEW

     We derive our operating revenues primarily from toll revenues, international revenues, local services, cellular and PCS services, data and Internet services, paging services, the sale of equipment, installations and cable television services. The components of each of these services are as follows:

     Toll revenues are amounts we receive from our customers in the Dominican Republic for international and domestic long distance calls, as well as interconnection charges received from Codetel, the incumbent local service provider, and other carriers, for calls that originate in or transit their networks but terminate in our network. Toll revenues are generated by residential and commercial customers, calling card users, cellular and PCS subscribers and retail telephone centers, and large corporate accounts. Toll revenues are recognized as they are billed to customers, except for revenues from prepaid calling cards, which are recognized as the calling cards are used or expire.

     International revenues represent amounts recognized by us for termination of traffic from foreign telecommunications carriers to the Dominican Republic. Traffic is based on the minutes that the foreign telecommunications companies have terminated in the Dominican telecommunications network, either on our own network or on another carrier's network, including revenues derived from our U.S.-based international long distance prepaid calling cards.

     Local service revenues consist of monthly fees, local measured service and local measured charges for value-added services, including call forwarding, three-way calling, call waiting and voicemail, as well as calls made to cellular users under the calling-party-pays system and revenues from other miscellaneous local access services. "Calling party" refers to the person who originates the phone call. "Calling party pays" is a wireless telephony payment structure in which the calling party is billed for interconnection access, and the recipient is not billed for the airtime charges corresponding to that call. In the Dominican Republic, the calling party pays. Local measured service includes monthly phone line rental for a specified number of minutes within a defined area, plus a charge for additional minutes.

     Cellular and PCS revenues represent fees received for mobile cellular and PCS services, including interconnection charges for calls incoming to our cellular and PCS subscribers from other companies' subscribers. Cellular and PCS revenues do not include fees received for international long distance calls generated by our cellular and PCS subscribers. Cellular and PCS fees consist of fixed monthly fees, per minute usage charges and additional charges for value-added services, including call waiting, call forwarding, three-way calling and voicemail, and for other miscellaneous cellular and PCS services.

     Data and Internet revenues consist of fixed monthly fees received from our residential and corporate customers for high speed broadband data transmission and Internet connectivity services, including traditional dial-up connections, dedicated lines, private networks, frame relay, digital subscriber lines, or xDSLs, that provide high-bandwidth transmission of voice and data over regular telephone lines and very small aperture terminals, or VSATs, relatively small satellite antennas used for high speed satellite-based single to multiple point data transmissions, including for the Internet.

     Paging revenues consist of fixed monthly charges for nationwide service and use of paging equipment and activation fees. Since 1999, paging has not played a role in our marketing programs and paging revenues have declined.

     Revenues from the sale of equipment consist of sales fees for customer premise equipment, including private automatic branch exchanges, which are small versions of a phone company's central switching system often used by private companies, and key telephone systems, residential telephones, cellular and PCS handsets and paging units.

     Installation revenues consist of fees we charge for installing local access lines, private branch exchanges and key telephone systems as well as fees for activating cellular and PCS phones. Beginning with January 1, 2000, we have recognized these revenues over the estimated period in which, based on our experience, we retain such clients. Initially we estimated this period as 35 months. Effective October 2, 2001, we revised this period to 24 months, based on our experience with clients. In prior periods, we recognized these revenues when they were collected.

     Cable television revenues consist of monthly fees derived from basic programming, expanded basic programming, premium services, digital music services, Internet access, installation fees and revenues from advertising sales to national advertisers on non-broadcast channels we carry over our cable communications systems. Cable television revenues, including installation fees, are recognized when the service is provided.

     Other revenues consist of revenues that are not generated from our core businesses, including commissions received for providing package handling services for a courier and commissions received for collection services for utility companies.

     The following table sets forth each category of revenues as a percentage of total operating revenues for the period indicated:

                                                                                             NINE MONTHS
                                                                                                ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                    ------------------------------------------------------
                                                       1999        2000        2001       2001        2002
                                                       ----        ----        ----       ----        ----
Toll revenues.....................................     13.5%       12.8%       11.9%      12.5%       10.7%
International revenues ...........................     35.5        37.5        33.6       34.4        33.2
Local service.....................................     19.5        22.9        26.0       26.2        26.0
Cellular and PCS..................................     15.5        16.0        15.3       15.9        14.4
Data and Internet.................................      0.3         1.5         3.4        3.4         4.1
Paging............................................      1.6         0.8         0.4        0.5         0.3
Sale and lease of equipment.......................      4.5         2.3         1.1        1.5         0.9
Installation and activation fees..................      9.1         6.1         5.9        5.3         1.7
Cable revenues....................................        -           -         1.9          -         8.6
Other.............................................      0.5         0.1         0.4        0.3         0.2
                                                    -------     -------     -------    -------     -------
                                                      100.0%      100.0%      100.0%     100.0%      100.0%
                                                    -------     -------     -------    -------     -------

----------
Note: Percentages may not add up to 100% due to rounding.

   The following table sets forth certain items in the statements of operations expressed as a percentage of total operating revenues for the period indicated:

                                                                                            NINE MONTHS
                                                                                               ENDED
                                                      YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                 ----------------------------------------------------------
                                                   1999        2000        2001         2001         2002
                                                   ----        ----        ----         ----         ----
   Operating costs..........................       75.7%       81.7%       94.1%        90.9%        98.5%
   Operating income ........................       24.3        18.3         5.9          9.1          1.5
   Interest expense, net....................      (11.7)      (13.7)      (16.3)       (15.2)       (23.2)
   Other income (expenses)..................      (11.2)      (13.9)      (15.9)       (15.1)       (22.3)
   Earnings (loss)  before income taxes and
   minority interest........................       13.1         4.4       (10.0)        (6.0)       (20.8)
   Net earnings (loss)......................       12.9        (3.2)       (9.5)        (6.0)       (20.2)
   EBITDA...................................       44.1        39.1        33.7         36.9         30.7

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO THE SAME PERIOD IN 2001

     OPERATING REVENUES. Total operating revenues increased 10.9% to $196.4 million for the nine month period ended September 30, 2002 from $177.1 million for the nine-month period ended September 30, 2001. Cable television, data and Internet, local, and international long distance services were the primary contributors to overall revenue growth during the 2002 nine month period. Excluding revenues from cable television services, which we acquired in October 26, 2001, our total revenues were $179.5 million for the 2002 nine-month period, an increase of $2.4 million from the 2001 nine month period. Revenue growth was offset, in part, by lower installation and activation revenues primarily as a result of lower average installation fees, as well as decreases in toll and cellular and PCS revenues

     TOLL. Toll revenues decreased by 5.3% to $21.0 million during the first nine months of 2002 compared to $22.2 million during the first nine months of 2001. The decrease in toll revenues resulted from decreases in revenues derived from outbound international long distance minutes offset, in part, by increases in access charges and domestic long distance revenues.

     Revenues from outbound international calls decreased by 20.2% to $8.3 million during the first nine months of 2002 from $10.4 million during the first nine months of 2001, primarily as a result of a decrease in the price per minute for outbound international calls for residential and commercial customers and a decrease in outbound long distance traffic volume. The average price per minute for residential and commercial customers' outbound international calls declined to $.34 during the first nine months of 2002 from $.47 during the first nine months of 2001. Outbound international minutes decreased by 3.5% to 26.7 million minutes during the first nine months of 2002 from 27.6 million minutes during the first nine months of 2001, reflecting decreased traffic volume from calling cards and cellular and PCS customers.

     Domestic long distance revenues increased 57.8% to $6.2 million during the first nine months of 2002 from $3.9 million during the first nine months of 2001. Domestic long distance minutes increased 7.7% to 41.2 million minutes during the first nine months of 2002 from 38.3 million minutes during the first nine months of 2001. The increase in domestic long distance minutes resulted from higher traffic volume from our retail call centers. Pending regulatory proposals that would divide the Dominican Republic into five zones and provide that intra-zone calls are local could have the effect of decreasing rates for some calls, if the regulations are adopted.

     Revenues from access charges increased 14.5% to $7.0 million during the first nine months of 2002 compared to $6.1 during the first nine months of 2001. The increase in access charges reflects the growth in our local access subscriber base since the 2001 third quarter and in the Dominican telephony market, as well as our success in attracting higher usage customers. We currently expect to disconnect a substantial number of lines in service at September 30, 2002 during the fourth quarter of 2002, which could result in us receiving less revenues from access charges.

     INTERNATIONAL. Our international revenues increased 7.1% to $65.2 million during the first nine months of 2002 compared to $60.9 million during the first nine months of 2001, primarily as the result of higher inbound traffic derived from our U.S.-based international long distance operations, offset in part by lower international long distance prepaid card traffic volume. The international revenue increase was achieved despite lower settlement rates for traffic between the United States and the Dominican Republic. Our average settlement rate was $.052 per minute during the first nine months of 2002 compared to $.040 per minute during the first nine months of 2001. Inbound minutes increased by 40.9% to 734.6 million minutes during the first nine months of 2002 from 521.4 million minutes during the first nine months of 2001.

     Total minutes from our U.S.-based international long distance prepaid cards remained stable at 149.6 million minutes during the first nine months of 2002 compared to 149.2 million minutes during the first nine months of 2001. Revenues from our U.S. based international long distance prepaid calling decreased by 8.3% to $21.4 million during the first nine months of 2002 compared to $23.3 million during the first nine months of 2001. Lower prepaid card sales primarily resulted from competitive pressures and poor results from a third party distributor that had exclusive rights to distribute our product in the northeastern U.S. We now have several distributors in the region.

     LOCAL SERVICE. Local service revenues increased 10.1% to $51.0 million during the first nine months of 2002 compared to $46.4 million during the first nine months of 2001, primarily as the result of the continued growth in the number of lines in service. At September 30, 2002, we had 179,124 lines in service compared to 169,893 lines in service at September 30, 2001, a 5.4% increase in lines.

     As a result of a higher number of lines in service, revenues derived from cellular calls under the calling-party-pays system increased by 34.3% to $6.2 million during the first nine months of 2002 compared to $4.6 million during the first nine months of 2001. Measured local service revenues increased by 13.5% to $10.8 million during the first nine months of 2002 from $9.5 million during the first nine months of 2001.

     Revenues from monthly fees increased by 4.2% to $33.9 million during the first nine months of 2002 compared to $32.6 million during the first nine months of 2001. Our average monthly churn rate for local service subscribers decreased to 2.0% during the first nine months of 2002 compared to 2.2% during the first nine months of 2001. We calculate our average monthly churn rate by dividing the number of subscribers disconnected during a given period by the sum of subscribers at the beginning of each month during such period.

     During the 2002 third quarter, we undertook a number of steps to improve the profile of our local service customer portfolio, mainly the disconnection of lower usage users, resulting in a reduction in the number of lines in service at September 30, 2002 from the number at June 30, 2002. We currently expect to disconnect a substantial number of our lines in service at September 30, 2002 during the fourth quarter of 2002. As a result, we may have fewer lines in service at December 31, 2002, which could result in lower revenues from monthly fees, access charges and measured local service.

     By disconnecting unprofitable customers, we believe we can better use our network to provide services to and concentrate our sales efforts on, higher usage residential and corporate customers. In addition to increasing the average revenue per user, we believe we can increase service offerings to higher usage customers and ultimately increase our revenues and profitability. We anticipate that local service churn rate will remain relatively high while we continue our policy of disconnecting lower usage customers.

     CELLULAR AND PCS. Our cellular and PCS revenues remained stable at $28.3 million during the first nine months of 2002 compared to $28.2 million during the first nine months of 2001. For the 2002 nine month period declines in average price per minute were offset by increased minutes of use.

     At September 30, 2002, we had 410,918 cellular and PCS subscribers compared to 332,436 at September 30, 2001. As a result of a higher average subscriber base, total minutes of usage increased 10.0% to 167.5 million minutes during the first nine months of 2002 from 152.2 million minutes during the first nine months of 2001.

     At September 30, 2002, approximately 5% of our subscriber base consisted of customers that purchase cellular and PCS services pursuant to fixed-term contracts and the remaining 95% of customers that purchase their services in advance, primarily through prepaid calling cards. Prepaid customers include both those who can receive and make outgoing calls and those who are only able to receive incoming calls. We believe that our postpaid subscribers seek the convenience of uninterrupted mobile service and access to high quality customer service and are willing to pay monthly fees for additional value-added services. In contrast to postpaid subscribers, prepaid customers typically generate low levels of usage, access a limited number of value-added services, and often are unwilling to make a fixed financial commitment or do not have the credit profile to purchase postpaid plan cellular and PCS services.

     For the first nine months of 2002, prepaid cellular and PCS services generated approximately 68% of our total minutes of use and approximately 71% of our total cellular and PCS revenues, compared to 68% of our total minutes of use and 74% of our total cellular and PCS revenues during the first nine months of 2001.

     At September 30, 2002, we had approximately 150,000 "incoming calls only" subscribers, all of whom are prepaid subscribers. The substantial majority of "incoming calls only" subscribers generate little or no traffic. We currently anticipate voluntarily disconnecting a substantial number of our "incoming calls only" cellular and PCS subscribers in the fourth quarter of 2002, which could result in lower airtime and access charge revenues.

     Our average monthly churn rate for cellular and PCS services decreased to 4.3% during the first nine months of 2002 compared to 5.1% during the first nine months of 2001. We anticipate that the cellular and PCS services churn rate to increase while we continue our policy of disconnecting lower usage "incoming calls only" prepaid subscribers.

     DATA AND INTERNET. Data and Internet service increased by 34.0% to $8.1 million during the first nine months of 2002 from $6.0 million during the first nine months of 2001, primarily as the result of the continued growth in the number of data and Internet subscribers. The number of our data and Internet subscribers increased 23.3% to 10,611 at September 30, 2002 from 8,606 at September 30, 2001. Revenues from monthly fees increased by 18.4% to $5.9 million during the first nine months of 2002 compared to $4.9 million during the first nine months of 2001.

     PAGING. Paging revenues decreased 40.5% to $495,000 during the first nine months of 2002 from $832,000 during the first nine months of 2001, primarily as a result of our decision to focus on migrating new customers away from paging services and into prepaid cellular services. At September 30, 2002, we had 9,457 paging subscribers compared to 17,878 paging subscribers at September 30, 2001. Our average monthly churn rate for paging services increased to 2.9% during the first nine months of 2002 compared to 2.4% during the first nine months of 2001.

     SALE OF EQUIPMENT. Revenues from the sale of equipment decreased 35.1% to $1.7 million during the first nine months of 2002 compared to $2.7 million during the first nine months of 2001, primarily as a result of lower sales of customer premise equipment and cellular and PCS handsets. We have entered into arrangements for the distribution of cellular and PCS services through major electronics retailers. These arrangements have decreased equipment sales revenues but we believe added subscribers and contribute to increase cellular and PCS service revenues.

     INSTALLATION AND ACTIVATION FEES. Installation and activation decreased 64.9% to $3.3 million during the first nine months of 2002 compared to $9.4 million during the first nine months of 2001. The decrease reflects lower installation fees charged for local access lines and mobile services. In addition, installation and activation revenues for the 2001 periods include fees deferred from previous periods in accordance with SEC Staff Accounting Bulletin
101. Most fees so deferred have been recognized before 2002 and such fees have decreased since 2001. (See "Critical Accounting Policies").

     CABLE. In the fourth quarter of 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market, including the concession granted by the Dominican government to operate a cable system. Revenues from cable television services totaled $16.9 million during the first nine months of 2002.

     At September 30, 2002, we had 71,081 cable subscribers, including 62,035 basic subscribers, and 7,692 commercial rooms, which include commercial establishments (for example, hotels) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us. Programming services revenues totaled $12.1 million during the first nine months of 2002. Advertising revenues totaled $4.5 million during the first nine months of 2002.

     OPERATING COSTS. Major components of operating costs are:

     - transport and access charges (formerly referred to as satellite connection and carrier costs), which include amounts paid to foreign carriers for our use of their networks for termination of outbound traffic and interconnection costs, which are access charges paid primarily to Codetel, and payments for international satellite circuit leases;

     - programming costs, which are amounts paid to programming providers for licenses to broadcast on our cable television network basic and premium programming and other content;

     - depreciation of network and non-network equipment and leased terminal equipment;

     -    expenses in lieu of income tax; and

     - selling, general and administrative expenses, which include salaries and other compensation to personnel, building occupancy and maintenance expenses, marketing expenses, commissions and other related costs.

     Our operating costs increased 20.2% to $193.5 million during the first nine months of 2002 from $161.0 million during the first nine months of 2001. These results reflect higher selling, general and administrative expenses, as well as increased network and non-network depreciation expenses resulting from a higher depreciable capital base as a result of our capital investment and domestic and international network expansion programs. The increase in operating costs and expenses also reflects higher transport and access charges costs, as well as the integration of our cable television operations and the launch of operations in Panama. As a percentage of revenues, operating costs increased to 98.5% during the first nine months of 2002 from 90.9% during the first nine months of 2001.

     TRANSPORT AND ACCESS CHARGES. Transport and access charges costs increased by 15.8% to $57.3 million during the first nine months of 2002 from $49.5 million during the first nine months of 2001, primarily as a result of increased interconnection costs and higher outbound carrier costs. Interconnection costs increased by 25.8% to $25.7 million during the first nine months of 2002 from $20.5 million during the first nine months of 2001, as the result of a higher volume of traffic terminating in other networks. Outbound carrier costs increased by 10.4% to $23.3 million during the first nine months of 2002 from $21.1 million during the first nine months of 2001, reflecting higher volume of outbound international calls terminating in non-U.S. destinations.

     PROGRAMMING COSTS. Programming costs totaled $4.7 million during the first nine months of 2002, primarily related to fees paid to providers for signals and programming content.

     NETWORK DEPRECIATION AND NON-NETWORK DEPRECIATION EXPENSE. Network depreciation increased 22.1% to $39.6 million during the first nine months of 2002 from $32.5 million during the first nine months of 2001, as a result of a higher depreciable asset base due to the continued investments in our local and international networks, including telecommunications equipment and facilities. Non-network depreciation expense with respect to other fixed assets increased 30.7% to $9.6 million during the first nine months of 2002 from $7.4 million during the first nine months of 2001.

     EXPENSE IN LIEU OF INCOME TAXES. In the past, we made payments to the Dominican government in lieu of income tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Expense in lieu of income taxes also includes a tax of 2% on international settlement revenues collected. Beginning September 1, 2002, in accordance with Presidential decree No. 405-02, we no longer pay taxes in lieu of income tax but pay the tax imposed on all Dominican corporations: a tax equal to the greater of 25% of net taxable income or 1.5% of gross revenues.

     Expense in lieu of income taxes decreased by 30.6% to $6.2 million during the first nine months of 2002 from $9.0 million during the first nine months of 2001.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses, excluding non-network depreciation expense, increased 24.3% to $73.4 million during the first nine months of 2002 from $59.1 million during the first nine months of 2001. The amount of selling, general and administrative expenses reflects increased marketing and advertising expenses, higher provision for uncollectible accounts, occupancy costs, and other related expenses. These increases were offset in part by lower commissions paid to wholesale distributors of prepaid cards, and lower salaries and other personnel compensation costs during the third quarter, as a result of a reduction in the number of employees. Selling, general and administrative amounts have increased from the amounts previously reported by us to account for amortization expenses, primarily related to radio and cellular and PCS frequencies, deferred commissions, and other intangible assets, previously included as a separate line items in interim reports.

Amortization expenses increased to $2.0 million during the first nine months of 2002 from $465,000 during the first nine months of 2001.

     Marketing expenses increased to $6.0 million during the first nine months of 2002 from $4.7 million during the first nine months of 2001. Expenses for the provision of uncollectible accounts increased to $6.2 million during the first nine months of 2002 from $2.9 million during the first nine months of 2001, primarily as a result of a higher number of contract local service, cellular and PCS and basic and premium cable subscribers. Occupancy costs increased to $5.9 million during the first nine months of 2002 from $4.9 million during the first nine months of 2001.

     Other expenses, which include, among others insurance, legal expenses, maintenance and repair of vehicles and equipment and other professional services, increased to $20.9 million during the first nine months of 2002 from $16.0 million during the first nine months of 2001. Salaries and other compensation to personnel totaled $22.4 million during the first nine months of 2002 compared to $22.2 million during the first nine months of 2001. At September 30, 2002, we had 1,489 employees compared to 1,491 employees at September 30, 2001.

     As a percentage of total operating revenues, selling, general and administrative expenses, excluding non-network depreciation expense, increased to 37.4% during the first nine months of 2002 compared to 33.3% during the first nine months of 2001.

     COST OF EQUIPMENT AND OTHER COSTS. Cost of equipment sold, which consists of the cost of sale of customer premise equipment, including private branch exchanges and key telephone systems, as well as cellular and PCS handsets, decreased by 45.3% to $1.2 million during the first nine months of 2002 from $2.2 million during the first nine months of 2001. Other costs, which consist of the cost of sale of prepaid services, decreased to $1.4 million during the first nine months of 2002 from $1.5 million during the first nine months of 2001.

     OPERATING INCOME. Operating income decreased to $2.9 million during the first nine months of 2002 compared to $16.1 million during the first nine months of 2001. Operating income as a percentage of total operating revenues decreased to 1.5% during the first nine months of 2002 from 9.1% during the first nine months of 2001.

     OTHER INCOME (EXPENSES). Other expenses increased to $43.9 million during the first nine months of 2002 from $26.7 million during the first nine months of 2001, reflecting increased interest expenses resulting from higher average aggregate amount of outstanding debt. Interest increased to $46.9 million during the first nine months of 2002 from $28.5 million during the first nine months of 2001. Interest expense also has increased because the amount of interest capitalized has decreased with the decrease in capital expenditures. During the first nine months of 2002, we incurred debt primarily to purchase network and telecommunications equipment.

     NET EARNINGS (LOSS). For the first nine months of 2002, net loss totaled $39.7 million, or $.92 cents per share, compared to a net loss of $10.7 million, or $.37 cents per share, during the first nine months of 2001.

     EBITDA. Earnings before interest and other income, taxes and depreciation and amortization decreased by 7.7% to $60.4 million during the first nine months of 2002 from $65.4 million during the first nine months of 2001. We calculate earnings before interest and other income and expenses, taxes and depreciation and amortization prior to the deduction of payments to the government in lieu of income taxes.

2001 COMPARED TO 2000

     OPERATING REVENUES. Our total operating revenues increased 8.7% to $243.8 million in 2001 from $224.3 million in 2000. This growth stemmed primarily from increases in revenues from local service, data and Internet, cable television and mobile services, offset, in part, by decreased international revenues and decreased revenues from the sale and lease of equipment.

     TOLL. Toll revenues increased 1.2% to $29.0 million during 2001 from $28.7 million in 2000, primarily as a result of higher interconnection charges and a higher volume of domestic long distance traffic, offset, in part, by decreased revenues derived from outbound international traffic.

     Revenues from interconnection charges increased 13.3% to $8.1 million during 2001 from $7.2 million in 2000. The increase in interconnection charges reflected the growth in our local access subscription base, as well as growth in the Dominican telephony markets.

     Revenues from outbound international calls decreased by 12% to $14.5 million during 2001 from $16.5 million in 2000, primarily as a result of a decrease in the price per minute for outbound international calls for residential and commercial customers. The average price per minute for outbound international calls declined to $0.54 in 2001 from $0.89 in 2000. Outbound international minutes increased by 1.9% to 33.1 million in 2001 from 32.5 million minutes during 2000, reflecting increased traffic volume from our cellular and PCS customers.

     Domestic long distance revenues increased 5.9% to $5.4 million during 2001 from $5.0 million in 2000. Domestic long distance minutes increased by 10.8% to
50.8 million minutes during 2001 from 45.9 million minutes during 2000. The increase in domestic long distance minutes resulted from higher traffic volume from our retail call centers. The increase in domestic long distance minutes was offset in part by an approximate 16% decrease in 2001 in the average price per minute. Pending regulatory proposals that would divide the Dominican Republic into five zones and provide that intrazone calls are local could have the effect of decreasing rates for some calls if the regulations are adopted.

     INTERNATIONAL. Our international revenues decreased 2.6% to $82.0 million in 2001 from $84.2 million in 2000, primarily as the result of continued pricing pressures for traffic between the United States and the Dominican Republic. Our average settlement rate was $0.095 per minute during 2000 and $0.053 per minute during 2001. The volume gains achieved in 2001 were not sufficient to offset pricing declines, particularly during the fourth quarter of 2001, in which international revenues decreased 16% from international revenues in the fourth quarter of 2000.

     Inbound minutes increased by 30% to 732.7 million minutes in 2001 from
563.4 million in 2000. TRICOM USA accounted for approximately 86.0% of our total inbound minutes in 2001 compared to 71.1% in 2000. Total minutes from our U.S.-based international long distance prepaid cards increased by 48.1% to 205.2 million minutes in 2001 from 138.6 million during 2000. Revenues from our U.S. based international long distance prepaid calling cards increased by 27.6% to $31.6 million in 2001 from $24.8 million in 2000.

     LOCAL SERVICE. Local service revenues increased 23.6% to $63.4 million during 2001 from $51.3 million in 2000, primarily as the result of the continued growth in the number of local lines in service. In 2001, we added 29,040 net local access lines compared to 29,386 net local access lines added in 2000. At December 31, 2001, we had 177,352 local access lines in service compared to 148,312 local access lines in service at December 31, 2000 representing a 19.6% increase.

     As a result of a higher number of lines in service, measured local service revenues increased by 23.1% to $13.2 million in 2001 from $10.8 million in 2000. Revenues from monthly fees increased by 20.6% to $40.3 million in 2001 from $33.4 million in 2000. Revenues derived from cellular calls under the calling-party-pays system increased by 37.3% to $6.5 million in 2001 from $4.8 million in 2000. Our average monthly churn rate for local service was 1.9% in 2001 compared to 2.3% in 2000. We calculate our average monthly churn rate by dividing the number of subscribers disconnected during a given period by the sum of subscribers at the beginning of each month during such period.

     CELLULAR AND PCS. Our cellular and PCS revenues grew 4.2% to $37.3 million in 2001 from $35.8 million in 2000. The growth in our wireless operations was the result of a 27.7% increase in subscribers. At December 31, 2001, we had 364,059 cellular and PCS subscribers compared to 284,991 at December 31, 2000. As a result of a higher average subscriber base, minutes of usage increased 22.6% to 204.2 million minutes in 2001 from 166.6 million minutes in 2000. The average price per minute of use declined to $0.20 in 2001 from $0.24 in 2000, reflecting increased price competition initiated by new entrants to the market in 2000.

     We attribute the substantial growth of our subscriber base to the continued success of our prepaid cellular program. Prepaid cellular and PCS services generated approximately 70% of our total minutes of use and 71% of total cellular and PCS revenues in 2001. Prepaid revenues increased by 27.6% to $26.7 million in 2001 from $20.9 million in 2000. Revenues from post paid subscribers declined by 16.8% in 2001 from 2000, reflecting a decline in the number of post paid subscribers. We initiated programs in 2002, which have resulted in increasing our postpaid subscriber base. Our average monthly churn rate for cellular and PCS services increased to 4.6% in the 2001 from 3.3% in 2000 reflecting primarily our decision to disconnect lower usage prepaid subscribers during 2001.

     DATA AND INTERNET. Data and Internet service revenues increased 138.9% to $8.3 million in 2001 from $3.0 million in 2000, primarily as the result of the continued growth in the number of data and Internet subscribers. The number of our data and Internet subscribers grew to 8,713 at December 31, 2001 compared to 6,080 at December 31, 2000. The increase in revenue also reflects an increase in our average basic monthly rent as well as revenues that we received from our contract with the Dominican government to provide data and Internet services to Dominican public high schools.

     PAGING. Paging revenues decreased 38.3% to $1.1 million in 2001 from $1.7 million in 2000, primarily as a result of our decision to focus on having new customers move away from paging services and into prepaid cellular services. At December 31, 2001, we had 12,090 paging subscribers compared to 21,622 paging subscribers at December 31, 2000. Our average monthly churn rate for paging services increased to 4.3% in 2001 from 3.3% in 2000.

     SALE OF EQUIPMENT. Revenues from the sale of equipment decreased 49% to $2.7 million in 2001 from $5.3 million in 2000, primarily as a result of lower sales of cellular and PCS handsets and private branch exchanges and key telephone systems. We have entered into arrangements for the distribution of cellular and PCS services through major electronics retailers. These arrangements have decreased equipment sales revenues but we believe added subscribers and we believe contribute to increased cellular and PCS service revenues.

     INSTALLATION AND ACTIVATION. Installation and activation revenues increased 4.4% to $14.3 million in 2001 from $13.7 million in 2000, primarily as a result of higher average activation fees for local access service, offset, in part, by lower revenues derived from lower average activation fees charged for cellular and PCS services. In response to competition, recently we have not charged activation fees for new cellular and PCS customers.

     CABLE. In the fourth quarter of 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market including the concession granted by the Dominican government to operate a cable system. Revenues from cable television services totaled $4.7 million in 2001, primarily from basic and premium programming services and advertising sales. At December 31, 2001, we had 64,466 cable subscribers, including 56,896 basic subscribers, and 7,570 commercial rooms. Programming services revenues totaled $3.9 million and advertising revenues totaled $768,000 in 2001.

     OPERATING COSTS.

     Our operating costs increased to $229.3 million in 2001 from $183.3 million in 2000. These results reflect higher network and non-network depreciation expenses resulting from a higher depreciable capital base as a result of our capital investment and domestic and international network expansion programs. It also reflects higher selling, general and administrative expense primarily from increased commissions due to the growth of our retail prepaid card operations in the United States. As a percentage of revenues, operating costs increased to 94.1% in 2001 from 81.7% in 2000.

     SATELLITE CONNECTIONS AND CARRIER COSTS. Satellite connections and carrier costs decreased by 0.4% to $68.3 million in 2001 from $68.6 million in 2000, primarily as a result of lower outbound carrier costs. Outbound carrier costs decreased by 17.6% to $29.3 million in 2001 from $35.6 million in 2000, reflecting decreases in outbound revenues.

     PROGRAMMING COSTS. Programming costs totaled $1.2 million in 2001.

     NETWORK DEPRECIATION AND NON-NETWORK DEPRECIATION EXPENSE. Network depreciation increased 51.7% to $44.5 million in 2001 from $29.3 million in 2000, as a result of a higher depreciable asset base due to the continued investments in our local and international networks, including telecommunications equipment and facilities. Non-network depreciation expense with respect to other fixed assets grew 45.4% to $9.9 million in 2001 from $6.8 million in 2000.

     EXPENSE IN LIEU OF INCOME TAXES. In 2000 and 2001 we made payments to the Dominican government in lieu of income tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Expense in lieu of income taxes also included a tax of 2% on international settlement revenues collected. Expense in lieu of income taxes during 2001 increased by 24.3% to $12.6 million from $10.2 million in 2000.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, General and administrative expenses, excluding non-network depreciation expense, increased 39.1% to $88.8 million in 2001 from $63.9 million in 2000. The increase in the amount of selling, general and administrative expenses reflected the greater amount of commissions paid to wholesale distributors of prepaid cards, as a result of a higher number of prepaid cards sold in the United States and the expansion of our prepaid cellular subscriber base in the Dominican Republic, and other expenses, including legal, maintenance and repair of equipment. Commissions paid to wholesale distributors of prepaid cards grew 40.4% to $16.3 million in 2001 from $11.6 million in 2000. Other expenses increased 29.5% to $18.3 million in 2001 from $14.1 million in 2000. At December 31, 2001, we had 1,829 employees compared to 1,740 employees at December 31, 2000. Salaries and other compensation to personnel increased by 6.6% to $29.0 million in 2001 from $27.2 million in 2000. Marketing expenses increased by 4.1% to $4.5 million in 2001 from $4.3 million in 2000.

     As a percentage of total operating revenues, selling, general and administrative expenses, excluding non-network depreciation expense, increased to 36.4% in 2001 compared to 28.5% in 2000.

     COST OF EQUIPMENT SOLD AND OTHER COSTS. Cost of equipment sold, which consists of the cost of sale of customer premise equipment, including private branch exchanges and key telephone systems, as well as cellular and PCS handsets, decreased by 28.9% to $2.1 million in 2001 from $2.9 million in 2000. Other costs, which consist of the cost of sale of prepaid services, increased by 12.6% to $1.7 million in 2001 from $1.6 million in 2000.

     OPERATING INCOME. Operating income decreased to $14.5 million in 2001 compared to $41.0 million in 2000. Operating income as a percentage of total operating revenues decreased to 5.9% in 2001 from 18.3% in 2000.

     OTHER INCOME (EXPENSES). Other expenses increased to $38.9 million in 2001 from $31.2 million in 2000, reflecting increased interest expenses resulting from higher average aggregate amount of outstanding debt and despite a decrease in the average interest paid in 2001. We incurred debt primarily to purchase network and telecommunications equipment.

     NET EARNINGS (LOSS). Net loss totaled $23.1 million, or $0.78 per share, in 2001 compared to a net loss of $7.2 million, or $0.26 per share, in 2000. The net loss in 2000 included the effect of the $16.5 million cumulative effect of the accounting change from the adoption of SAB 101.

     EBITDA. Earnings before interest and other income, taxes and depreciation and amortization decreased by 6.3% to $82.2 million in 2001 from $87.7 million in 2000. We calculate earnings before interest and other income and expenses, taxes and depreciation and amortization prior to the deduction of payments to the government in lieu of income taxes.

2000 COMPARED TO 1999

     OPERATING REVENUES. Our total operating revenues increased 31.3% to $224.3 million in 2000 from $170.8 million in 1999. This growth stemmed primarily from increases in revenues from our international, local service, mobile and toll services, offset, in part, by decreased revenues from the sale and lease of equipment and installations.

     TOLL. Toll revenues increased 24.0% to $28.7 million during 2000 from $23.1 million for 1999, as a result of higher domestic long distance and outbound international traffic derived from the growth of our customer base. Domestic long distance minutes increased by 47.4% to 45.9 million minutes during 2000 from 31.1 million minutes during 1999. Outbound international minutes increased by 9.4% to 32.5 million minutes in 2000 from 29.7 million minutes in 1999. The increase in numbers of minutes was offset by a decrease of approximately 15% during 2000 of our average per minute long distance tariff. The increases in domestic long distance and outbound minutes resulted from higher traffic volume from our mobile and local service customers. Mobile and local service customers respectively accounted for 32.3% and 31.3% of our total long distance minutes in 2000 compared to 22.3% and 27.9% in 1999. Calls from our call centers account for our remaining minutes.

     INTERNATIONAL. Our international revenues grew 38.9% to $84.2 million in 2000 from $60.6 million in 1999. This increase was due principally to the growth of inbound traffic volume received from our U.S.-based international carrier, TRICOM USA. Inbound minutes increased by 70.9% to 563.4 million minutes in 2000 from 329.7 million in 1999. TRICOM USA accounted for 71.1% of our total inbound minutes in 2000 compared to 59.4% in 1999.

     The increase in international revenues was achieved despite the continued trend of decreasing settlement rates for traffic between the United States and the Dominican Republic. Our average settlement rate was $0.14 per minute during 1999 and $0.10 per minute during 2000. We have been able to increase revenues from the provision of international long distance services by increasing the volume of international traffic carried through our network. Future decreases in settlement rates, without corresponding increases in our long distance traffic from the United States, would reduce our international settlement revenues, adversely affect the profit margins that we realize on such traffic and could have a material adverse effect on our business, financial condition and results of operations.

     LOCAL SERVICE. Local service revenues grew 54.1% to $51.3 million in 2000 from $33.3 million in 1999, primarily as the result of the continued growth in the number of local lines in service. In 2000, we added 29,386 net local access lines compared to 38,310 net local access lines added in 1999. At December 31, 2000, we had 148,312 local access lines in service, including 48,765 wireless local loop lines, compared to 118,926 local access lines in service at December 31, 1999, including 19,284 wireless local loop lines. The increase in local service revenues also reflects an approximate 15% increase in local access rates.

     As a result of a higher number of lines in service, interconnection revenues for local calls received from Codetel and other carriers increased 113.8% to $6.2 million in 2000 from $2.9 million in 1999. Our average monthly churn rate for local service was 2.3% in 2000 compared to 1.8% in 1999. We calculate our average monthly churn rate by dividing the number of subscribers disconnected during a given period by the sum of subscribers at the beginning of each month during such period. The increase reflected our policy of financing installation fees for local access adopted in 1999. In October 1999, we reduced installation fees and stopped providing financing, which resulted in decreased monthly churn.

     CELLULAR AND PCS. Our cellular and PCS revenues grew 35.2% to $35.8 million in 2000 from $26.5 million in 1999. The growth in our wireless operations was the result of a 61.9% increase in subscribers. At December 31, 2000, we had 284,991 cellular and PCS subscribers compared to 176,080 at December 31, 1999. As a result of a higher average subscriber base, airtime minutes increased 27.8% to 166.6 million minutes in 2000 from 130.4 million minutes in 1999. We attribute the substantial growth of our subscriber base to the continued success of our prepaid cellular program.

     Prepaid cellular and PCS services generated approximately 59% of our total airtime minutes and 58.7% of total cellular and PCS revenues in 2000. Prepaid revenues increased by 44.1% to $20.9 million in 2000 from $14.5 million in 1999. Our average monthly churn rate for cellular and PCS services increased to 3.1% in 2000 from 1.8% in 1999 reflecting primarily our decision in the fourth quarter to eliminate lower revenue-generating prepaid customers by shortening the expiration of our prepaid cards to 30 days.

     Interconnection revenues attributed to airtime traffic received from Codetel and other carriers increased by 22.4% to $4.3 million in 2000 from $3.5 million in 1999 due to a larger subscriber base, as well as a higher volume of incoming minutes received by prepaid cellular and PCS subscribers.

     DATA AND INTERNET. Data and Internet service revenues grew 518% to $3.5 million in 2000 from $560,000 in 1999, primarily as the result of the continued growth in the number of data and Internet subscribers. Data and Internet subscriber base grew to 6,080 at December 31, 2000 compared to 3,269 at December 31, 1999.

     PAGING. Paging revenues decreased 36.8% to $1.7 million in 2000 from $2.7 million in 1999, primarily as a result of our decision to focus on having new customers move away from paging services and into prepaid cellular services. At December 31, 2000, we had 21,622 paging subscribers compared to 28,737 paging subscribers at December 31, 1999. Our average monthly churn rate for paging services increased to 3.4% in 2000 from 2.3% in 1999.

     SALE OF EQUIPMENT. Revenues from the sale of equipment decreased 31.6% to $5.3 million in 2000 from $7.7 million in 1999, primarily as a result of lower sales of customer premise equipment and cellular and PCS handsets. We have entered into arrangements for the distribution of cellular and PCS services through major electronics retailers. We believe that these arrangements will decrease equipment sales revenues but will add subscribers and increase cellular and PCS service revenues.

     INSTALLATION AND ACTIVATION. Installation and activation revenues decreased 11.3% to $13.7 million in 2000 from $15.5 million in 1999. The decrease in installation and activation revenues was due to an aggressive promotional marketing strategy undertaken during 2000, which included lowering subscriber activation fees for mobile and local access service, and the effect of adopting a new accounting pronouncement, SAB 101, resulting in the deferral of the recognition of installation revenues and activation fees.

     OPERATING COSTS.

     Our operating costs increased to $183.3 million in 2000 from $129.4 million in 1999. These results reflect increased satellite connection and carrier costs associated with higher volumes of international traffic; higher general and administrative expenses primarily from increased commissions due to the growth of our retail operations in the U.S.; and higher network depreciation expenses resulting from our capital investment and domestic and international network expansion programs. As a percentage of revenues, operating costs increased to 81.7% in 2000 from 75.7% in 1999.

     SATELLITE CONNECTIONS AND CARRIER COSTS. Satellite connections and carrier costs increased by 57.0% to $68.6 million in 2000 from $43.7 million in 1999, primarily as a result of higher outbound carrier costs, as well as higher interconnection costs. Outbound carrier costs increased by 86.1% to $35.6 million in 2000 from $19.1 million in 1999. The increase was attributable to increased international traffic through our TRICOM USA hubbing operations. Interconnection costs increased by 37.9% to $27.0 million in 2000 from $19.8 million in 1999, as a result of a higher volume of inbound traffic terminating in Codetel's network.

     NETWORK DEPRECIATION AND NON-NETWORK DEPRECIATION EXPENSE. Network depreciation increased 83.6% to $29.3 million in 2000 from $16.0 million in 1999, as a result of the continued investments in our local and international networks, including telecommunications equipment and facilities. Non-network depreciation expense with respect to other fixed assets grew 40.6% to $6.8 million in 2000 from $4.9 million in 1999.

     EXPENSE IN LIEU OF INCOME TAXES. In 1999 and 2000 we made payments to the Dominican government in lieu of income tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Expense in lieu of income taxes also includes a tax of 2% on international settlement revenues collected. Expense in lieu of income taxes during 2000 decreased by 20.3% to $10.2 million from $12.8 million in 1999. The decrease reflects increases in international costs, interconnection costs and accounts receivable reserve which are deducted from revenues in calculating the tax and which increased at a greater rate than the increase in domestic revenues on which the tax is based.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, General and administrative expenses, excluding non-network depreciation expense, increased 36.9% to $63.9 million in 2000 from $46.6 million in 1999. The increase in the amount of selling, general and administrative expenses reflected the greater amount of commissions paid to wholesale distributors of prepaid cards as a result of higher revenues from sales of the cards and increased personnel costs due to a higher employee headcount. At December 31, 2000, we had 1,740 employees compared to 1,534 employees at December 31, 1999. As a percentage of total operating revenues, selling, general and administrative expenses, excluding non-network depreciation expense, increased to 28.5% in 2000 compared to 27.3% in 1999.

     Commissions paid to wholesale distributors of prepaid cards grew 89.3% to $11.6 million in 2000 from $6.1 million in 1999, primarily as a result of the expansion of our prepaid cellular subscriber base and a 113% increase in the number of prepaid cards sold in the United States in 2000.

     COST OF EQUIPMENT SOLD AND OTHER COSTS. Cost of equipment sold, which consists of the cost of sale of customer premise equipment, including private branch exchanges and key telephone systems, as well as cellular and PCS handsets, decreased by 27% to $2.9 million in 2000 from $4.0 million in 1999, primarily as a result of the lower cost of sale from residential telephones, cellular and PCS handsets and paging units. Other costs, which consist of the cost of sale of prepaid services, increased by 8.2% to $1.6 million in 2000 from $1.4 million in 1999.

     OPERATING INCOME. Operating income was approximately $41.0 million in 2000 compared to $41.5 million in 1999. Operating income as a percentage of total operating revenues decreased to 18.3% in 2000 from 24.3% in 1999.

     OTHER INCOME (EXPENSES). Other expenses increased to $31.2 million in 2000 from $19.2 million in 1999, reflecting increased interest expenses resulting from higher short-term bank borrowings and vendor financing used to purchase network and telecommunications equipment.

     NET EARNINGS (LOSS). Earnings before cumulative effect or accounting change totaled $9.2 million, or $0.33 per share, in 2000 compared to $22.2 million, or $0.89 per share, in 1999. Including the $16.5 million cumulative effect of accounting change for the adoption of SAB 101, we had a net loss of $7.2 million, or $0.26 per share, in 2000.

     EBITDA. Earnings before interest and other income, taxes and depreciation and amortization increased by 16.5% to $87.7 million in 2000 from $75.3 million in 1999. We calculate earnings before interest and other income and expenses, taxes and depreciation and amortization prior to the deduction of payments to the government in lieu of income taxes.

ACQUISITIONS

     In April, 2001, we purchased a 51% interest in a Panamanian company, Cellular Communications of Panama, S.A., now TRICOM Panama, S.A., for approximately $8.1 million. TRICOM Panama has approximately 1,750 analog mobile users and owns the frequency rights for 107 channels of 25 MHz each. These frequencies will give us access to nationwide coverage, covering a population of approximately 2.81 million people. We have constructed an iDEN(R) network, at a cost as of December 31, 2001 of approximately $37 million, in Panama City and Colon, the two largest cities in Panama, and in important transportation corridors in other parts of the country. We offer digital mobile integrated services, including two-way radio, paging and interconnect services.

     On October 26, 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market including the concession granted by the Dominican government to operate a cable system. The transaction was valued at approximately $1,130 per subscriber equivalent or approximately $64.0 million, payable $41.8 million in cash and with 3,375,000 shares of our Class A common stock. TCN Dominicana is the leader of the Dominican cable television market with a 43% market share, serving 70,609 cable subscribers, including 63,020 basic subscribers and 7,589 commercial rooms, with close to 170,000 homes passed as of December 31, 2001. We intend to expand our subscriber base by increasing our penetration rate over existing homes passed and by expanding the reach of our existing cable network, as well as by marketing our various Internet access services and introducing new multimedia products and services.

     CRITICAL ACCOUNTING POLICIES

     REVENUE RECOGNITION

     During the year ended December 31, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101 concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. At the time we adopted SAB 101, we charged activation and installation fees to subscribers for cellular and PCS services and for local access lines. In preparing our financial statements for the year ended December 31, 2000, we estimated that the average service life for our customers that we charged activation and installation fees was 35 months. We based our estimate of average service life on our experience during the preceding five years, which included periods in which we were initiating and developing these service offerings.

     Effective October 1, 2001, we updated our estimate of the average service life for our customers from 35 to 24 months. We based our revision on our experience during the preceding three years, which we regarded as more representative of current market conditions. The number of mobile subscribers and subscribers for local access lines increased substantially during that period. We also face increased competition, particularly in the mobile markets in which there have been new market entrants since 2000, which have captured significant market share. As a result of these and other factors, our average monthly disconnection or churn rate increased during 2001. We expect these factors to continue to affect our ability to retain customers. As revised, for 2000 and 2001, we recognized revenue of $8,940,040 and $7,512,759 associated with the accounting change from the adoption of SAB 101.

     Based upon recent market trends to reduce activation fees for mobile and local service, we anticipate that our activation fees and deferred revenue may decrease in the future. In addition, in October 2001, we acquired TCN Dominicana, the largest operator of cable television systems in the Dominican Republic, which we operate under the name Telecable. Telecable did not consistently charge fees for the installation and activation of cable service before we acquired it. We currently charge new subscribers approximately $45, which includes a one-time installation fee and the first month of service. Given current market conditions, we do not foresee charging installation fees in the future. We do not have sufficient experience to determine the average customer service life for cable subscribers. We recognized revenues from cable activation fees for the nine months ended September 30, 2002 in the aggregate of approximately $185,000.

     LONG-LIVED ASSETS

     The Company's long-lived assets include property and equipment, in service, under construction or development and held for disposal, as well as goodwill and identifiable intangible assets to be held and used.

     Property and equipment in service is stated at historical costs. Costs associated directly with network construction, service installations and development of business support systems and interest expense incurred during the construction period are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of assets. The estimated useful life of telecommunications networks is 15 years and 3 to 10 years for furniture fixtures, equipment and other. These useful lives are determined based on historical usage with consideration given to technological changes, trends in the industry and other economic factors that could impact the network architecture and asset utilization. Assets held for disposal or sale is stated at the estimated proceeds from the sale, less costs to sell.

     The Company provides for the impairment of long-lived assets, including goodwill, pursuant to SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed of", which requires that long-lived assets and certain identifiable intangible held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an assets may not be recoverable. Such events include, but are not limited to, a significant decrease in market value of an asset, a significant adverse change in the business climate that could affect the value of an asset or a current period operating or cash flow loss combined with a history of operating or cash flow losses. An impairment loss is recognized when estimated undiscounted future cash flows, before interest, expected to be generated by the assets are less than its carrying value.

     We adopted the provisions of SFAS No. 142 on January 1, 2002. SFAS No. 142 no longer requires the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. In accordance with the new rules, starting January 1, 2002, we are no longer amortizing goodwill, acquired intangible assets, which we determined, have an indefinite life. The Company's amortization of goodwill for the year ended December 31, 2001 totaled approximately $47,000. Currently, we do not believe that the provisions of SFAS 142 will have a significant effect on our results of operations and financial position.

     ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141") and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires all business combinations initiated after September 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after September 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted SFAS 142 effective January 1, 2002. As of December 31, 2001, and September 30, 2002, the composition of goodwill and intangible assets totaled $36.5 million, primarily related to the acquisitions of TCN Dominicana, S.A. and of Cellular Communications of Panama, S.A. (subsequently renamed TRICOM Panama, S.A.) during 2001.

     EFFECTS OF INFLATION

     The annual inflation rate in the Dominican Republic was 5.1% for 1999, 9.0% for 2000 and 4.4% for 2001. The effects of inflation on our operations have not been significant.

     CHANGE IN FUNCTIONAL AND REPORTING CURRENCY

     Through December 31, 1996, we used the Dominican peso as our functional and reporting currency. While a significant portion of our revenues, assets and liabilities historically were denominated in U.S. dollars, a clear determination of the functional currency was difficult, and we used the Dominican peso as our functional currency. However, in our opinion, with the issuance of the existing notes, in August 1997, our cash flows and financial results of operations are more appropriately presented in the U.S. dollar as the functional currency. Effective January 1, 1997, we changed our functional currency from the Dominican peso to the U.S. dollar. Our financial statements for periods prior to January 1, 1997 have not been restated for this change in the functional currency. However, we did retroactively change our reporting currency to the U.S. dollar.

LIQUIDITY AND CAPITAL RESOURCES

     Substantial capital is required to operate and expand our telecommunications networks. For the first nine months of 2002, we made capital expenditures of $52.7 million for the installation of additional local access lines, enhancement of our cellular and PCS network, expansion of international facilities and other network improvements, primarily in the Dominican Republic. The amount expended represents a significant reduction from expenditures in prior years, including $116.5 million in 2001. This reflects our previously announced program to reduce capital expenditures by optimizing the use of our existing network, while minimizing new capital needs and conserving cash. We currently anticipate making capital expenditures of approximately $60 million in 2002 to increase capacity and coverage in our local access and mobile networks, continue deployment of cable television set-top boxes as well as the rollout of our bi-directional cable network to support the deployment of digital and interactive services, expand our international facilities to support increased traffic volume, expand our local network, other international expansion and to deploy our iDEN(R) based network in Panama. However, the amounts to be invested for these purposes, particularly in Panama, will depend upon a number of factors, including primarily the demand for our services and the outcome of pending litigation against our Panamanian subsidiary.

     We have satisfied our working capital requirements and funded capital expenditures from cash generated from operations, short and long-term borrowings, trade finance, capital leases, vendor financing and equity and debt issuances. We believe our cash generated by operations, current cash and borrowings available to us will be sufficient to fund our expected capital expenditures through the end of 2002. We frequently evaluate potential acquisitions and joint venture investments, although we do not currently contemplate any acquisitions and our existing notes limit the amount that we can invest in joint ventures. Acquisitions, investments or potential debt repayments may require us to obtain additional financing. There can be no assurance that additional funding sources will be available to us on terms, which we find acceptable, or at all.

     Net cash provided by operating activities was $20.3 million for the first nine months of 2001 compared to $6.3 million for the first nine months of 2002. Net cash provided by operating activities was $42.3 million for 2000 and $34.0 million for 2001. We had net accounts receivable of $34.5 million at December 31, 2001 and $29.5 million at September 30, 2002, respectively. Our allowance for doubtful accounts increased to $7.1 million at September 30, 2002 from $4.1 million at December 31, 2001, primarily as a result of higher number of contract local service, cellular and PCS, and basic and premium cable subscribers.

     Our indebtedness was approximately $528.9 million at September 30, 2002, compared to $498.2 million at December 31, 2001, of which $200.0 million was our existing notes, $198.1 million was long-term borrowings and capital leases, with maturities ranging from fifteen months to six years, and $130.8 million was short-term bank loans, commercial paper, short-term telecommunications equipment trade financings and current portion of capital leases and of long-term debt. At September 30, 2002, our U.S. dollar borrowings and commercial paper, other than the existing notes, had interest rates ranging from 4.62% per annum to 14.93% per annum, and our Dominican peso borrowings and commercial paper had interest rates ranging from 15% per annum to 32% per annum. At September 30, 2002, our U.S. dollar borrowings, other than the existing notes, totaled $289.8 million and our peso borrowings totaled $39.1 million.

     Our existing notes in the principal aggregate amount of $200 million will mature in September 2004. If we are unsuccessful in this exchange offer and consent solicitation or if we otherwise cannot extend the maturity of the existing notes, our cash flow from operations will not be sufficient to repay the existing notes and we may not be able to obtain financing from other sources.

     At September 30, 2002, we had approximately $20.7 million in cash and investments. In addition, we had credit facilities, which, in the aggregate, permit us to borrow up to $289.1 million. At September 30, 2002, there was $266.8 million outstanding under these facilities. We had approximately $22.3 million available for borrowing under these facilities, of which $18.5 million was under facilities with maturities of less than one year.

     At September 30, 2002, we had $87.4 million of short-term and long-term approved credit facilities with Dominican banks and institutions and $201.7 million of U.S. dollar-denominated approved credit facilities with international banks and financial institutions as compared to $93.5 million and $246.7 million, respectively, at December 31, 2001. In addition, at September 30, 2002, the Company had in place a $74 million dollar-denominated and peso-denominated commercial paper program in the Dominican Republic. At September 30, 2002, we had outstanding $62.1 million under such program. The proceeds from the issuance of commercial paper have been used to finance the purchase of telecommunications related assets.

     At September 30, 2002, our current liabilities exceeded our current assets by $137.4 million compared to $175.6 million at December 31, 2001. This reflects our short-term borrowings in the Dominican Republic with related companies, local and international banks. Dominican banks lend on a short-term basis in order to negotiate interest rates should market conditions change, without necessarily demanding the repayment of credit facilities. It is our belief that the existence of negative working capital does not affect adversely the continuity of our business. In the third quarter of 2002, we restructured approximately $8.0 million of our short-term debt to long-term debt, extending the maturity of such debt with a financial institution for a period of three years, with an interest rate of 11% per annum with respect to dollar denominated borrowings and 28% per annum with respect to peso denominated borrowings. We will seek additional credit facilities with international banks to refinance our short-term credit facilities.

     Our credit facilities in the Dominican Republic do not contain financial covenants. One loan with General Electric Capital Corporation of Puerto Rico, which had an outstanding principal amount of $5.6 million at December 31, 2001, and $3.8 million at September 30, 2002, contains two financial covenants that require us to maintain a minimum cash flow coverage ratio (defined as net income plus depreciation minus preferred dividends divided by current maturity of long term debt) and EBITDA coverage ratio (defined as earnings before interest, taxes, depreciation and amortization divided by current maturity of long term debt plus interest expense). We failed to comply with these covenants at December 31, 2001. GE Capital waived such non-compliance and amended the loan agreement to eliminate the application of the covenants altogether to the three months periods ended March 31, 2002 and June 30, 2002 and to change the ratios for periods ending after June 30, 2002. At September 30, 2002, we were not in compliance with the GE Capital financial covenants. GE Capital has waived our non-compliance and agreed to waive any future non-compliance until December 31, 2003.

   The following table contains certain information concerning the Company's material contractual obligations at September 30, 2002 (in millions of dollars).

                                                               PAYMENTS DUE BY PERIOD
----------------------------------   ------------------------------------------------------------------------
                                                       LESS THAN 1
CONTRACTUAL CASH OBLIGATIONS            TOTAL          YEAR         1 - 3 YEARS   4 - 5 YEARS   AFTER 5 YEARS
----------------------------------   ------------------------------------------------------------------------
Short-term debt                      $    101.4        101.4            -            -            -
Long-term debt                            411.9         28.4        322.8         59.6          1.1
Capital lease obligations                  15.6          1.0          9.4          5.2            -
Operating leases                              -            -            -            -            -
Unconditional purchase obligations            -            -            -            -            -
Other long-term obligations                   -            -            -            -            -
                                     ------------------------------------------------------------------------
TOTAL CONTRACTUAL CASH OBLIGATIONS   $    528.9        130.8        332.2         64.8          1.1
                                     ========================================================================

     At December 31, 2001, our existing notes were rated B1 (with a stable outlook) by Moody's Investors Service ("Moody's") and B+ (with a positive outlook) by Standard & Poor's ("S&P"). On March 26, 2002, S&P reaffirmed its B+ rating of our existing notes and lowered its outlook from positive to stable. On April 30, 2002, Moody's lowered the rating of our existing notes to B3 and lowered its outlook from stable to negative. On May 31, 2002, S&P lowered the rating of our existing notes to B and lowered its outlook from stable to negative. On December 2, 2002, Moody's lowered the rating of our existing notes to Caa2. Our rating also has been placed on review for possible further downgrade. Our domestic commercial paper program is not rated by either Moody's or S&P.

     In connection with the offering of our existing notes, our principal shareholders, a subsidiary of GFN Corporation, Ltd., and Motorola, Inc., entered into voting arrangements with the trustee under the indenture governing the existing notes. The agreements provided for the grant to the trustee of proxies giving it the right to vote all shares of common stock upon the occurrence of specified events of default. GFN and Motorola had the right to terminate the voting agreements, in certain events, including the Dominican Republic becoming bound by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, which occurred during 2002. GFN and Motorola exercised their rights to terminate the voting agreements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The following discussion about market risks to certain financial instruments includes "forward-looking" statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

     We are exposed to market risks from adverse changes in interest rates and foreign exchange rates. We do not hold or issue financial instruments for trading purposes.

     INTEREST RATE RISKS

     Our interest expense is sensitive to changes in the general level of interest rates in the United States and in the Dominican Republic. At September 30, 2002, we had outstanding $200 million aggregate principal amount of the existing notes. The existing notes bear interest at fixed rate of 11 3/8% per annum and mature in the year 2004. The fair value of the existing notes was approximately $120 million at September 30, 2002. The existing notes are U.S. dollar denominated.

     Our primary exposure to market risk for changes in interest rates relates to our short-term borrowings from Dominican banks. Primary exposure is based on the potential of short-term interest rate variation, not on exposure to changes in fair market value of our long-term debt. At September 30, 2002, we had $328.9 million outstanding of short-term and long-term borrowings, other than our existing notes but including trade finance, of which $289.8 million was U.S. dollar denominated, and the remaining $39.1 million was Dominican peso denominated. Of the $289.8 million of U.S. dollar dominated debt, $51.1 million was borrowed from Dominican banks, $55.5 million was commercial paper outstanding issued in Dominican markets, while the remaining $183.1 million was borrowed from international banks, including branches in the Dominican Republic. Of the total $328.9 million outstanding, $305.2 million had fixed interest rates, while the remaining $23.7 million had variable interest rates. At September 30, 2002, our short-term and long-term U.S. dollar denominated borrowings and commercial paper bore interest at rates ranging from 4.62% per annum to 14.93% per annum. At September 30, 2002, our short-term and long-term Dominican peso denominated borrowings and commercial paper bore interest at rates ranging from 15% per annum to 32% per annum. A 10% increase in the average rate for our variable rate debt would have increased our loss for the nine months ended September 30, 2002 by approximately $1.8 million.

     FOREIGN EXCHANGE RISKS

     We are subject to currency exchange risks. During the first nine months of 2002, we generated revenues of $65.2 million in U.S. dollars and $131.2 million in Dominican pesos. In addition, at September 30, 2002, we had $289.8 million of U.S. dollar-denominated debt outstanding, excluding the $200.0 million principal amount of the existing notes.

     The impact of changes in foreign exchange rates is determined by measuring the effect of percentage changes in the range of rates during the year for our Dominican peso denominated assets and liabilities. The model reflects the weighted average change in exchange rates as resulting in the same percentage change in foreign exchange gains or losses.

     Dominican foreign exchange regulations require us and other telecommunications companies to convert all U.S. dollar revenues into Dominican pesos at the official exchange rate, and to purchase US dollars at the private market exchange rate. Although regulations now provide that the official exchange rate fluctuates and will be tied to the private market rate, the official exchange rate tends to be lower than the private market rate. During the first nine months of 2002, the average official exchange buying rate was RD$17.41 per $1.00 while the average private market rate was RD$17.87 per $1.00. For most of 2002, the Central Bank has maintained the average official exchange buying rate at RD$17.56 per $1.00.

     Our functional currency is the U.S. dollar and, as a result, we must translate the value of Dominican peso-denominated assets into U.S. dollars when compiling our financial statements. This translation can create foreign exchange gains or losses depending upon fluctuations in the relative value of the Dominican peso against the U.S. dollar. During the first nine months of 2002, we recognized an approximate $702,000 foreign exchange gain. If the Dominican peso had devalued by an additional 10% against the U.S. dollar on average in the nine months ended September 30, 2002, then we would have realized an additional foreign exchange gain of approximately $70,200.

                                    BUSINESS

OVERVIEW

     We are a full service communications services provider in the Dominican Republic. We offer local, long distance, mobile, cable television and broadband data transmission and Internet services. Our wireless network covers approximately 90% of the population in the Dominican Republic. Our network providing local service is 100% digital, the only such network in the Dominican Republic. Telecommunications networks that employ digital technology can transmit higher quality signals at lower cost. We also own interests in undersea fiber optic cable networks that connect and transmit telecommunications signals between Central America, the Caribbean, the United States and Europe. Fiber optic cable is composed of glass strands and transmits telecommunications signals in the form of light. Through our subsidiary, TRICOM USA, Inc., we own telecommunication-switching facilities in New York, Florida and Puerto Rico. Using these facilities, we originate, transport and terminate international long-distance traffic. We believe we are one of the few Latin American based long distance carriers that is licensed by the U.S. Federal Communications Commission to own and operate switching facilities in the United States.

     Through our subsidiary, TCN Dominicana, S.A., we are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed. At September 30, 2002, our cable network served 71,081 subscribers, including 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services, with approximately 170,000 homes passed.

     We offer two-way radio and paging services in Panama using iDEN(R) technology. We began offering services in April 2002 and, at September 30, 2002, we had approximately 5,000 subscribers. Our iDEN(R) network covers Panama City and Colon, the two largest cities in Panama, and important transportation corridors in other parts of the country. We also own radio frequency rights in Guatemala and El Salvador that would allow us to operate our iDEN(R) network using switches deployed in Panama. We currently do not intend to develop a network in either Guatemala or El Salvador.

MARKET OPPORTUNITIES

     We believe that our markets represent attractive opportunities and that the following factors will drive growth in these markets:

     - UNDERSERVED DOMINICAN MARKET. At December 31, 2001, teledensity, the ratio of local access lines per 100 inhabitants, in the Dominican Republic was 10.9 and the ratio of mobile subscribers per 100 inhabitants was 14.5, based upon data published by Indotel. The ratios in Puerto Rico were 33.2 for teledensity and 23.7 for mobile, according to the International Telecommunications Union, or ITU. At December 31, 2000, multi-channel penetration of television households per 100 inhabitants in the Dominican Republic was 15.3, compared to
          44.4 for Puerto Rico, according to Kagan World Media, Inc.

     - DOMINICAN ECONOMY AMONG THE FASTEST GROWING IN LATIN AMERICA. Gross Domestic Product in the Dominican Republic grew at an average annual rate exceeding 6.8% from 1996 through 2001, according to the Central Bank of the Dominican Republic. This has made it one of the fastest growing economies in Latin America. The Dominican Republic experienced real Gross Domestic Product growth of 7.8% in 2000 and 2.7% in 2001 according to the Central Bank. The Central Bank projects growth for the Dominican Republic to exceed 5% in 2002.

     - STRONG GROWTH IN THE DOMINICAN TELECOMMUNICATIONS MARKET. In 2001, the total telecommunications market in the Dominican Republic was approximately $1.3 billion, according to the Central Bank. The telecommunications market in the Dominican Republic grew at an average annual rate of 18.6% from 1996 to 2001 according to the Central Bank.

     - BUSINESS DEMAND FOR ADVANCED MOBILE SERVICES IN PANAMA. We believe that the market in Panama is driven by several factors, including several characteristics that are common to the market in the Dominican Republic, including:

          -    a rapidly growing economy;

          - the development of intra-regional trading markets in Central America fostered by the adoption of free trade agreements; and

          -    business market demand for advanced mobile services.

COMPETITIVE STRENGTHS

     We believe that the following factors give us a competitive advantage in our existing and targeted markets:

     PRODUCT AND SERVICE OFFERINGS. We believe that we provide one of the most extensive product and service offerings in our market: local, long distance, mobile, cable television and broadband data transmission and internet services. With the addition of cable television services to our existing operations during the fourth quarter of 2001, we are able to provide a complete suite of telecommunications services.

     ADVANCED NETWORK. We have the only network providing 100% digital local service in the Dominican Republic. Our wireless network covers approximately 90% of the population. We currently have switching facilities in New York, Florida and Puerto Rico, and interests in international fiber optic cable undersea systems that connect Central America and the Caribbean with the United States and Europe. These facilities enable us to originate, transport and terminate traffic at reduced costs. Our advanced networks also provide our customers with high quality voice and data transmission. We are expanding and upgrading our existing cable network into a broadband bi-directional network. Our broadband bi-directional cable network will have increased network capacity, quality and reliability. This will facilitate the introduction of new services and enable us to increase our subscriber base and our average monthly revenues per subscriber. We also are deploying set-top boxes to bolster subscriber growth and facilitate the control of unauthorized or pirate users.

     STRONG BRAND NAME RECOGNITION AND MARKETING CAPABILITIES. Our creative marketing and excellent customer service have allowed us to build a strong brand in our existing markets and to achieve substantial market share in each of our service offerings. We capitalize on our brand name recognition and marketing programs both in the Dominican Republic and to target ethnic communities in Florida, New England, New Jersey, New York and Puerto Rico. In the Dominican Republic, we have consistently lead the market in introducing innovative business practices and products using advanced technology. We were the first operator in the Dominican Republic to offer prepaid cellular, international calling cards, Internet service and offerings combining different services and pricing options.

     Since 1992, we have diversified our operations and increased our market share in the telecommunications markets of the Dominican Republic. The following table sets forth information about our market share in several of our markets based upon information published by Indotel, at June 30, 2002 (the latest date for which Indotel publishes information), and information that we generate about our operations:

                        Approximate Market
   Service                    Share (%)       Rank      Number of Providers
   -------              ------------------    ----      -------------------
   Local                       20.1            2                3
   Mobile                      28.1            2                4
   Cable television            46.0            1                -
   Data and Internet           12.8            2                3

     Indotel reports that there are 112 cable operators in the Dominican Republic. However, in our principal markets, Santo Domingo and its surrounding areas and La Romana, we face little competition. In 2002, a third telecommunications services provider, using wireless technology, began offering to business customers limited local services and broadband Internet access. This provider does not offer a full range of local services, and, to date, we believe has obtained a negligible percentage of the market for local services.

     In addition, we are one of the two principal Dominican carriers terminating Dominican bound international long distance traffic. However, neither Indotel nor the U.S. Federal Communications Commission publishes current information about traffic exchanged. International long distance traffic has expanded dramatically in the last five years as the price per minute charged consumers has declined.

OUR STRATEGY

     Our goal is to capitalize on our strengths in our markets - our developed network, strong brand name recognition and marketing capabilities and experienced management - to improve our financial condition and results, while continuing to build market position. We intend to:

GROW REVENUES AND IMPROVE OPERATING MARGINS BY:

     - Focusing on mid and high income residential and corporate subscribers.

               In the past, we grew our local and mobile subscriber bases by capitalizing on the low penetration rates for these services. However, many of our subscribers use our services on an "incoming calls only" basis and generate little or no traffic. We intend to concentrate our marketing and sales efforts on higher usage residential and corporate subscribers. In the first nine months of 2002, we increased the number of our corporate subscribers by 67%, from approximately 31,000 to 51,000 customers. We believe that we can increase service offerings to higher usage customers and ultimately increase our revenues and profitability.

     -      Cross-selling services to increase revenues per subscriber.

               Our marketing efforts capitalize on our being the only telecommunications provider that offers all of local, long distance, mobile, cable television, and broadband data transmission and Internet services. We promote our value added services in our mobile and local access businesses, including what we believe are the most extensive wireless roaming services for mobile offered by any Dominican provider and wireless application protocol, or Internet access, for handsets. Our cable acquisition complemented our existing service offerings. There was little overlap between our existing subscriber base and the Telecable subscriber base, allowing us additional cross-selling opportunities.

     - Increasing penetration rates in our cable business and subscriptions for advanced services.

               Our cable business offers us access to potential subscribers with the highest income levels in the Dominican Republic. We will attempt to increase our subscribers from this potential subscriber base and offer premium, digital, high speed internet access and multimedia services made possible by the upgrade of our network and the deployment of set-top boxes, which we substantially completed this year.

     - In our international business, increasing traffic to higher settlement priced destinations and diversifying distribution channels for prepaid cards in the United States.

               International long distance traffic from and to the Dominican Republic accounts for approximately 97% of our total international long distance minutes. We use our facilities in the United States to connect traffic to other destinations. We intend to concentrate on increasing our traffic volumes to destinations with higher termination rates. We also will expand our card offerings to target additional ethnic markets in the United States and add distributors to penetrate these markets.

     - Reducing costs, while maintaining our marketing strengths and service capabilities.

               In late 2002, we instituted cost control measures, including headcount reductions. In addition, industry-wide developments resulted in a reduction of commission rates we and other telecommunications services providers pay to prepaid card distributors in the Dominican Republic. As a result of these and other measures, we reduced selling, general and administrative expenses for the 2002 third quarter by 7% from the 2002 second quarter. We also reorganized our marketing and sales staff to target higher income subscribers and subscribers that use services to a greater extent. Our goal is to continue reducing expenses, while growing revenues.

OPTIMIZE USE OF EXISTING NETWORK, WHILE MINIMIZING NEW CAPITAL NEEDS, BY:

     -      Disconnecting lower usage subscribers.

               We have initiated disconnections of lower usage local and mobile subscribers and intend to continue disconnections in the fourth quarter of 2002. By disconnecting lower usage subscribers, we believe that we can better use our network to provide service to, and concentrate our sales efforts on, higher usage residential and corporate customers.

     - Migrating underutilized equipment to high income, densely populated areas.

               We are redeploying network equipment to areas where we have greater capacity demands in order to make more efficient use of our network. This enables us to expand coverage in areas of peak demand without additional capital expenditures or adversely affecting overall network coverage or quality of service. The areas to which we are moving equipment have higher service demands and greater concentration of corporate and higher income residential customers.

     -      Consolidating cable and telephone networks.

               Our cable network is a hybrid fiber and coaxial network. Transmission from the headend to node is by fiber. Our local and data transmission networks also deploy fiber. We intend to take advantage of the fiber optic capacity of both networks in areas that are underserved by either, which will allow us to expand service offerings without significant capital investments.

     - Using existing spectrum to provide wider digital coverage at lower costs.

               We are using our existing spectrum to expand our digital coverage, avoiding, as a result, the cost of purchasing additional spectrum to expand our PCS service. We also are able to purchase telecommunications equipment and obtain cell sites for our digital network at prices that are discounted from prices in the past.

STRENGTHEN OUR CAPITAL STRUCTURE BY:

     -      Extending the maturities of our debt.

               In 2002, to date, we succeeded in extending the maturity by as much as five years, of approximately $118 million principal amount of our short term debt. We will continue to attempt to extend and refinance our debt. This exchange offer and consent solicitation is part of that effort.

     -      Maximizing internally generated cash flow to reduce debt.

               Our efforts to maximize the use of our network, minimize capital expenditures and reduce our costs and expenses, as well as improve our working capital management, are intended to increase our cash flow generation and create free cash flow, cash flow exceeding our capital and operating requirements. To the extent that we generate cash flow exceeding our capital and operating requirements, we intend to reduce debt.

SERVICE OFFERINGS

     Our service offerings include:

     -    Local;

     -    Mobile;

     -    International long distance;

     -    Cable television; and

     -    Broadband data transmission and Internet.

LOCAL

     We are a competitive local exchange carrier in the Dominican Republic and had 179,124 local access lines in service at September 30, 2002. According to the most recent information from Indotel, there were approximately 940,000 local access lines in service at June 30, 2002. At June 30, 2002, we had approximately 185,000 local access lines in service, or approximately 20% of the local market. Our local access network covers areas with approximately 85% of the population of Santo Domingo, Santiago and nine additional cities.

     All of our basic telephone service customers have access to a range of value-added services, including call forwarding, three-way calling, call waiting, caller ID and voicemail applications. In addition to local service, we provide direct-dialed, collect and operator-assisted international and domestic long distance services and Internet access to our residential and corporate customers.

     We offer our customers broad flexibility in assembling customized packages of services, which provide our customers with cost savings and enhanced control over their consumption of telephone services. Customers may choose from a menu of services, including domestic and international long distance services, local service and value-added services. They also may bundle their local access service with cellular or PCS, paging, cable television and Internet services. Service packages permit customers to preset their monthly bills based upon, for example, local service minutes as well as long distance minutes and specified destinations. Customers are responsible for paying for usage levels in excess of preset package amounts, at regular per minute rates. We believe that providing customers with such budgeting capability increases consumer confidence in using telecommunications services, consequently allowing for increased service penetration, higher levels of customer satisfaction and lower incidence of delinquent payments.

     Beginning in 1999, we accelerated our local access network expansion program by deploying a wireless local loop, which offers voice quality as clear as telephones connected by wirelines and often can be connected more rapidly than wireline. However, we have deployed an intra city fiber and copper network in Santo Domingo, Santiago and five other cities. As a result, we can connect subscribers using wireline as quickly and at costs comparable to the cost of connection by wireless local loop. Using wireline connection, we also can offer data transmission and other value added services attractive to corporate and higher usage residential subscribers that we are targeting. We intend to convert all wireless local loop subscribers to wireline over the next several years. Wireless local loop technology can be redeployed to support our mobile services.

     We also sell fully integrated systems and components for both turnkey systems and private telephone networks used within enterprises. We are a distributor in the Dominican Republic for Mitel and Comdial equipment, two leading manufacturers of private branch exchanges and key telephone systems. We are also a leading provider of computer telephony integration systems in the Dominican Republic.

MOBILE

     Our mobile network covers approximately 90% of the Dominican Republic's population. We currently offer both cellular and PCS service. According to Indotel, there were approximately 1,491,283 analog and PCS cellular subscribers in the Dominican Republic at June 30, 2002. At June 30, 2002, we had 398,212 mobile subscribers, including 199,267 PCS subscribers, representing approximately 27% of the Dominican mobile telephony market. At September 30, 2002, the number of our cellular and PCS subscribers grew by approximately 24% to 410,918 year-over-year, and our net addition of cellular and PCS subscribers totaled approximately 13,000 year to date. We attribute a substantial portion of this growth to our prepaid cellular and PCS card, the Amigo(TM) card. At September 30, 2002, prepaid cellular and PCS subscribers accounted for 390,372 or approximately 95%, of our 410,918 total cellular and PCS subscribers in the Dominican Republic. Our Amigo(TM) card program has expanded our cellular and PCS customer subscriber base because it offers cellular and PCS service to individuals who would not satisfy our current credit policies and because it appeals to customers who prefer to budget their cellular and PCS telephone spending.

     We have offered PCS service since April 1999. This technology provides for added security and privacy compared with traditional analog systems, and it also offers greater capacity. PCS customers are able to receive all of the benefits related to a digital service, including digital messaging, caller ID and voicemail. Our PCS network covers areas with approximately 75% of the population in the Dominican Republic and is less extensive than our analog network. We offer a dual-band service, allowing customers to use seamlessly their mobile phones nationwide over both digital and analog networks.

     We offer domestic as well as international roaming services to participating subscribers. Subscribers who pay the roaming rates gain access to our nationwide cellular and PCS network, while subscribers paying the international roaming fees are able to roam outside of the Dominican Republic, using the networks of cellular service providers with which TRICOM has entered into roaming agreements. We have entered into roaming service agreements with Sprint PCS and Illuminet, formerly BellSouth International Wireless, which enable our customers to roam in the continental United States and Central and South America. Under the roaming agreements, when a subscriber of another cellular service provider makes a call from within the Dominican Republic, that service provider pays TRICOM for the call at the applicable rate. Conversely, when one of our subscribers makes a call outside the Dominican Republic, we must pay the applicable charges to the cellular service provider in whose region the call originates. These payments are channeled through Cibernet, which functions as a central international clearing house that collects and redistributes roaming fees from and to the participating providers.

     We have entered into arrangements with major consumer electronics retailers and a network of independent cellular and PCS dealers to offer our cellular and PCS services in conjunction with their sale of handsets. As a result of our arrangements with major electronics retailers for the sale by them of handsets in conjunction with subscriptions for our services, we sold handsets to approximately 4% of our new subscribers in 2001. We provide subsidies on the sale of mobile handsets for customers who purchase post-paid plans for a minimum term of 18 months. Subsidies vary depending on the handset but can exceed 50% of the cost of some handsets.

     We were the first domestic provider to offer Wireless Application Protocol, or WAP, to our mobile subscribers, starting in September 2001. WAP brings Internet content and advanced services to digital cellular phones and other wireless devices. Digital mobile customers who subscribe to WAP may access internet content through their wireless devices and perform operations such as sending e-mail, on-line banking or browsing the Internet.

     We have provided paging services since April 1995. At June 30, 2002, we provided paging services to 10,023 subscribers, representing approximately 14% of the Dominican paging market. At September 30, 2002, we had 9,457 paging subscribers. In 1999, we stopped soliciting new paging subscribers. We believe that the success of our prepaid cellular and PCS program has contributed to the decline of paging as a significant part of our business because customers have replaced paging services with prepaid cellular services.

INTERNATIONAL LONG DISTANCE

     In the Dominican Republic, we provide international long distance services to our local access, cellular and PCS customers. In addition, we offer prepaid calling cards for international long distance, the Efectiva(TM) and Conexion(TM) cards, that can be used from any telephone in the Dominican Republic. We operate telephone centers that provide access to telephone services to individual customers who either do not have telephone services in their own homes or who are attracted by the competitive pricing of the telephone centers. The centers offer a wide range of telephone services, including bill payments and sales of service in addition to long distance.

     In the United States, our subsidiary TRICOM USA provides international carrier services primarily to resellers, which account for an increasing share of international long distance traffic between the United States and the Dominican Republic. Through our telecommunications switching facilities in the United States, we have been able to provide resellers with an alternate channel for sending international long distance traffic. In addition, by controlling the origination, transport and termination of international long distance traffic between the United States and the Dominican Republic, we believe that we are able to send and receive such traffic at a lower cost to us than by exchanging traffic with traditional international carriers.

     Each year since the initiation of TRICOM USA's operations, we have derived a greater percentage of international revenues from resellers. During 2001, resellers originated approximately 59% of the international long distance minutes from the United States to the Dominican Republic that we received. Minutes delivered by resellers may fluctuate significantly. While we enter into agreements with resellers, they are not required to provide to us any amount of traffic. The price per minute charged by us to a reseller is negotiated as often as dictated by the market. At September 30, 2002, we received traffic from approximately 90 resellers. Intense competition in U.S. markets among international long distance carriers resulted in bankruptcy filings by 12 of our reseller clients in 2001.

     TRICOM USA also markets a number of prepaid cards to ethnic communities in California, Canada, Florida, Georgia, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Rhode Island, U.S. Virgin Islands, Virginia and Washington D.C. Each prepaid card is assigned a unique identification number and a face value ranging from $2 to $20. The prepaid card's dollar balance is reduced by the cost of each call. TRICOM USA sells the cards to distributors that resell the cards to retail outlets.

CABLE TELEVISION

     We are the largest provider of cable television services in the Dominican Republic, based on the number of subscribers, and the number of homes passed. At September 30, 2002, our cable network served 71,081 subscribers, including 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services, with approximately 170,000 homes passed. One component of our business strategy has been to expand our number of basic and premium subscribers by providing high-quality programming and other content. In addition to publicly available programming, we license or otherwise acquire programming from various programming providers for broadcast on our cable television network and also produce a limited amount of programming ourselves intended for exclusive broadcast on our network. We currently offer 98 basic and premium channels including HBO, Cinemax, Disney, ESPN, Fox Sports and CNN. We also sell our own advertising time.

     BASIC SERVICE PACKAGE. Our basic service package provides access to 80 local and foreign content channels. Subscribers pay a one-time installation fee of approximately $24 and a monthly fee of approximately $21 for this service. Connecting one additional television is free of charge. We charge an additional installation fee of $8 for connection of each additional television in the house after the second television, plus $2 per month per outlet. Subscribers do not need a digital decoder to receive the basic service package.

     PREMIUM SERVICE PACKAGES. Our premium service packages include all of the channels included in our basic service package, with an additional choice of one of our six premium packages. These packages include one or more premium channels and range from approximately $4 to $26 a month per package. Premium subscribers pay the basic package monthly fee plus the additional cost of the premium packages. Subscribers pay a one-time installation fee of approximately $26 for the first set-top box and approximately $15 for each additional one. Subscribers pay approximately $10 a month per additional connection. A decoder set-top box is required for these services. We are currently focusing on marketing our various premium service packages to our existing basic subscribers with a view to increasing our overall revenues per subscriber.

     DIGITAL AND CABLE MODEM SERVICE. In June 2002, we made available digital cable television and high-speed Internet access over coaxial cable via cable modem, under the brand name Internet Tornado(R). This service targets primarily residential customers. Digital cable television provides movie-quality pictures, digital-quality sound, broadcast services and certain programming not available through our basic or premium packages. Our digital cable television offering includes an on-screen interactive program guide, 17 pay-per view channels, seven content rich educational resources channels and 40 channels of commercial free CD-quality music. A digital decoder set-top box is required for these services.

     A cable modem is a small box that connects a personal computer to the Internet by a local cable provider. Cable modems allow personal computer users to download information from on-line services at speeds one hundred times faster than today's telephone modems. Our cable modem service packages offer several bandwidth and pricing options, ranging from 128 kbps at approximately $29 per month to 1,536 kbps at $197 per month.

     DMX MUSIC. We offer digital audio programming provided by DMX Music International through our hybrid fiber coaxial network. Customers choose from 40 exclusive music channels that play 24 hours a day, seven days a week. Customers are charged a one-time installation fee of approximately $165 and a monthly fee of approximately $19. Subscribers for this service primarily are hotels.

BROADBAND DATA TRANSMISSION AND INTERNET

     In the Dominican Republic, we are the second largest Internet service provider. We provide Internet connectivity to the residential and corporate markets through traditional dial-up connections, digital subscriber lines, or xDSLs, dedicated lines and very small aperture terminals, or VSATs, and cable modems. VSATs are relatively small satellite antennas used for high speed satellite-based single to multiple point data transmissions, including for the internet, with speeds ranging from 56 kilobytes per second to 2 megabytes per second. Our PCS and paging services are now fully integrated with our Internet service, offering short messaging services, including e-mail and digital messaging through our website, www.tricom.net.

     We offer our residential customers Internet access bundled together with local, mobile and other services. We also provide pre-installed Internet access through major Dominican computer retailers.

     During 2002, we launched several new services through a Shasta Platform that enables us to offer firewall services and virtual private networks. During 2001, we launched wireless access to Internet for private data administrators and laptop use. We also launched a number of broadband delivery systems. These systems allow us to further increase our penetration into markets requiring high-speed data transmission and Internet access.

     We provide broadband data transmission services to large business customers in the Dominican Republic through several means of delivery including fiber optic cable and digital wireless point-to-point radio links. In addition, we provide these large customers with data circuits, Internet access, private networks and frame relay services with branches in the different cities in the country. During 2002, we increased transmission capacity to provide larger bandwidths and data services primarily for business customers through digital subscriber lines, or xDSLs, that provide high-bandwidth transmission of voice and data over regular telephone lines and the very small aperture terminals, or VSATs, relatively small satellite antennas used for high speed satellite-based single to multiple point data transmissions, including for the Internet.

     In 2000, we entered into a five-year $25 million contract with the Dominican Republic Department of Education to provide broadbased satellite Internet access and Intranet services to every public high school in the Dominican Republic.

MARKETING AND SALES

     Our advertising and promotional materials in the Dominican Republic emphasize that we are a full-service provider of local, long distance, mobile, cable television, and broadband data transmission and Internet services and that customers can realize significant savings from our service packaging. Our advertising also emphasizes reliability, performance, quality of service and the multiple advantages that users can obtain from our different products and services.

     In 2001, we introduced a new corporate image and logo. In 2002, we launched a new corporate campaign, in which we highlight our innovative products, and introduced a new logo for Telecable. Our advertising strategy also emphasizes that the technology we offer is state of the art in order to provide our customers solutions that better fit their needs. Seasonal promotions are also made for specific target markets at different points throughout the year.

     Beginning 2001, we have reoriented our sales force and marketing efforts to focus on corporate, medium and small businesses. This sales force is oriented to develop close relationships with our business customers to assess their needs and offer customized solutions.

LOCAL AND MOBILE SERVICE

     We use door-to-door sales, telemarketing and mass media to promote and sell our local services. During the nine months ended September 30, 2002, approximately 83% of local line gross additions were made through direct sales and approximately 17% were completed at our commercial points of sale and through telemarketing. In the local access market, we use product differentiation to target residential and business customers.

     We market mobile services through direct sales, database marketing, and telemarketing, focusing on new subscribers. Our post-paid mobile sales target higher income customers who usually have a higher usage profile. We have expanded our wireless network to new geographic areas and offer in-building coverage in highly transited urban areas such as shopping malls, restaurants and office buildings.

     In an effort to target the middle-class market for mobile services we launched Tricomtrolsm during 2001. This prepaid plan offers users the controlled spending featured in prepaid plans along with the advantages of postpaid plans, including low rates and short-term loans provided by GFN related financial companies to help subscribers acquire handsets. We also restructured our postpaid plans in order to offer our clients more options. Our advertising strategy for PCS services focuses on our nationwide coverage, quality of service and competitive prices.

     Our sales and marketing approach for offering local and mobile services to large business customers is to offer comprehensive and customized telecommunications solutions for individual corporate customer's needs. Our sales staff works closely with each customer to gain a better understanding of its particular operations and to develop customized local and mobile service solutions. Many of our sales executives in this market segment have engineering backgrounds or receive periodical training sessions in which they learn the fundamentals of our industry as well as thorough information on our family of products. Our product development and customer service departments also offer them continuous support.

INTERNATIONAL LONG DISTANCE

     In addition to our Dominican local access and mobile subscribers, we market our long distance services in the Dominican Republic to individual customers who do not have telephone services in their own homes. In the United States, we target the large immigrant Dominican communities and other ethnic populations.

     We feature our prepaid cards, Efectiva(TM) and Conexion(TM), in our basic services advertisements, as well as in individual advertising. Our advertising emphasizes the accuracy and reliability of our billing as well as savings. The Efectiva(TM) and Conexion(TM) cards are distributed at our commercial offices, call centers and through wholesalers and retailers. We have five wholesale distributors in the Dominican Republic as well as an internal sales force targeting smaller retailers; a total of approximately 52,000 points of sale for our prepaid cards.

     Efectiva(TM) was the first long distance calling card in the Dominican Republic. At September 30, 2002, its market penetration was over 80% in retail stores around the country. Efectiva(TM) offers 20% to 30% more minutes of usage than the competition.

     In July 2002, we implemented a Sixbell platform to manage our prepaid services. As a result, we have been able to unify all of our calling card products into one card, allowing our customers to use the card for domestic and international long distance calling as well as prepaid cellular. We also expect to be able to offer prepaid customers several options to recharge their minutes through ATM machines, over the Internet and at all of our customer service offices and affiliated businesses. On November 26, 2002, we launched the unified product under the brand name Bla Bla Bla(R).

     TRICOM USA advertises its prepaid cards on radio and through print media targeted at Dominican and other ethnic communities, mainly in the New York metropolitan area. Advertisements emphasize price and voice quality as well as patriotic or ethnic themes. Prepaid cards are distributed to wholesalers under our brand name and are sold primarily in small retail stores, including groceries, drugstores and newsstands.

CABLE TELEVISION

     We use a variety of methods to attract new subscribers. We generally advertise on our cable broadcasts as well as on television and radio broadcasts and in magazines, newspapers and billboards. Our direct marketing includes flyers and promotional materials. Our telemarketing staff focuses on both attracting new subscribers, as well as upgrading our existing basic subscribers to one of our premium service packages. We market our cable services under the brand name Telecable(TM).

     Our current marketing strategy is intended to:

     -      promote subscriber loyalty and timely payments;

     - reinforce our market position by offering better pricing and more channels;

     - increase our subscriber base by increasing the penetration levels in our coverage areas, and by converting users that pirate our cable services to legitimate subscribers; and

     - capitalize on the development possibilities of new broadband services.

     We currently maintain a call center to respond to incoming calls from potential subscribers. The call center staff is trained to respond to questions concerning our various service packages, as well as contact potential subscribers, market our services and receive payment for our services by credit card.

BROADBAND DATA TRANSMISSION AND INTERNET

     For broadband data transmission services, we target large Dominican businesses, which require more sophisticated technology and demand specialized service and support. We developed a sales force focused on this sector, which includes multi-national corporations, local business conglomerates, local and international banks and large hotels. We also have a specialized sales force targeting medium and small businesses with products that fit their needs such as virtual private networks, dial up and broadband xDSL Internet, among others. Our advertising campaign is focused on promoting the speed and accuracy of our Internet dial-up services.

CUSTOMER SERVICE

     In the Dominican Republic, we provide customer care for all of our services through 17 service centers and 16 commercial offices. We also provide payment services for our customers through several other businesses including supermarkets, banks and other commonly frequented businesses. There are approximately 373 such offices, all of which are linked to our central billing and collection system.

     Our customers may subscribe for services, pay and obtain information about monthly bills and inquire about billing adjustments at our offices. To enhance customer service, our representatives use our customer service system linked to our central billing and service order system, enabling them to handle expeditiously both billing and service inquiries.

     We provide a 24-hour interactive voice response service through which customers can register claims and make billing inquiries. In addition, customers may access their account information online 24 hours a day, seven days a week, on our website, www.tricom.net. Our website provides information about our services and can be used to purchase products including prepaid cards, cellular phones and accessories.

     We provide installation and repair services to our customers on par with such services provided by the best telecommunications companies throughout the world. In order to achieve this goal, we have established service benchmarks for, among other things, network availability, installation and repair intervals. We research other companies' response time and client promises in order to establish equal or better ones that will ensure our competitive advantage.

     Our customer service department gathers information from our customers, which we then use to tailor our products and services to meet customer needs. We contact customers shortly after initial installation to address any service concerns or problems that they may have. We regularly survey our customers to determine their satisfaction with our services and to improve services based upon the explanations offered by customers who voluntarily cancel their services. Furthermore, we have a customer retention department that works to determine the cause for customer churn and also to develop appropriate retention strategies to target this segment.

     During 2000, in an effort to improve our customer service, we implemented a customer relationship management (CRM) system, integrating our information systems and our customer relationship management software. This system allows customer service representatives to access all billing, service order and other client specific information. This enables us to offer speedier service and more efficient follow through and to monitor every step of the customer service relationship. During 2001, we implemented the Support and Field Service modules and finished implementing the collections module during the second quarter of 2002.

BILLING AND CREDIT POLICIES

     We have developed an integrated billing system for local, long distance, cellular, paging and value-added services. The integrated billing system enables our customers to obtain a single bill, providing detailed information about charges for all services rendered, other than cable television for which customers receive a separate bill. We have led the Dominican telecommunications market in the introduction of billing packages that provide detailed call reports with time-of-day, day-of-week and destination information as well as flexible billing discount programs which are similar to those found in the most competitive markets outside the Dominican Republic. Our subscribers can call our center and speak with a customer care representative and obtain account and statement information. Our customers also can access information over the telephone through "Fonocom," an interactive voice response system that enables customers to consult their most recent calls and account balances. Our customers also may request a copy of their bill, which is then delivered to them via facsimile transmission.

     Cash payments may be made at walk-in commercial offices, centers and affiliated bank branches, or funds may be debited from credit cards or bank accounts. Our customers also may pay their bills at any one of our over 440 payment stations, which are located in neighborhood gas stations, grocery stores and other retail outlets.

     Residential customers, who are not prepaid customers, subscribing for basic local telephone service are required to pay an installation fee of up to US$50. At various times, we offer promotional prices for installation. If the customer chooses to pay the installation fee in installments, the subscriber must pay a 50% down payment and the balance within two months. Each residential basic telephone service subscriber has a credit limit of approximately RD$6,000. We contact any customer exceeding this credit limit and request that such customer pay all or part of the outstanding bill. In December 1999, we introduced a prepaid local access line program. This program appeals to customers who prefer to budget their telephone spending and allows us to expand our market to customers who otherwise would not qualify under our credit policies.

     We require all individuals wishing to subscribe for cellular and PCS services to own a credit card or prepay either by using the Amigo(TM) card or making a deposit through the Tricomtrolsm prepayment program. Our service contracts do not cover a specified amount of time and remain in effect as long as each customer remains active and current in paying its bills. Each cellular and PCS service subscriber is assigned a credit limit, which varies depending upon the individual's monthly usage and payment history. We also use credit bureaus to check the credit history of new clients.

     Our policy is to suspend service for all post-paid subscribers if payment is not received within 45 days after a bill is issued and to terminate service 45 days after the suspension date. Pre-paid services are suspended when the prepayment balance is exhausted or the pre-paid card has expired. Upon suspension, pre-paid service customers may continue to receive in-coming calls. Service to post-paid subscribers is also suspended when a customer's credit limit is reached. In order to reinstate service after termination, post-paid subscribers must pay a reinstallation fee, except for Internet services for which no reinstallation fee is required after termination.

     We had an average monthly churn rate for cellular and PCS subscribers of 4.4% for the first nine months of 2002, 4.6% in 2001 and 3.1% in 2000. We had an average monthly churn rate for local subscribers of 2.0% for the first nine months of 2002, 2.2% in 2001 and 2.3% in 2000. We had an average monthly churn rate for cable subscribers of 2.3% for the first nine months of 2002. Increasing local and cellular churn rates reflect primarily our decision to disconnect lower revenue-generating prepaid customers. We expect that our churn rate will increase substantially for mobile and local access services as we disconnect subscribers that use our services primarily to receive calls. We calculate average monthly churn by dividing the number of subscribers disconnected during the year by the sum of subscribers at the beginning of each month during such year.

     TRICOM USA distributes its prepaid cards through wholesale distributors. Depending on their credit history and the length of their relationship with TRICOM USA, wholesalers are required to pay in full for calling cards upon delivery or are extended credit for up to 15 days. All distributors of prepaid cards in the Dominican Republic are extended credit for up to 30 days.

     TRICOM USA requires that new and smaller reseller customers pay on a weekly basis for long distance services. Some customers that have a previous relationship with TRICOM USA are extended credit for 15 to 30 days on average, depending on proven reliable financial condition. Traditional long distance carriers generally pay TRICOM USA within 60 to 90 days for traffic.

MANAGEMENT INFORMATION SYSTEMS

     Our business applications are designed to fulfill two principal necessities. First, to generate accurate information in real time, which is then readily accessible to employees at all levels of the organization, particularly those dealing directly with customers. Second, to provide our customers with direct access to pertinent information from our computer network. For this reason, we have designed a fully integrated, open architecture network.

     Our business applications are developed according to industry standards and include the following characteristics:

     -    tailor-made features;

     -    UNIX operating system;

     -    enterprise relational data base;

     -    graphical user interface;

     -    table driven; and

     -    open systems.

     We use Oracle as our unified database and software application development tool set. We use Oracle Financials as our enterprise resource planning system, which includes the following modules: accounts payable, accounts receivable, general ledger, purchase orders, inventory control and fixed asset accounting.

     We have developed an integrated billing and customer care system that runs on the Oracle platform. Our billing system rates calls in one-second increments for calls made from our retail telephone centers, six-second increments for calls made with our prepaid calling cards and one-minute increments for calls made from local access lines, cellular and PCS telephones. It also enables us to rate calls according to each customer's specific service package, thus permitting us to offer tailored packages. In August 2000, we entered into a product marketing alliance agreement with Codisa Software Corp., a leading Latin American developer and provider of business applications, for the exclusive distribution of TRICOM's advanced billing and operational support platform.

     The main features of our billing system include: convergence (wireless, wireline, Internet, data, paging, dispatch); credit scoring; post and pre-paid; direct debit; credit card; point of sale; cash registers; commissions; multi currency; accounting (automatic interface to general ledger); web statement and payment; unlimited number of billing cycles; pre-cycle; concurrent billing cycles; flexible handling of letters; messages: inserts and several other functions.

     The main features of our customer care system are: provisioning for wireless, wireline, Internet, data, paging, dispatch and cable television; retention; trouble tickets; inventory; maintenance; scheduling; plant records; directory listing; claims handling and resellers; multi location; use of electoral census data base; corporate quotations; online switch programming (for automatic activation, disconnect, reservation, etc.); product configuration; customer profile; and Map Viewer/engineering work order. Our local area network and wide area network structure is supported by a high-speed metropolitan network that communicates with our main offices through fiber optic cable with alternating routes in a 36 kilometer radius around the capital city of Santo Domingo. Our net switches are strategically located in our main information technology centers, allowing users direct access to our applications with the same response time from virtually any location. This network is supported by a combination of state-of-the-art technology from Cisco Systems and Enterasys Networks (formerly Cabletron) conforming a system of intelligent network paths allowing us to seamlessly and automatically switch connections between points.

     Our local area network topology includes: gigabit ethernet backbone over fiber; transmission control protocol/internet protocol; 100 Mbps dedicated connection for each user; structured cabling, redundancy; 24x7 monitoring and support; and flexible network structure.

     Our wide area network topology includes: transmission control protocol/internet protocol; frame relay; T1; wireless network; virtual private network access for backup of overseas sites and round-the-clock monitoring; and support of the wide area network.

     Remote sites include New York, Florida, Puerto Rico, Panama and over 70 other sites.

NETWORK INFRASTRUCTURE

     Our state-of-the-art network includes:

     -    our local access network;

     -    a digital wireless point-to-point radio system;

     -    our mobile network;

     - two satellite earth stations in the Dominican Republic and capacity in eleven international undersea cables;

     - switches in New York, Florida and Puerto Rico to connect international traffic originating in the U.S.; and

     -    our cable television network.

     We invested over $800 million from 1992 through 2001 to develop all of our networks, which are fully digital except for portions of our cellular network.

LOCAL SERVICE AND MOBILE NETWORK

     The core of our network is composed of Nortel International gateway switches with a switching capacity of more than 4,300 digital trunk lines. They possess special features such as ultra-high-speed and port-to-port call switching that can handle 240,000 calls per second. Our switch time-of-day capability allows us to distribute our telecommunications traffic efficiently and provide, as a result, more competitive pricing. Our switches also provide statistical call distribution information, which allows us to control our flow of traffic. Without such capabilities, we would have to conduct these monitoring tasks manually. The switches also handle common channel signaling protocols, optimizing the channels available for voice transmission. Without this capability, a network must use each of its channels to signal the origination and termination for each call, which often results in uncompleted calls and poor circuit utilization.

     Our wireline local access network is composed of five central office switches, 39 remote switching centers and 51 digital loop carriers. Each of the central office switches is capable of supporting up to 90,000 customers. Our switches enable us to offer value-added services including caller identification, three-way calling and automatic recall between others. Our intra-city network is comprised of 500 route miles of fiber optic cable and over 3,000 miles of copper cable in seven cities.

     We use digital loop carriers technology, which is a multi-service access platform connected to the central office through fiber optic cables. This network layout minimizes the copper plant and employs digital network transmission equipment used to provide multiple phone conversations, and fiber optic cable to connect to local access lines. Our central office switches are connected by fiber optic cable to various digital loop carriers located throughout the three largest cities in the Dominican Republic. The digital loop carriers can be located up to 160 kilometers away from the central office switch. They are small in size and can be easily installed at a relatively low cost. These digital loop carriers, in turn, carry traffic by copper or fiber optic lines to the customer. All these activities are remotely monitored by our management system, located at our central office. Without the use of the digital loop carriers, we would have to maintain additional central office switches, which would require us to incur substantial additional costs, including land acquisition, obtaining the necessary rights-of-way and hiring additional personnel to manage these operations.

     We transmit our domestic traffic through a fully redundant digital wireless point-to-point backbone system, which provides both intra-city and inter-city telecommunications services. A point-to-point backbone system is a dedicated connection between two endpoints of a communications network. The backbone system links approximately 85% of the country's population, including Santo Domingo, Santiago, San Francisco de Macoris and certain key tourist and agricultural areas in the eastern and northern regions of the country including Puerto Plata and Higuey. The wireless point-to-point system serves the areas that have high telecommunications usage, including large industrial and commercial areas. We interconnect with Codetel in 12 cities of the Dominican Republic.

     To oversee and monitor the activities of our network infrastructure, we have installed a network management system. This system allows us to manage our central office switches and remotely monitor all network components. The management system provides continuous information regarding our equipment, any equipment failure, and network security. In addition, it allows the central office to send commands and to test our network.

     Our cellular network in the Dominican Republic uses analog technology and our PCS network uses CDMA or digital protocol. Our analog mobile network currently has 95 cell sites and two mobile switching centers, in Santo Domingo and Santiago, which enable us to provide mobile coverage to those regions of the Dominican Republic with the greatest demand for mobile services. To provide PCS service, we use two Motorola digital switches, 118 cell sites and ten digital repeaters, which allow us to provide PCS service in 14 cities and continuous coverage in the main highway routes of the country.

INTERNATIONAL LONG DISTANCE NETWORK

          In July 1998, we installed our own state-of-the-art switching facility in the New York metropolitan area, which we subsequently upgraded to allow us to provide multiple international signaling protocols. We also installed a switch in Puerto Rico that became operational in the second half of 2000. We installed an additional switch in Florida during the first quarter of 2001. By having our own switching facilities, we can provide termination of international long distance traffic at very competitive rates to several countries in addition to the Dominican Republic.

     By purchasing and leasing international traffic capacity from various systems, we have acquired diverse options to route our international traffic. This capacity is fully connected to the international network. We have purchased capacity in international submarine fiber optic cables that have been built to send and receive international traffic to and from various countries. These submarine cables include Americas I, Columbus II, Columbus III, TAINO CARIBE and Antilles 1, which directly provide service, or connect with other cables that provide service to Latin America, the Caribbean and Europe. We own 23% of the Antilles 1 submarine cable, which connects the Dominican Republic to the United States via Americas I, Columbus II, Taino Caribe, Americas II and Arcos I. In addition, we have an earth station, which connects to the PanAmSat satellite system, and an earth station which connects to the INTELSAT satellite system serving the Atlantic region, Africa and Europe. The use of these satellite facilities also allows us to route international traffic between the Dominican Republic and most other countries in the world.

CABLE TELEVISION NETWORK

     Our cable television network uses a broadband network employing radio frequency transmission over coaxial and/or fiber optic cable to transmit multiple channels carrying images, sound and data between a central facility and a subscriber's television. Coaxial cable is a type of cable used for broadband data and cable systems. This type of cable has high-quality broadband frequency characteristics, noise immunity and physical durability. Fiber optic cable is a communication medium that uses hair-thin glass fibers to transmit signals over long distances with less signal loss or distortion than coaxial cable. Our existing cable network consists of three major portions: a master headend, a distribution network and nodes. At our master headend, programming signals are received, processed, amplified and then sent through our distribution network, which consists of fiber optic and coaxial cables connected to nodes. A node, which is typically shared by a number of subscribers within the same area, is a single connection to any of our distribution network's main fiber optic cables that receives and transmits signals. One node in our existing network typically serves an average of 820 homes passed. Programming signals then travel, via coaxial cable, from nodes into subscribers' homes. As part of our plan for the expansion and upgrade of our network, we plan to redesign our distribution network by installing hubs and additional nodes to improve the quality and redundancy of our services. Hubs receive signals from the headend and retransmit signals to the nodes, increasing the quality and reliability of the signals.

     At September 30, 2002, our cable network consisted of approximately 204 miles of fiber optic cable, 718 miles of coaxial cable and 208 nodes, passing approximately 170,000 homes. Approximately 98% of our network is constructed above ground, with a small percentage of the fiber optic cable constructed underground. We are expanding and upgrading our existing cable into a broadband bi-directional network that will provide us with a platform for the delivery of a broad range of services. At September 30, 2002, approximately 40% of our network had bi-directional capability, and we expect that more than 60% of our current network will have bi-directional capability by the end of 2002.

     Telecable completed encoding the complete channel package signal delivered to our customers in Santo Domingo. This allows us to control the theft or piracy of our cable entertainment services, as well as giving us the opportunity to offer compressed packages to reach low-income subscribers living in marginal areas, and increase penetration levels. At September 30 2002, we had deployed approximately 115,000 analog set-top boxes and approximately 15,000 digital set-top boxes.

     The expansion and upgrade of our network involves the conversion of our existing cable network into a broadband bi-directional network. We currently plan to complete this upgrade by the end of 2003. A bi-directional network allows subscribers to transmit as well as receive signals. This allows us to offer Internet connection, video and games on demand. A broadband bi-directional network combines the use of fiber optic cable, which can carry hundreds of video, data and voice channels over long distances, with coaxial cable, which requires a more extensive signal amplification in order to obtain the desired transmission levels for delivering programming signals and nodes. We believe that the primary advantages of a broadband bi-directional network over a narrowband uni-directional network include:

     - greater bandwidth, which allows us to provide Internet access and other multimedia;

     -    the ability to provide communications services;

     -    better signal quality and reliability;

     -    increased channel capacity; and

     - a reduction in the number of homes per node, which improves the overall capacity of the network and reduces the number of households affected by a disruption in the network.

BROADBAND DATA TRANSMISSION AND INTERNET NETWORK

     Our Internet services are provided by Sun, 3Com and Cisco platforms. The network has equipment to connect to international carriers, including Teleglobe, UUNET and Sprint. We have the capacity to handle more than 10,000 dial-up users and provide e-mail, Internet connection, web hosting, news and real audio/video. At September 30, 2002, we had 9,637 subscribers for dial-up services.

     Other new services are under development through a Nortel Network Shasta Platform, which became operational in the first quarter of 2002. This platform enables us to offer our customers firewalls for xDSL and lease lines, bandwidth control and auto-bandwidth, filtering, captive portal, content, and virtual private networks.

     Data communications services are primarily targeted to the business community and provided at a variety of speeds. Our data communications network consists of Newbridge Alcatel data multiplexing nodes, which are network connection points that allow for the transmission of two or more signals over a single channel, linked to a fiber optic ring and digital wireless point-to-point radio links. The "last mile" to the customer is provided through fiber optic cable and/or digital wireless point-to-point radio links. At September 30, 2002 we had 8,177 access lines offering speeds in excess of 56 kilobytes per second. Our data network has the capability to monitor the communications link all the way to the customer's desktop and to support multiple data protocols such as ATM and frame relay.

     Our technology infrastructure is built and maintained to assure reliability, security and flexibility, and is monitored by our technical staff. Each of our servers can function separately, and multiple redundant machines serve key components of our server architecture.

     We maintain our central production servers at the data center of our headquarters. Our operations depend on the ability of the network operating centers to protect their systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins or other events.

     Our local and mobile networks employ monitoring software developed by us and by others to monitor access to our production and development servers. Our reporting and tracking systems generate daily traffic, demographic and advertising reports, which are copied to backup tapes each night.

COMPETITION

LOCAL AND MOBILE

     In local service, our only established competitor is Codetel, a wholly owned subsidiary of Verizon. Codetel is an integrated communications service provider which, at June 30, 2002, had approximately 80% of the local access lines and subscribers for local services in the Dominican Republic. In 2002, Centennial, using wireless technology, began offering to businesses local access service and broadband internet access but, to date, we believe has obtained an insignificant percentage of the market for local services.

     In mobile service, in addition to Codetel which has approximately 48% of the mobile subscribers, we compete with Orange, a subsidiary of France Telecom Group, and Centennial Dominicana. Orange operates a GSM 800 MHz network in the main cities of the country. In 2001, Orange initiated an aggressive expansion strategy based on low prices on mobile equipment and a distribution network with dealers. Orange subscribers represent in excess of 20% of total mobile subscribers in the Dominican Republic. Centennial Dominicana, a joint venture of Centennial Communications Corp., offers PCS mobile services and has approximately 5% of the mobile subscribers.

     In addition to mobile services, Centennial offers long distance calls at very low rates to the United States from the Dominican Republic.

     The Dominican government also has granted concessions to the following telecommunications companies which either have not yet commenced operations or have minimal operations: Telecomunicaciones America, C. por A., Compania Telefonica del Norte, S.A., Servicios Globales de Telecomunicaciones, S.A., Defisa, S.A., Comunicaciones Dominicanas S.A., Turitel S.A. Economitel C. por A. and Servicios Moviles de Comunicacion, S.A. (MOVICELL). Each of the concessions allows for the provision of some or all of the telecommunications services that we provide.

     In addition, from time to time, several international companies have expressed to Indotel interest in entering the Dominican telecommunications market. These include AT&T, US Sprint, DG Cell and Telefonica S.A.

INTERNATIONAL LONG DISTANCE

     The international telecommunications industry is intensely competitive and subject to rapid change precipitated by changes in the regulatory environment and advances in technology. Our success depends upon our ability to compete with a variety of other telecommunications providers in the United States and in each of our international markets. Our competitors include large facilities-based multinational carriers including AT&T, MCI/WorldCom and Sprint, smaller facilities- based wholesale long distance service providers in the United States and overseas that have emerged as a result of deregulation and switched-based resellers of international long distance services. Competition primarily is based on price, although reliability, quality of transmission, routing capacity and customer service also are competitive factors.

PREPAID CALLINGS CARDS

     In 1997, TRICOM USA began offering international long distance calling services to the Hispanic community in the United States, targeting primarily Dominican communities in New England. Currently TRICOM USA offers prepaid calling cards in California, Canada, Florida, Georgia, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Rhode Island, U.S. Virgin Islands, Virginia and Washington D.C. Our better-known prepaid cards are TRICOMPASS, MI GENTE, MI TIERRA, INTERNATIONAL and PA GOZA.

     Prepaid calling cards are distributed through wholesalers from our New Jersey office and through retailers from our New York location. Cards are sold primarily in small retail stores including groceries, drugstores and newsstands.

     Our prepaid calling cards are advertised through special promotions during Hispanic events and by radio, television and newspapers that target Dominican and other ethnic communities, particularly in the New York metropolitan area. Our advertising emphasizes on savings, voice quality and patriotic themes.

     In addition to prepaid calling cards, TRICOM USA offers national and international long distance services in New York, New Jersey and Florida. Major users of this service are calling centers. This service is offered to potential customers through an independent sales force.

CABLE TELEVISION

     We are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed as of September 30, 2002. As of that date, our cable network served 71,081 subscribers, including 62,035 basic subscribers, 8,413 commercial rooms and 633 subscribers for digital audio programming and other services. We pass approximately 170,000 homes. We face little competition in Santo Domingo and surrounding areas from other cable television operators. Indotel reports that there are 112 cable operators in the Dominican Republic, including illegal cable television providers.

     We also face competition from widespread pirate direct broadcast satellite or DBS transmission. There is no legal DBS service offered in the Dominican Republic. For several years, the Dominican pay television market has been harmed by the persistent violation of copyright laws or "piracy." TCN Dominicana has deployed encoding technology to aid in reducing piracy from its network.

     All pay television service providers, including cable television systems, direct to home or DTH satellite services and multi-point, multi-channel distribution system operators, face substantial competition from other signal delivery methods, including television broadcasters. The ability of potential subscribers to directly receive traditional public over-the-air television signals from television broadcasters may hinder our ability to obtain additional subscribers.

PANAMA

OVERVIEW

     In 2001, we purchased a 51% interest in a Panamanian company, Cellular Communications of Panama, S.A., now TRICOM Panama, S.A., which owns the frequency rights for 107 channels of 25 MHz each. These frequencies give us access to nationwide coverage, covering a population of approximately 2.89 million. In Panama, frequency rights are granted for 20 years and are automatically renewable for additional 20 year terms. We initiated offering iDEN(R) services in April 2002 and had approximately 5,000 subscribers at September 30, 2002. Our right to offer services has been challenged by BellSouth, one of the two principal mobile service providers in Panama.

     We completed the construction of our digital network in Panama City and Colon (the two largest cities in Panama) and the transportation corridors that link those cities with airports and ports. We also completed a network along the corridor that connects Panama City, the capital, with its satellite cities and the most important beaches, recreational and tourist areas of the country. To date, we have invested approximately $37 million in this deployment, primarily for the purchase of:

     - a switching office for telephone and radio communications dispatch through which mobile service traffic is originated or terminated;

     - enhanced base transceiver stations, which are antennae located at base sites to provide radio coverage in specific geographic areas; and

     -    site acquisition and construction.

MARKET OPPORTUNITY.

     At December 31, 2000, Panama had a population of approximately 2.89 million, with an estimated Gross Domestic Product of $7.4 billion in 2000, and a Gross Domestic Product growth rate of 2.5% for that year. Approximately 57% of the population lives in urban areas. Mobile penetration for Panama at December 31, 2001 was 17% while wireline penetration was 12.1%.

MARKETING PLANS

     We offer specialized mobile radio services, including two-way radio, and interconnect services. We offer our digital services mainly to business customers, offering bundled programs with different services and pricing plans, customized to meet our clients' specific needs. We are currently marketing our services through direct sales and intend to do so through independent dealers as well.

COMPETITION

     The mobile market in Panama has been open to competition since 1996. TRICOM Panama's digital radio services will compete with the two digital wireless communications providers in the country, Cable & Wireless of Panama and BSC of Panama (a subsidiary of BellSouth), as well as with several analog trunking operators. The Panamanian government granted a 10-year duopoly service concession to both digital wireless operators in 1997 as part of the privatization of the telecommunications industry.

REGULATORY AND LEGAL OVERVIEW

     To provide telecommunications services, a Panamanian or foreign company must obtain a service concession from the ENTE REGULADOR DE SERVICIOS PUBLICOS, or ENTE. There are two types of service concessions, Type "A" and Type "B". Type "A" service concessions currently are awarded on an exclusive basis. Services under a Type "A" category concession include basic telecommunications and cellular services. Effective January 2003, ENTE has reclassified Type "A" services as Type "B" services, and therefore, additional concessions of this type will not be granted again until 2003 for basic telephony and long distance and until 2007 for PCS services.

     Type "B" service concessions are awarded on a non-exclusive basis to companies which meet specific requirements and complete the application procedures for the services they wish to provide. Applicants must include a form of the contract they intend to enter into with potential customers and a diagram of the system that will be operated in order to provide the contemplated services, among other information. Applicants may submit their applications to provide Type "B" services on any one of four specified dates a year. Additionally, since Type "B" telecommunications service concessions are open to all companies which meet the requirements, the terms of the concession are the same for all concession holders. However, each concession holder must comply with fair competition practices in providing services to its clients and in relation to other concession holders. Concession holders also must provide services in a nondiscriminatory manner. Concession holders may also assign or transfer their concessions to other companies which meet the same requirements that ENTE considered at the time it awarded the concession, subject to ENTE's authorization. ENTE may only deny a transfer or assignment when the transfer or assignment would be prohibited by law or against fair competition practices. Telecommunications providers are required to pay annual fees to the government of 1% of their total gross revenues.

     TRICOM Panama has four of the twenty-six Type "B" service concessions, one to provide each of the following services: (1) conventional trunking systems for public or private use, (2) fixed or mobile radio communication services, (3) data transport services, and (4) paging services.

     Panamanian telecommunications law prohibits companies providing trunking mobile services to hand off telephone calls, even if the hand-off would be from one site to another site owned by the same trunking company. Our iDEN(R) system does not permit hand-off. Therefore, we have built additional enhanced base transceiver stations in Panama to minimize the number of calls dropped due to handed-off failures. We believe that additional enhanced base transceiver stations will prevent a higher percentage of dropped calls than would otherwise occur due to the effect of this restriction on hand-off under Panamanian law.

     In addition, Panamanian telecommunications law requires that all concession holders permit and maintain nondiscriminatory interconnection of other concession holders to their networks. A concession holder is required to use its best efforts to reach an interconnection agreement within 120 days from the date on which another concession holder sends a copy of an interconnection request to the ENTE, with confirmation that the concession holder with which interconnection is sought also has received the request. After this 120-day period, any of the parties may request the intervention of the ENTE in negotiations. The ENTE may intervene in the process if interconnection is not negotiated by the parties or is not provided on terms at least equal to those that other concession holders have obtained in similar circumstances.

     TRICOM Panama requested interconnection from Cable & Wireless. With the intervention of the ENTE, the parties negotiated and agreed upon most of the terms of interconnection, except for access charges and certain other economic aspects, which the parties were not able to agree upon. The ENTE resolved the impasse by mandating the access charges and other economic aspects. Thereafter, Cable & Wireless refused to sign the interconnection agreement on the ground that it might be prohibited from doing so by a precautionary measure obtained by BSC of Panama against TRICOM Panama in August 2001. Such precautionary measure, which following an appeal was lifted in December 2001, had ordered TRICOM Panama to cease the installation of its iDEN(R) system in Panama. The ENTE has imposed on Cable & Wireless sanctions of US$5,000 per day until it signs the interconnection agreement with TRICOM Panama. Cable & Wireless appealed the ENTE's sanctions order before the Supreme Court, and the case is pending decision.

     Bell South, in a number of related actions and proceedings in Panamanian courts and the ENTE, has challenged our right to provide mobile services and has sought $20 million in damages.

     Panama has no restrictions on repatriation or monetary transfers to and from Panama nor does it have any exchange controls. The unit of currency, the Balboa, is issued only in coins which are identical in size and value with those of the United States. Panama's paper currency is the U.S. dollar. There are few limitations or restrictions on foreign investment, especially for international business operations based in Panama. One of the few exceptions is that certain sales to consumers of retail goods are reserved for Panamanian nationals.

     As a telecommunications business, we will have to pay a monthly regulatory fee to ENTE of 1% of our previous month's gross income in addition to the 1% of gross revenue annual fee required to be paid by telecommunications providers. We are also subject to certain taxes, including income, franchise, dividend and commercial license taxes.

CENTRAL AMERICA

     In 2000, we were awarded, in a government auction, radio frequency rights in Guatemala to 172 channels of 25 MHz, providing us with nationwide coverage. We have also acquired the spectrum to operate our iDEN(R) network in El Salvador through the purchase of radio frequency rights for an aggregate of 185 channels of 25 MHz, 175 of which we purchased from a U.S. telecommunications company that previously owned the rights and 15 of which we acquired through a government auction. We acquired these rights as part of our strategy to establish in Central America an interregional specialized mobile service network targeted at business customers using a single transmission technology in major business centers. However, we currently do not intend to develop a network in either Guatemala, El Salvador or elsewhere in the region.

REGULATION

GENERAL

     The legal framework of the telecommunications sector in the Dominican Republic consists of General Telecommunications Law No. 153-98, enacted on May 27, 1998, resolutions and regulations issued by Indotel and the concession agreements entered into by the Dominican government or the regulator with individual service providers.

     In addition to the industry-specific legal framework, the Constitution of the Dominican Republic affects the telecommunications sector. Among other individual and social rights, the Dominican Constitution guarantees Dominican citizens the freedom of trade. The Constitution specifically provides that monopolies can be established only by law and only for the benefit of the Dominican government. None of the existing concession agreements grants a monopoly in any sector of the telecommunications industry to any carrier, and the Dominican government has announced a policy of encouraging growth through competition in the telecommunications industry.

     In 1930, Codetel was granted a concession to operate telecommunications services in the Dominican Republic. Over the years, while other service providers entered the Dominican telecommunications market, none was successful in becoming a full-service telephone company able to compete with Codetel because Codetel was not required to allow other service providers to interconnect their services with its physical infrastructure. To provide services, a company would have to install its own wireline telecommunications network. The economics of this requirement hindered competition. As a result, Codetel held a de facto monopoly for more than 60 years.

     To increase substantially the number of Dominican citizens with access to a telephone and to allow for the establishment and growth of other modern telecommunications services, the Dominican government adopted a policy of liberalization of the telecommunications sector beginning in the late 1980s. In 1990, the Dominican government granted us a concession to provide a full range of telecommunications services within, from and to the country. Additionally, advancements in wireless technologies made it more cost-effective for companies to penetrate the market even without being able to interconnect to Codetel's network. However, interconnection remained important for full-service competition. In 1994, the Dominican government enacted a series of interconnection resolutions requiring all service providers in the Dominican Republic to interconnect with all other service providers pursuant to contracts between them. The guidelines for those contracts are set forth in those resolutions. In May 1994, we entered into an interconnection agreement with Codetel which became effective in November 1994. This agreement allowed us to become the second full-service telecommunications provider in the Dominican Republic.

GENERAL TELECOMMUNICATIONS LAW NO. 153-98 OF 1998

     Former Telecommunications Law No. 118 of February 1, 1966 was repealed by Law No. 153-98 of May 27, 1998. Law No. 153-98 is the result of a joint government and industry project conducted with the assistance of the ITU, which studied the telecommunications sector in the Dominican Republic. As part of this process, the ITU drafted a proposed telecommunications law and various regulations, including interconnection and tariff regulations, in consultation with Dominican telecommunications carriers. The project was requested by the Technical Secretariat of the Dominican Presidency and the country's telecommunications carriers and was funded by the carriers.

     Law No. 153-98 established a basic framework to regulate the installation, maintenance and operation of telecommunications networks and the provision of telecommunications services and equipment. The law adopted the "Universal Service Principle," by seeking to ensure access to telecommunications services at affordable prices in low-income rural and urban areas. The law creates a fund for the development of the telecommunications sector that is supported by a 2% contribution payable by customers and collected by telecommunications providers from them based on billings to customers for telecommunications services.

     In addition, the law created an independent regulator with strong regulatory powers, the Dominican Institute of Telecommunications (Instituto Dominicano de las Telecomunicaciones, or Inodotel), and established the regulator's responsibilities, authorities and procedures. The regulator is headed by a five-member council, the members of which serve a four-year term, and includes a representative from the telecommunications industry. Among other responsibilities, Indotel is charged with implementing telecommunications development projects to satisfy the requirements of the Universal Service Principle. Law No. 153-98 grants Indotel control over all frequency bands and channels of radio transmission and communications within the country and over its jurisdictional waters.

     Law No. 153-98 seeks to encourage competition by, among other things, mandatorily imposing the obligation to interconnect with existing participants and prohibiting and punishing different types of monopolistic behavior. The law requires that interconnection charges be cost based and eliminates cross subsidies. Pursuant to the law, a rate rebalancing process was completed on December 31, 2000 which eliminated cross subsidies and allows for rates for services to reflect actual costs. Currently, market participants are free to establish the rates for the services that they offer.

RECENT REGULATORY INITIATIVES

PROPOSED TELECOMMUNICATIONS REGULATIONS

     In 2001 and 2002, Indotel initiated several public inquiry processes, which are similar to a U.S. Federal Communications Commission notice for proposed rule making, in connection with several proposed regulations. In

November 2001, Indotel published for public comment the "National Routing Plan", which, among other things, intends to divide the country into five regions, within each of which telephone calls would be deemed local. In November 2002, Indotel published for public comment the "National Routing Plan", which, among other things, would divide the country into five regions, within each of which telephone calls would be deemed local.

     In January 2002, Indotel commenced a public inquiry process for several other regulation projects including a non-rounding up regulation which seeks to establish the second as the traffic measurement and pricing unit within the telephone network. This would preclude telephone companies from rounding up to the next minute fractions of traffic (though a call lasting less than a minute can be rounded up to one minute). Another proposed regulation is aimed at providing subscribers the right to choose whether or not to use the voice mail services of the called party. The adoption and implementation of all or any one of these proposed regulations could have a financial impact on our business and results of operations.

RECENT CABLE REGULATION

     Indotel issued cable broadcasting regulations on August 19, 2002. Though the draft originally proposed included a "must carry rule" (which would have required cable systems to carry television broadcasters' signals on a virtually free basis), the final version approved did not include this proposed rule. With the issuance of these regulations, several claims brought against Telecable by UHF channels, who also sought the imposition of the must carry rule by resolution of Indotel, were "closed and decided." The cable broadcasting regulations, however, prohibit cable systems from discriminating among UHF channels or among VHF channels.

INTERNATIONAL TERMINATION RATES

     On June 22, 2002, Indotel issued a resolution which set a minimum rate for incoming traffic termination of not less than $.08 per minute. The current market rate is less than $.05 per minute. The resolution also raises international long distance access charges from RD$0.68 to RD$0.85 per minute. Indotel has postponed the effectiveness of the resolution because of opposition by international carriers and the United States government.

INTERCONNECTION REGULATIONS

     On June 22, 2002, Indotel issued interconnection regulations including rules on co-location, network unbundling, open network architecture and equal access. The regulations require that interconnection agreements be modified to conform to them and established a deadline extended by Indotel on several occasions (the last deadline was December 2, 2002) for filing with Indotel revised, conforming contracts. Indotel will resolve any disputes between carriers concerning interconnection terms. We were not able to reach agreement with Codetel, Orange or Centennial on new interconnection agreements by the deadline and submitted the dispute to Indotel. Until Indotel rules on the dispute, we will continue to interconnect under the current terms of our agreements with each carrier.

PENDING REGULATIONS ON TARIFFS AND COSTS

     Further regulations on tariffs and costs, which would complement the interconnection regulations, are being prepared by Indotel. Consultants from the U.S. firm, Strategic Policy Research, are advising Indotel on this matter.

OUR CONCESSION AGREEMENT

     In accordance with former Law No. 118, we entered into a concession agreement with the Dominican government in 1990 under which we were issued a non-exclusive license to establish, maintain and operate a system of telecommunications services throughout the Dominican Republic, as well as between the Dominican Republic and international points. The services which we were permitted to provide under the 1990 concession agreement included telegraphy, radio communications, paging, cellular and local, domestic and international telephone services.

     In February 1996, we entered into a new concession agreement with the Dominican government which superseded the 1990 concession agreement. Under the 1996 concession agreement, we were granted the same non-exclusive license as provided in the 1990 concession agreement to establish, maintain and operate a telecommunications system throughout the Dominican Republic until June 30, 2010. Under our original provisions, the concession agreement and the license granted under it are renewable automatically for 20-year periods unless, at least three years prior to the end of the then existing term, either we or the Dominican government advise each other of our intention not to renew. Law No. 153-98 establishes that the renewal must be requested during the one year immediately prior to the expiration of the concession, and that the reasons for non-renewal shall be only those set forth in the law.

     Law No. 153-98 established that within one year after its effectiveness each concession must be adjusted to the provisions of the new law. This process, however, is still pending. Indotel issued Resolution No. 005-99 in December 1999 for such purposes requesting information from each of the telecommunications companies with valid concession agreements. We have complied with these requirements. Indotel also empowered the President to execute amendments to our and other concession agreements to reflect our paying taxes on the same basis as all Dominican corporate taxpayers and amending provisions of our concession agreements providing for the payment of tax in lieu of income taxes.

CODETEL'S CONCESSION AGREEMENT

     Codetel's concession from the Dominican government, originally granted in 1930, was modified on January 23, 1995 and more recently by the Presidential decree that eliminated provisions for payment in lieu of income taxes. The terms and conditions of Codetel's concession are substantially identical to those of our 1996 concession agreement. The license provides it with the right to construct, maintain and operate a telecommunications system throughout the Dominican Republic and between the Dominican Republic and other countries. Codetel's concession agreement is valid until April 30, 2010; our concession agreement is valid until June 30, 2010.

OUR INTERCONNECTION AGREEMENT WITH CODETEL

     In May 1994, we entered into an interconnection agreement with Codetel which sets forth the terms and conditions for interconnection between each party's network in the Dominican Republic. The interconnection agreement, which has an indefinite term, requires each of us to provide access to the other's respective network on equal, nondiscriminatory and transparent terms.

     Under the interconnection agreement, the parties began paying an interconnection charge for local-to-local traffic in 1996, which is revised annually. Additionally, use of the network by either us or Codetel to originate or terminate cellular, domestic long distance and international long distance calls requires payment of an access charge, which is reviewed annually and is calculated based upon an established formula. The access charge consists of a usage charge and a subsidy charge which only is incurred with respect to international calls.

     On January 2, 1998, we and Codetel executed an addendum to the interconnection agreement which provides, among other things, that Codetel will:

     (1) remove any technical or operational impediment to telephone users accessing our network from Codetel's network;

     (2) automatically deliver to us the identification number of any call originating on Codetel's network which is subject to our access charge;

     (3) install interconnection facilities without delay upon our request, provided that we bear the expenses of installing any such facilities;

     (4) connect calls to emergency services and toll-free numbers on Codetel's network, and make operators available to assist calls from our network to numbers on Codetel's network; and

     (5) make Codetel's database of telephone numbers available to us at no charge on a quarterly basis.

     On January 11, 2000, we and Codetel executed a second addendum to the interconnection agreement to:

     (1) provide local interconnection of each company's respective Internet nodes and to enable the clients of each company to access both our respective servers and nodes to access the Internet;

     (2) simplify the billing and collection process for interconnection services; and

     (3) amend the regulation on interconnection costs. In addition, the second interconnection amendment adjusted the access charges by:

          (1) lowering the charge for international long distance calls. The charge currently is RD$0.68 ($0.04);

          (2) increasing the charges for national long distance calls and calls made from cellular telephones from RD$0.63 ($0.04) to RD$0.68 ($0.04); and

          (3) charging for "calling party pays" traffic a use charge of RD$0.68 ($0.04) per minute and a variable complementary charge depending on the amount of cellular lines on service.

     The terms of our interconnection with Codetel and other carriers must be revised to comply with Law No. 153-98 and Indotel regulations implementing the law. We were not able to negotiate new terms of interconnection by the deadline established by Indotel, December 2, 2002, and submitted the dispute to Indotel for resolution.

U.S. TELECOMMUNICATIONS REGULATION

     The following summary of the Unites States federal regulatory developments does not purport to describe all present and proposed regulations and legislation affecting the telecommunications industry. Other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the regulations of telecommunications companies in the United States.

     On September 11, 1995, the Federal Communications Commission, FCC issued an order approving the application of Domtel Communications, Inc., which later changed its name to TRICOM USA, Inc., to provide, on a facilities-based basis, voice, data and private line services between the United States and various international points, including the Dominican Republic. The FCC also approved Domtel Communications as a non-dominant provider on all routes, including to the Dominican Republic. We began initiating U.S. traffic pursuant to this authorization in 1997. Domtel Communications was also granted global resale authority by the FCC in 1996.

     Since the effectiveness of the interconnection agreement with Codetel, we have entered into operating agreements with U.S. correspondents. TRICOM USA also has the ability as a U.S. carrier to develop its own business plan for markets other than the Dominican Republic, and has been approved by the FCC to communicate from the United States with 186 countries via satellite and with 28 countries via fiber optic submarine cables.

     As a carrier holding an international authorization from the FCC, TRICOM USA is subject to various statutory and regulatory telecommunications mandates, including the duty to offer services at just and reasonable rates, the payment of certain fees, such as universal service contribution and regulatory fees, and the requirement to obtain prior approval for most transfers of control and assignments of authorizations, except those considered non-substantial, or "pro forma" under FCC rules. The FCC may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation.

     The FCC recently required mandatory detariffing for all non-dominant international carriers, with limited exceptions for dial-around, local exchange carrier implemented services, inbound collect calling, and on-demand Mobile Satellite Systems. TRICOM USA is a non-dominant carrier, and therefore, was required to detariff its international services. The FCC now requires carriers to maintain their rates, terms and conditions for public inspection, including posting these matters on a carrier's web site. Although TRICOM USA no longer must maintain tariffs at the FCC, it is still subject to other regulatory requirements established by the FCC for international carriers, as noted above.

     We believe we are in compliance, in all material respects, with all laws and regulations necessary to conduct our business in the countries in which we operate, including in the United States. As we expand our operations into other countries, we may become subject to varying degrees of regulation in those jurisdictions where we provide service. Laws and regulations regarding telecommunications differ significantly from country to country. Future regulatory, judicial, or legislative activities in one or more of the countries in which we operate could have a material adverse effect on our financial condition, results of operations or cash flow.

     Through several policy initiatives in the last several years, the FCC has encouraged greater competition in foreign markets. A particular focus of the FCC has been "accounting rates" or "settlement rates," which are the amount of payment negotiated between carriers for the termination of international telephone calls. There are three elements of the FCC's international settlements policy that serve as conditions on U.S. carriers entering into agreements with foreign carriers: (1) all U.S. carriers must be offered the same effective accounting rate and same effective date for the rate; (2) U.S. carriers are entitled to a proportionate share of U.S.-inbound, or return, traffic based upon their proportion of U.S.-outbound traffic; and (3) the accounting rate is divided evenly 50-50 between U.S. and foreign carriers for U.S. inbound and outbound traffic. The FCC has exempted certain foreign routes from the international settlements policy where U.S. carriers are able to terminate at least 50 percent of U.S.-billed traffic at rates that are at least 25 percent below the benchmark settlement adopted for the foreign country. The Dominican Republic route has not been exempted from the international settlements policy.

     In 1999, the FCC adopted an order approving sweeping reform of the international settlements policy. The Order eliminated the international settlements policy and contract filing requirements for arrangements with foreign carriers that lack market power. TRICOM USA's arrangements with Codetel, however, must be filed with the FCC, as the FCC has determined that Codetel possesses market power in the Dominican Republic.

     The FCC has established settlement rate benchmarks based on foreign carriers' publicly available tariffed rates and data published by the International Telecommunications Union. TRICOM USA's settlement benchmark rate for the Dominican Republic is within the FCC's prescribed limits.

     International Simple Resale involves the provision of switched services over resold or facilities-based private lines that connect to the public switched network at either end-point. Instead of U.S. carriers paying for the use of half of a shared circuit to a foreign point through traditional settlement payments, U.S. carriers under International Simple Resale arrangements may connect or lease a complete or whole circuit end-to-end to the corresponding foreign carrier's network and pay a negotiated rate for termination of services on the foreign network. Moreover, International Simple Resale arrangements are not subject to the restrictions of the international settlements policy (although the international settlements policy may still apply to the particular route); therefore, U.S. carriers may negotiate individual, asymmetric, non-proportionate agreements. The FCC has determined that the Dominican Republic is eligible for International Simple Resale (although not currently exempt from the international settlements policy).

     The FCC recently launched a proceeding to examine possible additional reform of the international settlements policies and the international simple resale and benchmarks policies. While the proceeding appears to be aimed at streamlining these polices, we cannot be certain what types of modifications to these policies the FCC may order, or the effect of any such changes upon us. In addition, the FCC is also reviewing in this proceeding whether foreign mobile termination charges (charges incurred when U.S. consumers place calls to mobile telephones in other countries) are harming U.S. consumers and competition. The FCC may take action to address these charges. We cannot predict what types of regulations or requirements the FCC may adopt regarding mobile termination charges, or the effect of any such regulations or requirements on us.

     STATE REGULATION

     Most states regulate entry into their telecommunications markets, and states' regulation of telecommunications companies vary in their regulatory intensity. The majority of states mandate that companies seeking to provide telecommunications services in their state apply for, and obtain the requisite authorization from a public utility commission or similar agency. This authorization process generally requires the carrier to demonstrate that it has sufficient financial, technical, and managerial capabilities and that granting the authorization will serve the public interest.

     As an authorized telecommunications carrier in various states, we are (and will be) subject to the regulatory directives of each state in which we are (and will be) certified. Some states have particular requirements relating to the offering of pre-paid services, including disclosures that must be included on the pre-paid calling cards. As we offer pre-paid services, these requirements may apply to our pre-paid calling cards. Most states require carriers to file and maintain state tariffs setting forth their rates, terms and conditions. In addition to tariff filing requirements, most states require that carriers charge just and reasonable rates and not discriminate among similarly situated customers. Some states also require the filing of periodic reports, the payment of various regulatory fees and surcharges, and compliance with service standards and consumer protection rules. States also often require prior approvals or notifications for certain transfers of assets, customers, or ownership of a certified carrier. States generally retain the right to sanction a carrier or to revoke certifications if a carrier materially violates relevant laws and/or regulations.

     We are certified to provide telecommunications services by the public utility commissions of California, District of Columbia, Florida, Georgia, Illinois, Indiana, Massachusetts, New York, Pennsylvania, Rhode Island and Saint Thomas in the U.S. Virgin Islands, and are currently in the process of obtaining certification in Ohio and Maryland. We also are permitted by New Jersey to provide such services. We cannot be certain that the pending applications will be granted in a timely manner, or if at all, and we cannot predict what types of conditions may be imposed upon us in any new authorizations. In addition, it is possible that state regulators could claim that prepaid calling cards and associated services are being provided by us prior to obtaining the necessary authorizations. In such circumstances, we could be subject to enforcement activities including the possible payment of fines and denial of our application to provide these services.

LEGAL PROCEEDINGS

BELLSOUTH LITIGATION

     On May 8, 2001, BSC of Panama, S.A., a subsidiary of BellSouth, which owns one of the two cellular telecommunications concessions granted by the Panamanian government, requested that the Panamanian ENTE REGULADOR DE LOS SERVICIOS PUBLICOS, or ENTE, investigate TRICOM Panama, S.A. for violations of the Telecommunications Act and the ENTE's regulations. BellSouth claimed that TRICOM
Panama:

     - will use its iDEN(R) based trunking services to provide cellular telecommunications services, in violation of its license; and

     - although we proved that our iDEN(R) system has been modified to disable "hand off" capabilities, the fact that the equipment has these capabilities represents a breach of regulations and our license.

     The ENTE has not issued any ruling on BellSouth's request, but has stated publicly that Panamanian regulations do not limit the provision of mobile services to a particular technology.

     On August 24, 2001, BellSouth requested that the ENTE initiate a legal review before the Third Chamber of the Panamanian Supreme Court of Justice, of the interpretation given by the ENTE to the definition of "Conventional

Trunking System Services." BellSouth alleges that the interpretation given by the ENTE to the definition of "Conventional Trunking System Services," found in Resolution No. JD-025 of December 12, 1996 violates several articles of the Telecommunications Act, including that the ENTE's interpretation allows a trunking service provider to use any mobile system, including any type of cellular systems, as long as the "Hand-Off" capabilities are disabled. BellSouth claims that this violates the Telecommunications Act, which states that cellular services are a Type A Service that can only be provided by BellSouth and the other holder of a Type A License, Cable & Wireless.

     The ENTE has replied that it only regulates services and not technology and that the definition of "Conventional Trunking System Services" protects the temporary exclusivity regime given to cellular services because it does not allow the participation of new cellular service providers in the Panamanian market. The Attorney General also opined that the definition of "Conventional Trunking System Services" is legal. The license given to TRICOM Panama is for the operation of conventional trunking services, which it is operating with the iDEN(R) system.

     The legal review by the Third Chamber of the Panamanian Supreme Court of Justice requested by BellSouth cannot be undertaken until the Supreme Court resolves a constitutional review requested by TRICOM Panama on September 10, 2001, regarding the lack of procedure for the Third Chamber to undertake a legal review of the sort sought by BellSouth. On October 22, 2001, the Supreme Court decided it would review the procedure.

     On August 28, 2001, TRICOM Panama received notice of a precautionary order obtained by BellSouth from the Seventh Civil Court of the First Judicial Circuit requiring TRICOM Panama to cease all activity directly or indirectly related to the installation and supply of telecommunication services using Motorola's iDEN(R) system. This order forms part of a tort claim, submitted by BellSouth on September 4, 2001, against TRICOM Panama for US$20,000,000 for the possible damages that TRICOM Panama may cause BellSouth in the event that TRICOM Panama initiates operations of an iDEN(R)-based trunking service.

     On September 11, 2001, TRICOM Panama submitted a motion before the Seventh Civil Court to substitute a bond for the precautionary order to cease its activities and at the same time appealed to the Superior Civil Chamber the precautionary order itself. On October 1, 2001, the Seventh Civil Court denied TRICOM Panama's motion and, on October 8, 2001, TRICOM Panama also appealed this decision to the Superior Civil Chamber. The TRICOM Panama defense was based on the following principles:

     - only the ENTE has by law the power to discontinue public utilities services;

     - this precautionary measure can only be applied to real property (not to personal property);

     -    there is no imminent damage that justifies the precautionary measure.

     On September 11, 2001, BellSouth submitted a complaint stating that TRICOM Panama was in default of the court order.

     TRICOM Panama also submitted a motion to the Seventh Civil Court to dismiss BellSouth's tort claim and to invalidate the precautionary order, due to the court's lack of jurisdiction over a matter that should be decided by the ENTE. On September 28, 2001, TRICOM Panama filed a US$1,000,000 damages counterclaim against BellSouth for the public campaign set against TRICOM Panama by BellSouth and for the unfounded investigation requested before the ENTE.

     We believe, based on the advice of our Panamanian legal counsel, that BellSouth should not succeed in its claims because:

     - BellSouth cannot claim any damages caused by TRICOM Panama activities, since TRICOM Panama operations are protected under a legitimate Conventional Trunking System Services license.

     - The ENTE is the only authority empowered to declare that the telecommunications services provided by TRICOM Panama are not conventional trunking services, or that the iDEN(R) system cannot be used to provide conventional trunking systems.

     On August 5, 2002, the judge in the Seventh Civil Court transferred the case to the Eleventh Civil Court of the First Judicial Circuit, which will continue the proceedings.

     On November 5, 2001, TRICOM Panama requested that the ENTE investigate BellSouth for violations of the Telecommunications Act and its concession agreement on account of the failure of BellSouth to (1) recognize the jurisdiction of the ENTE, (2) follow proper procedure in connection with the precautionary measure it obtained and (3) provide interconnection. This case is pending the Ente's decision on whether or not to press charges against BellSouth.

     On November 13, 2001, upon the request of BellSouth, the Seventh Civil Court issued an order giving notice to Cable & Wireless of the precautionary order issued against TRICOM Panama in late August. TRICOM Panama and Cable & Wireless had negotiated the terms of an interconnection agreement with the intervention of the Ente. Upon judicial notice of the precautionary order against TRICOM Panama, Cable & Wireless refused to sign the interconnection agreement. The Ente imposed on Cable & Wireless sanctions of $5,000 per day until it signs the interconnection agreement with TRICOM Panama. On December 14, 2001, Cable & Wireless challenged the Ente's sanctions order on constitutional grounds before the Supreme Court. On June 19, 2002, the Supreme Court revoked Ente's resolution that imposed a daily fine of $5,000 per day on Cable & Wireless until it signs the interconnection agreement.

     On November 16, 2001, TRICOM Panama sought protection from the First Superior Tribunal of Justice on account of the August 2001 precautionary order which violated its constitutional right to due process and trial before a body of competent jurisdiction. On December 7, 2001, the court declared the case inadmissible on procedural grounds, and on December 10, 2001, TRICOM Panama filed an appeal and motion for reconsideration.

     On December 20, 2001, the Superior Tribunal decided the appeal of the precautionary order in favor of TRICOM Panama on the merits of the claims, thus, lifting the precautionary order. On February 27, 2002, BellSouth challenged this decision in the Supreme Court. This challenge has not been decided. On July 8, 2002, the Supreme Court confirmed the decision of the Superior Tribunal of the Supreme Court that rejected defenses to the August 21 precautionary order based upon procedural grounds. The Supreme Court's decision did not affect the decision on the merits of the Superior Tribunal.

     On April 26, 2002, BellSouth filed a claim against TRICOM Panama before the ENTE alleging that TRICOM Panama is rendering voice and text mail services in violation of its concession and the authorized use of its frequencies. BellSouth argues that value added services, such as voice and text mail services, may only be provided by basic telephony or cellular operators. BellSouth requests that the ENTE revoke TRICOM Panama's concession and rights to frequencies. BellSouth further requests as a provisional measure, and until the conclusion of the administrative proceedings, that the ENTE order TRICOM Panama to suspend its trunking services or, alternatively, its voice and text mail services. On May 10, 2002, the ENTE ordered TRICOM Panama to suspend its voice mail services until the ENTE determines whether the imposition of sanctions is appropriate.

     On September 17, 2002, the Ente granted TRICOM Panama the license to offer international long distance communications services.

     On October 24, 2002, the Ente granted TRICOM Panama the license to offer basic telecommunications services.

DOMINICAN TAX ASSESSMENT

     In June 2002, we received notice from the Dominican Tax Service claiming that we owed additional amounts in respect of taxes in lieu of income taxes for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican tax authorities have audited our tax payments) and for withholding tax on our investment in our wholly-owned subsidiary, TRICOM Latinoamerica and on certain other payments.

     The Service claims that we miscalculated the tax in lieu of income tax payable under our concession agreement. Pursuant to the concession agreement, we had the obligation to pay, within the first ten days of each month (1) 10% of gross domestic revenues collected by us during the preceding month for telephone services, telegraph services, paging services, cellular services, local, national and international call services, as well as for any data transmission or broadcast services and other related telecommunications services minus access charges paid to other carriers for interconnection and (2) 10% of net settlement revenues collected from foreign correspondent carriers for the use of our network for termination of international long distance calls. The service claims that this tax was required to be calculated based upon accrued revenues not collections and seeks RD$98.8 million ($5.3 million), plus penalties and interest. Beginning September 1, 2002, in accordance with Presidential Decree No. 405-02, we no longer pay taxes in lieu of income tax but will pay the tax imposed on all Dominican corporations.

     The Service also claims that we were required to withhold and pay to the tax service 25% of the amount of our investment in TRICOM Latinoamerica, approximately $35 million. The 25% withholding tax generally applies to payments from Dominican source income for services to non-Dominican vendors and to certain dividends. The Service seeks RD$168.1 million ($9.0 million), plus penalties and interest, with respect to this claim.

     We contested the notice with the Service, answering that we fully complied with our concession agreement in calculating the tax based on collections rather than accrued revenues and that there is no required withholding tax on investments in a wholly owned subsidiary. On August 27, 2002, the Service rejected substantially all of our response and calculated our aggregate liability on the two claims, including penalties and interest, as RD$668.3 million ($35.5 million). However, the Service agreed to drop claims for withholding tax on other payments to non Dominican service providers. Through December 2000, Dominican tax law imposed penalties for delinquent tax payments equal to 25% of such delinquent payments for the first month and 5% of the payments for each additional month in which payment is not made. In January 2001, the penalties were reduced to 10% for the first month and 4% for each additional month. Interest on delinquent payments accrues at the rate of 2.58% per month. Penalties cease to accrue on the date of notice from the Service. Interest continues to accrue until the delinquent tax is paid or the claim is resolved.

     We appealed the Tax Service determination to the Ministry of Finance and both we and the Tax Service have the right to appeal any determination by the Ministry of Finance to the tax courts. We believe that we have complied with our tax obligations and do not believe that we will be required to pay a substantial amount in assessments, penalties and interest.

OTHER

     There are no other legal proceedings to which we are a party, other than routine litigation incidental to our business which is not otherwise material to our business or financial condition.

                                EXCHANGE CONTROLS

FOREIGN EXCHANGE CONTROLS

     The foreign exchange system of the Dominican Republic is administered by the Central Bank. In January 1991, the Monetary Board of the Central Bank instituted the current foreign exchange system which permits the purchase of foreign currency from commercial banks located in the Dominican Republic. Prior to January 1991, persons were required to purchase foreign currency directly from the Central Bank. The resolution adopted by the Monetary Board in 1991 retained the Central Bank's administrative authority over the foreign exchange system by requiring registration with and approval by the Central Bank in order to repatriate foreign currency abroad. The Monetary Board further liberalized the foreign exchange system in September 1994, but it retained the requirement that the payment of debt obligations abroad be registered with the Central Bank. Accordingly, U.S. dollar-denominated instruments, including the new notes, must be registered as foreign debt obligations. This registration generally has been regarded as ministerial in nature, except that short-term advances for exports of goods and services still require prior approval of the Central Bank. We cannot assure you that Dominican authorities will not change the Dominican Republic's monetary policies to restrict the exchange of Dominican pesos for U.S. dollars.

     On August 20, 2002, the Monetary Board issued its first resolution, which eliminates the 4.75% commission that was required to be paid on the amounts of Dominican pesos exchanged for foreign currency to meet payment obligations abroad.

FOREIGN EXCHANGE SYSTEM

     The current foreign exchange system in the Dominican Republic was instituted in January 1991. Under this system, there are two primary exchange rates:

     - the rate established by the Central Bank at which the Dominican government buys and sells foreign currency or the official rate; and

     - the freely floating, private commercial bank rate at which private banks and other authorized currency exchange agents sell foreign currency, or the private market rate.

OFFICIAL RATE

     The official buying rate is the rate at which companies in certain strategic industries are required to surrender revenues received in foreign currency to the Central Bank for Dominican Pesos. The strategic industries subject to this requirement include the telecommunications industry, and, as a result, we are subject to this requirement. Accordingly, every U.S. dollar we receive as revenue must be surrendered to the Central Bank at the official rate, unless otherwise authorized by the Central Bank.

     However, pursuant to the second resolution issued March 13, 2002, the Monetary Board modified the resolution which created the mechanism to fix the exchange rate of the Central Bank for selling and purchasing foreign currency. Currently, the official rate will be a weighted average of the private market rates quoted by the commercial banks and the exchange agents for the immediately preceding day. Notwithstanding the resolution, through November 30, 2002, the official buying rate has been set and maintained by the Central Bank at RD$17.56 per $1.00.

PRIVATE MARKET RATE

     The private market rate is the rate at which we purchase the foreign currency we need to pay foreign suppliers or otherwise to meet our obligations abroad. According to current regulations, all purchases of foreign currency from private commercial banks must be reported daily to the Central Bank. This requirement permits the Central Bank to collect and maintain statistics on the private market rate but does not give the Central Bank direct control over the private market rate. The Central Bank publishes a weighted average private market rate on a weekly basis.

FOREIGN INVESTMENT

     The Dominican Republic once restricted the repatriation of foreign direct investments in certain sectors of the economy, including the telecommunications sector. In December 1995, the Dominican government enacted Law No. 16-95 on foreign investment, which, among other things, permitted foreigners to make direct investments in the telecommunications sector and to repatriate funds from such investments. The foreign investment law requires that foreigners register their investment with the Central Bank in order to exchange Dominican pesos for foreign currency.

     The foreign investment law expanded the definition of direct foreign investment to include investments in debt instruments. Prior to the enactment of the foreign investment law, the Dominican government only treated equity investments as direct foreign investments. As a result, the principal of and interest on debt instruments could be repatriated so long as the obligor adhered to the requirements of the Law on the International Transfer of Funds and the regulations and resolutions promulgated under the law. The foreign investment law brings "financial instruments" within its purview, establishing that foreign investments could take the form of those financial instruments that the Monetary Board categorizes as foreign investments. However, the Monetary Board has yet to identify which "financial instruments" could become registered as a foreign investment. We have been advised by our Dominican counsel, Pellerano & Herrera, that "financial instruments" as contemplated by the foreign investment law are Dominican peso-dominated instruments issued to foreign investors in the Dominican Republic.

                   DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

     We are managed by a Board of Directors, the members of which, in accordance with our by-laws, are elected at the annual shareholders' meeting and serve for a period of one year. The Board of Directors is composed of a Chairman, Vice President, Treasurer, Secretary and eight additional members. The Board of Directors meets at least once every three months. Special meetings of the Board of Directors may be held at any time.

     The names of our executive officers and directors are set forth below together with their ages at December 13, 2002 and current positions.

                NAME                 AGE                      POSITION
----------------------------------- ----- ---------------------------------------------------------------------
BOARD OF DIRECTORS

NAMED BY GFN CORPORATION, LTD.:
Manuel Arturo Pellerano Pena         48    Chairman of the Board
Hector Castro Noboa                  61    Vice President of the Board
Marcos J. Troncoso                   55    Secretary
Carl H. Carlson                      44    Treasurer
Juan Felipe Mendoza                  49    Director
Anibal De Castro                     53    Director

NAMED BY MOTOROLA, INC.:
Kevin J. Wiley                       43    Director
Ralph Smith                          47    Director
Richard Haning                       51    Director
Theodore W. Schaffner                56    Director

INDEPENDENT DIRECTORS:
Marino Ginebra                       56    Director
Edwin Corrie                         74    Director

EXECUTIVE OFFICERS

Manuel Arturo Pellerano Pena         48    President, Chief Executive Officer and Chairman of the Board of
                                           Directors
Marcos J. Troncoso                   55    Executive Vice President of International Business Development,
                                           Member of the Office of the President and Secretary
Carl H. Carlson                      44    Executive Vice President, Chief Operating Officer, Member of the
                                           Office of the President and Treasurer
Ramon Tarrago                        39    Chief Financial Officer and Vice President of International Division
Carlos F. Vargas                     49    Executive Vice President of TCN Dominicana, S.A.
Carlos Ramon Romero                  50    Vice President, Business Segment Division
Ryan Larrauri                        30    Vice President, Consumer Segment Division
Valeriano Valerio                    43    First Vice President, Network Planning and Operations

     Each of the current members of the Board of Directors has been elected pursuant to an amended and restated shareholders agreement, dated at May 8, 1998, among Motorola, Inc., Oleander Holdings, Inc., Zona Franca San Isidro, S.A. and certain individuals, Oleander and Zona, are wholly owned subsidiaries of GFN, and the individual parties to the agreement are all affiliates of either GFN or TRICOM.

     The Directors are elected annually at the Annual General Meeting of Shareholders. Each Director (when ever elected) holds office until the next Annual General Meeting of Shareholders following his election and until his successor is elected or until his earlier resignation or removal.

     At this date, no date has been set for the Annual General Meeting of Shareholders.

     MANUEL ARTURO PELLERANO PENA has served as Chairman of our Board of Directors and President and Chief Executive Officer since August 1994 and as a member of the Board of Directors since our formation in January 1988. He currently serves as President of Bancredito, a bank affiliated with GFN and one of the largest commercial banks in the Dominican Republic and has been a member and the Vice President of the Board of Directors of GFN since April 1989. Mr. Pellerano holds a Bachelor of Science degree in Economics from the Universidad Nacional Pedro Henriquez Urena.

     MARCOS J. TRONCOSO has served as our Executive Vice President of International Development since March 1992, as Secretary of the Board of Directors since our formation in January 1988 and as Member of the Office of the President since September 1995. Prior to assuming these positions, Mr. Troncoso served as Executive Vice President of GFN beginning in May 1979. Mr. Troncoso received a law degree from Universidad Nacional Pedro Henriquez Urena and a BS degree in business administration with a major in accounting from the University of Puerto Rico.

     CARL H. CARLSON, our Executive Vice President and Chief Operating Officer since March 1998, has served as Treasurer of the Board of Directors since January 2000 and as a Member of the Office of the President since September 1995. Mr. Carlson was a Senior Vice President from March 1993 until March 1998 and Chief Financial Officer from September 1993 until September 1995. Mr. Carlson served as a Vice President of Finance and Administration from December 1989 until September 1993. Mr. Carlson was an Assistant Vice President for GFN's insurance division from 1987 until December 1989. From 1983 to 1987, Mr. Carlson was a Vice President at Chase Manhattan Bank. Mr. Carlson is a graduate of Instituto Technologico de Santo Domingo where he majored in business administration and accounting and finance. Mr. Carlson earned an MBA from a joint program between the University of South Carolina and Pontifica Universidad Catolica Madre y Maestra.

     RAMON TARRAGO, has served as our Chief Financial Officer and Vice President of International Division since July 2002. Mr. Tarrago has directed the International Division since its organization as a separate business unit in July 1996 as First Vice President. He was a Second Vice President of the Corporate Center from August 1995 until July 1996. He was a Second Vice President of the International Division from August 1995 until July 1996. He was Director of International Relations from November 1993 until August 1995. From February 1992 until November 1993, he was our Director of Finance. Between May 1991 and February 1992, he was a management associate in the Corporate Banking Unit at the Santo Domingo branch of Citibank. Mr. Tarrago worked for the World Bank's International Finance Corporation in Washington, D.C. from May 1990 to September 1990 and for Bancredito between October 1986 and March 1988. He is the former dean of the MBA program at the Pontificia Universidad Catolica Madre y Maestra and has held an academic post at the Instituto Tecnologico de Santo Domingo. Mr. Tarrago holds both a BA in economics from Universidad Nacional Pedro Henriquez Urena and an MBA with a finance concentration from the Virginia Polytechnic Institute and State University.

     CARLOS F. VARGAS has served as Executive Vice President of TCN Dominicana, S.A., our cable television subsidiary, since July 2002. He was our First Vice President of Corporate Center and Chief Financial Officer from July 1996 until July 2002. Prior to joining TRICOM, Mr. Vargas was employed by Bancomercio, S.A., where he held the positions of Vice President, Assistant to the President and Executive Vice President of Finance and Operations from May 1992 until July 1996. Mr. Vargas served as Executive Vice President of Finance and Operations at Banco Popular Dominicano and the Finance Vice President at Grupo Financiero Popular from 1982 until May 1992. Mr. Vargas was employed by Coopers & Lybrand as an audit manager from 1974 until 1982. He is a certified public accountant and earned his degree in accounting from Universidad Nacional Pedro Henriquez Urena.

     CARLOS RAMON ROMERO has served as Vice President of our Business Segment Division since January 2002. He was Vice President Customer Relationship Management Division from July 2000 to blank and First Vice President of the Residential and Business Division from July 1996 until July 2000. Immediately prior to his arrival, Mr. Romero served as chief executive of a brokerage company which he started in February 1994. Mr. Romero served as Vice President of the Technical Area of Compania Nacional de Seguros, a subsidiary of GFN, from 1980 until February 1994. Mr. Romero earned a BA in International Services from the Universidad Nacional Pedro Henriquez Urena, where he has since held various academic posts.

     RYAN LARRAURI has served as Vice President of our Consumer Segment Division since June 2001. Before joining TRICOM, he was Vice President of Marketing for GFN's Bancredito and Compania Nacional de Seguros since 1999. He has held numerous directive and executive positions in the textile, consumer goods and financial sectors. Mr. Larrauri is the published author of MARKETING IN THE DOMINICAN REPUBLIC, GENESIS AND EVOLUTION as well as several other specialized articles in the field. Mr. Larrauri has a B.S. in Marketing from the Univesidad Iberomaricana, as well as Post-Graduate degrees in Brand Management, International Business, Bank Management and Strategic planning.

     VALERIANO VALERIO has served as our First Vice President of Network Planning and Operations since June 2000 and as Second Vice President of Institutional Relationships between June 1995 and June 2000. Mr. Valerio graduated with a degree in Electrical Engineering from the Universidad Pedro Henriquez Urena and studied at the Nippon Telegraph and Telephone Public Corporation of Tokyo, Japan.

     HECTOR CASTRO NOBOA has served as Vice President of our Board of Directors since August 1994 and as a member since our formation in January 1988. He has been director and Executive Vice President of GFN since April 1989. Between March 1993 and September 1997, Mr. Castro served as the Executive Vice President of Bancredito. Mr. Castro has also worked for the Deutsche Sudamerikanische Bank (Germany), Citibank (Marketing Vice President), Bonanza Dominicana (Chief Financial Officer), Banco Metropolitano (Financial Advisor) and Universidad Nacional Pedro Henriquez Urena (professor of international economics and macroeconomics). Mr. Castro has a degree in Business Economics from Madrid's Universidad Complutense where he studied business economics.

     JUAN FELIPE MENDOZA has been a member of our Board of Directors since June 1997. Mr. Mendoza currently serves as Chief Executive Officer of Bancredito and President of Compania Nacional de Seguros. He is Vice President of FIDES (Inter-American Federation of Insurance Companies) and its regional commission for Central America and the Caribbean. Mr. Mendoza is a director of Reaseguradora Nuevomundo, Caribbean Hotel Association Insurance Company, Bancredito and GFN Corporation. Mr. Mendoza joined GFN in 1977. Prior to joining GFN, Mr. Mendoza was employed in the Internal Audit Department for the Caribbean of the Royal Bank of Canada. Mr. Mendoza graduated from Universidad Nacional Pedro Henriquez Urena and also attended Specialized Insurance Training Programs at Royal Global Insurance of New York and Swiss Insurance Formation Center, Swiss Re, Switzerland. Mr. Mendoza is a certified public accountant.

     ANIBAL DE CASTRO has been a member of our Board of Directors since May 1998, and has served as President of Editorial AA, a subsidiary of GFN, since May 1994. Mr. De Castro served on the Board of Directors of Corporacion Dominicana de Electricidad (C.D.E), the country's state-owned electric utility provider from 1979 to 1982, and currently serves on the Board of Directors of several Dominican companies and professional associations including Banco de la Pequena Empresa and Fondo de Financiamiento de la Micro-Empresa. Mr. De Castro graduated from Universidad Autonoma de Santo Domingo with a degree in journalism and holds a B.A. in economics from the University of East Anglia in Great Britain.

     KEVIN J. WILEY has been a member of our Board of Directors since December 1998. He currently serves as the Vice President of Sales for Next Level Communications - a telecommunications equipment provider whose largest shareholder is Motorola, Inc. Prior to his employment at Next Level Communications, Mr. Wiley worked for the Motorola Network Management Group as the Director of Regional Cellular Operations for the Latin America Region from October 1998 until April 2001. He worked as the Vice President and General Manager of Aliant Cellular Communications from July 1995 to July 1997. Mr. Wiley has been involved in various positions within the wireless telecommunications industry throughout his entire career. He has a B.S. in Finance and Management from Creighton University.

     RALPH SMITH has been a member of our Board of Directors since April 2001. Mr. Smith began working for Motorola in 1985 in its Automotive Electronics Business. He worked there in a variety of sales, project management, strategy and marketing roles. He joined the Corporate Business Development group of Motorola in 1991 and became an elected officer of Motorola in 2000. Mr. Smith began his career with a variety of financial and commercial research positions working for United States Steel Supply Division until he left to join Motorola. He has a B.S. degree in Management from Purdue University and a M.B.A. from Indiana University.

     RICHARD HANING has been a member of our Board of Directors since April 2001. Mr. Haning was a Senior Vice President of Motorola and Director of Finance for Motorola's Network Management Group until August 2002. Mr. Haning has been a Corporate Vice President with Motorola since 1990. Since joining Motorola in 1977, Mr. Haning has held numerous other financial positions within Motorola's cellular networks and subscribers businesses. Mr. Haning is a Director of Telular Corporation, a participant in the fixed wireless telecommunications market. He is also a Director of Omnitel, a Lithuanian cellular operator. He has a B.A. and M.B.A. from the University of Illinois.

     THEODORE W. SCHAFFNER has been a member of our Board of Directors since October 2001. Mr. Schaffner has been Senior Vice President and Director of Corporate Development at Motorola since 1999. He joined Motorola in 1987 and became the Director of Corporate Business Development in 1989. In 1991, he became Vice President of Corporate Business Development. He received his Bachelors of Arts at The Ohio State University and his Juris Doctor degree from Harvard University School of Law.

     MARINO GINEBRA has been a member of our Board of Directors since October 2001. Mr. Ginebra is the Chairman of the Board of Directors and President of Telecable Nacional, S.A. He has served as member of the Board of Directors of numerous charity associations and social clubs, and is currently a member of the Board of Directors of various banking, insurance and hotel corporations in the Dominican Republic. Mr. Ginebra holds a B.S. in Business Administration and Finance from the Catholic University of the Americas.

     EDWIN CORRIE has been a member of our Board of Directors since October 2001. Mr. Corrie is the Chairman and President of several corporations operating in the real-estate, investment and agricultural industries in the Dominican Republic. He is a member of the Board of Directors of various leading insurance, tourism, medical, and financial service institutions in the Dominican Republic. Mr. Corrie holds a B.S. in electromechanical engineering from the Massachusetts Institute of Technology and a B.S. in Business Administration from the Harvard Business School.

EXECUTIVE COMPENSATION

     The aggregate amount of compensation we paid during the fiscal year ended December 31, 2001 to our directors and executive officers, as a group (17 persons), was $2.3 million.

EMPLOYEES

     At December 31, 2001, we had 1,829 employees. Of this number, 26 were executives, 92 were managers, and the remaining 1,711 were technicians, salesmen, service and staff employees. We believe that this number may increase over the next several years as we expand our network and customer base. None of our employees belong to labor unions. We believe that we have has good relations with our employees.

SHARE OWNERSHIP

     In connection with our initial public offering, our Board of Directors adopted, and GFN and Motorola approved, our 1998 Long-Term Incentive Plan pursuant to which 750,000 shares of Class A common stock were reserved for issuance. At December 31, 2001, there were outstanding options to purchase 483,947 shares of Class A common stock that had been granted to directors, officers and employees at exercise prices ranging from $3.65 per share to $16.00 per share. The options granted expire on the tenth anniversary of the date of grant. At December 31, 2001, there were 266,053 shares available for grant under the plan.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

     The following table sets forth certain information known to us with respect to beneficial ownership of the common stock at December 2, 2002 (unless otherwise indicated) by each person, to our knowledge, who beneficially owns 5% or more of the common stock and all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

     For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person or group of persons has the right to acquire within 60 days after such date. Information relating to the percentage beneficially owned is calculated in accordance with SEC rule 13d-3 and includes for each of GFN Corporation Ltd., Manuel Arturo Pellerano Pena, Oleander Holdings Inc. and Motorola the shares of Class A common stock issuable upon conversion of the Class B stock owned by it. Each share of Class B stock is freely convertible at any time into one share of Class A common stock, subject to adjustment, and may not be transferred except to GFN, Motorola or permitted transferees, as defined. Each share of Class B stock has ten votes and of Class A common stock has one vote. All of the shares owned by GFN and Motorola are Class B stock and represent 100% of the outstanding shares of Class B stock. If all of the Class B shares were converted to Class A common stock, then GFN Corporation Ltd., Manuel Arturo Pellerano Pena and Oleander Holdings, Inc. would own 56.6% of the Class A common stock and Motorola 17.6% of the Class A common stock.

                                                                                        PERCENTAGE OF CLASS
                                                                                              A STOCK           PERCENTAGE OF CLASS
                                                                       CLASS A STOCK    --------------------         B SHARES
                                                                        BENEFICIALLY    SHARES BENEFICIALLY        BENEFICIALLY
SHAREHOLDER                                                                OWNED               OWNED                   OWNED
---------------------------------------------------------------------- ------------- ------------------------- ---------------------
GFN Corporation Ltd(1).............................................     24,035,813             67.3                    60.0
Oleander Holdings, Inc.(1).........................................     12,161,750             34.0                    60.0
Manuel Arturo Pellerano Pena(1)....................................     24,550,842             68.7                    60.0
Motorola, Inc......................................................      7,657,818             24.0                    40.0
Orient Star Holdings LLC(2)........................................      2,670,000             11.0                      --
WaterView Capital Management LLC(3)................................      1,500,000              6.2                      --
Goldman Sachs & Co. and Goldman Sachs Group Inc.(4)................      2,008,730              8.3                      --
Directors and executive officers as a group (16 persons)(5)........     24,309,497             68.0                    60.0

----------
(1) GFN Corporation Ltd. is controlled by Manuel Arturo Pellerano Pena, our Chairman of the Board of Directors and President, and members of his family. Oleander Holdings, Inc., a Panamanian corporation, is a wholly owned subsidiary of GFN. This information is based on a Schedule 13-D/A dated July 31, 2002 and filed on October 2, 2002 with the Securities and Exchange Commission.

(2) Inmobiliaria Carso, S.A. de C.V., as the sole member of Orient Star Holdings LLC, is deemed to beneficially own indirectly the ADSs owned directly by Orient Star Holdings LLC. Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim and Johanna Monique Slim Domit own all of the outstanding voting securities of Inmobiliaria Carso, S.A. de C.V., and are deemed to beneficially own indirectly the ADSs deemed beneficially owned by Inmobiliaria Carso, S.A. de C.V. and directly owned by Orient Star Holdings LLC. This information is based on a Schedule 13-G dated December 27, 2001 and filed with the Securities and Exchange Commission.

(3) WaterView Capital Management LLC, a Delaware limited liability company, possesses sole power to vote and direct the disposition of all shares held by WaterView Partners, L.P., a Delaware limited partnership, which owns 958,500 shares, and of D&DF WaterView Partners, L.P., a Delaware limited partnership, which owns 41,500 shares. Georgica Advisors LLC, a Delaware limited liability company, is the holder of, and possesses sole power to vote and direct the disposition of, 500,000 shares. WaterView Capital Management LLC and Georgica Advisors LLC may act together, from time to time, with respect to the shares. Each of the entities discussed above is deemed to beneficially own 1,500,000 shares of the Class A common stock. This information is based on a Schedule 13-D dated April 14, 2000 and filed on November 15, 2000 with the Securities and Exchange Commission.

(4) This information is based on a Schedule 13-G dated December 31, 2001 and filed on February 14, 2002 with the Securities and Exchange Commission.

(5) Includes 11,486,726 shares of Class B stock and 12,549,087 shares of Class A common stock that may be deemed to be beneficially owned by Mr. Pellerano, our Chairman of the Board of Directors and President, in his capacity as a controlling person of GFN. Also includes 47,544 shares of Class A common stock that are issuable upon exercise of currently exercisable options beneficially owned by officers.

     Motorola Inc. has announced its intention to sell its shares of Class B stock. Our By-laws provide that upon transfer of such shares (unless to GFN or one of its affiliates), these shares will convert to Class A common stock.

SHAREHOLDERS AGREEMENT

     Each of the current members of the Board of Directors has been elected under the terms of an amended and restated shareholders agreement, dated at May 8, 1998, among TRICOM, Motorola, Oleander Holdings Inc., Zona Franca San Isidro, S.A. and certain nominal shareholders that are affiliates of GFN or TRICOM.

     The shareholders agreement provides that the Board of Directors will consist, and GFN and Motorola each will vote all of the shares owned by it (or in the case of any transfer of shares to its permitted transferee, as defined in the shareholders agreement, will cause such permitted transferees to vote their shares) in favor, of six directors to be designated by GFN, four directors to be designated by Motorola and two independent directors. The shareholders agreement provides that in order for a person to qualify as an independent director such person must not be:

     - an officer, employee, principal stockholder, consultant or partner of TRICOM, apart from such directorship, or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon TRICOM or any affiliate of TRICOM for more than 5% of its revenues or earnings in its most recent fiscal year;

     - an officer, director, employee, principal stockholder, consultant or partner of a person that is a competitor of TRICOM or any of its affiliates, any affiliate of such competitor, or any other person that was dependent upon such competitor or affiliate of such competitor for more than 5% of its revenues or earnings in its most recent fiscal year; or

     - an officer, director, employee, principal stockholder, consultant or partner of Motorola or GFN or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon Motorola or any affiliate of Motorola for more than 5% of its revenues or earnings in its most recent fiscal year.

     Each of Motorola and GFN will be entitled to nominate one independent director so long as it together with its permitted transferees owns at least 25% of the issued and outstanding shares of Class B stock. In calculating the number of shares of Class B stock owned by either GFN or Motorola, there will be included the number of shares of Class B stock owned by any of it permitted transferees.

     The number of directors other than independent directors that GFN or Motorola each may designate will change if its percentage ownership of Class B stock changes as follows:

     - if GFN and Motorola each owns 50% of the then outstanding shares of Class B stock, each would have the right to designate five directors;

     -    if either GFN or Motorola owns shares of Class B stock;

          - greater than 50% but less than or equal to 60% of the then outstanding shares of Class B stock, it would designate six directors and the other four directors;

          - greater than 60% but less than or equal to 70% of the then outstanding shares of Class B stock, it would designate seven directors and the other three directors;

          - greater than 70% but less than or equal to 80% of the then outstanding shares of Class B stock, it would designate eight directors and the other two directors;

          - greater than 80% but less than or equal to 90% of the then issued and outstanding shares of Class B stock, it would designate nine directors and the other one director; or

          - greater than 90% of the issued and outstanding Class B stock, it would designate all ten directors.

     Until such time as either Motorola or GFN owns less than 25% of the outstanding shares of Class B stock, the shareholders agreement requires the affirmative vote of nine directors to approve the following actions:

     - the acquisition or formation by TRICOM of any entity or the making of any investments in an other entity of business, including, but not limited to, the purchasing of equity or debt interests in or the extension of credit to such entity;

     - the incurrence of indebtedness, if after giving effect to such incurrence, including the proposed application of the proceeds of such indebtedness to pay existing indebtedness, the ratio of indebtedness to shareholders' equity would be greater than three to one;

     - approval of annual budgets relating to income, capital expenditure, operating expenses and cash flows (provided that this does not require approval of any projected debt incurrence that otherwise complies with the limits described above or of any other proposed corporate action for which super-majority approval is not specifically required); and

     - the issuance, or redemption, of Class A common stock or other securities or instruments exercisable for or convertible into Class A common stock.

     In addition, approval by the independent directors is required for any transaction that has a fair market value exceeding $1.0 million which we enter into with either GFN or Motorola and their respective affiliates. The vote of a majority of the directors present at a duly convened meeting is required for all other board actions (and at such time that Motorola or GFN owns less than 25% of the then outstanding shares of Class B stock for the four actions specified as requiring a greater vote).

     Under the shareholders agreement, if we propose to register any of our securities under the Securities Act of 1933 (other than a registration in connection with a reorganization on Form F-4 or in connection with any employee stock option, stock purchase or savings plan on Form S-8 or similar registration forms), whether or not for our own account, GFN and Motorola are entitled to include shares of Class A common stock owned by them in any such registration, subject to the right of the managing underwriter of any such offering to exclude, due to market conditions, some or all of such securities. In addition, GFN and Motorola each has the right to require us to prepare and file on three occasions a registration statement covering registrable securities with a market value of at least $5.0 million, subject to customary blackout periods. We are generally required to bear the expenses (except underwriting discounts and commissions and fees and expenses of any special counsel) of all such registrations, whether or not initiated by GFN or Motorola.

     CERTAIN TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS

GFN

     GFN is one of the Dominican Republic's largest privately held companies, with interests in insurance, finance and publishing. GFN provides a number of managerial services to its affiliated companies, including TRICOM, for which the affiliated companies are billed based upon the number of hours that a particular GFN employee spends on providing such services and other factors. GFN employees have provided to us internal auditing, public relations, management information services, legal and personnel management services. For 1999,

2000, 2001 and the first nine months of 2002, we paid to GFN $167,470, $234,348, $128,957 and $60,097, respectively, for such services. GFN also provides us with security services for which we paid $77,382, $227,001, $267,725 and $170,957 in 1999, 2000, 2001 and the first nine months of 2002, respectively. In addition, GFN provides us with advertising services for which we paid $74,104, $250,232, $1,031,594 and $483,368 in 1999, 2000, 2001 and the first nine months of 2002, respectively. We anticipate that we will continue to receive such services from GFN.

     We lease premises and equipment from GFN and its affiliates. During 1999, 2000, 2001 and the first nine months of 2002, we paid to GFN and its affiliates $108,578, $157,600, $122,568 and $142,628, respectively, for the use of premises and equipment.

     During 1999 we bought land from an unaffiliated third-party for $1,826,625 which we later sold to an affiliate of GFN for $2,724,458. We also entered into various capital leases with an affiliate of GFN for $26,244,000 during 1999, $20,829,275 during 2000 and $17,856,766 during 2001. In 2000, we sold our
Internet portal to GFN affiliate for approximately $2.3 million.

     We provide life insurance to our employees and have obtained other insurance through Segna, formerly Compania Nacional de Seguros, a GFN affiliated insurance company. We paid insurance premiums to affiliates of GFN totaling $2.0 million, $4.1 million, $4.4 million and $3.9 million in 1999, 2000, 2001 and the first nine months of 2002, respectively.

     We provide telecommunications services to GFN and its affiliated companies. GFN and its affiliated companies paid us $2.0 million, $1.9 million, $3.7 million and $2.7 million for such services in 1999, 2000, 2001 and the first nine months of 2002, respectively.

     GFN affiliated banks have loaned us funds. We had borrowings from GFN affiliated banks, including financing of letters of credit and open accounts, in the aggregate principal amounts of $31.4 million at December 31, 2000, $27.1 million at December 31, 2001 and $65.7 million at September 30, 2002.

MOTOROLA

     We have purchased telecommunications equipment from Motorola, particularly for the development of our mobile cellular system and our wireless local loop in the Dominican Republic for aggregate consideration of approximately $23.1 million, $20.3 million, $20.2 million and $2.5 million during 1999, 2000, 2001 and the first nine months of 2002, respectively. During 2001, we purchased from Motorola an iDEN(R) system for Panama, for $20 million.

OTHER TRANSACTIONS

     We have purchased mortgage participation contracts from savings and loan associations in the Dominican Republic that are maintained as compensating balances for mortgage loans made by these associations to several of our officers. At December 31, 2000 and 2001 and September 30, 2002, these mortgage participation contracts totaled $3,289,459, $3,968,711 and $486,682, respectively.

                            DESCRIPTION OF NEW NOTES

GENERAL

     The new notes will be issued pursuant to an indenture between TRICOM and ___________________, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The new notes are subject to all such terms, and holders of the new notes are referred to the indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the new notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the new notes and the indenture, including the definitions in each of such instruments and agreements of certain terms used below. A copy of the proposed forms of new notes and the indenture will be made available to holders of the existing notes upon request. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     As of the date of the indenture, we will have 14 direct and indirect subsidiaries. All of our subsidiaries are wholly-owned except for TRICOM Panama, S.A., of which we own 51%. All of our subsidiaries, other than TRICOM USA and TRICOM Latino America, S.A. and certain of its subsidiaries, have nominal assets and operations. The indenture will contain certain provisions restricting the ability of our Restricted Subsidiaries to borrow money or incur any obligation that would limit the dividends that may be paid to us. As of the date of the indenture, one of our subsidiaries, TRICOM Panama SA, will be an Unrestricted Subsidiary. In addition, under certain circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the indenture. As used in this section, the term "Company" refers only to TRICOM, S.A. and not to any of its subsidiaries.

     The obligations of the Company under the new notes will be jointly and severally guaranteed (collectively, the "Note Guarantees") by all of the Company's current and future Restricted Subsidiaries (collectively, the "Guarantors"). See "-- Guarantees." The Note Guarantee of each of the Guarantors will rank senior in right of payment to all subordinated indebtedness of such Guarantor and will rank PARI PASSU in right of payment with all other indebtedness of such Guarantor that is not expressly subordinated to such Note Guarantee, except to the extent of any collateral securing such other indebtedness.

RANKING

     The new notes will be general unsecured senior obligations of the Company ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and PARI PASSU in right of payment with all other existing and future indebtedness of the Company that is not expressly subordinated to the new notes, except to the extent of any collateral securing such other indebtedness.

     As of September 30, 2002, the total amount of senior indebtedness of the Company and its Restricted Subsidiaries was approximately $293 million.

PRINCIPAL, MATURITY AND INTEREST

     The new notes will be issued in a maximum aggregate principal amount of $200.0 million. The new notes will mature on _____________. Interest on the new notes will accrue at the rate of ______% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2003, to holders of record on the immediately preceding February 15 and August 15. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of the new notes; PROVIDED, HOWEVER, that the interest payment on March 1, 2003 will include accrued and unpaid interest on the existing notes exchanged for new notes and either cash or warrants from the most recent interest payment date for such existing notes (September 1, 2002) through and including the date immediately preceding the issue date of the new notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The new notes will be payable both as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of principal, premium, if any, and interest may be made by check mailed to the holders of the new notes at their respective addresses set forth in the register of holders of the new notes; PROVIDED, that if the holder of any new notes has given wire transfer instructions to the Company, the Company will be required to make all payments with respect to such new notes by wire transfer of immediately available funds to the account specified by such holder. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the trustee maintained for such purpose. The new notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The new notes will be subject to redemption at the option of the Company or any Guarantor, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth in the table below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date.

                  If Redeemed During the Twelve-Month Period Beginning on
                         September 1 of the Years Indicated Below:                           Percentage
-----------------------------------------------------------------------------------------  ------------
 2002....................................................................................    102.844%
 2003 and thereafter.....................................................................    100.000%

MANDATORY REDEMPTION

     The Company will not be required to make mandatory redemption or sinking fund payments with respect to the new notes.

ADDITIONAL AMOUNTS

     All payments made by the Company or any Guarantor under or with respect to the new notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Dominican Republic or any political subdivision or taxing authority thereof or therein ("Taxes"), unless the Company or such Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration of law. If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by the Company under or with respect to the new notes or by a Guarantor under or with respect to the Note Guarantee of such Guarantor, the Company or such Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each holder of new notes after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of new notes with respect to any Tax which would not have been imposed, payable or due:

          (1)  but for the fact that the holder or a Beneficial Owner of a new note is or was a domiciliary, national or resident of, or engages or engaged in business, maintains or maintained a permanent establishment or is or was physically present in the Dominican Republic, or otherwise has some present or former connection with the Dominican Republic other than the mere holding or enforcement of such new notes or the receipt of principal, premium, if any, or interest in respect of the new notes;

          (2) but for the failure of the holder or Beneficial Owner of new notes to comply with a request by the Company or any Guarantor to satisfy any certification, identification or other reporting requirements which the holder or such Beneficial Owner is legally entitled to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, concerning the nationality, residence or connection with the Dominican Republic (or, in the case of a payment by a Guarantor, any other jurisdiction in which such Guarantor is organized or resident) of such holder or Beneficial Owner; or

          (3) if, where presentation by such holder is required to receive payment under the new notes, the presentation for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later.

     Notwithstanding the preceding paragraph, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (2) of the preceding paragraph shall not apply if a certification, identification, or other reporting requirement described in clause (2) would be materially more onerous, in procedure or in the substance of information disclosed, to such holders or Beneficial Owners (taking into account any relevant differences between U.S. law, regulation or administrative practice and that of the jurisdiction requiring such certification, identification or other reporting requirement) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice or other reporting requirements imposed as of the date of this prospectus under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9).

     The obligation of the Company or any Guarantor to pay Additional Amounts in respect of Taxes shall not apply with respect to (1) any estate, inheritance, gift, sales, transfer, personal property or any similar Tax or (2) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the new notes.

     The Company and each Guarantor, as applicable, will:

          (1)  make any required withholding or deduction;

          (2) remit the full amount deducted or withheld to the relevant authority (the "Taxing Authority") in accordance with applicable law;

          (3) use their best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes; and

          (4) in the event that such certified copies of tax receipts are obtained, promptly send such certified copies of tax receipts to the trustee (if the trustee acts as the paying agent) or, if different, to the paying agent for prompt forwarding to any holder that has made a written demand for the certified copies to the trustee or the paying agent, as the case may be.

     The Company or the Guarantor will attach to each certified copy of a tax receipt a certificate stating (1) that the amount of withholding tax evidenced by the certified copy was paid in connection with payments in respect of the principal amount of new notes than outstanding and (2) the amount of such withholding tax paid per $1,000 of principal amount of the new notes.

     If, notwithstanding the Company's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, the Company or such Guarantor will provide to the trustee or the paying agent, as the case may be, such other evidence of such payments as the Company or such Guarantor may reasonably obtain.

     At least 30 days prior to each date on which any payment under or with respect to the new notes is due and payable (unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the trustee and each paying agent an

Officers' Certificate stating the fact that such Additional Amount will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee and each paying agent to pay such Additional Amounts to holders of new notes on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

     Whenever in the indenture or in this "Description of the New Notes" there is mentioned, in any context, the payment of amounts based upon the payment of principal, premium or interest or of any other amount payable under or with respect to any New Note, such mention shall be deemed to include mention of the payment of Additional Amounts as are, were or would be payable in respect thereof.

     Dominican law currently requires that we withhold 5% of any interest payable on the new notes to financial institutions located abroad and 25% on interest paid to companies and individuals other than financial institutions located abroad.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

     The new notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if, as the result of any change in or amendment to the laws, regulations or rulings of the Dominican Republic (or of any jurisdiction of organization of any Guarantor that makes any payment under or with respect to the new notes for which Additional Amounts must be paid) or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings (including the holding of a court of competent jurisdiction), the Company or any Guarantor has or will become obligated to pay Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company or any Guarantor would be obligated to pay if withholding taxes (excluding interest and penalties) were imposed with respect to such payments of principal, premium or interest at a rate of 15.0%, and such obligation cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures available to them. In such event the Company may, at its option, redeem or cause the redemption of the new notes, as a whole but not in part, upon not more than 60 nor less than 30 days' notice to the holders of such new notes (with copies to the trustee and each other paying agent) at 100% of their principal amount, together with accrued and unpaid interest, if any, to (but excluding) the date fixed for redemption, plus any such Additional Amounts payable with respect to such principal amount and interest as provided under "-- Additional Amounts." Prior to the giving of notice of redemption of the new notes as described herein and as a condition to any such redemption, the Company will deliver to the trustee an Officers' Certificate (together with a copy of the written opinion of counsel to the effect that the applicable rate has increased to a rate in excess of 15.0% and the Company or any Guarantor has or will become so obligated to pay Additional Amounts as a result of such change or amendment), stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto. No notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or any Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the new notes then due and, at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

REPURCHASE AT THE OPTION OF HOLDERS

     OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to each holder of new notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's new notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer must be commenced within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days (unless required by applicable law) and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     Due to the leveraged structure of the Company and the effective subordination of the new notes to secured Indebtedness of the Company and of the Company's Restricted Subsidiaries, the Company may not have sufficient funds available to purchase the new notes tendered in response to a Change of Control Offer. In addition, agreements relating to Indebtedness of the Company or the Company's Restricted Subsidiaries may contain prohibitions or restrictions on the Company's ability to make a Change of Control Payment.

     The provisions described above that require the Company to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the new notes to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all new notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new notes to require the Company to repurchase such new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

     OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS

     When the cumulative amount of Excess Proceeds (as defined below under "-- Repurchase at the Option of Holders -- Asset Sales") exceeds $5.0 million, the Company will make an offer to all holders of new notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of new notes that may be purchased out of such Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount of the new notes, plus accrued and unpaid interest, if any, thereon to the date fixed for the closing of such Excess Proceeds Offer, in accordance with the procedures specified in the indenture.

     ASSET SALES

     The indenture will provide that the Company and its Restricted Subsidiaries may not, whether in a single transaction or a series of related transactions occurring within any twelve-month period (each of the following, an "Asset Sale"),

          (5) sell, lease, convey, dispose of or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction), other than sales, leases, conveyances, dispositions or other transfers:

               (a)  in the ordinary course of business;

               (b) to the Company by any Restricted Subsidiary of the Company, from the Company to any Restricted Subsidiary of the Company or from any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company; or

               (c) that constitute a Restricted Payment permitted under the covenant entitled "-- Covenants-- Restricted Payments", or

               (d) issue or sell Equity Interests in any of its Restricted Subsidiaries (other than an issuance or sale of Equity Interests of any such Restricted Subsidiary to the Company or a Restricted Subsidiary of the Company),
     unless in each case:

          (1) no Default or Event of Default exists or would occur as a result of such Asset Sale;

          (2) the Company, or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the trustee), of the assets or securities issued or sold or otherwise disposed of; and

          (3) at least 85% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash; PROVIDED, HOWEVER, that

               (a) the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the new notes) that are assumed by the transferee of any such assets or Equity Interests and (y) any notes, obligations or other securities received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, will be deemed to be cash (to the extent of the cash received in the case of this subclause (y)) for purposes of this clause (3); and

               (b) an amount equal to the Fair Market Value (evidenced as set forth in clause (2) above) of the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Restricted Subsidiary (if such Voting Stock is converted to cash within 90 days or such Person concurrently becomes or is a Restricted Subsidiary of the Company) will be deemed to be cash for purposes of this clause (3).

     The foregoing provisions will not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which will be governed by the provisions of the indenture described below under "-- Covenants -- Merger, Consolidation, or Sale of Assets."

     Notwithstanding the foregoing, TRICOM USA, the Company or any Restricted Subsidiary may issue and sell Equity Interests of TRICOM USA without such sale constituting an Asset Sale; PROVIDED, that (1) after giving effect to such issuance and sale, the Company and its Restricted Subsidiaries continue to own, in the aggregate, at least 51% of the Total Common Equity and Voting Stock of TRICOM USA and (2) the net proceeds from such issuance and sale are invested in the business of the Company or any Restricted Subsidiary of the Company and are not used to purchase any securities or Indebtedness of any other Person (other than those of the Company or any Restricted Subsidiary of the Company) or to pay dividends or other distributions to the Company or another Restricted Subsidiary of the Company or redeem shares of TRICOM USA owned by the Company or any Restricted Subsidiary.

     Within 360 days after the receipt of Net Proceeds of any Asset Sale, the Company or its Restricted Subsidiary, as the case may be, may apply the Net Proceeds from such Asset Sale to:

          (1) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Indebtedness, or

          (2) to the extent not used in clause (1) above, the purchase of (a) Telecommunications Related Assets or (b) Voting Stock of any Person engaged in the Telecommunications Business; PROVIDED, that such Person concurrently becomes a Restricted Subsidiary of the Company.

Any Net Proceeds from any Asset Sales that are not so applied or invested will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an Asset Sale Offer in accordance with the terms set forth under "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds."

     SELECTION OF NEW NOTES FOR REDEMPTION OR OFFERS TO PURCHASE

     If less than all of the new notes are to be redeemed or to be purchased pursuant to any purchase offer required under the indenture at any time, selection of new notes for redemption or purchase will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the new notes are listed, or, if the new notes are not so listed, on a PRO RATA basis, by lot or by such method as the trustee shall deem fair and appropriate; PROVIDED, that no new notes with a principal amount of $1,000 or less shall be redeemed or purchased in part. A new note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder thereof upon cancellation of the original new note. On and after the redemption or purchase date, assuming such new notes are redeemed or purchased as so required, interest will cease to accrue on the new notes or portions of them called for redemption or purchase.

     NOTICE OF REDEMPTION

     Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount to be redeemed.

GUARANTEES

     The obligations of the Company under the new notes will be guaranteed, jointly and severally, by all of the Company's current Restricted Subsidiaries and each other Person that becomes a Restricted Subsidiary of the Company after the Issue Date (including previously designated Unrestricted Subsidiaries of the Company that are designated as Restricted Subsidiaries of the Company) and each of their respective successors. The Note Guarantee issued by each Guarantor will rank senior in right of payment to all other Indebtedness of such Guarantor that is expressly subordinated to such Note Guarantee and will rank PARI PASSU in right of payment with all other Indebtedness of such Guarantor that is not expressly subordinated to such Note Guarantee, except to the extent of any collateral securing such other Indebtedness.

     The obligations of each Guarantor with respect to its Note Guarantee will be limited to the maximum amount that will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign law. This amount is calculated after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the indenture. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to contribution from each other Guarantor so long as the exercise of such right does not impair the rights of the holders of the new notes under the Note Guarantees.

     In the event of:

          (1) a sale or other disposition of all or substantially all of the assets of any Guarantor or the sale of a Guarantor, by way of merger, consolidation or otherwise;

          (2) a Guarantor becoming an Unrestricted Subsidiary pursuant to the terms of the indenture; or

          (3) a sale or other disposition of all of the Capital Stock of any Guarantor, then in each such case such Guarantor or the Person acquiring the assets, as applicable, shall be released and relieved of any obligations under its Note Guarantee; PROVIDED, that the Company complies with the provisions under "-- Repurchase at the Option of Holders -- Assets Sales."

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The Company and its Restricted Subsidiaries may not, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of any of their Equity Interests, other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Restricted Subsidiary of the Company;

          (2) purchase, redeem, defease, retire or otherwise acquire for value any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company or Equity Interests of any Subsidiary or other Affiliate of the Company that qualifies as a Permitted Investment;

          (3) purchase, redeem, defease, retire or otherwise acquire for value any Indebtedness of the Company or its Restricted Subsidiaries that is subordinate in right of payment to the new notes or the Note Guarantees, except at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

          (4)  make any Restricted Investment

     (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

               (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

               (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test under the covenant entitled "--Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after August 21, 1997 (including any Restricted Payments made pursuant to clause (1) of the next paragraph), is less than the sum of

                    (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                    (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock) or of debt securities or Disqualified Stock of the Company that have been converted into or exchanged for Equity Interests of the Company (other than Equity Interests or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after August 21, 1997

               (other than any such Equity Interests to the extent the proceeds thereof were used as set forth in clause (2) of the next paragraph), plus

                    (3) 100% of the sum of, without duplication, (A) the aggregate cash dividends or distributions received by the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company (other than dividends or distributions used to pay any obligations of such Unrestricted Subsidiary to Persons other than the Company or any Subsidiary of the Company, such as income taxes), (B) the amount of the principal and interest payments received since August 21, 1997 by the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company, (C) the net proceeds from the sale of an Investment in a Unrestricted Subsidiary of the Company received by the Company or any Restricted Subsidiary of the Company, in each case only if the Company and its Restricted Subsidiaries are under no obligation to return any such amounts to the Unrestricted Subsidiary, and excluding any such dividend, distribution, principal or interest payment or net proceeds that constitutes a return of capital invested in any Unrestricted Subsidiary), and (D) the Fair Market Value of any Investment held by either the Company or any Restricted Subsidiary of the Company in any Unrestricted Subsidiary of the Company at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary of the Company in accordance with the provisions of the indenture, plus

                    (4)  $5.0 million.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the indenture;

          (2) the purchase, redemption, defeasance, retirement or other acquisition for value of (a) any Equity Interests of the Company or any Restricted Subsidiary of the Company, (b) Indebtedness of the Company that is subordinated in right of payment to the new notes or (c) Indebtedness of a Restricted Subsidiary of the Company that is subordinated in right of payment to such Restricted Subsidiary's Note Guarantee, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

          (3) the purchase, redemption, defeasance, retirement or other acquisition for value of any Indebtedness of the Company that is subordinated in right of payment to the new notes or of any Indebtedness of a Restricted Subsidiary of the Company that is subordinated in right of payment to the Note Guarantee of such Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under the covenant entitled, "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (a) is subordinated in right of payment to the new notes or the Note Guarantee at least to the same extent as, (b) has a Weighted Average Life to Maturity at least as long as, and (c) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so purchased, redeemed, defeased, retired or otherwise acquired for value; and

          (4) the purchase, redemption, defeasance, retirement or other acquisition for value of any Disqualified Stock of the Company with the net proceeds of the sale of Disqualified Stock of the Company, but only to the extent that such new Disqualified Stock (a) is permitted under the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock", (b) may not be retired or redeemed until all principal, premium, if any, and interest in respect of the new notes has been paid in full and (c) the proceeds from the issuance and sale of such new Disqualified Stock does not exceed the redemption price of the Disqualified Stock to be redeemed without regard to dividends or redemption premiums;

PROVIDED, HOWEVER that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (1), (2), (3) or (4), no Default or Event of Default shall have occurred and be continuing.

     A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition thereof shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary of the Company if such designation would not cause a Default or an Event of Default and would otherwise be permitted at such time. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the designated Unrestricted Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (1) the net book value of such Investments at the time of such designation, (2) the Fair Market Value of such Investments at the time of such designation, and (3) the original Fair Market Value of such Investments at the time they were made.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1)  such Indebtedness is permitted under the covenant entitled
     "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and

          (2) no Default or an Event of Default would exist following such designation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt), and the Company and its Restricted Subsidiaries may not issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance does not exceed
4.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom). If the Company incurs or purchases, redeems, defeases, retires or otherwise acquires for value any Indebtedness or purchases, redeems, defeases, retires or otherwise acquires for value any Disqualified Stock subsequent to the commencement of the period for which such Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio will be calculated giving pro forma effect to any such incurrence or purchase, redemption, defeasance, retirement or other acquisition for value of Indebtedness, or such issuance or purchase, redemption, defeasance, retirement or other acquisition for value of Disqualified Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate and dividends attributable to Disqualified Stock bearing a floating dividend rate shall be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     The foregoing limitation will not apply to (with each exception to be given independent effect):

          (1) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness under the Senior Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Restricted Subsidiaries thereunder) not to exceed $50.0 million (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause
     (1), any Indebtedness outstanding under the Senior Facilities as of the Issue Date), less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the provisions described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (2) the incurrence by the Company and/or any of its Restricted Subsidiaries of Vendor Indebtedness; PROVIDED, that the aggregate amount of such Vendor Indebtedness incurred does not exceed (a) 80% of the total cost of the Telecommunications Related Assets financed therewith, including, but not limited to, the cost of design, development, site acquisition, construction and integration or (b) 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible Telecommunications Related Assets, excluding the cost of design, development, site acquisition, construction and integration;

          (3) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness existing on the Issue Date (which shall be deemed to be incurred as of such date), but only to the extent of (a) the existing notes, (b) the new notes, (c) Indebtedness that would otherwise qualify under clause (1) or (4) of this paragraph, and (d) Vendor Indebtedness (collectively, "Existing Indebtedness");

          (4) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause (4), Indebtedness outstanding as of the Issue Date which was incurred by the Company or any of its Restricted Subsidiaries pursuant to Section 4.09(d) of the Old Indenture);

          (5) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the new notes and has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the new notes, in an aggregate principal amount (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause (5), Indebtedness outstanding as of the Issue Date which was incurred by the Company pursuant to Section 4.09(e) of the Old Indenture) not to exceed 2.0 times the net cash proceeds received by the Company after August 21, 1997 from the issuance and sale of Equity Interests of the Company (excluding Equity Interests issued substantially concurrently with the redemption or purchase of other Equity Interests or Indebtedness of the Company and/or any of its Subsidiaries);

          (6) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness which was permitted to be incurred pursuant to this covenant, other than Indebtedness incurred pursuant to clause (1) above, but only to the extent that:

               (a) the net proceeds of such Refinancing Indebtedness does not exceed the principal amount of, premium, if any, accrued interest and any additional amounts payable with respect to withholding or other taxes, levies, duties or assessments or governmental charges on the

          Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing in connection therewith;

               (b) the Refinancing Indebtedness shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

               (c) if the Indebtedness being Refinanced is subordinated in right of payment to the new notes or the Note Guarantees, as the case may be, the Refinancing Indebtedness shall be subordinated in right of payment to the new notes or the Note Guarantees on terms at least as favorable to the holders of new notes as those contained in the documentation governing the Indebtedness being so Refinanced;

     except that a Permitted Refinancing that does not comply with clauses (b) and (c) shall be deemed to so comply if the Company incurs Indebtedness under the Senior Facilities to repay any Existing Indebtedness (or Indebtedness that Refinances such Indebtedness as permitted by this clause
     (6) ("Temporary Indebtedness")) and within six months thereafter incurs Indebtedness that would otherwise have qualified under this clause (6) as a Permitted Refinancing if the proceeds of such Indebtedness had been used to refinance, replace, refund or defease the Existing Indebtedness or Temporary Indebtedness (but only to the extent of the principal amount of and premium, if any, and accrued interest on such Existing Indebtedness or Temporary Indebtedness plus any additional amounts payable with respect to withholding or governmental charges in connection therewith);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; and

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding.

     LIENS

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create, incur, assume to suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

               (a)  Existing Indebtedness;

               (b)  applicable law;

               (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

               (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (e) purchase money obligations for property acquired in the ordinary course of business, or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's or any of its Restricted Subsidiary's performance;

               (f) Indebtedness incurred under clause (1) or (2) of the second paragraph of the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock";

               (g)  the new notes and the existing notes;

               (h) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by such Restricted Subsidiary pending such sale or disposition; or

               (i) in the case of clauses (a), (c), (f) and (g) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

     MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

          (1) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the Dominican Republic;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the new notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

          (3) immediately after such transaction, no Default or Event of Default exists or would with notice or lapse of time or both exist;

          (4) the Company, or any Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (a) could incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (5) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization, license, permit or franchise (governmental or otherwise) of the Company or its Restricted Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Restricted Subsidiaries, taken as a whole.

     TRANSACTIONS WITH AFFILIATES

     The Company and its Restricted Subsidiaries will not, in one or more related transactions, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

          (2)  the Company delivers to the trustee:

               (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and has been approved by a majority of disinterested members of the Board of Directors of the Company, and

               (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, a written opinion as to the fairness of such Affiliate Transaction from a financial point of view to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction issued by a United States investment banking firm nationally recognized in the United States; PROVIDED, that (1) financial transactions between the Company and GFN and (2) transactions between the Company and Motorola relating to the purchase by the Company of Telecommunications Related Assets from Motorola (including without limitation Vendor Indebtedness relating thereto) will be exempt from the provisions of this clause (2)(b);

     Notwithstanding the foregoing, the following shall be deemed not to be Affiliate Transactions:

          (1) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries, or any grant of stock, in each case in the ordinary course of business that is approved by the Board of Directors of the Company;

          (2) transactions between or among the Company and its Restricted Subsidiaries;

          (3)  transactions permitted by the covenant entitled
     "-- Covenants --Restricted Payments;"

          (4)  Permitted Investments of a type referred to in clauses (1), (2),
     (3), (6) and (10) of Permitted Investments; and

          (5) the sale of Equity Interests (other than Disqualified Capital Stock) of the Company.

     BUSINESS ACTIVITIES

     The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

     LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Company and its Restricted Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction; PROVIDED, that the Company or any Restricted Subsidiary of the Company may enter into any such transaction if:

          (1) the Company or such Restricted Subsidiary would be permitted under the covenants entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and "-- Covenants -- Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction;

          (2) the consideration received by the Company or such Restricted Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and

          (3) the Net Proceeds received by the Company or such Restricted Subsidiary from such transaction are applied in accordance with the provisions described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any new notes are outstanding, the Company will furnish to the holders of new notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 20-F if the Company were required to file such Forms (provided that the information that is required by Form 20-F will be provided within 120 days of the Company's fiscal year end), including an "Operating and Financial Review and Prospects" section that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Company's independent certified public accountants; and

          (2) all information that would be required to be filed with the Commission on Form 8-K or 6-K if the Company were required to file such reports.

     In addition, together with the information provided in clauses (1) and (2) above, the Company will provide supplemental financial information to the extent permitted by the Commission in the "Operating and Financial Review and Prospects" section of such reports or other section of such reports as appropriate consisting of revenue (allocated between domestic and international operations), expense, earnings before interest and taxes, net income, capital expenditures, cash, debt, depreciation and amortization and subscriber data for the Company and reflecting elimination of intercompany transactions. In the event the Commission does not permit such supplemental financial information to be included in such reports, then the Company will supply such information supplementally to the registered holders of the new notes, unless providing such information supplementally would, in the reasonable judgment of counsel to the Company, violate applicable law.

     In addition, whether or not required by the rules and regulations of the Commission, but only if then permitted by the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any new notes remain outstanding, the Company will furnish to the holders of the new notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     PAYMENTS FOR CONSENT

     Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the new notes unless such consideration is offered to be paid or agreed to be paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on the new notes;

          (2) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on the new notes;

          (3) default in the payment of the principal of, or premium, if any, or interest on new notes required to be purchased pursuant to the provisions described under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase Upon Change of Control," "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds," or failure by the Company to comply with the provisions described under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";

          (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of their other covenants in the indenture or the new notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, which default:

               (a) is caused by a failure to pay the principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period, if any, provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (b) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity, and, in each case described in clauses (a) and (b) of this clause (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $4.0 million or more; PROVIDED, that this clause (5) shall not apply to any Restricted Subsidiary of the Company that is not a Significant Subsidiary of the Company so long as the Company and its other Restricted Subsidiaries are not affected by such default (other than the loss of their investment in such Restricted Subsidiary) and such default does not result in a default or event of default (whether or not with notice or passage of time or both) under any contract, agreement, mortgage, note, Indebtedness, instrument or other obligation of the Company or any such other Restricted Subsidiary that gives any Person the right to accelerate any Indebtedness of the Company or any such other Restricted Subsidiary aggregating $4.0 million or more or causes any such Indebtedness to become due prior to its stated maturity;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $4.0 million) aggregating in excess of $4.0 million, which judgments are not paid, discharged or stayed within 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment shall not be in effect; PROVIDED, that this clause (6) shall not apply to any Restricted Subsidiary of the Company that is not a Significant Subsidiary of the Company so long as the Company and its other Restricted Subsidiaries are not affected by such failure (other than the loss of their investment in such Restricted Subsidiary) and such failure does not result in a default or event of default (whether or not with notice or passage of time or both) under any contract, agreement, mortgage, note, Indebtedness, instrument or other obligation of the Company or any such other Restricted Subsidiary that gives any Person the right to accelerate any Indebtedness of the Company or any such other Restricted Subsidiary aggregating $4.0 million or more or causes any such Indebtedness to become due prior to its stated maturity;

          (7)  termination or loss, for any reason, of the Dominican License;

          (8) the initiation of any bankruptcy or insolvency proceeding by the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company, the initiation by any creditor of the Company or a Restricted Subsidiary of the Company of a bankruptcy or insolvency proceeding against the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company following the termination of an amicable settlement process administered by the Ministry of State for Industry and Commerce (Secretaria de Estado de Industria y Comercio), or the entry of any bankruptcy or insolvency order by a court of competent jurisdiction against the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company; or

          (9) any Note Guarantee by a Significant Subsidiary of the Company (or one or more Subsidiaries of the Company that constitute a Significant Subsidiary of the Company) shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary of the Company (or a group of subsidiaries that collectively constitute a Significant Subsidiary of the Company), or any person acting on behalf of any one or more Guarantor that individually or collectively constitute a Significant Subsidiary of the Company, shall deny or disaffirm its obligations under its Note Guarantee.

     If any Event of Default occurs and is continuing with respect to the new notes, the trustee or the holders of at least 25% of the aggregate principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the new notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiaries or in the event the Company fails to make any payment when due under clauses (1) and (2) of the preceding paragraph, all outstanding new notes will become due and payable without further action or notice. Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding new notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the new notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the new notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the new notes. If an Event of Default occurs prior to September 1, 2003, by reason of any such willful action (or inaction), by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the new notes prior to September 1, 2003, then the premium specified in the indenture for the twelve-month period commencing on such date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the new notes.

     The holders of a majority of the aggregate principal amount of the new notes then outstanding by notice to the trustee may on behalf of the holders of all of the new notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the new notes.

     The Company is required to deliver to the trustee quarterly a statement regarding compliance with the indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary of the Company under the new notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding new notes ("legal defeasance"). Such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding new notes, except for:

          (1) the rights of holders of outstanding new notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on such new notes when such payments are due, or on the applicable optional redemption date, as the case may be;

          (2) the Company's obligations with respect to the new notes concerning issuing temporary new notes, registration of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trust, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

          (4)  the legal defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the new notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the new notes.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the new notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a United States nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding new notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding new notes;

          (2) in the case of legal defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or
     (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (3) in the case of covenant defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding new notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of new notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the legal defeasance or the covenant defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange new notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

     The registered holder of a new note will be treated as the owner of such new note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the indenture or the new notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the new notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for new notes), and any existing default or compliance with any provision of the indenture or the new notes may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding new notes (including consents obtained in connection with a tender offer or exchange offer for new notes).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any new note held by a non-consenting holder):

          (1) reduce the principal amount of new notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any new note or alter the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase upon Change of Control" and "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds");

          (3) reduce the rate of or change the time for payment of interest on any new notes;

          (4) waive a Default or Event Of Default in the payment of the principal of or premium, if any, or interest on the new notes (except a rescission of acceleration of the new notes by the holders of at least a majority of the aggregate outstanding principal amount of the new notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any new note payable in money other than that stated in the new notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of new notes to receive payments of the principal of, premium, if any, or interest on the new notes;

          (7) waive a redemption payment with respect to any new note (other than a payment required by one of the covenants described above under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase upon Change of Control" and "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds"); or

          (8)  make any change in the preceding amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of new notes, the Company and the trustee may amend or supplement the indenture or the new notes:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated new notes in addition to or in place of certificated new notes;

          (3) to provide for the assumption of the Company's obligations to holders of the new notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of the new notes or that does not adversely affect the legal rights under the indenture of any such holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust indenture Act.

CONCERNING THE TRUSTEE

     The indenture will contain certain limitations on the rights of the trustee, should the trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with the Company; PROVIDED, HOWEVER, that if the trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

     The holders of a majority in principal amount of the then outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of new notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense. No holder of any new note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

          (1) such holder gives to the trustee written notice of a continuing Event of Default,

          (2) holders of at least 25% in principal amount of the then outstanding new notes make a written request to pursue the remedy,

          (3) such holders of the new notes provide to the trustee satisfactory indemnity, and

          (4)  the trustee does not comply within 60 days.

     Otherwise, no holder of any new note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, except:
(1) a holder of a new note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such new note on or after the respective due dates expressed in such new note (including upon acceleration thereof) or (2) the institution of any proceeding with respect to the indenture or any remedy thereunder, including without limitation acceleration, by the holders of a majority in principal amount of the then outstanding new notes; PROVIDED, that, upon institution of any proceeding or exercise of any remedy such holders provide the trustee with prompt notice thereof.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus and consent solicitation may obtain a copy of the indenture without charge by writing to the Company at Avenida Lope de Vega No. 95, Santo Domingo, Dominican Republic, Attention: Investor Relations.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED DEBT" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into such Person or a Restricted Subsidiary thereof or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other

     Person merging with or into such Person as a Restricted Subsidiary thereof or becoming a Restricted Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of all votes represented by the Voting Stock of a Person shall be deemed to be control. Motorola and GFN will be deemed to be Affiliates of the Company and its Restricted Subsidiaries until such time as Motorola or GFN, as the case may be, no longer is the Beneficial Owner of at least 10% of the Voting Stock of the Company.

     "ATTRIBUTABLE DEBT" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; PROVIDED, that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

          (3) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than any sale, lease, transfer, conveyance or other disposition to a Person of which GFN and Motorola, after giving effect to such transaction in the aggregate are the Beneficial Owners, directly or indirectly, of in excess of 50% of all votes represented by the Voting Stock of such Person;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) GFN and Motorola in the aggregate are no longer the Beneficial Owners, directly or indirectly, of at least in excess of 50% of all votes represented by the total Voting Stock of the Company; or

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock (or depositary receipts or shares evidencing such shares of Capital Stock) means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal United States national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any United States national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any United States national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any United States national securities exchange or quoted on the Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the trustee and if such prices are not available the price as determined by a United States investment bank nationally recognized in the United States selected by the Company.

     "COMMISSION" means the United States Securities and Exchange Commission or any successor governmental agency.

     "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "CONSOLIDATED EBITDA" as of any date of determination means the Consolidated Net Income of a Person and its Restricted Subsidiaries for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus to the extent not otherwise added into Consolidated Net Income, the following to the extent deducted in calculating such Consolidated Net Income:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (but excluding any taxes, assessments, levies or other charges imposed by any governmental authority solely on the revenues of any such Person and its Restricted Subsidiaries);

          (2)  Consolidated Interest Expense; and

          (3) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Restricted Subsidiary of the specified Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary, or loaned to such Person by such Restricted Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP:

          (1) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings) after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness;

          (2) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and

          (3) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that:

          (1) the Net Income of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) any taxes, assessments, levies or other charges imposed by any governmental authority on the revenues of any such Person or its Restricted Subsidiaries shall be treated as an operating expense;

          (4) the cumulative effect of a change in accounting principles shall be excluded;

          (5) the Net Income of any Unrestricted Subsidiary of such Person shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries; and

          (6) any amortization or write-off of deferred financing or related costs or any costs of defeasance or premium paid with respect to the retirement, extinguishment, defeasance, refinancing or repayment of the existing notes will be excluded from such determination.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date:

          (1) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

          (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person; minus

          (4) all investments as of such date in unconsolidated Subsidiaries of such Person and in Persons that are not Restricted Subsidiaries of such Person; minus

          (5) all unamortized debt discount and expense and unamortized deferred charges as of such date.

     "CONTINGENT INVESTMENT" means, with respect to any Person, any Guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the Guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such Guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the Guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the Guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CURRENCY AGREEMENTS" means any foreign exchange contract, currency swap agreement or other similar swap agreement.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DISQUALIFIED STOCK" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the new notes mature; PROVIDED, HOWEVER, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the new notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the new notes contained in the provisions described under "-- Repurchase at the Option of Holder -- Offer to Purchase Upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such new notes as are required to be repurchased pursuant to the provisions described under "-- Repurchase at the Option of Holder -- Offer to Purchase Upon Change of Control."

     "DOMINICAN LICENSE" means the Concession Agreement, dated April 30, 1990, between the Dominican State and Telepuerto San Isidro, S.A. and the Concession Agreement for the Operation of Telecommunications Services in the Dominican Republic, dated February 20, 1996, between the Dominican State and TRICOM, S.A., as such agreements may be amended, modified, replaced, renewed or extended, from time to time, as long as any such amendment, modification, replacement, renewal or extension permits the Company or any of its Restricted Subsidiaries to provide all of the same telecommunications services provided by the Company or any of its Restricted Subsidiaries immediately prior to such amendment, modification, replacement, renewal or extension other than those that are immaterial to the Company and its Restricted Subsidiaries' business, operations and financial condition.

     "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's or Moody's at the time as of which any investment or rollover therein is made.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "FAIR MARKET VALUE" means with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

     "GFN" means GFN Corporation Ltd., a Dominican corporation, the Pellerano Family, and any Subsidiary of GFN all of the Capital Stock (other than directors qualifying shares or shares issued to comply with any requirement of the laws of the jurisdiction of organization that there be more than one shareholder) of which is beneficially owned, directly or indirectly, by GFN or the Pellerano Family.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements or Currency Agreements.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Restricted Subsidiaries of such Person (other than to such Person) plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and, PROVIDED, FURTHER, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so Guaranteed.

     "INTEREST RATE AGREEMENTS" means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, HOWEVER, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of the indenture.

     "ISSUE DATE" means ________________.

     "LEVERAGE RATIO" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person at the date of determination to the Consolidated EBITDA of such Person for the relevant period; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Restricted Subsidiary of the Company has issued any Preferred Stock (other than to the Company or another Restricted Subsidiary of the Company) since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA for such period and Consolidated Indebtedness at the date of determination will be calculated after giving effect on a pro forma basis to (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period, (B) the discharge of any other Indebtedness or Retirement of any Disqualified Stock repaid, repurchased, defeased, retired or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company or its Restricted Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination; (2) if since the beginning of such period the Company or any Restricted Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period or (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable to the assets which are the subject of such sale of assets for such period; and (3) if since the beginning of such period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) has made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving PRO FORMA effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; PROVIDED, HOWEVER, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period. When calculating the Leverage Ratio for any period, the Company shall use for foreign currency translations the rate of exchange existing on the last Business Day of the period for which the calculation is made based on the Private Market Rate.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MARKETABLE SECURITIES" means:

          (1)  Government Securities;

          (2) any certificate of deposit maturing not more than (x) 270 days after the date of acquisition that is issued by, or time deposit of, an Eligible Institution or (y) 180 days after the date of acquisition that is issued by, or time deposit of, Banco Nacional de Credito or any one of the other four largest private banks in the Dominican Republic (based on shareholders' equity);

          (3) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to Standard & Poor's or "P-1" (or higher) according to Moody's;

          (4) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (5) any fund with assets of at least $500 million investing exclusively in investments of the types described in clauses (1) through
     (4) above.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "MOTOROLA" means Motorola Inc., a Delaware corporation, and any Subsidiary thereof all of the Capital Stock of which is directly or indirectly owned by Motorola Inc.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result of such asset sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary of the Company to cash.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer of such Person.

     "OLD INDENTURE" means the indenture, dated as of August 21, 1997, between TRICOM, S.A. and The Bank of New York, as trustee.

     "PELLERANO FAMILY" means any member of the Pellerano family ("Member") as of the Issue Date that has an interest (including indirectly through any corporation, trust or entity) in GFN and (1) the spouse or surviving spouse and natural and adopted children of any Member, (2) any trust existing solely for the benefit of Members and any person who would be a permitted transferee of any Member under clause (1), (3) upon the death of any such Member or any person who would be a permitted transferee of any Member under clause (1), such holder's estate or any executor, administrator or other legal representative of such holder, and (4) any corporation, partnership or other entity all of the outstanding equity interests of which are owned, or all of the outstanding voting power of which is controlled, directly or indirectly by, or any trust or similar entity the sole beneficiaries of which are, such Members and their permitted transferees.

     "PERMITTED INVESTMENT" means:

          (1) any Investments in the Company or any Restricted Subsidiary of the Company;

          (2)  any Investments in Marketable Securities;

          (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investments in property or assets to be used in (a) any line of business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date or (b) any Telecommunications Business;

          (5) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Restricted Subsidiary of the Company; PROVIDED, that within 180 days from the first date of any such Investment, either (A) such Person becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Restricted Subsidiaries;

          (6) Investments pursuant to any agreement or obligation of the Company or a Restricted Subsidiary of the Company in effect on the Issue Date or on the date a Person becomes a Restricted Subsidiary of the Company; PROVIDED, that any such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company), to make such Investments;

          (7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (8) Hedging Obligations permitted to be incurred by the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (9) Investments aggregating not more than $5.0 million in securities or other debt or equity instruments of Dominican companies or government entities that mature or are redeemed within 180 days of the date of the purchase thereof (including any such Investments outstanding as of the Issue Date);

          (10) Investments aggregating not more than $10.0 million in securities of entities that are engaged in any Telecommunications Business where as a result of such investment the Company shall have the right to designate at least one member to the Board of Directors of such entity if it is a corporation or become a general partner or manager if such entity is a partnership or limited liability entity (including any such Investments outstanding as of the Issue Date); PROVIDED, that no more than $5.0 million of such Investments shall be in entities that, immediately after such Investment, would not qualify as Subsidiaries of the Company; and

          (11) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales".

     "PERMITTED LIENS" means:

          (1) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clauses (1) or (2) of the second paragraph of the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (2)  Liens in favor of the Company;

          (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (4) Liens on property existing at the time of the acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6)  Liens existing on the Issue Date;

          (7) Liens for taxes, assessments or governmental claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded; PROVIDED, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (8) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary (including any such Liens outstanding as of the Issue Date);

          (9) Liens on Telecommunications Related Assets existing during the time of the construction thereof;

          (10) Liens on buildings or cellular sites acquired by the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens do not secure Indebtedness equal to or exceeding $5.0 million in the aggregate (including any such Liens outstanding as of the Issue Date);

          (11) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (1), (3), (5) or
     (10), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased;

          (12) easements, rights of way, municipal and zoning ordinances and similar charges and encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary of the Company;

          (13) Liens encumbering property or assets under construction arising from progress or partial payments by a customer relating to such property or assets; and

          (14) Liens in favor of the holders of the new notes and the holders of the existing notes.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "RECEIVABLES" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising:

          (1)  accounts;

          (2) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced whether or not earned by performance;

          (3) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;

          (4) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods;

          (5) all reserves and credit balances with respect to any such accounts receivable or account debtors;

          (6) all letters of credit, security, or Guarantees for any of the foregoing;

          (7) all insurance policies or reports relating to any of the foregoing;

          (8) all collection of deposit accounts relating to any of the foregoing;

          (9)  all proceeds of any of the foregoing; and

          (10) all books and records relating to any of the foregoing.

     "REDEEMABLE DIVIDEND" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" means with respect to a Person, any Subsidiary of such Person, 100% of the Capital Stock of which is owned by such Person or its Restricted Subsidiaries; PROVIDED, that, notwithstanding the foregoing, TRICOM Latinoamerica shall be a Restricted Subsidiary of the Company notwithstanding that the Company and its Restricted Subsidiaries do not own 100% of TRICOM Latinoamerica's capital stock, and any Unrestricted Subsidiary shall be excluded from this definition of "Restricted Subsidiary."

     "SALE AND LEASEBACK TRANSACTION" means with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

     "SENIOR FACILITIES" means one or more credit facilities entered into by and among the Company and/or one or more of its Restricted Subsidiaries and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings (including the issuance of letters of credit) of a type similar to credit facilities typically entered into by commercial banks and financial institutions and one or more commercial paper or other senior securities programs pursuant to which the Company and/or one or more of its Restricted Subsidiaries is able to raise monies in the capital markets, including in each case any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities, commercial paper and senior securities programs and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "SENIOR INDEBTEDNESS" means any Indebtedness permitted to be incurred by the Company under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the new notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company in the Dominican Republic;

          (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates;

          (3)  any trade payables; or

          (4)  any Indebtedness that is incurred in violation of the indenture.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that qualifies as a Significant Subsidiary as defined in Rule 12b-2 of the Exchange Act (except that for purposes of this definition 5% shall be substituted for 10% in the definition of Significant Subsidiary under Rule 12b-2 of the Exchange Act).

     "STANDARD & POOR'S" means Standard and Poor's, a division of The McGraw-Hill Companies, and its successors.

     "SUBSIDIARY" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

     "TELECOMMUNICATIONS BUSINESS" means, when used in reference to any Person, that such Person is engaged primarily in the business of:

          (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

          (2) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or

          (3) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (1) or (2) above; PROVIDED, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

     "TELECOMMUNICATIONS RELATED ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

     "TOTAL COMMON EQUITY" of any Person means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the trustee.

     "TRADING DAY" with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of a Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a board resolution, excluding TRICOM USA.

     "VENDOR INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary of the Company incurred in connection with the financing of Telecommunications Related Assets.

     "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; PROVIDED, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the lessee.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

     The new notes, the Note Guarantees and the indenture will be governed by the laws of the State of New York. The Company and its Restricted Subsidiaries will submit to the jurisdiction of the U.S. federal and New York state courts located in the City of New York for purposes of all legal actions and proceedings instituted in connection with the new notes, the Note Guarantees and the indenture. The Company and its Restricted Subsidiaries have appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as their authorized agent upon which process may be served in any such action.

BOOK-ENTRY, DELIVERY AND FORM

     The new notes will initially be represented by one or more permanent global new notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the trustee as custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (the "Depository").

     Except in the limited circumstances described below regarding "Certificated Notes," owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

     The Company understands that the Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "DTC Participants") and to facilitate the clearance and settlement of transactions in such securities between DTC Participants through electronic book-entry changes in accounts of its DTC Participants. The DTC Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Persons who are not DTC Participants may beneficially own securities held by or on behalf of the Depository only through DTC Participants or the Indirect Participants.

     The Company understands that pursuant to procedures established by the Depository (1) upon deposit of the Global Notes, the Depository will credit the accounts of DTC Participants designated by the Exchange Agent with portions of the principal amount of the Global Notes and (ii) ownership of the new notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the DTC Participants), the DTC Participants and the Indirect Participants. Holders of the existing notes are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer new notes evidenced by the Global Notes will be limited to such extent.

     So long as the Depository is the registered owner of any new notes, the Depository will be considered the sole holder under the indenture of any new notes evidenced by the Global Notes. Beneficial owners of new notes evidenced by the Global Notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the new notes.

     Payments in respect of the principal of, premium, if any, and interest on any new notes registered in the name of the Depository on the applicable record date will be payable by the trustee to or at the direction of the Depository in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee may treat the Persons in whose names new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes (including principal, premium, if any, and interest). The Company understands, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the DTC Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of the DTC Participants or the Indirect Participants.

CERTIFICATED NOTES

     Subject to certain conditions, any Person having a beneficial interest in the Global Notes may, upon request to the trustee, exchange such beneficial interest for new notes in the form of Certificated Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (1) the Company notifies the trustee in writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of new notes in the form of Certificated Notes under the indenture, then, upon surrender by the Depository of its Global Notes, new notes in such form will be issued to each Person that the Global Note holder and the Depository identify as being the beneficial owner of the related new notes.

     Neither the Company nor the trustee will be liable for any delay by the Depository in identifying the beneficial owners of new notes and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The indenture will require that payments in respect of the new notes represented by the Global Note (including principal, premium, if any, and interest) be made in immediately available funds. With respect to Certificated Notes, however, the Company will make all payments of principal, premium, if any, and interest by mailing a check to each holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.

CREDITORS RIGHTS UNDER DOMINICAN LAW

     The following is a summary of certain provisions of the Dominican Republic's Code of Commerce (CODIGO DE COMERCIO DE LA REPUBLICA DOMINICANA) relating to Dominican bankruptcy law. The summary does not purport to be complete and is qualified in its entirety by reference to the Commercial Code.

     The bankruptcy laws of the Dominican Republic are significantly different from and are less developed than those of the United States. The Commercial Code is based on the French Commercial Code of 1807 and the bankruptcy provisions contained in the Commercial Code have not been amended since 1956. Other than in connection with the amicable settlement process, described below, Dominican bankruptcy law does not provide for a reorganization process for debtors or for an automatic stay on collection or foreclosure efforts by secured creditors. In addition, to our knowledge, there have been very few bankruptcy proceedings in the Dominican Republic and none has involved an entity with operations as significant or a capital structure as complex as ours.

     In general, the bankruptcy laws of the Dominican Republic contemplate a three-stage process:

          (1) a proceeding administered by the Ministry of State for Industry and Commerce (SECRETARIA DE ESTADO DE INDUSTRIA Y COMERCIO) in which the debtor and its creditors attempt to reach an amicable settlement;

          (2) if no amicable settlement is reached, a bankruptcy proceeding is initiated before the Court of First Instance (TRIBUNAL DE PRIMERA INSTANCIA) in which the Court determines whether to issue a bankruptcy order declaring the debtor bankrupt; and

          (3) if a bankruptcy order is issued, the management and/or liquidation of the business of the debtor and the resolution of creditor claims is administered by up to three receivers.

     AMICABLE SETTLEMENT PROCESS

     Under Dominican bankruptcy law, a corporation which consistently fails to pay its debts as they become due is required to initiate the bankruptcy process by filing a bankruptcy petition with the Court of First Instance within three days from the date it ceased paying its debts.

     The bankruptcy proceedings also may be initiated by:

          (1) Any creditor, by means of a bankruptcy petition demonstrating that: (A) the debtor has failed to meet one or more of its obligations to that creditor or to creditors generally, and (B) the creditor has complied with the amicable settlement process and has failed to reach an amicable settlement; or

          (2)  the Court in the absence of any petition.

     However, no bankruptcy proceeding may be pursued without a prior attempt at a preliminary conciliation or amicable settlement between the debtor and its creditors. The amicable settlement process may be initiated by either the debtor or one or more of its creditors, regardless of the amount owed to such creditor(s), through the submission of an amicable settlement petition before the Ministry at a time when the debtor is not generally paying its debts as they become due.

     Before a creditor may file an amicable settlement petition, it must first file a judicial complaint before the Court, demanding either: (1) payment from the debtor, or (2) that the Court render a decision ordering payment, or the creditor may serve a "request for payment" (INTIMACION O REQUERIMIENTO DE PAGO) to the debtor warning the debtor that the creditor will initiate the amicable settlement process before the Ministry if the debtor continues to fail to meet its obligations to the creditor. The creditor may then file an amicable settlement petition which must include:

     (1)  the amount of the debt;

     (2)  any documents which evidence the debtor's obligation to the creditor;
          and

     (3) a copy of the judicial complaint filed by the creditor demanding payment from the debtor or a copy of the Court's decision ordering payment, if any, or an original demand for payment served on the debtor.

     The initiation of the amicable settlement process does not preclude any creditors from commencing legal actions against the debtor for recovery of amounts owed. A secured creditor may initiate an action at any time during the pendency of the amicable settlement process in order to foreclose on collateral pledged to it. An unsecured creditor may also initiate legal action against the debtor. Nevertheless, unsecured creditors are barred from enforcing any judgment they may obtain in their favor during the pendency of the amicable settlement process.

     Upon receipt of an amicable settlement petition, the Ministry will notify the debtor by certified mail of the filing of the petition. The debtor will have ten days from receipt of such notice to deposit its books and the names and addresses of all of its creditors with the Chamber of Commerce and Production (CAMARA OFICIAL DE COMERCIO Y PRODUCCION). The Ministry will then notify all of the creditors by certified mail of the date of the amicable settlement meeting. Such meeting will be held before a settlement committee comprised of a representative of the Ministry as well as the president and secretary general of the Chamber of Commerce.

     While the amicable settlement process is pending, the debtor may continue to operate its business in the normal course, except that it may not incur additional indebtedness, other than in the ordinary course of business, until termination of the amicable settlement process. Under the amicable settlement process, a debtor may propose a settlement provided that:

     (1)  it is not for less than 50% of the total amount of its debts; and

     (2) the repayment terms for such debts do not exceed two years from the date of the amicable settlement.

     A secured creditor is not entitled to participate in the amicable settlement negotiations or to be a part of the amicable settlement agreement unless it waives its security interest. However, secured creditors have the right to foreclose on their collateral during the bankruptcy proceeding and, if the collateral is insufficient to satisfy their claim, to participate in the distribution of other debtor assets, as unsecured creditors. An amicable settlement must be approved by two-thirds of the total amount of claims accepted by the settlement committee at a settlement meeting. Any claim not objected to by a majority of the creditors present at the settlement meeting or a majority of the represented debt will be deemed accepted.

     The Ministry is not empowered under Dominican law to force an agreement between the debtor and its creditors; rather, it acts as a mediator which attempts to help the parties come to an agreement on their own. To our knowledge, although the amicable settlement process is not used frequently, it can last from three to six months and rarely results in settlements between debtors and their creditors.

     INITIATION OF BANKRUPTCY PROCEEDING

     If an amicable settlement is not reached by the debtor and its creditors, then the bankruptcy proceeding has to be initiated by the Court, notifying the debtor of the proceeding's initiation. Creditors are not required to be notified of the initiation of a bankruptcy proceeding. While a bankruptcy proceeding is pending, the debtor may continue to operate its business in the normal course and to make payments to meet its obligations unless the Court has approved preliminary measures requiring the preservation of the debtor's assets pending a final determination by the Court. Secured creditors continue to have the right to foreclose on their collateral.

     The Court must make a determination as to whether the debtor is able to pay its debts as they become due. The debtor is entitled to present its balance sheet and any other information that it considers relevant to its ability to pay its debts. Creditors may also submit their own documentation to contest the accuracy of information presented by the debtor. The Court, the creditors and/or the debtor may request the opinion of independent auditors or advisors to confirm information, and any of them may present any additional evidence they deem necessary for a fair determination. This process may last for one-and-one-half to two years.

ISSUANCE OF BANKRUPTCY ORDER

     If the Court determines that the debtor is unable to meet its payment obligations as they become due, the Court will issue a bankruptcy order and must notify all of the debtor's creditors that the order has been issued. Based on the very limited existing bankruptcy precedent, it may take from 12 to 18 months for a court to issue a bankruptcy order upon the exhaustion of the amicable settlement process. Upon the issuance of a bankruptcy order:

     (1) the bankrupt debtor is deprived of the possession, management and right to dispose of its property;

     (2) all of its obligations not otherwise due become immediately due, notwithstanding whether such obligations result from loans or other transactions;

     (3)  interest on unsecured claims stops accruing;

     (4) interest on secured claims accrues only with respect to the collateral securing such claims; and

     (5) up to three receivers are appointed by the Court to manage the debtor's business.

     A majority in number of the creditors must ratify the selection of the receivers. After the issuance of a bankruptcy order, a secured creditor must proceed through the receivers in order to foreclose on collateral pledged to it.

     Upon issuance of a bankruptcy order, the receiver may, with the approval of 75% of the creditors, both in number and in principal amount of the debt represented by the union of creditors, cause the debtor's business to continue to operate as a going concern for a limited period, which may be extended from time to time. In so doing, the receiver will either assume complete management of the debtor or maintain management substantially in place and assume a supervisory role. With the approval of the Court and the creditors, the receiver may sell the debtor's business as a whole provided that the purchaser agrees to assume all of the debtor's obligations in a manner satisfactory to the Court and the creditors. Other actions, including the sale of certain assets of the debtor, may be carried out in the receivers' discretion, subject to the supervision and authorization of the Court and the absence of objections by the creditors. In addition, receivers may incur additional indebtedness on behalf of the debtor's business to continue operations, unless the Court and the creditors object. Although not expressly provided for in the Commercial Code, such additional indebtedness may be senior in right of payment to claims of creditors arising prior to the issuance of a bankruptcy order.

     Upon issuing the bankruptcy order, the Court will also determine an insolvency date, which is the date as of which the debtor generally ceased to make payments to its creditors. The insolvency date could be as early as a date prior to the initiation of the amicable settlement process. If, for any reason, the Court has not fixed such a date, the insolvency date will be deemed to be the date the bankruptcy order was issued. The Commercial code deems the following transfers of property by the debtor to be null and void:

     (1) payments made within ten days of the insolvency date or after the insolvency date for obligations not yet due and payable or for obligations due and payable but made other than in cash; and

     (2)  any transfers of cash or property made without consideration.

     In addition, payments of due and payable obligations made after the insolvency date but before the date of the bankruptcy order are deemed voidable if the creditors receiving such payments knew that the debtor had ceased meeting its obligations to creditors generally. Payments made in respect of our existing or new notes after the initiation of the amicable settlement process and before the issuance of a bankruptcy order, including regularly scheduled interest payments or mandatory prepayments of principal, may be deemed preferential payments that are either void or voidable. Transfers deemed to be void or voidable may be recovered by the receiver either on its own initiative or at the request of the creditors. Creditors may not take action directly to recover such transfers.

     A notice of the bankruptcy order issued by the Court is published in newspapers in the jurisdiction in which the bankruptcy is declared and wherever the debtor maintains places of business. Creditors then have 20 days (35 days in the case of U.S. creditors) from the date of publication of such notice to submit their claims to the Court before the bankruptcy procedure continues. Upon receipt of creditors' claims, the receiver must verify the validity of each such claim based on the balance sheet and other financial documentation and records of the debtor. All creditors have the right to appear at the verification proceeding. The debtor or any creditor who has a verified claim may object to the claim of another creditor. A claimant whose claim is rejected by the receivers may challenge such rejection before the Court. Notwithstanding the 20 and 35-day time periods mentioned above, creditors who did not participate in the verification process may file to have their claims recognized at any time before a final distribution or settlement agreement has been made.

     After all claims submitted in response to publication have been considered, the Court is required to call a meeting of the creditors with verified claims through letters and publication in newspapers in order to reach a settlement between the creditors and the debtors. The settlement is then negotiated between the creditors and the debtor. A secured creditor is not entitled to participate in bankruptcy settlement negotiations or to vote on adoption of a bankruptcy settlement agreement unless it waives its security interest. Negotiations can take up to several weeks. A settlement agreement normally provides the manner and terms upon which each of the creditors will be paid. A settlement agreement must be approved by a majority in number of the unsecured creditors who have verified claims or by creditors representing at least 75% of the principal amount of the verified claims held by the union of creditors. The Court does not have discretion to accept or reject a settlement and, therefore, must approve a settlement once it has been agreed to between the debtor and its creditors.

     Under the provisions of the Civil Code of the Dominican Republic, creditors, as well as other persons, are allowed to purchase verified claims from other creditors in order to cast a vote on the settlement agreement with respect to such claim. A creditor also may grant to another creditor a proxy to vote with respect to his claim. Under Dominican law, however, a proxy is revocable even if the parties have agreed expressly to the contrary. A person who revokes a proxy which is stated to be irrevocable may be sued for damages.

     After a settlement is reached, creditors who were entitled to participate in the negotiations but did not participate or who voted against the settlement agreement have eight days to oppose the settlement agreement. After expiration of the eight-day period, the Court will ratify the settlement agreement. Such ratification makes the settlement agreement binding on all creditors, whether their claims have been verified or not. After ratification by the court, a settlement agreement may only be challenged by interested parties based upon claims of fraud.

     If no settlement is reached, the receivers will proceed with the liquidation of the assets of the debtor and their distribution among creditors with verified claims. Creditors with statutory priorities, if any, are paid first in their order of preference. Creditors with such priorities include employees (for payment of salaries), the Dominican tax authorities (for payment of tax obligations), lawyers (for payment of legal fees) and landlords (for payment of rent). Secured creditors are then paid from the proceeds from the sale of their collateral in the order in which their respective security interests were perfected. General unsecured creditors and secured creditors, to the extent that the proceeds from the sale of their collateral do not fully compensate them, are paid last from the remaining assets of the debtor in proportion to their claims. Distribution may be effected over time, in which case the creditors will be paid partially as the assets are being liquidated. The entire bankruptcy process at the Court may last for two to three years. This time frame does not include the amicable settlement process.

     Under the Commercial Code, no distribution in a liquidation may be made to creditors in the Dominican Republic without sufficient funds first being set aside for the payment in the liquidation to creditors located outside the Dominican Republic. This reserve will be maintained until the final distribution is made to Dominican creditors, at which time, if the funds set aside for foreigners have not been claimed, they will be distributed to the Dominican creditors.

     Our liquidation under Dominican bankruptcy laws could result in holders of existing or new notes receiving distributions from the liquidation in Dominican pesos, thus subjecting such holders to the currency risks associated with converting Dominican pesos into U.S. dollars.

     Amicable settlement and bankruptcy proceedings in the Dominican Republic may be time consuming and subject to significant delays and incidental litigation. A Dominican Republic court may elect not to apply the amicable settlement and bankruptcy laws, as described above, because no clear precedents on this subject exist and of the effects of the dual-revision judicial system established by the Dominican Constitution, which provides litigants the right to appeal any decision of the Court before a Court of Appeals and later to interpose a certiorari recourse before the Supreme Court. Therefore, any bankruptcy proceeding in the Dominican Republic may last from six to nine years before a final and irrevocable decision can be obtained.

     However, in the very few bankruptcy matters of which we know, a final resolution has been reached at the Court. This may be because, according to
Article 440 of the Commercial Code, bankruptcy judgements are "provisionally enforceable" regardless of any appeals that may be filed. We are not aware of any decisions rendered by the Courts of Appeals or the Supreme Court of Justice on bankruptcy matters.

                             DESCRIPTION OF WARRANTS

     The warrants will be issued by us and will be governed by a warrant agreement to be entered into between us and [____________], as warrant agent, dated as of the closing date. The summary of the material provisions of the warrant agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the warrant agreement, including the definition of certain terms therein. A copy of the form of warrant agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus and consent solicitation is a part.

GENERAL

     Holders of existing notes tendered and accepted for exchange in the exchange offer and consent solicitation that elect to receive warrants will receive a pro rata share of warrants to purchase up to an aggregate of [________] shares of our Class A common stock in the form of American depositary shares or ADSs. For every $1,000 principal amount of existing notes you tender, you will receive warrants to purchase [_____] shares of Class A common stock in the form of ADSs at an exercise price of $[ ] per ADS. The number of our warrants to be issued in the exchange offer to any holder will be rounded up to the nearest full warrant. The warrants will be exercisable beginning on the date that they are issued, which will be upon the closing date of the exchange offer and consent solicitation, and continuing until the earlier of (1) 5:00 p.m., New York City time on the date of our repurchase of the new notes or (2) 5:00 p,m., New York City time on September 1, [____], the maturity date of the new notes. The exercise price and the number of shares issuable upon exercise of a warrant are both subject to adjustments as described below. The warrants may be traded separately from the new notes. We do not intend to list the warrants on the New York Stock Exchange or any other stock exchange or automated quotation system. Therefore, we cannot assure you that, after the exchange offer and consent solicitation, the warrants will be actively traded.

     The warrants may be exercised by delivering to the warrant agent the certificates evidencing the warrants to be exercised together with the accompanying form of election to purchase, properly completed and executed, and with payment of the exercise price. Payment of the exercise price by a holder may be made in the form of cash or a certified or official bank check payable to the order of [__________]. Upon surrender of the warrant certificate and payment of the exercise price, the warrant agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of shares of Class A common stock in the form of ADSs or other securities or property to which such holder is entitled under the warrants and warrant agreement, including, without limitation, at our option, cash payable to adjust for fractional interests in warrant shares issuable upon such exercise in an amount equal to the current market price (as defined in the warrant agreement) per share of our Class A common stock in the form of ADSs, as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants.

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates or warrant shares.

     Until exercise, the holders of the warrants have no right to vote on matters submitted to our stockholders or to receive notice of meetings of stockholders or any other rights of our stockholders, including any right to receive cash dividends. The holders of the warrants have no preemptive rights and are not entitled to share in our assets in the event of the liquidation, dissolution or winding up of our affairs.

ADJUSTMENTS

     The number of shares of Class A common stock that may be purchased upon the exercise of the warrants and the exercise price will both subject to adjustment in certain events including

          (1) the payment by us of dividends (or other distributions) on Class A common stock payable in shares of such Class A common stock or other shares of our capital stock; and

          (2 ) subdivisions, combinations and certain reclassifications of Class A common stock.

     No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least $0.01 or one-hundredth (1/100) of a share, as the case may be; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

     In the case of certain stock splits, subdivisions, reclassifications, redesignations, reorganizations or changes in the number of outstanding shares of Class A common stock and in the case of consolidations, mergers or share exchanges or the sale of all or substantially all of the assets of us, each warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such transactions had the warrants been exercised immediately prior thereto.

RESERVATION OF SHARES

     At the time of issuance of the warrants, we will have authorized and reserved for issuance such number of shares of Class A common stock as shall be initially issuable upon the exercise of the warrants. Such shares of Class A common stock, when paid for and issued will be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive rights. The ADSs underlying the warrants will be listed on the New York Stock Exchange.

AMENDMENT

     From time to time, we and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not, in the good faith opinion of our board of directors, have an adverse effect on the rights of any holder. Other amendments or supplements to the warrant agreement generally require the written consent of the holders of a majority of the then outstanding warrants. The consent of each holder affected shall be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased.

REGISTRATION REQUIREMENTS

     We will use our reasonable best efforts to maintain the effectiveness of a registration statement with respect to the issuance of the shares of our Class A common stock in the form of ADSs underlying the warrants until the earlier of
(1) such time as all warrants have been exercised and (2) the expiration of the exercise period. During any consecutive 365-day period in which the warrants are exercisable, we will have the ability to suspend the availability of such registration statement for up to two 30-consecutive-day periods (except during the 30 days immediately prior to the expiration of the warrants) if our Board of Directors determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the holders at their addresses appearing in the register of warrants maintained by the warrant agent.

REPORTS

     So long as any warrants remain outstanding, and whether or not any new notes remain outstanding, we will cause copies of the reports and other documents described under "Description of Notes -- Commission Reports and Reports to Holders" to be filed with the warrant agent.

                          DESCRIPTION OF CAPITAL STOCK

SHARE CAPITAL

     At September 30, 2002 and the date hereof, we had 55,000,000 shares of our Class A common stock, par value RD$10 per share, authorized, 23,245,920 shares of which were issued and outstanding. As of September 30, 2002 and the date hereof, we also had 25,000,000 shares of our Class B stock, par value RD$10 per share, authorized, 19,144,544 shares of which were issued and outstanding. We have not issued any shares of our Class A common stock since December 31, 2001 and we have not issued any shares of our Class B stock since December 31, 2000. We have issued 14,545,920 shares of our Class A common stock since December 31, 2000.

     On December 28, 2001, we issued 1,170,920 shares of our Class A common stock in the form of ADSs for an aggregate purchase price of $4,683,680 in a rights offering.

     On December 28, 2001, we issued 10,000,000 shares of our Class A common stock to GFN Corporation Ltd., our principal shareholder, for an aggregate purchase price of $40,000,000.

     On October 26, 2001, we issued 3,375,000 shares of our Class A common stock as partial consideration for our acquisition of the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owned and operated the largest multi-channel system in the Dominican Republic's pay-TV market, including the concession granted by the Dominican government to operate a cable system.

     On April 12, 2000, we issued 4,000,000 shares of our Class A common stock in the form of ADSs for an aggregate purchase price of $74 million in connection with a follow-on public offering.

     At September 30, 2002, neither we nor any of our subsidiaries owned any shares of our Class A common stock or Class B stock.

     At September 30, 2002, there were outstanding options to purchase 433,050 shares of our Class A common stock for an average exercise price of $7.12 per share. These options are held by certain of our officers and employees. At September 30, 2002, there were outstanding warrants to purchase an aggregate of 300,000 shares of our Class A common stock for an average exercise price of $8.88 per share. These warrants are held by a former consultant to us on investor relations maters.

     All shares of our Class A common stock or ADSs which we have issued or may be required to issue upon the exercise of outstanding options or warrants and the warrants to be issued in this exchange offer and consent solicitation have been or will be authorized and approved by our board of directors whether at a meeting or by unanimous written consent.

MEMORANDUM AND ARTICLES OF ASSOCIATION

BOARD OF DIRECTORS

     Our business and affairs are managed by the board of directors, which consists of not more than fifteen or less than eight persons. Our directors are elected annually at the annual general meeting of shareholders. Each director (whenever elected) holds office until the next annual general meeting of shareholders following his or her election and until his successor is elected and qualified or until his or her earlier resignation or removal.

     Any director may resign at any time upon written notice to the board of directors, to the Chairman of the Board or to the President. Any director may be removed with or without cause at any time by an affirmative vote of a majority of the shareholders entitled to vote. If any vacancies occur in the board of directors, of if the authorized number of directors is increased, the directors then in office may continue to act, and such vacancies may be filled by a majority of the directors then in office. Any vacancies or newly created directorships also may be filled by an affirmative vote of a majority of the shareholders entitled to vote at a general meeting of shareholders called for such purpose.

     Regular meetings of the board of directors may be held at such places within or out of the Dominican Republic and at such times as the board of directors may from time to time determine. Special meetings of the board of directors may be held at any time or place within or outside of the Dominican Republic whenever called by the Chairman of the Board, by the President of by any two directors. Any member of the board of directors may participate in a meeting of the board of directors by means of a telephone conference or similar communications equipment provided that all persons participating in the meeting can hear each other.

     At all meetings of the board of directors, the presence of a majority of the total number of directors will constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present is necessary to constitute the act of the board of directors unless otherwise provided by applicable law.

PURPOSE

     Article 2 of our by-laws states that our purpose is:

     - to provide, maintain and operate telecommunications systems in the Dominican Republic and elsewhere;

     - to enter into such agreements as may be required to be interconnected to the switched public telephone network, as well as to any domestic networks rendering inter-urban services, as may be required by said telecommunications systems; and

     - to construct, maintain, and exploit a private telecommunications system for the transmission of national and international calls and for the transmission or reception of messages and signals of any kind.

CAPITAL STOCK

     Our authorized capital stock consists of 55,000,000 shares of Class A common stock and 25,000,000 shares of Class B stock. Both classes of capital stock vote together as a single class on matters except any matter that would adversely affect the rights of either class. These matters would need to be approved by a special meeting of the holders of the class of shares to be affected. The Class A common stock has one vote per share and the Class B stock has ten votes per share. The economic rights of each class of capital stock are identical.

REGISTRATION AND TRANSFER

     All shares are evidenced by share certificates in registered form. Dominican law requires that all shares be represented by a certificate, although a single certificate may represent multiple shares of stock. Certificates may be issued in the name of the registered holder, bearer or to-order form. All of our share certificates are issued in the name of the registered holder. Dominican law also requires that all transfers, encumbrances and liens on nominative shares must be recorded in the share registry and only are enforceable against us and third parties after such registration occurs. The Bank of New York is the registrar and transfer agent for the Class A common stock, except during shareholders meetings when we maintain the share registry for the Class A common stock.

SHAREHOLDERS MEETINGS

     Shareholders are entitled to vote on all matters at ordinary or special shareholders' meetings. The board of directors will convene an annual shareholders' meeting at least once a year in order for shareholders:

     -    to elect new directors and a vigilance officer;

     -    to acknowledge the vigilance officer's report; and

     - for management to report upon our financial performance and for the shareholders to decide whether or not to distribute dividends.

     Ordinary shareholders' meetings may be convened at other times in order to transact other business, including to remove directors. Special shareholders' meetings are convened in order to effect fundamental changes in our structure, including to approve amendments to our by-laws. Under our by-laws, shareholders' meetings may be convened by:

     -    the Chairman of the board of directors;

     -    a majority of the members of the board at any time;

     - at the request of the holders of 30% of the shares entitled to be cast at such meeting; and

     - at the request of the vigilance officer in urgent circumstances, which are not defined under Dominican law.

     Shareholders meetings may he convened not less than 30 but not more than 60 calendar days after written notice has been mailed to shareholders. A majority of the shares entitled to be cast constitutes a quorum at all shareholders meetings. Our by-laws provide that holders of two-thirds of the votes entitled to be cast is required to approve:

     - amendments to the by-laws, including increases or decreases of our authorized share capital;

     - the issuance of shares of Class B stock in addition to those shares of Class B stock outstanding on the date of the adoption of the by-laws, except in connection with a dividend or other distribution with respect to, or a subdivision, consolidation or reclassification of all outstanding shares of stock;

     - the declaration and payment of any dividend or distribution with respect to our capital stock;

     -    any increase or decrease in the number of directors; and

     - our voluntary winding up or liquidation or the filing of a bankruptcy petition.

     The affirmative vote of the holders of a majority of votes entitled to be cast is required to approve all other actions. Shareholders may vote by proxy, and the depositary will cast proxies as directed by the holders of the ADRs.

LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY

     In addition to voting for directors at the annual shareholder's meeting, shareholders are asked to vote upon the performance of management. Our vigilance officer, an officer elected by the shareholders each year, delivers a report on our financial performance and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from claims or liability to us or our shareholders arising out of actions taken or any failure to take actions by any of them on our behalf during the prior fiscal year, with certain exceptions. Shareholders will likely fail in any suit brought in a Dominican court with respect to the acts or omissions deemed to have been released. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. If the shareholders do not approve management's performance, the vigilance officer's report may form the basis of any suit brought by the shareholders against our officers and directors.

     Our by-laws provides that we will indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director, officer, employee or agent or any of our predecessors, or serves or served any other enterprise as a director, officer, employee or agent at our request or any of our predecessors. We are required to pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified by us under our by-laws or otherwise. We may, by action of our board of directors, provide for the payment of such expenses incurred by our employees and agents as it deems appropriate.

LIQUIDATION RIGHTS

     Each shareholder is entitled to a proportionate share of any of our assets available upon dissolution after the payment of debts owed to creditors. Shareholders are deemed to be creditors of our company to the extent of declared and unpaid dividends.

DIVIDENDS

     Under Dominican law, only shareholders may authorize the declaration and payment of dividends. Shareholders are entitled to receive dividends in proportion to their respective capital participation, subject to adjustment as provided in the by-laws. Dividends are payable only from after-tax profits, and only after we have set aside at least 5% of our annual profits as a legal reserve (until such reserve equals 10% of paid-in capital). The by-laws provide that shareholders may only approve the declaration and payment of dividends or distributions if the declaration or payment of such dividend or distribution would not violate any obligation, contractual or otherwise, to which we or any of our subsidiaries are a party or by which any of them or their respective properties or operations are bound.

VOTING RIGHTS

     The holders of Class A common stock and Class B stock vote together with respect to all matters. Every holder of Class A common stock is entitled to one vote for each share of Class A common stock held and every holder of Class B stock is entitled to ten votes for each share of Class B stock held by the number of shares of Class A common stock into which one share of Class B stock is then convertible. Under our by-laws, Class B stock may not be transferred except to permitted transferees. Permitted transferees include

     1.      Oleander

     2.      Motorola

     3.      any subsidiary or affiliate, as defined, and

     4. with respect to Oleander, Manuel Arturo Pellerano Pena and any member of the family of Manuel Arturo Pellerano Pena as of the date of the initial public offering that had an interest (including indirectly through any corporation, trust or entity) in Oleander and

     - the spouse or surviving spouse and natural and adopted children of any such family member

     - any trust existing solely for the benefit of family members and any person who would be a permitted transferee of any such family member under clause (4) and any trustee of such trust

     - upon the death of any such member or any person who would be a permitted transferee of any member, such holder's estate or any executor, administrator or other legal representative of such holder, and

     - any corporation, partnership or other entity all of the outstanding equity interests of which are owned, or all of the outstanding voting power of which is controlled, directly or indirectly by, or any trust or similar entity the sole beneficiaries of which are, such members and their permitted transferees.

If, despite these restrictions on transfer, a shareholder owning shares of Class B stock transferred its shares to a person or entity other than to Oleander, Motorola or a permitted transferee, the shareholder will only become entitled to one vote per share. If, with respect to any shares of Class B stock owned by Oleander and its permitted transferees, the shares of common stock owned by Oleander and its permitted transferees constitute less than 10% of the outstanding common stock, such shares of Class B stock will entitle the holder to one vote per share. If, with respect to any shares of Class B stock owned by Motorola and its permitted transferees. the shares of common stock owned by Motorola and its permitted transferees constitute less than 10% of the outstanding common stock, such shares of Class B stock will entitle the holder to one vote per share. Oleander, Motorola and any permitted transferee may pledge shares of Class B stock without reducing the number of votes to which it is entitled; provided, however, that if such shares of Class B stock are transferred to or registered in the name of the pledgee (unless the pledgee is a permitted transferee), the number of votes to which such shares of Class B stock are entitled will be reduced until Oleander, Motorola or any of their permitted transferees either cures any default that resulted in the transfer or registration or reacquires the shares from the pledgee.

PREEMPTIVE AND OTHER RIGHTS

     The holders of Class A common stock and Class B stock are not entitled to preemptive or similar rights. The shares of Class A common stock and Class B stock are not subject to redemption or a sinking fund. Under our by-laws, we are authorized to issue shares of Class B stock only in connection with a dividend or other distribution with respect to, or a subdivision, consolidation or reclassification of, all outstanding shares of Class A common stock. In the event of any subdivision, consolidation, reclassification or other change in the Class A common stock, the Board of Directors, in its discretion, in lieu of issuing additional shares of Class B stock, may adjust the number of shares of Class A common stock into which the Class B stock is convertible and the number of votes to which each share of Class B stock is entitled.

REORGANIZATION, CONSOLIDATION, SHARE EXCHANGE OR MERGER

     In the event of a reorganization, consolidation, share exchange or merger of TRICOM, each holder of outstanding shares of our stock shall be entitled to receive for each of his shares the same kind and amount of consideration (whether consisting of cash, property or securities) to be received by each other holder of the same class of stock, if any for each of his or her shares.

                   DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

AMERICAN DEPOSITARY RECEIPTS

     The Bank of New York will issue the American Depositary Receipts or ADRs evidencing ADSs. Each ADS represents one share of Class A common stock. We will deposit the shares of Class A common stock (or the right to such shares) to be issued in this exchange offer and consent solicitation with the New York office of The Bank of New York which we refer to as the custodian. Each ADR will also represent securities, cash or other property deposited, from time to time, with The Bank of New York but not distributed to ADR holders. The Bank of New York's Corporate Trust office is located at 101 Barclay Street, New York, NY 10286, and its principal executive office is located at One Wall Street, NY, NY 10286 (temporarily located at One Wall Street, NY, NY 10286).

     You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. If you hold the ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

     Because The Bank of New York actually holds the shares of Class A common stock, you must rely on it to exercise the rights of a shareholder. Our obligations and the obligations of The Bank of New York are set out in an agreement among TRICOM, The Bank of New York and you, as an ADR holder. The agreement and the ADRs are generally governed by New York law.

     The following is a summary of the agreement. We encourage you to read the entire agreement and the ADR. Directions on how to obtain copies of these are provided in the section entitled "Where You Can Find More Information."

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

     The Bank of New York has agreed to pay to you the cash dividends or other distributions it receives on shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent.

     CASH. The Bank of New York will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis, and, subject to Dominican Republic law, can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the Dominican Republic government is needed and cannot be obtained, the agreement allows The Bank of New York to distribute the Dominican pesos only to those ADR holders to whom it is possible to do so. It will hold the Dominican pesos it cannot convert for the account of the ADR holders who have not been paid. It will not invest the Dominican pesos and it will not be liable for the interest.

     Before making a distribution, any withholding taxes that must be paid under Dominican Republic law will be deducted. The Bank of New York will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the Dominican pesos, you may lose some or all of the value of the distribution.

     SHARES. The Bank of New York may distribute new ADRs representing any shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADRs. It will sell shares which would require it to use a fractional ADR and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADRs, each ADR will also represent the new shares.

     RIGHTS TO RECEIVE ADDITIONAL SHARES. If we offer holders of our shares any rights to subscribe for additional shares or any other rights, The Bank of New York may make these rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds, in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

     If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

     U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise of rights. For example, you may not be able to trade the ADRs freely in the United States. In this case, The Bank of New York may issue the ADRs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for the changes needed to put the restrictions in place.

     OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case the ADRs will also represent the newly distributed property.

     The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, shares, rights or other securities under the Securities Act of 1933. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

DEPOSIT, WITHDRAWAL AND CANCELLATION

     The Bank of New York will issue ADRs if you or your broker deposit shares or evidence of rights to receive shares with it. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its Corporate Trust office to the persons you request.

     You may turn in your ADRs at The Bank of New York's Corporate Trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying shares to an account designated by you and (2) any other deposited securities underlying the ADR at the office of the custodian. Or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its Corporate Trust office.

VOTING RIGHTS

     You may instruct The Bank of New York to vote the shares underlying your ADRs but only if we ask The Bank of New York to ask for your instructions. Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

     If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to Dominican Republic law and the provisions of our by-laws, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct.

     We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

FEES AND EXPENSES

ADR HOLDERS MUST PAY:                                                                   FOR:
$5.00 (or less) per 100 ADSs.............................       Each issuance of an ADS, including as a result of a
                                                                distribution of shares or rights or other property.
                                                                Each cancellation of an ADS, including if the deposit
                                                                agreement terminates.

$.02 (or less) per ADS...................................       Any cash payment, except for distributions of cash
                                                                dividends.

Registration of Transfer Fees............................       Transfer and registration of shares on the share register
                                                                of the Foreign Registrar from your name to the name of
                                                                The Bank of New York or its agent when you deposit or
                                                                withdraw shares.

Expenses to The Bank of New York.........................       Conversion of Dominican pesos to U.S. dollars. Cable,
                                                                telex and facsimile transmission expenses.

Taxes and other governmental charges The Bank of New York
or the custodian have to pay on any ADS or share
underlying an ADS, for example, stock transfer taxes,
stamp duty or withholding taxes..........................       As necessary

PAYMENT OF TAXES

     You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The Bank of New York may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

     If we (1) change the nominal or par value of our shares, (2) reclassify, split up or consolidate any of the deposited securities, (3) distribute securities on the shares that are not distributed to you, or (4) recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action, then the cash, shares or other securities received by The Bank of New York will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities unless additional ADRs are delivered pursuant to the following sentence. The Bank of New York may, and will if we ask it to, issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs, identifying the new deposited securities.

AMENDMENT AND TERMINATION

     We may agree with The Bank of New York to amend the agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADR holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the agreement is amended.

     The Bank of New York will terminate the agreement if we ask it to do so. The Bank of New York may also terminate the agreement if The Bank of New York has told us that it would like to resign and we have not appointed a new depositary bank within 90 days. In both cases, The Bank of New York must notify you at least 90 days before termination.

     After termination, The Bank of New York and its agents will be required to do only the following under the agreement

     -    advise you that the agreement is terminated and

     - collect distributions on the deposited securities and deliver shares and other deposited securities upon cancellation of ADRs.

     At any time after the expiration of one year after the date of termination, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the proceeds of the sale and other cash. After termination, our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

INSPECTION OF TRANSFER BOOKS

     The Bank of New York will maintain at its transfer office in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration of transfer, combination or split-up of ADRs and a register for the registration of ADRs and the registration of the transfer of ADRs that at reasonable times will be open for inspection by us and the holders of ADRs, provided that such inspection shall not be for the purpose of communication with holders of ADRs in the interest of a business or object other than our business or a matter related to the ADRs.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADR HOLDERS

     The agreement expressly limits our obligations and the obligations of The Bank of New York, and it limits our liability and the liability of The Bank of New York. TRICOM and The Bank of New York:

     - are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

     - are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

     - are not liable if either exercises discretion permitted under the agreement;

     - have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the agreement on your behalf or on behalf of any other party; and

     - may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

     NONE OF THESE LIMITATIONS AFFECTS INVESTOR RIGHTS UNDER THE UNITED STATES FEDERAL SECURITIES LAWS.

     In the agreement, TRICOM and The Bank of New York agree to indemnify each other under certain circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

     Before The Bank of New York will issue or register transfer of an ADR, make a distribution on an ADR, or process the withdrawal of any shares, The Bank of New York may require:

     - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

     - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

     - compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

     The Bank of New York may refuse to deliver, transfer, or register transfers of ADRs generally when our books or the books of The Bank of New York are closed, or at any time if we or The Bank of New York thinks it advisable to do so.

     You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

     - when temporary delays arise because: (1) The Bank of New York or TRICOM has closed its transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (3) TRICOM is paying a dividend on the shares;

     - when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

     - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

     This right of withdrawal may not be limited by any other provision of the agreement.

PRE-RELEASE OF ADRS

     In certain circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADRs before deposit of the underlying shares. This is called a pre-release of the ADR. The Bank of New York may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to The

Bank of New York. The Bank of New York may receive ADRs instead of shares to close out a pre-release. The Bank of New York may pre-release ADRs only under the following conditions:

     - before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the shares or ADRs to be deposited;

     - the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and

     - The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

In addition, The Bank of New York will limit the number of ADRs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

                        CERTAIN MATERIAL TAX CONSEQUENCES

     The following is a general summary of the material U.S. federal and Dominican Republic income tax consequences of the exchange offer and consent solicitation, and of holding the new notes, warrants and ADSs.

     The discussion of U.S. tax consequences is addressed only to U.S. Holders and is based upon the advice of Piper Rudnick LLP, our counsel. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, all of which are subject to change on a prospective or retroactive basis. It applies only to U.S. Holders of the existing notes who held the existing notes, and who will hold the new notes, as capital assets. This description does not discuss all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, nor does it discuss the consequences to U.S. Holders who may be subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, persons holding the notes in connection with a hedging transaction, a "straddle", a conversion transaction or other integrated transaction, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. It also does not address any federal gift or estate tax or state or local tax consequences.

     The discussion of backup withholding also applies to non-U.S. Holders.

     For purposes of this summary, the term "U.S. Holder" means a person (other than a partnership) that holds existing notes on the date of the exchange or a person that is a partner in a partnership that holds existing notes on the date of the exchange, if such person is:

     an individual who is a citizen or resident of the United States;

     a corporation created or organized under the laws of the United States or any political subdivision thereof;

     an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust.

     The discussion of Dominican Republic tax consequences is based on the advice of Pellerano & Herrera, our Dominican counsel.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER AND CONSENT SOLICITATION TO YOUR PARTICULAR SITUATION, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW AND THE POSSIBLE EFFECTS OF ANY CHANGE IN LAW.


CONSEQUENCES OF THE EXCHANGE

U.S. TAX CONSEQUENCES

     CONSEQUENCES TO EXCHANGING HOLDERS. The tax consequences to you of exchanging your existing notes for new notes and cash or warrants, will depend upon whether such exchange constitutes a recapitalization or a taxable exchange for U.S. federal income tax purposes. In order for the exchange to constitute a recapitalization, both the existing notes and the new notes must constitute "securities" for U.S. federal income tax purposes. The determination of whether an instrument is a "security" depends on an overall evaluation of the nature of the instrument, taking into account its term and the degree of participation and continuing interest in the business which it represents. Although not entirely clear, we believe, and intend to take the position, that both the existing notes and the new notes are "securities," and that the exchange of new notes for existing notes is therefore a recapitalization.

     TAX-FREE RECAPITALIZATION. Assuming the exchange qualifies as a recapitalization, you will not recognize a loss upon the exchange of your existing notes for new notes and will recognize gain only to the extent of the lesser of (1) the excess of (a) the sum of the fair market value of the new notes, the fair market value of the warrants you receive and the amount of cash you receive over (b) your tax basis in the existing notes which you surrender in the exchange, or (2) the amount of cash you receive. Any such gain recognized should generally be capital gain (except to the extent of accrued market discount on your existing notes) and generally will be long term capital gain if the existing notes have been held for more than one year at the time of the exchange.

     Your aggregate tax basis in the new notes and the warrants, if any, received in the exchange will equal your tax basis in the existing notes, plus the amount of gain, if any, recognized by you in connection with the exchange, less the amount of cash, if any, received by you. Such basis will be allocated between the new notes and the warrants, if any, in proportion to their relative fair market values. The holding period of your new notes will include the holding period of your existing notes.

     It is possible that the Internal Revenue Service may take the position that some portion of the total consideration paid in the exchange offer and consent solicitation should not be treated as part of the exchange, but should instead be treated as a separate payment in the nature of compensation for your consent to proposed amendments to the indenture governing the existing notes. To the extent that any portion of the consideration is so treated, that portion would not be taken into account in determining the consequences to you of the exchange, as described above, but would instead be taxable to you as ordinary income.

     TAXABLE EXCHANGE. If either the existing notes or the new notes are not securities for U.S. federal income tax purposes, the exchange will not be treated as a recapitalization. In that case, you would recognize taxable gain or loss as a result of the exchange measured by the difference between (a) the fair market value of the new notes on the date of the exchange, plus the amount of cash and the fair market value of warrants, if any, you receive and (b) your adjusted tax basis in your existing notes. Any such gain or loss should be capital gain or loss (except to the extent of accrued market discount on your existing notes) and generally will be long-term capital gain or loss if the existing note has been held or deemed held for more than one year at the time of the exchange. The deductibility of losses, if any, recognized on the exchange may be subject to certain limitations.

     If the exchange is not a recapitalization, your basis in the new notes and warrants, if any, received in the exchange will be their fair market value on the date of the exchange.

     It is possible that the Internal Revenue Service may take the position that some portion of the total consideration paid in the exchange offer and consent solicitation should not be treated as part of the exchange, but should instead be treated as a separate payment in the nature of compensation for your consent to proposed amendments of the indenture governing the existing notes. To the extent that any portion of the consideration is so treated, that portion would not be taken into account in determining the consequences to you of the exchange, as described above, but would instead be taxable to you as ordinary income.

     FOREIGN TAX CREDIT. Any gain that you recognize on the exchange of existing notes for new notes and cash or warrants will, for purposes of computing your foreign tax credit limitation, be from United States sources, and will be considered passive income (unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business, in which case it will be financial services income). As a result, it is possible that the foreign tax credit limitation may apply so as effectively to deny you a credit for any withholding taxes imposed by the Dominican Republic with respect to cash or warrants (see "Dominican Republic Tax Consequences," below). Because the application of the foreign tax credit is quite complex and will depend on your individual tax circumstances, you are urged to consult your own tax advisor in this regard.

     CONSEQUENCES TO U.S. HOLDERS NOT PARTICIPATING IN THE EXCHANGE. If you do not participate in the exchange, the consequences to you will depend on whether the adoption of the proposed amendments is deemed to result in a "significant modification" of the existing notes (as determined for U.S. federal income tax purposes). Under Treasury Regulations, a modification of a debt instrument is "significant" if, based on all the facts and circumstances, the legal rights and obligations that are altered and the degree to which they are altered are economically significant.

We believe that the adoption of the proposed amendments will most likely not result in a significant modification, and that you should therefore not recognize gain or loss as a result of the exchange or the adoption of the proposed amendments. However, this conclusion is not free from doubt and no assurance can be given that the Internal Revenue Service will not take a different position.

     If the adoption of the proposed amendments is treated as a significant modification, the tax consequences to you would depend upon whether the unmodified existing notes and the modified existing notes constitute securities for tax purposes. As discussed above under "Consequences of the Exchange - U.S. Tax Consequences - Consequences to Exchanging Holders," in general, whether a debt instrument is classified as a security depends on an overall evaluation of the nature of the instrument at the time it is issued, including its term. Because, as of the date of the exchange, the maturity of the modified existing notes will be only approximately two years, we believe that, although not free from doubt, the modified existing notes should not constitute securities.

     If the proposed amendments to the existing notes are treated as significant modifications and either the unmodified existing notes or the modified existing notes are not securities, you would recognize gain or loss, if any, in an amount equal to the difference between the value of the modified existing notes (after adoption of the proposed amendments) and your tax basis in your existing notes. Except for accrued market discount, any such gain or loss would be capital gain or loss, and such capital gain or loss would be long-term capital gain or loss if you held the existing notes for more than twelve months at the date of the modification. Your tax basis in the modified existing notes would be equal to their price on the date of the modification (less any amount attributable to accrued but untaxed interest or original issue discount). The holding period for the modified existing notes would begin on the date immediately following the date of modification. You would report as ordinary income the portion of the fair market value of the modified existing notes attributable to accrued but untaxed interest or original issue discount on the unmodified existing notes in the year of the deemed exchange.

     If the adoption of the proposed amendments is treated as a significant modification and both the modified and unmodified existing notes constitute securities for tax purposes, if you do not tender your existing notes you should not recognize gain or loss on the deemed exchange.

     If the adoption of the proposed amendments is treated as a significant modification, then, whether or not the modified existing notes or the unmodified existing notes constitute securities, the modified existing notes should be treated as though they were newly issued for purposes of determining the consequences to you of holding the notes (including the "original issue discount" rules).

     You should consult your own tax advisor as to the tax consequences to you if you do not tender your existing notes.

DOMINICAN REPUBLIC TAX CONSEQUENCES

     CONSEQUENCES TO EXCHANGING HOLDERS. Capital gain or loss realized as a result of the exchange of notes generally would not be subject to any Dominican taxes, provided that such exchange or other disposition occurs outside of the Dominican Republic. The foregoing tax treatment assumes that the bonds will remain in the form of global bonds registered in the name of a nominee of DTC and will not be issued in definitive, certificated form. If issued in definitive certificated form, you would recognize taxable gain or loss as a result of the exchange measured by the difference between (a) the fair market value of the new notes on the date of the exchange, plus the amount of cash and the fair market value of warrants you receive (to the extent such cash and warrants are treated as being part of the exchange) and (b) your adjusted tax basis in your existing notes.

     Cash received as part of the exchange, if sent from the Dominican Republic abroad, will be subject to a 25% withholding. If such payment is (1) considered as additional interest on the existing notes and (2) made to a financial institution abroad, then the applicable withholding tax will be 5%. Additionally, the Tax Administration, based on the provisions of Article 64 of the Rules of Application of the Tax Code, may require payment of a 25% withholding tax on the warrants received as a part of the exchange if it considers such warrants as part of a payment being made from the Dominican Republic abroad. If such warrant is issued to a financial institution abroad, then the applicable withholding tax will be 5%.


TAX CONSEQUENCES OF OWNING THE NEW NOTES

U.S. TAX CONSEQUENCES

     PAYMENTS OF INTEREST. The payment of interest on the new notes (including any Additional Amounts) generally will be taxable to you as ordinary interest income at the time the interest is accrued or received, in accordance with your normal method of accounting for federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT. The new notes will have original issue discount to the extent their stated redemption price at maturity exceeds their issue price, unless the amount of original issue discount (as so computed) is less than 1/4 of one percent of the face amount, multiplied by the number of full years to maturity. The new notes' stated redemption price at maturity should be equal to their face amount. The issue price of new notes received in the exchange will depend on whether either the existing notes or the new notes are treated, for tax purposes, as "traded on an established securities market." If, as of the date of the exchange, the new notes are "traded on an established securities market" at any time during the 60 day period ending 30 days after the date of the exchange, then the issue price of such new notes would equal the fair market value established by such trading. If the new notes are not so traded, but the existing notes are so traded, then the issue price of the new notes would equal the fair market value, established by such trading, of the existing notes. If neither the new notes nor the existing notes are so traded, the issue price of the new notes generally would be the stated principal amount of such notes (in which case the new notes would not have original issue discount).

     We do not intend to list either the existing notes or the new notes on a securities exchange or on an inter-dealer quotation system. However, even in the absence of such a listing, the existing notes or the new notes would be deemed to be traded on an established securities market if they appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices of recent trades. In light of the absence of legal authority applying these rules to instruments similar to the existing notes or the new notes, it cannot be determined at the present time whether the new notes or the existing notes will be, at the relevant times, traded on an established securities market within the meaning of the applicable regulations.

     Generally, if the new notes do have original issue discount, you will be required to include a portion of such original issue discount in income each year (subject to possible reduction if your basis in a new note exceeds its issue price (see "Basis in Excess of Issue Price")), in addition to amounts includible in respect of interest. The amount so includible is calculated using a constant-yield method, with the result that you will include increasingly greater amounts of original issue discount in income for each year over the life of the new notes.

     Under the constant yield method, the amount of original issue discount includible in income for each accrual period is the sum of the daily portions of original issue discount for each day during the accrual period on which you held such new note. In general, an accrual period should correspond to the semi-annual period between interest payment dates. The amount of original issue discount allocable to an accrual period will be equal to (1) the new note's adjusted issue price at the beginning of the accrual period multiplied by the new note's yield to maturity, less (2) payments of interest on the new note allocable to the accrual period. The adjusted issue price of a new note will initially be equal to its issue price, and will be increased over time to reflect the amounts of original issue discount includible in income. The yield to maturity is the discount rate that, when applied to all payments under a new note, results in a present value equal to the issue price.

     Any amounts of original issue discount includible in your income with respect to a new note will increase your basis in the new note.

     BASIS IN EXCESS OF ISSUE PRICE. As discussed above (see Consequences of the Exchange -- U.S. Tax Consequences -- Tax-Free Recapitalization and Consequences of the Exchange -- U.S. Tax Consequences -- Taxable Exchange), it is possible that your basis in a new note immediately after the exchange will differ from the issue price of the new note.

     If your tax basis in a new note immediately after the exchange is MORE than its issue price but LESS than or equal to its face amount, the amount of original issue discount that you must include in income is generally reduced by the amount of the original issue discount otherwise includible multiplied by a fraction, the numerator of which is the excess of your basis in the note immediately after the exchange over its issue price, and the denominator of which is the excess of the face amount over the issue price or the "acquisition premium fraction".

     As an alternative to applying the acquisition premium fraction, you may elect to reduce the original issue discount accruals by treating the new note as having an issue price equal to your basis immediately after acquisition of the note and applying the mechanics of the constant yield method (or a "constant yield election"). You should consult your own tax advisor concerning the mechanics, desirability and effects of making such an election.

     If your basis in a new note immediately after the exchange is greater than the face amount of the new note, you will not be required to include any original issue discount in income. In addition, you may elect to amortize the excess over the term of the new note, based on the new note's yield to maturity. You may generally use the amortizable bond premium allocable to an accrual period to offset interest required to be included in your income with respect to the note in that accrual period. Under Treasury Regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of your prior interest inclusion on the new note. Any excess is generally carried forward and allocable to the next accrual period. An election to amortize bond premium generally applies to all taxable debt obligations held by the holder during or after the taxable year to which election applies and may be revoked only with the consent of the Internal Revenue Service. If you make a constant yield election (as described above), you will be deemed to make the election to amortize bond premium for all of your debt instruments with amortizable bond premium, which election may not be revoked unless approved by the Internal Revenue Service. You should consult your own tax advisor as to the mechanics, desirability and effects of making an amortizable bond premium election.

     SALE, EXCHANGE OR RETIREMENT OF NEW NOTES. Upon the sale, exchange or retirement of a note, you will recognize gain or loss measured by the difference between (a) the amount realized and (b) your adjusted tax basis in the new note. Your adjusted tax basis in the new note generally will equal your cost of the new note increased by the amount of original issue discount, if any, previously includible in your income. Subject to the discussion below of Market Discount, such gain or loss recognized on the sale, exchange or retirement of the new note should be capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest, which will be taxable as ordinary income) and generally will be long-term capital gain or loss if the new note has been held or deemed held for more than one year at the time of the sale, exchange or retirement. Under current laws, the excess of the taxpayer's net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, the limitations on the deductibility of capital losses.

     MARKET DISCOUNT. If you hold an existing note with market discount and the exchange is treated as a recapitalization (see Consequences of the Exchange - U.S. Tax Consequences), the market discount rules of the Code would apply to the new notes. Under these rules, in general, (1) any accrued market discount with respect to the existing notes at the time of the exchange which is not recognized on the exchange will carry over to the new notes (and will be treated as ordinary income upon a future disposition of the new notes), and (2) in addition, the new notes will have unaccrued market discount equal to the excess of (x) the fair market value of the new notes on the date of the exchange, over
(y) your basis in the new notes increased by the amount of any accrued market discount with respect to the existing notes (whether said accrued market discount was recognized as ordinary income on the exchange or carried over as described in clause (1).

     Any unaccrued market discount will generally accrue over the life of the new notes on a straight-line-basis (or at your election, on the constant-yield method), and, to the extent so accrued, will be taxed as ordinary income upon a later disposition of the new notes. Alternatively, you may elect to include market discount in income currently as it accrues.

     Unless you elect to include market discount in income as it accrues, any deduction for interest expense with respect to debt that you incur to purchase or carry a debt-interest with market discount may be deferred.

     You are urged to consult your own tax advisor as to the consequences to you of the market discount rules, including the mechanics, effects and desirability of making a constant-yield accrual election or a current inclusion election.

     FOREIGN TAX CREDITS. Subject to certain limitations, you may be entitled to a credit against your U.S. federal income tax liability, or a deduction in computing your federal taxable income, for the amount of Dominican income taxes (if any) withheld by our company (which, as described at "Description of New Notes - Additional Amounts," would include amounts withheld on Additional Amounts paid by us with respect to Dominican taxes). If you do not claim such a credit, you may elect to deduct any such Dominican taxes. You may be required to provide the U.S. Internal Revenue Service with a certified copy of the receipt evidencing payment of such withholding tax imposed in respect of payments on the new notes in order to claim a U.S. tax credit in respect of such Dominican withholding tax.

     For purposes of the foreign tax credit limitation, interest, original issue discount and Additional Amounts (if any) paid by us on the new notes will constitute income from sources outside the United States. However, the character of such items is not entirely clear. Under one approach, interest (including Additional Amounts, but not including original issue discount) would be considered "high withholding tax interest," based on current Dominican law which, as discussed below, imposes a 5% (or, in the case of payments to a person other than a financial institution, 25%) withholding tax on interest. However, because the Dominican Republic only imposes a withholding tax on cash payments of interest, original issue discount would not be treated as high withholding tax interest, but would instead generally be treated as passive income unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business (in which case it will likely be considered financial services income).

     Under an alternative interpretation, all interest (including Additional Amounts and original issue discount) with respect to the new notes would be treated as a single category of income. Under this approach, if there were any original issue discount, and if the effective rate of withholding tax on all such income were less than five percent, no such income would be treated as high withholding tax interest, but would instead be treated as passive income, unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business (in which case it would be financial services income); similarly, under this interpretation, if the effective withholding rate on all interest (including Additional Amounts and original issue discount, if any) were 5% or greater, all such income would be high withholding tax interest.

     The application of the rules concerning foreign tax credits, including the limitations applicable thereto, are complex and will depend on your overall tax situation. You are urged to consult your own tax advisor as to the applicability to you of these rules, and as to the election to forego the foreign tax credit and instead claim a deduction for foreign taxes.

     BACKUP WITHHOLDING AND INFORMATION REPORTING--PAYMENTS OF PRINCIPAL AND INTEREST.

     If you are a non-corporate U.S. Holder or non-corporate Non-U.S. Holder, information reporting requirements generally will apply to all payments of principal, any premium and interest on the new notes within the United States, including payments made by wire transfer from outside the United States to an account you maintain with a fiscal or paying agent in the United States.

     Additionally, backup withholding at a rate of 30% will apply to such payments if you:

     -    fail to provide an accurate taxpayer identification number; or

     - have been notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     If you are a Non-U.S. Holder for federal income tax purposes, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest, assuming the income is otherwise exempt from U.S. federal income tax, provided that you comply with certain certification and identification procedures in order to prove your exemption.

     Special rules apply in the case of new notes held by partnerships.

     PROCEEDS FROM THE SALE OF A NOTE. Payment of the proceeds from the sale of a note to or through the U.S. office of a broker may be subject to information reporting and backup withholding. If, however, you are a Non-U.S. Holder, you will not be subject to information reporting or backup withholding if you certify as to your non-U.S. status or otherwise establish an exemption. Payment of the proceeds from the sale of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting, but not backup withholding, may apply to such payments, however, if the broker is:

     a U.S. person;

     a controlled foreign corporation for U.S. tax purposes;

     a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period;

     a foreign partnership if at any time during its tax year;

     one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

     the foreign partnership is engaged in a U.S. trade or business,

     unless the broker has documentary evidence in its records that the holder is a non-U.S. person and does not have actual knowledge that the holder is a U.S. person or otherwise establishes an exemption.

DOMINICAN REPUBLIC TAX CONSEQUENCES

     The payment of interest on the new notes will be subject to a 5% or 25% withholding tax, depending on whether payments are made to financial institutions, other corporations or individuals, in each case located outside the Dominican Republic, which would be required to be withheld by us and paid to the tax administration at the time interest is paid. If taxes are withheld, TRICOM, with certain exceptions, would be liable for the payment of additional amounts so that the U.S. holder would receive the same amounts payable had no such withholding been imposed (See "Description of New Notes - Additional Amounts").

     Under the principles of territoriality underlying the Dominican constitution, gain from the sale or exchange of existing notes by a foreign holder outside of the Dominican Republic would not be subject to taxation by the Dominican tax authority.

     There is no income tax treaty in force between the Dominican Republic and the United States.

     There are no Dominican inheritance, gift, or succession taxes applicable to the ownership, transfer or disposition of existing notes by a foreign holder based on the principles of territoriality mentioned above. Nevertheless, such taxes will generally apply to the transfer at death or by gift of existing notes by a foreign holder if it occurs within the Dominican Republic. There are no Dominican stamp, issue, registration or similar taxes or duties payable to holders of existing notes.

TAX CONSEQUENCES OF WARRANTS

U.S. TAX CONSEQUENCES

     You will not recognize gain or loss upon the exercise of a warrant. Your basis in the ADS received upon exercise of a warrant will be equal to the sum of your tax basis in the warrant and the price paid upon exercise, and your holding period in the ADS received upon exercise will begin on the date of the exercise.

     If a warrant expires unexercised, you will recognize a capital loss equal to your tax basis in the warrant.

DOMINICAN TAX CONSEQUENCES

     Under Dominican law, the exercise of a warrant will not generate any income, ordinary or capital gains, for the holder. In addition, if a warrant expires unexercised, you will not recognize a capital loss.


TAX CONSEQUENCES OF OWNING ADSs

U.S. TAX CONSEQUENCES

     CASH AND OTHER DISTRIBUTIONS ON ADSs. Distributions made by us with respect to ADSs (other than distributions in liquidation and certain distributions in redemption of stock) will generally be taxed as ordinary dividend income to the extent that such distributions do not exceed our current and accumulated earnings and profits, as determined in accordance with United States federal income tax principles. Distributions, if any, in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital and will be applied against and will reduce your tax basis in the ADSs (but not below zero). To the extent that such distributions exceed your basis in the shares, the excess generally will be treated as capital gain.

     Dividends generally will be included in your gross income as ordinary income when the dividends are received by you or the depositary, as applicable. Dividends paid in Dominican pesos will be included in your gross income as a United States dollar amount based on the exchange rate in effect on the day of receipt by you or the depositary, as applicable. Any gain or loss recognized upon a subsequent sale or conversion of the Dominican pesos into U.S. dollars will be United States source ordinary income or loss. Dividends will generally not be eligible for the dividends-received deduction allowed to corporations.

     Dividends generally will be foreign source income for purposes of determining your foreign tax credit limitation and generally will be "passive" income. As we have been advised by our local counsel that we would be permitted to credit the amount withheld against our Dominican corporate income tax, you might be treated as, in effect, not paying any Dominican tax. Accordingly, any Dominican tax withheld on such dividends (See "Tax Consequences of Owning ADSs - Dominican Republic Consequences") may not be a creditable foreign tax in determining your U.S. tax liability. You are urged to consult your own tax advisor as to the applicability to you of the foreign tax credit.

     CAPITAL GAINS AND LOSSES. You will recognize capital gain or loss on the sale or other disposition of ADSs in an amount equal to the difference between the amount realized over your adjusted tax basis in such ADSs. Such capital gain or loss will be long-term provided you held the ADSs for longer than one year. The deductibility of capital losses is subject to limitations. Any gain you recognize on a sale of ADSs generally will be treated as United States source income for purposes of determining your foreign tax credit limitation.

     BACKUP WITHHOLDING. You may be subject to backup withholding, currently at the rate of 30%, with respect to dividends paid on the ADSs or the proceeds of a sale, exchange or redemption of warrants or ADSs unless (1) you are a corporation or come within certain other exempt categories, and, when required, demonstrate this fact, and (2) provide a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Any amounts withheld under these rules will be creditable against your U.S. federal income tax liability. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the U.S. Internal Revenue Service.

DOMINICAN REPUBLIC CONSEQUENCES

     The following discussion summarizes the principal Dominican Republic income tax consequences of an investment in the ADRs, ADSs or shares of Class A common stock by a person who is neither domiciled in nor a resident of the Dominican Republic for tax purposes and who holds such ADRs, ADSs or shares of Class A common stock for investment purposes and not for purposes of a trade or business. The discussion is not intended as tax advice to any particular investor.

     Cash dividends and other distributions paid by us with respect to ADSs or shares of Class A common stock held by any holder would be subject to a 25% withholding tax, which would be required to be withheld by us and paid to the Dominican tax administration at the time a cash dividend or other monetary distribution is paid.

     Under the principles of territoriality underlying the Dominican constitution, gain from the sale or exchange of ADRs evidencing the ADSs by a foreign holder outside of the Dominican Republic would not be subject to taxation by the Dominican tax authority.

     There is no income tax treaty in force between the Dominican Republic and the United States.

     There are no Dominican inheritance or succession taxes applicable to the ownership, transfer or disposition of ADSs by a foreign holder not domiciled in the Dominican Republic at the moment of death. It is unclear whether Dominican gift taxes would apply to the transfer or other disposition by gift of shares of Class A common stock by a non-resident foreign holder; however, ADSs or ADRs are not subject to Dominican gift taxes. There are no Dominican stamp, issue, registration or similar taxes or duties payable by holders of ADSs or shares of Class A common stock.

                                  LEGAL MATTERS

     The validity of the new notes, the warrants and the ADSs issuable upon exercise of the warrants is being passed upon for us by Piper Rudnick LLP, New York, New York. The validity of the shares of Class A Common Stock underlying the ADSs issuable upon exercise of the warrants is being passed upon for us by our Dominican counsel, Pellerano & Herrera, Santo Domingo, Dominican Republic. Piper Rudnick LLP may rely, without independent investigation, upon the opinions of Pellerano & Herrera, Santo Domingo, Dominican Republic, with respect to matters governed by the laws of the Dominican Republic and Sucre, Arias, Castro & Reyes, Panama City, Panama, with respect to matters governed by the laws of Panama. Certain legal matters relating to the exchange offer and consent solicitation will be passed upon for the dealer manager by Paul, Hastings, Janofsky & Walker LLP, New York, New York, United States counsel to the dealer manager, with respect to matters relating to the laws of the State of New York and those of the United States, and Steel Hector Davis Pena Prieto & Gamundi, the office of Steel, Hector & Davis, LLP in Santo Domingo, Dominican Republic, Dominican counsel to the dealer manager, with respect to matters governed by the laws of the Dominican Republic.


                                     EXPERTS

     Our consolidated financial statements at December 31, 2000 and 2001, and for each of the years in the three-year period ended December 31, 2001, included in this prospectus and consent solicitation have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent public accountants, as stated in their report appearing in this prospectus and consent solicitation, and are incorporated in reliance upon the report of such firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports on Form 20-F and reports on Form 6-K with the SEC. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices in New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, our reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus and consent solicitation incorporates by reference the following documents:

     - our Annual Report on Form 20-F for the year ended December 31, 2001, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation;

     - our report on Form 6-K, dated January 4, 2002, announcing the conclusion of our rights offering, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation;

     - our report on Form 6-K reporting results for the quarter ended March 31, 2002, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation;

     - our report on Form 6-K reporting results for the quarter ended June 30, 2002, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation; and

     - our report on Form 6-K reporting results for the quarter ended September 30, 2002, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation.

     In addition, this prospectus and consent solicitation will be deemed to incorporate by reference:

     - any report on Form 6-K submitted by us to the SEC prior to the termination of the offering and identified by us as being incorporated by reference into this prospectus and consent solicitation.

You may request a copy of these filings, at no cost, by contacting us at Ave. Lope de Vega No. 95, Santo Domingo, Dominican Republic, Attention: Investor Relations, telephone number: 809-476-4044 or at our website, www.tdr-investor.com.

                          TRICOM, S.A. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                   PAGE
Independent Auditors' Report.......................................................................F-2

Consolidated Balance Sheets as of December 31, 2000 and 2001 and
September 30, 2002 (unaudited).....................................................................F-3

Consolidated Statements of Operations for the Years Ended December 31, 1999, 2000,
2001 and for the nine month periods ended September 30, 2001 and 2002 (unaudited)..................F-5

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1999,
2000, 2001 and the nine month period ended September 30, 2002 (unaudited)..........................F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 2000,
2001 and the nine month periods ended September 30, 2001 and 2002 (unaudited)......................F-7

Notes to Consolidated Financial Statements.........................................................F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of TRICOM, S.A.:

     We have audited the accompanying consolidated balance sheets of TRICOM, S.A. and subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year-period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TRICOM, S.A. and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for each of the years in the three year-period ended December 31, 2001, in conformity with generally accepted accounting principles in the United States of America.

     As explained in notes 3 and 21 to the consolidated financial statements, the Company's operations in Panama are pending the final authorization from the regulators for the interconnection of its digital trunks system to the Panamanian main network. Such authorization have been challenged by the competition and, as of the date of this report, are pending final resolution by the Panamanian Courts.

     As discussed in note 27 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

     As explained in note 14 to the consolidated financial statements, effective January 1, 2000, the Company changed its method of accounting for installation and activation revenues.

Santo Domingo, Dominican Republic                     KPMG
April 19, 2002                          ---------------------------------
                                        Member Firm of KPMG International

                          TRICOM, S.A. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                        AT DECEMBER 31,               AT SEPTEMBER 30,
                          ASSETS                                   2000                2001                 2002
                                                              --------------      --------------      ----------------
                                                                                                         (UNAUDITED)
Current assets:
  Cash on hand and in banks (note 6)                          $   18,199,552      $   12,576,050      $      7,143,132

  Accounts receivable (notes 5, 6, 13 and 22):
    Customers                                                     21,970,677          27,537,952            29,734,487
    Carriers                                                       8,729,886           4,168,187             2,942,574
    Related parties                                                1,663,396           5,191,359               678,580
    Officers and employees                                           556,577             687,355             1,118,144
    Other                                                          1,601,119           1,010,801             2,134,165
                                                              --------------      --------------      ----------------
                                                                  34,521,655          38,595,654            36,607,950
    Allowance for doubtful accounts                               (2,394,903)         (4,097,001)           (7,107,658)
                                                              --------------      --------------      ----------------
      Accounts receivable, net                                    32,126,752          34,498,653            29,500,292

  Inventories, net:
    Equipment and accessories                                      8,889,385           6,485,541             5,517,728
    Other                                                            651,708             568,559               594,384
                                                              --------------      --------------      ----------------
      Total inventories                                            9,541,093           7,054,100             6,112,112

  Investments (note 6)                                                     -          15,200,000            13,522,815

  Prepaid expenses (notes 6 and 18)                                7,947,531           5,850,267             2,433,506

  Deferred income taxes (note 19)                                    801,008           1,624,637               946,968
                                                              --------------      --------------      ----------------
      Total current assets                                        68,615,936          76,803,707            59,658,825
                                                              --------------      --------------      ----------------

Mortgage backed securities (note 7)                                3,289,459           3,968,711               486,682

Property and equipment, net (notes 4, 6, 9, 12 and 16)           586,223,900         685,916,632           687,544,862

Other assets at cost, net of amortization (notes 6 and 8)         24,310,564          26,214,053            27,448,130

Goodwill, net of amortization (note 9)                                     -          36,511,523            36,511,523
                                                              --------------      --------------      ----------------
                                                              $  682,439,859      $  829,414,626      $    811,650,022
                                                              ==============      ==============      ================

           See accompanying notes to consolidated financial statements

                          TRICOM, S.A. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                                                                     AT
                                                                                 AT DECEMBER 31,                SEPTEMBER 30,
               LIABILITIES AND STOCKHOLDERS' EQUITY                          2000               2001                2002
                                                                       ---------------      -------------      --------------
                                                                                                                 (UNAUDITED)
Current liabilities:
  Notes payable (notes 6, 10, 11 and 16):
    Borrowed funds - banks                                             $    82,131,865      $  86,872,001      $   41,144,696
    Borrowed funds - related parties                                        31,410,612         27,076,366          43,744,287
    Commercial paper                                                                 -         29,242,556          16,471,936
    Current portion of long-term debt                                        3,213,939         30,493,532          28,441,428
                                                                       ---------------      -------------      --------------
                                                                           116,756,416        173,684,455         129,802,347
                                                                       ---------------      -------------      --------------

  Current portion of capital leases - related party (notes 6 and 12)         5,308,310          6,643,766           1,040,615

  Accounts payable (notes 6 and 13):
    Carriers                                                                13,835,276          8,831,981           9,825,780
    Related parties                                                          2,093,385          6,868,834             282,904
    Suppliers                                                               21,653,727         17,543,401          18,102,693
    Other                                                                      242,582          3,881,848             866,137
                                                                       ---------------      -------------      --------------
                                                                            37,824,970         37,126,064          29,077,514

  Other liabilities (note 14)                                               19,990,490         14,644,012          16,683,676
  Accrued expenses (notes 6 and 15)                                         14,035,182         20,272,800          20,460,647
                                                                       ---------------      -------------      --------------
    Total current liabilities                                              193,915,368        252,371,097         197,064,799
                                                                       ---------------      -------------      --------------

Reserve for severance indemnities (notes 2.9 and 9)                              9,727          1,639,718           1,053,755
Deferred income taxes (note 19)                                                974,867          2,172,814           1,658,358
Commercial paper (note 11)                                                           -          1,153,759          45,597,566
Capital leases, excluding current portion - related party (notes 6
  and 12)                                                                   15,520,965         11,213,000          14,531,321

Long-term debt, excluding current portion (note 16)                        261,222,759        305,459,748         337,924,363
                                                                       ---------------      -------------      --------------
    Total liabilities                                                      471,643,686        574,010,136         597,830,162
                                                                       ---------------      -------------      --------------

Minority interest                                                                    -          1,870,833                   -

Shareholders' equity (notes 17 and 23):
  Class A common stock at par value RD$10: Authorized 55,000,000 shares; 9,700,000 shares issued at December 31, 2000 and
      24,245,920 at December 31, 2001 and September 30, 2002                 6,210,025         14,753,134          14,753,134
  Class B stock at par value RD$10: Authorized 25,000,000 shares;
      19,144,544 shares issued at December 31, 2000, December
      31, 2001 and September 30, 2002                                       12,595,095         12,595,095          12,595,095
  Additional paid-in-capital                                               159,981,808        217,290,020         217,290,020
  Retained earnings                                                         34,033,002         10,919,165         (28,794,632)
  Other comprehensive income-foreign currency translation
      (note 2.2)                                                            (2,023,757)        (2,023,757)         (2,023,757)
                                                                       ---------------      -------------      --------------
    Shareholders equity, net                                               210,796,173        253,533,657         213,819,860

  Commitments and contingencies (notes 3, 16, 18, 19,
      20, 21 and 24)
                                                                       ---------------      -------------      --------------
                                                                       $   682,439,859      $ 829,414,626      $  811,650,022
                                                                       ===============      =============      ==============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                        NINE MONTH PERIOD ENDED
                                                                   YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                     ----------------------------------------------  -----------------------------
                                                         1999             2000             2001           2001            2002
                                                     ------------    -------------    -------------  -------------   -------------
                                                                                                               (UNAUDITED)
Operating revenues (notes 6 and 14):
  Toll  revenues                                     $ 23,118,149    $  28,666,107    $  29,017,817  $  22,215,869   $  21,036,788
  International revenues                               60,592,134       84,187,050       82,024,320     60,862,735      65,155,992
  Local service                                        33,298,534       51,309,514       63,419,066     46,364,483      51,046,301
  Cellular and PCS                                     26,473,985       35,796,234       37,302,337     28,228,114      28,299,772
  Data and Internet                                       560,086        3,461,192        8,268,003      6,024,925       8,072,423
  Paging                                                2,695,531        1,703,963        1,051,368        832,273         494,988
  Sale of equipment                                     7,689,534        5,263,137        2,686,304      2,652,019       1,721,585
  Installation and activation fees                     15,501,847       13,748,906       14,347,671      9,390,783       3,298,383
  Cable                                                         -                -        4,735,872              -      16,852,246
  Other                                                   889,141          161,552          919,427        555,334         416,342
                                                     ------------    -------------    -------------  -------------   -------------
    TOTAL OPERATING REVENUES                          170,818,941      224,297,655      243,772,185    177,126,535     196,394,820
                                                     ------------    -------------    -------------  -------------   -------------

Operating costs:
  Transport and access charges (note 21)               43,687,794       68,607,640       68,336,474     49,470,744      57,266,462
  Programming costs (note 21)                                   -                -        1,225,397              -       4,672,743
  Network depreciation                                 15,982,827       29,341,705       44,510,197     32,464,595      39,624,363
  Expense in lieu of income taxes (note 18)            12,763,565       10,173,983       12,646,103      9,002,698       6,246,766
  Selling, general and administrative expenses,
    including non-network depreciation expense of
    $4,854,652, $6,823,574, $9,922,008,
    $7,352,477 (unaudited) and $9,611,225
    (unaudited) in 1999, 2000, 2001,
    September 30, 2001 and September 30,
    2002, respectively (notes 6, 20, 21 and 24)        51,501,272       70,690,895       98,754,972     66,402,482      83,025,654
  Cost of equipment sold                                3,988,446        2,911,386        2,069,561      2,178,545       1,191,648
  Other                                                 1,432,957        1,550,161        1,745,902      1,472,688       1,436,822
                                                     ------------    -------------    -------------  -------------   -------------
    TOTAL OPERATING COSTS                             129,356,861      183,275,770      229,288,606    160,991,752     193,464,458
                                                     ------------    -------------    -------------  -------------   -------------

    OPERATING INCOME                                   41,462,080       41,021,885       14,483,579     16,134,783       2,930,362
                                                     ------------    -------------    -------------  -------------   -------------

Other income (expenses):
  Interest expense (notes 6 and 8)                    (22,430,031)     (34,037,053)     (42,108,715)   (28,495,020)    (46,919,070)
  Interest income (note 6)                              2,389,329        3,301,031        2,428,316      1,533,802       1,334,087
  Foreign currency exchange gain (loss)                  (202,724)        (303,078)        (259,951)      (289,285)        702,420
  Gain on sale of land (note 6)                           897,833                -                -              -               -
  Gain (loss) on sale of fixed assets (note 6)                  -           29,874         (282,713)             -       1,284,310
  Other, net (note 6)                                     179,409         (197,118)       1,361,944        515,410        (280,022)
                                                     ------------    -------------    -------------  -------------   -------------
    OTHER EXPENSES, NET                               (19,166,184)     (31,206,344)     (38,861,119)   (26,735,093)    (43,878,275)
                                                     ------------    -------------    -------------  -------------   -------------

Earnings (loss) before income taxes, minority
    interest and cumulative effect of
    accounting change                                  22,295,896        9,815,541      (24,377,540)   (10,600,310)    (40,947,913)

Income taxes (note 19)                                   (141,660)        (588,377)        (511,376)      (250,861)       (636,717)
                                                     ------------    -------------    -------------  -------------   -------------
    Earnings (loss) before minority interest and
      cumulative effect of accounting change           22,154,236        9,227,164      (24,888,916)   (10,851,171)    (41,584,630)

Minority interest                                               -                -        1,775,079        155,047       1,870,833
                                                     ------------    -------------    -------------  -------------   -------------
    Earnings (loss) before cumulative effect of
      accounting change                                22,154,236        9,227,164      (23,113,837)   (10,696,124)    (39,713,797)
Cumulative effect of accounting change:
  Organization costs                                     (119,711)               -                -              -               -
  Installations and activations revenues (note 14)              -      (16,452,799)               -              -               -
                                                     ------------    -------------    -------------  -------------   -------------
    NET EARNINGS (LOSS)                              $ 22,034,525    $  (7,225,635)   $ (23,113,837) $ (10,696,124)  $ (39,713,797)
                                                     ============    =============    =============  =============   =============

Earnings (loss) per common share - basic and
  diluted
  Earnings before cumulative effect of
    accounting change                                        0.89             0.33            (0.78)         (0.37)          (0.92)
  Cumulative effect of accounting change                        -            (0.59)               -              -               -
                                                     ------------    -------------    -------------  -------------   -------------

    Net earnings (loss) per common share - basic
      and diluted                                    $       0.89    $       (0.26)   $       (0.78) $       (0.37)  $       (0.92)
                                                     ============    =============    =============  =============   =============

Pro forma amounts assuming the change in
    accounting principle for installation
    and activation fees retroactively:
    Net earnings (loss)                              $ 17,183,884    $   9,227,164    $ (23,113,837) $ (10,696,124)  $ (39,713,797)
                                                     ============    =============    =============  =============   =============

EARNINGS PER COMMON SHARE - BASIC AND DILUTED        $       0.89    $       (0.26)   $       (0.78) $       (0.37)  $       (0.92)
                                                     ============    =============    =============  =============   =============

AVERAGE NUMBER OF COMMON SHARES USED IN
  CALCULATION:
  BASIC                                                24,844,544       27,723,665       29,571,266     28,844,544      43,390,464
                                                     ============    =============    =============  =============   =============
  DILUTED                                              24,888,709       27,896,666       29,571,266     28,844,544      43,390,464
                                                     ============    =============    =============  =============   =============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 YEARS ENDED DECEMBER 31, 1999, 2000, AND NINE MONTH PERIOD ENDED SEPTEMBER 30,
                                2002 (UNAUDITED)

                                                                                                             Retained Earnings
                                     Number of Common Shares Issued          Common Stock            -------------------------------
                                     ------------------------------  -----------------------------      Additional     Appropriated
                                         Class A          Class B       Class A          Class B     Paid in Capital   Legal Reserve
                                     --------------    ------------  -------------   -------------   ---------------   -------------
Balance at December 31, 1998              5,700,000      19,144,544  $   3,750,000   $  12,595,095   $    94,015,852   $   1,172,188

Stock-based compensation to
  non-employees (note 24)                         -               -              -               -           273,000               -

Transfer to legal reserve (note 23)               -               -              -               -                 -         480,819

Net earnings                                      -               -              -               -                 -               -
                                     --------------    ------------  -------------   -------------   ---------------   -------------
Balance at December 31, 1999              5,700,000      19,144,544      3,750,000      12,595,095        94,288,852       1,653,007

Issuance of common shares, Net
  of issuance cost of $6,852,774
  (note 17)                               4,000,000               -      2,460,025               -        64,687,201               -

Stock-based compensation to
  non-employees (note 24)                         -               -              -               -         1,005,755               -

Net loss                                          -               -              -               -                 -               -
                                     --------------    ------------  -------------   -------------   ---------------   -------------
Balance at December 31, 2000              9,700,000      19,144,544      6,210,025      12,595,095       159,981,808       1,653,007

Issuance of common shares in
  payment of company acquisition
  (notes 9, 17 and 28)                    3,375,000               -      1,991,250               -        19,676,250               -

Issuance of common shares, net
  of issuance cost of $1,331,096
  (note 17)                              11,170,920               -      6,551,859               -        36,801,108               -

Stock-based compensation to
  non-employees (note 24)                         -               -              -               -           830,854               -

Net loss                                          -               -              -               -                 -               -
                                     --------------    ------------  -------------   -------------   ---------------   -------------
Balance at December 31, 2001             24,245,920      19,144,544  $  14,753,134   $  12,595,095   $   217,290,020   $   1,653,007

Net loss (unaudited)                              -               -              -               -                 -               -
                                     --------------    ------------  -------------   -------------   ---------------   -------------
Balance at September 30, 2002
  (Unaudited)                            24,245,920      19,144,544  $  14,753,134   $  12,595,095   $   217,290,020   $   1,653,007
                                     ==============    ============  =============   =============   ===============   =============

                                                           Other
                                                       Comprehensive
                                                       Income-Foreign
                                           Un-            Currency       Shareholders'
                                      appropriated      Translation       Equity, Net
                                     --------------    --------------    -------------
Balance at December 31, 1998         $   18,051,924    $   (2,023,757)   $ 127,561,302

Stock-based compensation to
  non-employees (note 24)                         -                 -          273,000

Transfer to legal reserve (note 23)        (480,819)                -                -

Net earnings                             22,034,525                 -       22,034,525
                                     --------------    --------------    -------------
Balance at December 31, 1999             39,605,630        (2,023,757)     149,868,827

Issuance of common shares, Net
  of issuance cost of $6,852,774
  (note 17)                                       -                 -       67,147,226

Stock-based compensation to
  non-employees (note 24)                         -                 -        1,005,755

Net loss                                 (7,225,635)                -       (7,225,635)
                                     --------------    --------------    -------------
Balance at December 31, 2000             32,379,995        (2,023,757)     210,796,173

Issuance of common shares in
  payment of company acquisition
  (notes 9, 17 and 28)                            -                         21,667,500

Issuance of common shares, net
  of issuance cost of $1,331,096
  (note 17)                                       -                 -       43,352,967

Stock-based compensation to
  non-employees (note 24)                         -                 -          830,854

Net loss                                (23,113,837)                -      (23,113,837)
                                     --------------    --------------    -------------
Balance at December 31, 2001         $    9,266,158    $   (2,023,757)   $ 253,533,657

Net loss (unaudited)                    (39,713,797)                -      (39,713,797)
                                     --------------    --------------    -------------
Balance at September 30, 2002
  (Unaudited)                        $  (30,447,639)   $   (2,023,757)   $ 213,819,860
                                     ==============    ==============    =============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      NINE MONTH PERIOD ENDED
                                                           YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                               -----------------------------------------------    ------------------------------
                                                   1999             2000             2001              2001            2002
                                               -------------    -------------    -------------    -------------    -------------
                                                                                                           (UNAUDITED)
Cash flows provided by operating activities:
  Net earnings (loss)                          $  22,034,525    $  (7,225,635)   $ (23,113,837)   $ (10,696,124)   $ (39,713,797)

  Adjustments to reconcile net earnings
    (loss) to net cash provided by operating
    activities:
    Depreciation                                  20,837,480       36,165,279       54,432,205       39,817,072       49,235,588
    Amortization of debt issue cost                1,499,497        1,958,610        2,253,822        1,705,598        2,078,417
    Allowance for doubtful accounts                5,420,717        3,499,893        5,519,059        5,173,937        5,893,869
    Amortization of radio frequency rights           198,333          320,186          660,086          465,338          465,338
    Goodwill amortization                                  -                -           47,031                -                -
    Provision for equipment pending
      installation                                         -                -        1,014,605                -                -
    Foreign exchange gains                           101,835                -                -                -                -
    Expenses for severance indemnities               328,807          760,740        1,987,129        1,070,374        1,474,840
    Cumulative effect of accounting change
      in installations and activations
      revenues                                             -       16,452,799                -                -                -
    Cumulative effect of accounting change
      in organizations costs                         119,711                -                -                -                -
    Deferred income tax, net                          33,660          491,890          374,318          (67,139)         163,213
    Value of consulting services received
      in exchange for stock warrants                 273,000        1,005,755          830,854          752,987                -
    Minority interest                                      -                -       (1,775,079)        (155,047)      (1,870,833)
    Loss (gain) on sale of fixed assets, net               -         (836,054)         282,713                -       (1,284,310)
    Gain on sale of land                            (897,833)               -                -                -                -
    Net changes in assets and liabilities:
      Accounts receivable                        (13,407,676)      (9,497,912)        (839,867)      (3,679,003)        (895,508))
      Inventories                                 (4,213,002)         160,162        2,498,234          388,478       (1,011,124)
      Prepaid expenses                            (3,532,125)      (1,310,464)       2,162,909        4,218,965        3,416,761
      Long-term accounts receivable                   68,937           22,619                -                -                -
      Other assets                                (3,944,266)      (9,765,092)      (3,946,042)      (9,047,818)      (3,777,832)
      Accounts payable                             9,005,096       12,429,429       (3,094,374)      (8,998,679)      (8,048,550)
      Other liabilities                           (3,624,114)        (252,016)      (7,885,779)      (1,618,006)       2,039,664
      Accrued expenses                             1,563,855       (1,258,728)       4,635,412        2,051,308          187,847
      Reserve for severance indemnities             (340,279)        (782,427)      (2,040,943)      (1,033,948)      (2,060,803)
                                               -------------    -------------    -------------    -------------    -------------
          Total adjustments                        9,491,633       49,564,669       57,116,293       31,044,417       46,006,577
                                               -------------    -------------    -------------    -------------    -------------
Net cash provided by operating activities         31,526,158       42,339,034       34,002,456       20,348,293        6,292,780
                                               -------------    -------------    -------------    -------------    -------------
Cash flows from investing activities (note 9
  and 28):
    Cancellation (acquisition) of
      investments                                   (546,185)        (578,887)     (15,862,209)        (698,730)       5,159,214
    Proceeds from maturity of US Treasury
      Bonds and irrevocable restricted
        funds                                     54,470,478                -                -                -                -
    Proceeds from sale of land                     2,724,458                -                -                -        5,028,573
    Proceeds from sale of fixed assets                     -        2,405,494           41,653                -                -
    Business acquisitions, net of cash
      acquired                                             -                -      (47,416,009)               -                -
    Acquisition of land                           (1,826,625)               -                -                -                -
    Acquisition of property and equipment       (119,182,223)    (151,221,583)    (113,229,826)     (96,083,468)     (52,654,969)
                                               -------------    -------------    -------------    -------------    -------------
      Net cash used in investing activities      (64,360,097)    (149,394,976)    (176,466,391)     (96,782,198)     (42,467,182)
                                               -------------    -------------    -------------    -------------    -------------

                                                                     (continued)

           See accompanying notes to consolidated financial statements

                          TRICOM, S.A. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                      NINE MONTH PERIOD ENDED
                                                           YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                               -----------------------------------------------    ------------------------------
                                                    1999             2000             2001             2001             2002
                                               -------------    -------------    -------------    -------------    -------------
                                                                                                            (UNAUDITED)
Cash flows from financing activities
  (notes 9 and 28):
  Borrowed funds from banks                      111,580,042      226,440,816      117,508,250       36,602,673                -
  Principal payments to banks                    (69,643,536)    (207,910,973)    (115,281,528)               -      (26,404,587)
  Proceeds from issuance of commercial paper               -                -       30,396,315       14,234,905       31,673,187
  Borrowed funds from related parties             62,233,725       71,727,978       82,699,726       29,931,765       22,479,879
  Principal payments to related parties          (69,929,694)     (58,213,312)     (87,033,972)     (35,577,626)      (5,811,868)
  Capital lease payments                            (361,292)     (22,745,278)      (6,317,907)      (3,264,593)      (2,284,830)
  Re-payment of Carifa bonds                     (32,000,000)               -                -                -                -
  Payments of long-term debt                               -      (10,315,216)      (3,133,887)      (2,061,541)     (23,278,189)
  Minority interest                                        -                -                -        4,507,131                -
  Deposit for acquisition of common stocks                 -                -                -       40,000,000                -
  Proceeds from issuance of long-term debt        29,087,227       45,664,687       74,650,469       11,961,530       34,367,892
  Issuance of common stock                                 -       67,147,226       43,352,967                -                -
                                               -------------    -------------    -------------    -------------    -------------
    Net cash provided by financing activities     30,966,472      111,795,928      136,840,433       96,334,244       30,741,484

Effect of exchange rate changes on cash on
  hand and in banks                                  (50,377)               -                -                -                -
                                               -------------    -------------    -------------    -------------    -------------

Net increase (decrease) in cash and on hand
  and in banks                                    (1,917,844)       4,739,986       (5,623,502)      19,900,339       (5,432,918)

Cash on hand and in banks at beginning of
    the period                                    15,377,410       13,459,566       18,199,552       18,199,552       12,576,050
                                               -------------    -------------    -------------    -------------    -------------

Cash on hand and in banks at the end of the
    period                                     $  13,459,566    $  18,199,552    $  12,576,050    $  38,099,891        7,143,132
                                               =============    =============    =============    =============    =============

Supplementary information:
  Interest paid (net of capitalization)          (23,373,038)     (33,785,503)     (40,731,785)     (31,740,635)     (47,278,737)
  Capital lease obligation incurred            $  26,244,000    $  17,691,845    $   3,345,398    $           -                -
                                               =============    =============    =============    =============    =============

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          TRICOM, S.A. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 2001

1    ORGANIZATION AND NATURE OF BUSINESS

   The consolidated financial statements of TRICOM, S. A. (the Company) include operations of the following companies engaged in the telecommunication and media industry, and with operations in the Dominican Republic, New York, U.S.A. and the Republic of Panama.

   TRICOM, S. A. (Parent Company)
   GFN Comunicaciones, S. A.
   TRICOM Centroamerica, S. A.
   Call Tel Corporation
   TRICOM USA, Inc. and Subsidiaries
   TRICOM Latinoamerica, S. A. and Subsidiaries
   TCN Dominicana, S. A. (TCN or Telecable)

   TRICOM, S. A. (TRICOM or the Company) is a diversified telecommunications company, which provides international and domestic long distance, basic local service, mobile, Internet and broadband services in the Dominican Republic and long distance service through subsidiaries in the United States.

   The Company's operations in the Dominican Republic are governed by the Telecommunications Law (Law No.153-98) and by a Concession Agreement signed with the Dominican Government and confirmed by the National Congress on April 30, 1990. This agreement is for an initial term of 20-year through June 30, 2010, subject to renewal for an additional 20-year term. Law No. 153-98 establishes a basic framework to regulate the installation, maintenance and operation of telecommunications networks and the provision of telecommunications services and equipment. The law adopted the "Universal Services Principle" by guaranteeing access to telecommunications services at affordable prices in low-income rural and urban areas. The law creates a fund for the development of the telecommunications sectors that is supported by a 2% tax on industry participants' billings of all telecommunication services.

   TRICOM USA, Inc. (TRICOM USA) is a Company organized under the Laws of Delaware and authorized by the United States Federal Communications Commission (FCC) to operate as a facilities-based carrier in the United States.

   TRICOM Latinoamerica, S. A. is a company organized under the Laws of the Cayman Islands, on May 12, 2000. The activity of this company is to act as holding of the telecommunication operations in Central America and the Caribbean.

   TCN Dominicana, S. A. is a company organized on September 13, 2001, under the laws of the Dominican Republic, and engaged in the operation of three cable television systems and networks in the Dominican Republic.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   2.1    BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

   The accompanying consolidated financial statements include the accounts of TRICOM, S. A.(Parent Company) and its majority owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses. Actual results could differ from those estimates and assumptions.

   2.2    FOREIGN CURRENCIES

   The Company's functional currency is the US Dollar. Monetary assets and liabilities denominated in other currencies are translated to US Dollars at the exchange rate prevailing at the date of the financial statements. The exchange differences resulting from this conversion are charged or credited to foreign currency exchange gains or losses in the accompanying consolidated statements of operations. The transactions expressed in other currencies are translated at the exchange rated prevailing at the time the transaction takes place.

   Subsidiaries whose functional currency is other than the US Dollar are translated following the guidelines in SFAS 52; accordingly, assets and liabilities are translated to US Dollars at the exchange rate prevailing at the date of the consolidated financial statements. Revenues and expenses are translated at the average rate at the end of each month. Foreign exchange differences arising from transactions in other currencies are charged or credited to operations, while translation difference arising from the conversion of the financial statements in other currencies is recognized in comprehensive income or expense in stockholders' equity.

   The rates used by the Company to translate Dominican peso denominated accounts at year-end were RD$16.69 and RD$17.05, respectively, as of December 31, 2000 and 2001 and RD$19.05 (unaudited), respectively, as of September 30, 2002. Panamanian Balboas (B/.) are at par with the US dollar.

   2.3    CASH AND CASH EQUIVALENTS

   For the purpose of the statements of cash flows, the Company considers, as cash and cash equivalents, cash on hand, cash in banks, time deposits and highly liquid debt instruments with original maturities, at the time of purchase, of three months or less.

   2.4    ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The allowance for doubtful accounts receivables is established through a charge to an expense account. The Company, after analyzing current market trends and collection history of its receivable portfolio has estimated that, as a general rule, customers receivable balances over 90 days past due are uncollectible and, are therefore reserved.

   2.5    INVENTORIES

   Inventories are valued at the lower of average cost or market.

   2.6    PROPERTY AND EQUIPMENT

   Property and equipment are carried at cost. Construction costs and equipment installations in process are maintained as construction projects until they are completed and/or equipment is placed in service. Depreciation is recorded from first full month that the assets are placed in service.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   2.7    DEPRECIATION AND AMORTIZATION

   The depreciation method used by the Company is the straight-line method, that is, the uniform distribution of cost over the estimated useful lives of the corresponding assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

   The estimated useful lives of assets are as follows:

                                                           Years
                                                        -----------
    Buildings and improvements                              50
    Furniture, equipment and transportation equipment      3-15
    Leasehold improvements                                 5-10
    Communications and transmission equipment               15
    Computer equipment                                     6.67
    Other equipment                                        5-10

   2.8    OTHER ASSETS

   Deferred debt issue costs and bank debt are amortized over the debt service period of the related debt.

   The radio frequency rights are amortized on a straight-line basis over their useful lives, which range from 15 to 20 years.

   Deferred commissions on prepaid calling cards are recognized when the deferred revenues are recorded. Commissions expense on sales of calling cards outside of the Dominican Republic are recognized based on the minutes used. Commission expenses on sales of calling cards within the Dominican Republic is recorded when the collections of outstanding invoices to distributors and/or wholesalers are made.

   Cellular service plans which include the price of the telephone equipment, generate deferred assets for the net cost of the equipment, which is amortized over the initial contract period of 18 months, from the month following the equipment is delivered.

   2.9    SEVERANCE INDEMNITIES

   According to the Labor Code of the Dominican Republic, employers are required to pay severance indemnities to those workers whose labor contracts are terminated without just cause. Just cause is defined in the Labor Code as including misstatements by an employee in his job application, termination of an employee within three months of his hire for poor performance, dishonesty, threats of violence, willful or negligent destruction of property, unexcused absence or termination of the job for which the employee was hired. The Company maintains a minimal reserve to cover severance indemnities based on its experience. As of December 31, 2001 and September 30, 2002, the liability for severance indemnities includes $1,625,215 and $1,043,218 (unaudited), respectively, which relates primarily to the obligations for employees of TCN Dominicana, S. A., assumed in connection with the Company's acquisition in 2001.

   2.10   REVENUE RECOGNITION

   TOLL REVENUES

   Toll revenues are amounts received by the Company from customers in the Dominican Republic for international and domestic long distance calls. These revenues are recognized as the calls are made.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   INTERNATIONAL SETTLEMENT REVENUES

   International settlement revenues represent amounts due from telecommunications carriers for calls (based on minutes) originated outside the Dominican Republic, which terminate into the Company's Dominican network as per operating agreements between the Company and each of such carriers. These revenues are recognized as the minutes are provided.

   PREPAID CALLING CARD REVENUES

   The Company recognizes revenue from prepaid calling cards based on card usage. The Company accounts for cash received or credit extended from the sale of the prepaid calling cards as deferred revenues, which are then recognized as the cards are used. This revenue may be part of the toll or international revenues depending on the call destination.

   LOCAL SERVICE REVENUE

   Local service revenue consists of wire line rent, local measured service (represents minutes used by local customers which are billed at established rates or tariffs per actual minutes of call duration) as well as charges for "Custom Local Access Signaling Services" (CLASS). CLASS represents value-added services which include call forwarding, three-way calling, call waiting and voice mail. It also features vertical services such as incoming-call identification, call trace, call blocking, automatic return of the most recent incoming call, call redial, and selective forwarding and programming to permit for distinctive ringing for incoming calls requested for local customers, which are billed in addition to rent. Local service revenues also include collect call revenues and revenues from other miscellaneous wire line services. These revenues are recognized as the services are rendered.

   CELLULAR AND PCS REVENUES

   Represents fees received for mobile cellular and PCS services, including interconnection charges for incoming calls to the Company's cellular and PCS subscribers (these revenues do not include international and domestic long distance calls generated by cellular or PCS units). Cellular and PCS fees consist of fixed monthly access fees and per-minute usage charges, as well as additional charges for custom or vertical features, which include call waiting, call forwarding, three-way calling and voice mail, and for other miscellaneous cellular and PCS services. These revenues are recognized as the services are rendered.

   DATA AND INTERNET

   Represents fees received for data transmission services via ATM (Asynchronous Transfer Mode), Frame-Relay, wireless Internet and other such services to residential and corporate customers. These revenues are recognized as the services are rendered.

   PAGING

   Paging revenues consist of fixed monthly charges for nationwide service and the use of paging equipment and activation fees. These revenues are recognized as these services are rendered.

   SALES OF EQUIPMENT

   These revenues consist of sales and rental fees charges to customers for communication equipment, including private branch exchanges, key telephone systems, residential telephones, cellular handsets and paging units. These revenues are recognized upon sale to the customer.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   INSTALLATION AND ACTIVATION FEES

   Revenues from installations consist of amounts charged by the Company to its clients for the installation of local access lines, private interchange, central telephone systems, as well as charges for the activation of cellular phones and PCS. Effective January 1, 2000, the Company adopted Staff Accounting Bulletin (SAB 101), issued by the Securities and Exchange Commission (SEC), which establishes certain criteria regarding revenue from installation and activation. As a result of this adoption, revenues are recognized over the estimated average service life based on the Company's experience (initially this was calculated as 35 months). In previous years, these revenues were recognized as generated.

   As a result of a review of the average service lives based on the Company's experience relative to client maintenance during 2001, effective October 1, 2001, the Company revised the estimated average service life period for the amortization of the installation and activation revenue. Consequently, the recognition period for these revenues was changed to 24 months.

   INCOME FOR CABLE TV SERVICES

   Consists of fees received for the transmission of television channels and programs in the Dominican Republic, as well as other cable related services. These revenues are recognized as the services are provided.

   OTHER

   Other revenues represent revenues that are not generated from the Company's core business activities, including commissions and revenues from the sale of miscellaneous products. These revenues are recognized when the service or product is delivered.

   2.11   CAPITALIZATION OF INTEREST

   Interest is capitalized on qualified projects and included as part of project costs during the period necessary for installation.

   During the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002, interest capitalized as part of construction projects amounted to approximately $11,900,000, $11,300,000, $9,800,000, $8,800,000 (unaudited) and $2,730,000 (unaudited), respectively.

   2.12   EXPENSE IN LIEU OF INCOME TAX

   The parent company TRICOM, S. A. pays a tax, which is based on a percentage of the Company's domestic gross revenues (less deductions for access to the local network) plus a percentage of the Company's net international settlement revenues. An accrual is made for any difference between the dates when these items are reported to the tax authorities and when they are reported in the accompanying consolidated statements of operations.

   2.13   INCOME TAXES

   In the case of subsidiary TRICOM USA, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   2.14   EARNINGS PER COMMON SHARE

   Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflect the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options, calculated using the treasury stock method.

   The following table reconciles weighted average common shares outstanding used in the calculation of basic earnings (loss) per common share to the number of shares used in the calculation of diluted earning (loss) per share for the years 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002:

                                                                                              For the nine month period ended
                                                      For the year ended December 31,                   September 30,
                                                 -----------------------------------------   ---------------------------------
                                                     1999           2000          2001              2001            2002
                                                 ------------  ------------   ------------   ----------------  ---------------
                                                                                                (unaudited)       (unaudited)
Weighted average number of common shares
    outstanding - basic......................     24,844,544    27,723,665     29,571,266       28,844,544        43,390,464
Dilutive effect of potential common shares
    issuable upon exercise of employee stock
    options and warrants.....................         44,165       173,001              -                -                 -
                                                 ------------  ------------   ------------     ------------      ------------
Weighted average number of common shares
    outstanding - diluted....................     24,888,709    27,896,666     29,571,266       28,844,544        43,390,464
                                                 ============  ============   ============     ============      ============

   For 2001 and 2002, all stock options and warrants are excluded from consideration of diluted loss per share because of the Company's net loss.

   2.15   PENSION PLAN

   From September 1, 2000 a pension administration company has managed the Company's plan, which was converted to a defined contribution plan. Under this arrangement, both the Company and the employee make fixed contributions to the employee's account. The contributions made by the Company are recognized as monthly expenses. Prior to September 1, 2000, the Company had a contributory defined benefit pension and retirement plan that included all personnel. The cost of the plan had been determined based on actuarial studies and includes amortization of past service costs over the estimated average life of its employees.

   2.16   IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED
          OF

   The Company accounts for long-lived assets in accordance with the provision of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

   In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   carrying amount of the asset exceeds the fair value of the asset. The Company is required to adopt SFAS No. 144 on January 1, 2002. The Company does not anticipate any impact because of the adoption of this statement.

   2.17   ADVERTISING COSTS

   Advertising costs are expensed as incurred. For the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 these costs amounted to $5,431,834, $4,204,391, $6,074,121,
   $4,661,737 (unaudited) and $5,997,059 (unaudited), respectively, and are included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

   2.18   STOCK OPTION PLAN

   The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25" issued in March 2000, in accounting for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

   2.19   GOODWILL

   Goodwill, which represents the excess of purchase price over fair value of net assets acquired during 2001, is accounted for as follows:

   The goodwill resulting from the purchase of 51% interest in the subsidiary in Panama during March of 2001 is amortized on a straight-line basis over the expected periods to be benefited, generally over 40 years.

   The goodwill resulting from the acquisition of TCN Dominicana, S.A. during October 2001 is not being amortized in accordance with the provisions of SFAS 142.

   Goodwill acquired in business combinations completed before July 1, 2001 continues to be amortized and tested for impairment prior to the full adoption of SFAS 142 on January 1, 2002.

   The Company assesses the recoverability of these intangible assets by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

   2.20   RECLASSIFICATION

   For the year ended December 31, 2001, the Company has classified as a separate line item in operating revenues in the consolidated statements of operations, data and Internet revenues. Previously, these revenues were included as part of local service revenues and totaled $560,086 and $3,461,192 for the years ended December 31, 1999 and 2000. Prior years have been reclassified to conform to the year 2001 presentation.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

3    LIQUIDITY

   As of December 31, 2000 and 2001 and September 30, 2002, the Company's current liabilities exceed its current assets by $125.3, $175.6 and $137.4 million (unaudited), respectively. This is mainly a result of the short-term debt acquired in the Dominican Republic with local banks and related entities which is due on demand. Dominican banks generally make short-term loans with intentions of renegotiating interest rates in the event that the market conditions change. These debts generally are not repaid at maturity. The Company is dependent upon the continued renewal of these loans annually and semi-annually. Based upon its prior experience, the Company expects that it will be able to renew substantially all of these loans in 2002, although such renewals cannot be assured.

   The Company has identified an action plan to harmonize its financial situation under the best conditions offered by Dominican banks. As a result, during the first quarter of 2002, management renegotiated approximately $30.5 million of its short-term debts with local banks on a long-term basis. Such debts have been reclassified in the consolidated balance sheet, as long-term debt, as of December 31, 2001. The Company is continuing its efforts to renegotiate, on a long-term basis additional amounts of its short term borrowings.

   For the year ended December 31, 2001, the Company generated $34 million of cash flow from operations. Additionally, the Company funded its long term development plan through additional short and long-term borrowings and sale of Class A common stock for net proceeds of approximately $43 million primarily to one of its principal stockholders. The Company is currently reviewing its operating and capital needs and may revise or curtail its planned capital expenditures, if necessary. Management believes that cash flow from operations combined with available borrowings will be sufficient to fund its operating and capital needs through the end of 2002.

   Additionally, during 2001, the Company acquired the largest cable television company of the Dominican Republic. Management estimates that the projected future cash flows from the operations of this subsidiary will augment the cash flows projected by its telecommunications subsidiaries and together will improve the financial position of the Company.

   While the Company's Panama telecommunications subsidiary initiated its digital trunking operation in April, 2002 using Motorola's iDEN(R) technology. Such subsidiary has not yet signed interconnection agreements with telecommunications companies operating in Panama. It may not be able to do so until certain lawsuits and legal proceedings are settled. An adverse ruling to the Company in this case could have a material negative impact on the Company's financial position and results in the future operations. (See note 21).

4    PROPERTY AND EQUIPMENT

   A detail of property and equipment at December 31, 2000 and 2001 is as follows:

                                                                 At December 31,                  At September 30,
                                                      ---------------------------------------    -----------------
                                                           2000                  2001                   2002
                                                      ----------------    -------------------    -----------------
                                                                                                     (unaudited)
   Operations and communications:
       Land......................................      $    7,118,634      $      11,902,288       $    8,841,486
       Buildings and improvements................          15,861,346             19,758,611           19,707,675
       Furniture and equipment...................          10,324,397             12,975,140           12,032,761
       Communications equipment..................         156,045,089            216,321,333          242,493,848
       Transmission equipment....................         283,120,786            354,830,797          419,210,584
       Other equipment...........................          32,538,363             25,624,184           31,660,497
                                                      ----------------    -------------------    -----------------
                                                          505,008,615            641,412,353          733,946,851
    Less accumulated depreciation................          70,891,750            114,543,201          152,522,562
                                                      ----------------    -------------------    -----------------
       Sub-total, operations and communications           434,116,865            526,869,152          581,424,289

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                  At December 31,                 At September 30,
                                                      ---------------------------------------    -----------------
                                                           2000                  2001                   2002
                                                      ----------------    -------------------    -----------------
                                                                                                     (unaudited)
    Property and equipment:
       Buildings.................................           9,037,820              9,391,263            9,870,361
       Furniture and office equipment............          20,133,420             31,972,835           33,402,684
       Transportation equipment..................           4,636,530              6,612,102            6,894,913
       Leasehold improvements....................           4,807,139              6,307,745           10,973,120
       Data processing equipment.................          33,590,043             45,459,879           56,660,088
                                                      ----------------    -------------------    -----------------
                                                           72,204,952             99,743,824          117,801,166
       Less accumulated depreciation.............          21,157,407             31,725,040           43,256,213
                                                      ----------------    -------------------    -----------------
         Sub-total, property and equipment.......          51,047,545             68,018,784           74,544,953
                                                      ----------------    -------------------    -----------------

       Communications equipment pending
         obsolescence............................          16,872,746             21,536,007           11,522,727
       Cable company equipment pending
         installation............................                   -              3,451,697            4,931,388
       Equipment in transit (a)..................           5,789,586              4,396,131              232,363
       Construction in process (b)...............          78,397,158             61,644,861           14,889,142
                                                      ----------------    -------------------    -----------------
         Property and equipment, net.............      $  586,223,900      $     685,916,632       $  687,544,862
                                                      ================    ===================    =================

   (a) Equipment in transit represents accumulated costs of equipment imported by TRICOM, S. A. and TCN, for which additional import related costs are still to be incurred.

   (b) A detail of construction in process at December 31, 2000 and 2001 and September 30, 2002 is as follows:

                                                                 At December 31,                At September 30,
                                                    ---------------------------------------    -----------------
                                                         2000                  2001                  2002
                                                    ----------------    -------------------    -----------------
                                                                                                  (unaudited)
    Operation and communication
        Buildings.............................       $   3,104,105       $        563,058        $     950,117
        Transmission equipment (i)............          48,302,135             40,173,633            3,176,123
        Cells.................................          17,075,909             13,630,164            4,317,854
          Other Property and equipment:.......           9,915,009              7,278,006            6,445,048
                                                    ----------------    -------------------    -----------------
                                                     $  78,397,158       $     61,644,861        $  14,889,142
                                                    ================    ===================    =================

          (i) As of December 31, 2000, this item includes mainly switches and optic fiber projects for the Company's network in Dominican Republic. As of December 31, 2001, this item includes approximately $24.7 million for a network to provide trunking services with Motorola's iDEN(R) technology, primarily in the Republic of Panama. (See note 21).

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

5    ACCOUNTS RECEIVABLE

   Changes in the allowance for doubtful accounts were as follows:

                                                               At December 31,                       At September 30,
                                               -------------------------------------------------    ------------------
                                                    1999             2000             2001                  2002
                                               ---------------  --------------   ---------------    ------------------
                                                                                                        (unaudited)
    Allowance at beginning of year........      $    740,687     $  4,307,563     $  2,394,903          $  4,097,001
    Increase for the year, net............         5,420,717        3,499,893        5,519,059             5,893,869
    Write-off during the year.............        (1,853,841)      (5,412,553)      (3,816,961)           (2,883,212)
                                               ---------------  --------------   ---------------    ------------------
    Allowance at end of year..............      $  4,307,563     $  2,394,903     $  4,097,001          $  7,107,658
                                               ===============  ==============   ===============    ==================

6    TRANSACTIONS WITH RELATED PARTIES

   The transactions with related parties consist principally of bank accounts, investments in certificates of deposits, loans, insurance services, advertising and advisory services and real estate leases.

   A detail of balances with related companies at December 31, 2000 and 2001 and September 30, 2002, is as follows:

                                                               At December 31,             At September 30,
                                                     ----------------------------------    ----------------
                                                           2000              2001               2002
                                                     --------------     ---------------    ----------------
                                                                                             (unaudited)
    Assets:
        Cash in banks............................     $   3,677,466      $   4,689,200      $     806,371
        Deposits (a).............................        13,054,686          6,292,398          3,482,899
        Accounts receivable (b)..................         1,663,396          5,191,359            678,580
        Investments (c)..........................                 -         15,200,000         13,522,815
        Prepaid expenses - insurance.............         4,472,055          4,456,265            970,292
          Other assets - deposits................            86,580             86,580             86,580
                                                     ==============     ===============    ===============
        Liabilities:
          Borrowed funds (d).....................        31,410,612         27,076,366         43,744,287
          Commercial paper (e)...................                 -          1,964,942         25,877,043
          Accounts payable.......................         2,093,385          6,868,834            282,904
          Accrued expenses - interest payable....                 -            338,497            963,662
          Capital leases.........................        20,829,275         17,856,766         15,571,936
          Long-term debt (note 16)...............                 -                  -         22,000,000
                                                     ==============     ===============    ===============

     (a) At December 31, 2000 includes $2,185,005 in a non-interest bearing time deposit. At December 31, 2000 and 2001 includes $10,198,900 and $2,000,000, respectively, in interest bearing deposits, which earn interest at rates between 9% and 11% at December 31, 2000 and 10% per annum at December 31, 2001. Additionally, at December 31, 2000 and 2001 and September 30, 2002, includes RD$11,195,335 ($670,781),
         RD$73,185,385 ($4,292,398) and RD$66,349,225 (US$3,482,899)
         (unaudited), respectively, in certificates of deposit, which earn interest rates of 20% per annum at December 31, 2000 from 15% to 20% per annum at December 31, 2001 and September 30, 2002.

     (b) The Company contracts services from a related party engaged in managing the collection of past due accounts. This related party also provides these services to other related companies. During the year ended December 31 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002, the Company recognized collection recoveries from customer accounts previously written off of $3,087,728, $2,450,205 and $2,328,855 (unaudited) and $330,710 (unaudited), respectively. These amounts are included, net of increase in the allowance for doubtful accounts, in selling, general and administrative

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         expenses in the accompanying consolidated statements of operations. At December 31, 2000, the Company had amounts receivable from the related party of $1,566,447, which was collected in January 2001. As of December 31, 2001, accounts receivable includes $3,737,542 related to an insurance claim filed with Segna, S. A., a related company, related to the loss of communications equipment. The amount of the claim represents the Company's undepreciated cost basis.

     (c) At December 31, 2001 and September 30, 2002, correspond to certificates of deposit that earn between 9% and 10% per annum, respectively.

     (d) Correspond to financing letters of credit and open accounts with annual interest rates that range from 10% to 11.50% per annum at December 31, 2000, 9.5% to 12% per annum at December 31, 2001 and from 9.50% to 11.50% per annum at September 30, 2002.

         At December 31, 2001 and September 30, 2002, the Company has available unsecured, short- term lines of credit for approximately $41,800,000 and $14,120,000 (unaudited), respectively.

     (e) At December 31, 2001 and September 30, 2002, represent obligations from the issuance of commercial paper in favor of related companies amounting to $818,344 and $22,155,754 (unaudited), respectively, and at annual interest rates ranging from 8% to 11% and from 11.50% to 14.93% at December 31, 2001 and September 30, 2002, respectively, and RD$19,549,500 and RD$70,890,556 (unaudited), respectively (equivalent to $1,146,598 and $3,721,289 (unaudited) at December 31, 2001 and
         September 30, 2002, respectively) at rates ranging from 14% to 16% annual interest at December 31, 2001 and from 15% to 20% annual interest at September 30, 2002.

   A detail of transactions with related parties during the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ending September 30, 2001 and 2002, is as follows:

                                                                                               For the nine month period
                                                    For the years ended December 31,              ended September 30,
                                             ----------------------------------------------  ----------------------------
                                                  1999            2000            2001           2001            2002
                                             --------------  --------------   -------------  -------------   ------------
                                                                                              (unaudited)     (unaudited)
    Operating revenues - communications
       services revenues..................    $  1,970,646    $  1,948,321     $ 3,687,902    $ 2,578,488     $ 2,708,007
    Selling, general and administrative
       expenses:
       Insurance premiums                        2,000,473       4,071,713       4,379,992      3,226,227       3,860,598
       Leased premises and equipment               108,578         157,600         122,568         90,382         241,662
       Security services                            77,382         227,001         267,725        201,946         173,896
       Pension plan contributions                  586,921         738,058         739,247        588,885         547,720
       Advertising services                         74,104         250,232       1,031,539        522,128         391,650
       Professional services                       167,470         234,348         128,957         96,717               -
       Other                                             -               -         213,677        162,351         109,055
    Other income (expenses):
       Interest incurred on loans                 (710,537)     (5,713,690)     (5,751,382)    (4,247,410)     (4,044,702)
       Interest earned                             265,423       1,805,780       1,906,029      1,145,298       1,322,814
         Gain on sale of land (a)                  897,833               -               -              -               -
         Other (b)                                       -         806,180               -              -               -
         Gain on sale of fixed assets (c)                -               -               -              -       1,284,310
         Bank charges                             (135,640)       (151,600)        (56,732)       (20,103)         (2,704)
       Equipment purchased (Motorola)           23,097,157      20,279,706      20,196,766     19,885,253       2,556,539
                                             ==============  ==============   =============  =============   ============

     (a) During 1999, the Company bought from an unaffiliated third party a parcel of land that was subsequently sold to a related party. The sale price was $2,724,458 (RD$44,000,000) and the

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         acquisition cost was $1,826,625 (RD$29,500,000). This transaction generated a gain on sale of land of $897,833, which is presented as gain on sale of land in other income (expenses) in the consolidated statements of operations.

     (b) In July 2000 the Company sold all operational assets related to the operations of the Internet business portal to a related company in the Dominican Republic for $2,315,412 in cash. The gain on the sale of this asset was $806,180, and is included as part of other, net in other income (expenses) in the accompanying consolidated statements of operations.

     (c) In April and September 2002 the Company sold fixed assets to related parties for amounts of $3,972,758 (unaudited) and $1,050,445 (unaudited), respectively, approximately $5,020,000 (unaudited). These transactions generated a gain of fixed assets of $1,284,310 (unaudited) which is presented as a separate line item in other income (expenses) in the consolidated statement of operations as of September 30, 2002 (unaudited).

7    MORTGAGE BACKED SECURITIES

   At December 31, 2000 and 2001 and September 30, 2002, consist of mortgage backed securities, which have been purchased from savings and loan associations in the Dominican Republic. These contracts earn interest at rates between 9% and 12% per annum at December 31, 2000, 7% and 12% per annum at December 31, 2001 and 10% per annum at September 30, 2002. These investments are maintained as compensating balances for mortgage loans made by these savings and loans associations to certain officers and employees of the Company.

8    OTHER ASSETS

   Other assets at December 31, 2000, 2001 and September 30, 2002 consisted of the following:

                                                                At December 31,
                                                        ---------------------------------      At September
                                                             2000              2001              30, 2002
                                                        --------------    ---------------     --------------
                                                                                                (unaudited)
Deferred debt issue costs and bank debt, net (a)         $  7,303,063      $   8,852,320       $  7,923,202
Deposits with international carriers (b)                      214,340            207,575            192,008
Deposits                                                    1,976,585          2,133,880          2,155,427
Radio frequency rights, net (c)                            10,766,390         11,029,074         10,563,736
Other (d)                                                   4,050,186          3,991,204          6,613,757
                                                        --------------    ---------------     --------------
                                                         $ 24,310,564      $  26,214,053       $ 27,448,130
                                                        ==============    ===============     ==============

     (a) Represent commissions paid to brokers and other expenses incurred at the time of, and directly related to, the issuance of the Senior Notes and prepaid interest on bank debt. For the years ended December 31, 1999, 2000, 2001 and for the nine month periods ended at September 30, 2001 and 2002, amortization of deferred debt issue cost and bank debt amounted to $1,499,497, $1,958,610, $2,253,822 and $1,705,598
         (unaudited) and $2,078,417 (unaudited), respectively, and are included as part of interest expense in the accompanying consolidated statements of operations.

     (a) At December 31, 2000 and 2001 and September 30, 2002, deposits with international carriers represent security deposits made by TRICOM for the installation of international circuits. These deposits will be recovered at the termination of the agreements. These agreements mature each year and are automatically renewed unless otherwise terminated by the parties.

     (c) Represent payments for the frequency usage rights to expand the cellular capacity of the Company in the Dominican Republic, as well as payments for the acquisition of the frequency rights for El Salvador, Guatemala and Panama, as part of the plans to expand the Company in Central America and the Caribbean. For the years ended December 31, 1999, 2000, 2001 and the nine month periods ended

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         September 30, 2001 and 2002, the amortization expense amounted to $198,333, $320,186, $660,086 and $465,338 (unaudited) and $465,338
         (unaudited) respectively, and are included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     (d) At December 31, 2000 and 2001 and September 30, 2002 include deferred commissions related to prepaid calling cards of $3,591,760 and $2,175,183 and $3,176,872 (unaudited), respectively. Also at December 31, 2001 and September 30, 2002, this account includes $1,325,398 and $2,295,503 (unaudited), respectively, corresponding to the net deferred asset associated with cellular phone packages offered which include telephone equipment. The basic rate per minute of such packages is higher than other regular packages offered by the Company. At December 31, 2001 and September 30, 2001 and 2002, the amortization expense associated with net deferred assets of cellular phone packages was $390,977, $0 (unaudited), and $1,369,917 (unaudited), respectively, and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

9    ACQUISITIONS, GOODWILL AND INTANGIBLE ASSETS

   On October 26, 2001, the Company completed the acquisition of 100% of the outstanding stock of TCN Dominicana, S. A. (TCN). TCN is engaged in operating cable television systems and is the largest such Company in the Dominican market. The purchase price consisted in cash payments of approximately $42,300,000 and 3,375,000 TRICOM shares with an approximate value of $21,700,000 as of the date the agreement was announced for a total cost of approximately $64,000,000. The TCN acquisition was accounted for using the purchase method of accounting. TRICOM assumed control of the operations of TCN from September 13, 2001. From September 13, 2001 to the date of closing, there were no significant unsatisfied conditions necessary for the final execution of the transaction. The conditions during that period consisted primarily of ministerial legal conditions. Consequently, the consolidated financial statements include the accounts of TCN from October 1, 2001.

   Allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed at the date of the acquisition is as follows:

     Current assets                                      $   8,052,540
     Property and equipment                                 32,208,572
     Other non-current assets                                   77,977
     Goodwill and other intangible assets                   34,050,204
                                                        ---------------
     Total assets acquired                                  74,389,293
                                                        ---------------

     Less:
     Current liabilities                                     7,544,934
     Other non-current liabilities                           2,834,434
                                                        ---------------

     Total liabilities assumed                              10,379,368
                                                        ---------------
     Net assets acquired                                 $  64,009,925
                                                        ===============

   Included in goodwill and other intangible assets are amounts related to cable franchise rights which have indefinite lives. As a result, under the provisions of SFAS 142, these amounts (as with amounts allocated to goodwill) will not be amortized from the date of acquisition but will be measured for impairment in accordance with the Company's established accounting policy. (See note 27). The following unaudited supplemental pro forma information presents the results of operation of the Company as if the TCN acquisition had taken place on January 1, 2000 and 2001, respectively.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                            2000               2001
                                                      ---------------    -----------------
     Revenues                                          $ 241,165,176      $  257,825,370
     Earnings (loss) before cumulative effect of
         accounting change                                11,638,778         (21,532,336)
     Net loss                                             (4,814,020)        (21,532,336)
     Loss per share-basic and diluted                          (0.17)              (0.73)
                                                      ===============    =================

   The unaudited pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of results of operations which actually would have resulted had TCN acquisition occurred as of January 1, 2000 and 2001.

   In March 2001, the Company acquired 51% of the outstanding shares of Cellular Communications of Panama, S. A. (subsequently renamed TRICOM Panama, S. A.) a Panamanian Corporation engaged in wireless communications. The total cost of this acquisition, including transaction expenses amounted to $6,303,074 of which $5,272,774 was paid in cash and $1,030,300 through the contribution of a non-exclusive license for software developed by TRICOM.

   Allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed at the date of the acquisition of the 51% of the Company's equity is as follows:

     Current assets                                      $     177,717
     Property and equipment                                  3,305,797
     Other non-current assets                                  666,035
     Goodwill                                                2,508,350
                                                        ---------------

     Total assets acquired                                   6,657,899
                                                        ---------------

     Less:
     Current liabilities                                       351,695
     Other non-current liabilities                               3,130
                                                        ---------------
     Total liabilities assumed                                 354,825
                                                        ---------------
         Net assets acquired                             $   6,303,074
                                                        ===============

   As of December 31, 2001, the composition of goodwill and intangible assets is as follows:

     Acquisition of TCN                                  $   34,050,204
     Acquisition of Cellular Communications of
         Panama, S. A. (subsequently TRICOM Panama,
         S. A.)                                               2,508,350
                                                        ----------------
                                                             36,558,554
     Less amortization                                           47,031
                                                        ----------------
     Balance at December 31, 2001                        $   36,511,523
                                                        ================

10   BORROWED FUNDS - BANKS

   Funds borrowed by the Company consist of:

                                                       At December 31,             At September 30,
                                             ----------------------------------   ------------------
                                                   2000              2001                2002
                                             ---------------    ---------------   ------------------
                                                                                      (unaudited)
Funds denominated in US dollars (a)           $  45,609,165      $  51,012,974       $  22,977,997
International Bank of Miami (IBM) (b)            33,047,565         29,817,971          18,166,699
Funds denominated in Dominican. pesos (c)         3,475,135          6,041,056                   -
                                             ---------------    ---------------   ------------------
                                              $  82,131,865      $  86,872,001       $  41,144,696
                                             ===============    ===============   ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     (a) At December 31, 2000 and 2001 and September 30, 2002, these amounts represent loans with local and international banks, which accrued interest at annual rates ranging from 9.8% to 12% at December 31, 2000, from 5.25% to 12.50% at December 31, 2001 and September 30, 2002.

     (b) At December 31, 2000 and 2001 and September 30, 2002, represent working capital loans for an amount of $10,284,791, $6,101,654 and $1,945,607
         (unaudited), respectively, and for trade finance purposes for an amount of $22,762,774, $23,716,317 and $16,221,092 (unaudited), respectively.
         These loans have interest rates ranging from 11% to 12% per annum at December 31, 2000, from 10.25% to 11.25% per annum at December 31, 2001 and from 10.50% to 11.50% per annum at September 30, 2002.

     (c) At December 31, 2000, these loans were RD$58,000,000 bearing interest at a rate of 26% per annum. At December 31, 2001, these loans represented RD$103,000,000 bearing interest at rates ranging from 15% to 16.50% per annum.

   Normally these loans are renewable at maturity and are due on demand.

   At December 31, 2001 and September 30, 2002, the Company had available unused lines of credit with local and international banks for approximately $30,600,000 and $8,100,000 (unaudited), respectively.

11   COMMERCIAL PAPER

   At December 31, 2001 and September 30, 2002, commercial paper issued by the Company consist of:

                                                        At December 31,             At September 30,
                                                             2001                         2002
                                                       -----------------           ------------------
                                                                                       (unaudited)
     Commercial paper in US dollars (a)                 $    26,914,427              $  55,505,073
     Commercial paper in  Dominican pesos (b)                 3,481,888                  6,564,429
                                                       -----------------           ------------------
          Total commercial paper                             30,396,315                 62,069,502
     Less short-term commercial paper                        29,242,556                 16,471,936
                                                       -----------------           ------------------
     Long-term commercial paper                         $     1,153,759              $  45,597,566
                                                       =================           ==================

     (a) Bears interest at annual rates between 8% and 12% at December 31, 2001 and from 8% to 14.93% at September 30, 2002.

     (b) Commercial paper in Dominican pesos for a total amount of RD$59,366,190 at December 31, 2001 and RD$125,052,373 (unaudited) at September 30, 2002, which bears interest at annual rates between 13% and 16% at December 31, 2001 and between 15% and 25.5% annual rates at September 30, 2002.

   Commercial paper issued by the Company are non-redeemable until maturity. These obligations are issued through the related company "Acciones y Valores,
   S. A." to a related bank and through "Valores Profesionales, S.A." At December 31, 2001 and September 30, 2002, the Company has a facility that would allow for the issuance of additional commercial paper in the amount of $13,085,573 and RD$140,633,210 ($8,249,317) in 2001 and $4,494,927
   (unaudited) and RD$134,947,628 ($7,083,865) (unaudited) in 2002.

   The following is a schedule of the maturity for such debt at December 31, 2001 and September 30, 2002:

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                            At December 31,      At September 30,
                                                 2001                  2002
                                           ----------------     ------------------
                                                                   (unaudited)
     One to three months                    $   3,072,221         $  12,411,712
     Three to six months                        5,607,451             3,152,560
     Six months to one year                    20,562,884               907,664
     More than one year                         1,153,759            45,597,566
                                            =============         =============

12   CAPITAL LEASES

   Since December 1999, the Company has entered into various capital lease contracts with a related party. These contracts will mature at various dates during the next four years. Assets recorded under these leases consist of:

                                                                 At December 31,              At September 30,
                                                      ----------------------------------     ------------------
                                                            2000               2001                 2002
                                                      --------------     ---------------     ------------------
                                                                                                 (unaudited)
   Communications equipment and other equipment        $ 42,488,488       $  45,696,681         $  45,696,681
   Transportation                                         1,176,001           1,276,815             1,276,815
   Machinery and equipment                                  271,356             307,748               307,748
                                                      --------------     ---------------     ------------------
                                                         43,935,845          47,281,244            47,281,244
   Less accumulated depreciation                          2,350,834          11,169,666            18,286,651
                                                      --------------     ---------------     ------------------
                                                       $ 41,585,011       $  36,111,578         $  28,994,593
                                                      ==============     ===============     ==================

   A schedule of the lease payment requirements under these capital leases is as follows:

                                                                   Year ending
       Year ending December 31,                                   September 30,
       ---------------------------------                        ----------------
                                                                   (unaudited)
       2002                                     $  9,584,940     $           -
       2003                                        8,816,113         5,017,861
       2004                                        4,988,675         5,017,861
       2005                                          204,172         5,017,861
       2006                                                -         5,017,861
       2007                                                -         2,509,312
                                               --------------   ----------------
       Total lease payments                       23,593,900        22,580,756
       Less related taxes                          2,527,882         2,419,695
                                               --------------   ----------------
       Minimum lease payments                     21,066,018        20,161,061
       Less amount representing interest
           (12% to 12.875%)                        3,209,252         4,589,125
                                               --------------   ----------------
       Present value of capital lease
           obligations                            17,856,766        15,571,936
       Less current maturities of capital
           lease obligations                       6,643,766         1,040,615
                                               --------------   ----------------
       Capital lease obligations                $ 11,213,000     $  14,531,321
                                               ==============   ================

13   TRANSACTIONS WITH CARRIERS

   Accounts receivable from carriers arise from the interconnection services of inbound calls, while accounts payable result from interconnection services of outbound calls. These charges are based on minutes billed. Amounts paid to carriers constitute one of the main operating costs of the Company.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   Net amounts receivable and payable for these activities at December 31, 2000 and 2001 and September 30, 2002 were as follows:

                                              At December 31,
                           ---------------------------------------------------------
                                       2000                        2001                   At September 30, 2002
                           ----------------------------  ---------------------------  -----------------------------
                                                                                                (unaudited)
                            Receivable       Payable      Receivable      Payable       Receivable       Payable
                           -------------  -------------  ------------  -------------  --------------  --------------
Inbound                    $ 13,699,020   $           -  $  7,119,043   $         -    $  6,201,256    $          -
Outbound                     (4,969,134)     12,323,898    (2,950,856)    7,080,318      (3,258,682)      8,282,456
Payable accounts
   interconnection
   operations                         -       1,511,378             -     1,751,663               -       1,543,324
                           -------------  -------------  ------------  -------------  --------------  --------------
                           $  8,729,886   $  13,835,276  $  4,168,187   $ 8,831,981    $  2,942,574    $  9,825,780
                           =============  =============  ============  =============  ==============  ==============

14   OTHER LIABILITIES

   Other liabilities at December 31, 2000 and 2001 and September 30, 2002 consisted of the following:

                                                      At December 31,               At September 30,
                                           ----------------------------------      -----------------
                                                 2000               2001                  2002
                                           --------------     ---------------      -----------------
                                                                                      (unaudited)
   Customer advances                        $  1,256,345       $   2,467,875         $   2,862,925
   Deferred revenues:
       Calling cards                           3,622,686           7,112,025            10,093,730
       Installations and activation           14,654,886           4,718,921             3,225,823
   Other                                         456,573             345,191               501,198
                                           --------------     ---------------      -----------------
                                            $ 19,990,490       $  14,644,012         $  16,683,676
                                           ==============     ===============      =================

   Effective January 1, 2000, the Company adopted the Staff Accounting Bulletin (SAB 101) "Revenue Recognition" issued by the Securities and Exchange Commission (SEC). The adoption of SAB 101 resulted in a change in the revenue recognition policy regarding installation and activation revenues. Such change required the Company to recognize net revenues from installation and activation over the average service life based on the experience of the Company (35 months). This change in the revenue recognition method required the Company to recognize a cumulative effect of accounting change in net revenues from installations and activations for $16,452,799, which is presented as a separate item in the accompanying consolidated statements of operations. The adoption of this bulletin did not affect the cash flows of the Company.

   Effective October 1, 2001, the Company updated its estimate of the average service life period of its customers for purposes of the recognition of deferred income from activations and installations, as a result, the service life was revised from 35 to 24 months. This revision was done based on the average service lives of the Company's customers during the last three years. As of December 31, 2000 and 2001, the Company has recognized revenue of $8,940,040 and $7,512,759, respectively, associated with the accounting change to the adoption of SAB 101 to January 1, 2000. This revenue is included as part of revenue from installation and activation in the accompanying consolidated statements of operations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

15   ACCRUED EXPENSES

   A summary of accrued expenses at December 31, 2000 and 2001 and September 30, 2002 is as follows:

                                                          At December 31,          At September 30,
                                             -----------------------------------   ----------------
                                                   2000               2001               2002
                                             ----------------    ---------------   ----------------
                                                                                     (unaudited)
     Expense in lieu of income
        tax payable                           $      627,543      $   2,320,633      $           -
     Interest payable                              9,854,165         11,331,294          8,893,210
     ITBIS (Net sales tax)                         1,058,522          1,830,470          1,327,912
     Employees bonus                                       -                  -          1,755,536
     Other                                         2,494,952          4,790,403          8,483,989
                                             ----------------    ---------------   ----------------
                                              $   14,035,182      $  20,272,800      $  20,460,647
                                             ================    ===============   ================

16   LONG-TERM DEBT

   Long-term debt is summarized as follows:

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     Senior notes (a)                                       $   200,000,000     $ 200,000,000      $  200,000,000

     Bank loans:

     Nine loans granted by Banco Lopez de Haro, S. A.
     and Banco de Desarrollo Industrial, S. A. for a total amount of RD$103,586,975 at December 31, 2000, eleven loans for a total amount of RD$186,373,755 at December 31, 2001 and eleven loans for a total amount of RD$168,472,890
     (unaudited) at September 30, 2002 with interest ranging from 24% to 26% per annum at December 31, 2000, from 15% to 18% per annum at December 31, 2001 and from 25% to 27% per annum at September
     30, 2002. These loans are payable in monthly installments of RD$4,535,210 at December 31, 2001
     (approximately $265,995) and RD$5,579,780
     (unaudited) (approximately $292,902) at September
     30, 2002, including principal plus interest, beginning in January 2000 through December 2008;
     five of these loans are secured by the
     communications equipment being financed, of
     TRICOM, S. A. (Parent Company) with a carrying value of approximately $7,300,000 at December 31, 2000, $6,800,000 at December 31, 2001. At
     September 30, nine of these loans are secured by equipment with a carrying value of approximately
     $7,735,212.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     (unaudited) and two of these loans are secured by
     mortgage with a market value of
     RD$90,000,000 (US$4,800,000) (unaudited).                    6,206,529        10,931,012           8,843,721

     Loans with the Private Export Funding Corporation disbursed under a credit guarantee facility from the Export-Import Bank of the United States
     (EXIMBANK) to purchase equipment from US suppliers. As of December 31, 2000 and 2001 and
     September 30, 2002 the amounts of $20,230,169,
     $26,333,154 and $31,440,648 (unaudited),
     respectively, was outstanding. These loans are disbursed under the $36,005,530 facility. As of December 31, 2001 and September 30, 2002 the amount of $5,426,869 and $15,177,689 (unaudited)
     is disbursed under the $20,000,000 facility. At
     December 31, 2000 and 2001, the Company had
     $35,775,361, $24,245,507, respectively, available
     under both facilities. At September 30, 2002, the Company had not availability under both facilities. Interest is payable semi-annually at a variable rate of 30-day LIBOR plus 2.25% for interim loans and at a fixed rate applicable to the 3-year US Treasury Obligations plus 2% after a certain date.

     At December 31, 2000 and 2001 and September 30,
     2002, these loans have an interest rate of 8.87%
     per annum and interest rates ranging from 4.19% to
     6.48% per annum, respectively. The principal
     amount is payable in up to 10 semi-annual
     installments of approximately $3,311,674 each,
     which amortization begins partially on March 15,
     2002 and through September 15, 2002 until December
     15, 2007. These loans are guaranteed by
     TRICOM USA, Inc.                                            20,230,169        31,760,023          46,618,337

     Loan with Banco Popular de Puerto Rico disbursed under a credit facility of $15,000,000 at an interest rate of LIBOR plus 4%. At December 31,
     2000 and 2001 and September 30, 2002 this loan has an interest rate of 10.78%, 6.12% and 5.82% per annum, respectively. Interest is payable on a monthly basis and principal is

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     payable in 3 installments of $3,000,000 in
     September 2003, $4,000,000 in December 2003 and
     $8,000,000 in September 2004. This loan
     is guaranteed by TRICOM USA, Inc.                           15,000,000        15,000,000          15,000,000

     Unsecured loans with Banco Mercantil, S. A. for
     the amount of RD$150,000,000 at December 31, 2001
     and RD$97,800,000 (unaudited) at September 30,
     2002. At December 31, 2001 and September 30, 2002
     this loan has an interest rate of 17.50% and 30%
     per annum, respectively, which can be adjusted
     every 30 to 60 days as per market conditions.
     Interest is payable on a monthly basis and
     principal is due on April 2004.                                      -         8,797,654           5,133,859

     At September 30, 2002, represents an unsecured
     loan with M.D.R. for the amount of $3,000,000
     (unaudited). At September 30, 2002 this loan has
     an interest rate of 14% per annum, which can be
     adjusted every 30 to 60 days as per market
     conditions. Interest is payable on a monthly basis
     and principal is due on April 2004.                                  -                 -           3,000,000

     Loan with General Electric Capital Corporation of
     Puerto Rico (GE Capital) for $8,000,000. This loan has an interest rate of 30-day LIBOR plus 2.75%, payable on a monthly basis. At December 31, 2000 and 2001 and September 30, 2002 this loan has an interest rate of 9.53%, 5.39% and 4.62% per annum, respectively. The principal amount is payable in 36 consecutively monthly installments of $222,222 beginning on February 1, 2001. This loan is secured by transmission and communication equipment at a cost of $15,864,000. The Company's loan agreement with GE Capital includes the maintenance of certain financial ratios. The loan agreement provides a grace period for the Company to cure covenants violations within 90 days from the written notification received from GE Capital.
     The Company failed to meet certain covenants requirements at December 31, 2001 for which GE
     Capital issued the Company waivers as of that date. In April 2002, the

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     Company and GE Capital signed an amendment to the
     loan agreement which eliminates the application of
     the financial covenants to the three month periods
     ended March 31, 2002 and June 30, 2002 an amends
     the financial covenants, originally required, for
     periods ending after June 30, 2002. Consequently
     the debt obligation with maturity after December
     31, 2002 has been classified as a long-term
     obligation.                                                  8,000,000         5,555,548           3,777,763

     Loan with Popular Bank & Trust, Ltd. for
     $27,235,700. This loan has a fixed interest rate
     of 10.25% p. a. for one year, which can be
     modified annually according to market conditions.
     Interest is payable on a monthly basis and
     principal is payable on 20 quarterly installments
     of $972,704 each, beginning on January 26, 2002
     and a final payment of $7,781,620. This loan is
     secured by an irrevocable stand by letter of
     credit issued by Bancredito, S. A.                                   -        27,235,700          24,317,588

     Unsecured loans with Banco Popular Dominicano, S.
     A. disbursed under a credit facility of
     $6,800,000. At December 31, 2001 and September 30,
     2002, include RD$92,400,000 loan (approximately
     US$5,419,355) and US$4,850,394 (unaudited) at
     September 30, 2002) has an interest rate of 18% and 25.75% per annum, respectively and the $1,249,758 and $1,583,376 (unaudited), respectively, loan has an interest rate of 9.5% per annum and ranging rates from 11% to 11.5% per annum, respectively, which can be modified every 30 to 60 days according to market conditions.
     Interest is payable on a monthly basis and principal is payable in six equal and consecutive semi-annual installments of approximately
     $1,133,000 each, beginning in

     September 2004 and ending on March 2007.                             -         6,669,114           6,433,770

     Loans with Banco BHD, S. A. and BHD Cayman disbursed under a credit facility of $12,000,000.
     At December 31, 2001, outstanding under this facility includes a RD$18,500,000 loan
     (approximately $1,085,044) at an interest rate of 16% per annum, which can be modified every 30 to

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     60 days as per market conditions. Loans for a
     total of $10,133,163 and $10,963,930 at December
     31, 2001 and September 30, 2002, respectively,
     have interest rates ranging from 11% to 12%, which
     can be modified as per market conditions. At
     December 30, 2001 and September 30, 2002 principal
     repayment is as follows: $6,000,000 is payable in
     20 equal and consecutive quarterly installments
     including capital plus interest of $396,335 each,
     commencing in May 30, 2002; $2,000,000 is payable
     at maturity on May 30, 2006 with interest payable
     on a monthly basis; the remaining principal amount
     is payable in three equal and consecutive monthly
     installments of $1,000,000 beginning in September
     30, 2003, with interest payable on a monthly
     basis. Two of these loans are secured by a
     mortgage valued at RD$141,246,550 ($8,000,000),
     the other by liens on telecommunications equipment
     of the company for a total amount of approximately
     $5,000,000.                                                          -        11,218,206          10,963,930

     Loans with Banco Dominicano del Progreso, S. A.
     disbursed under a credit facility of $5,000,000.
     At December 31, 2001 and September 30, 2002, these
     loans have interest rates ranging from 10.5% to
     12% per annum and 11% per annum, respectively,
     which can be modified semiannually as per market
     conditions. Interest is payable on a monthly basis
     and principal at maturity in March 2007. These
     loans are secured by a mortgage valued at $6,900,000.                -         3,786,023           5,000,000

     At September 30, 2002, represents an unsecured
     loan with Export Development Canada for an amount
     of $1,870,000 (unaudited). This loan has an
     interest rate of 30-day LIBOR plus 4% (equivalent
     to an effective rate of 7.95%), payable on a
     semiannual basis. At September 30, 2002, this loan
     has an interest rate of 7.95% per annum. Principal
     amount is payable in 5 equal and consecutive
     semi-annual installments of $374,000 beginning in
     September 30, 2002.                                                  -                 -           1,870,000

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     Two unsecured loans with Bancredito (Panama), S.
     A. and Bancredito, S. A. for a total amount of
     $22,000,000 (unaudited). At September 30, 2002,
     these loans have an interest rate of 11.5% per
     annum, which can be adjusted every 30 to 60 days
     as per market conditions. Interest is payable on a
     monthly basis and principal is due on July 1, 2007.                  -                 -          22,000,000

     At September 30, 2002, represents loan with
     Financial Card Corporation to be repaid on 56
     monthly installments of principal and interest of
     $70,978 (unaudited) beginning on April 2003, with
     maturity on November 30, 2007. This loan has an
     interest rate of 12.50% per annum and is secured
     with a mortgage on property with a market value of
     RD$26,950,000 (US$1,414,698).                                        -                 -           3,000,000

     At September 30, 2002 represents two loans with
     Banco Profesional de Desarrollo, S. A. for
     RD$17,100,000 (unaudited) and RD$27,900,000
     (unaudited). These loans have an interest rate of
     25% per annum. Interest is payable on a monthly
     basis and principal is due on June 2005. One of
     these loans is secured by equipment with a book
     value of RD$23,854,744 (US$1,252,218).                               -                 -           2,362,204

     At September 30, 2000 represents an unsecured loan
     with Banco de Reservas de la Republica Dominicana
     for RD$58,000,000. This loan has an interest rate
     of 28% per annum. Interest is payable on a monthly
     basis and principal is due on October 21, 2005                       -                 -           3,044,619

     At September 30, 2002, represents an unsecured
     loan with Banco de Reservas de la Republica
     Dominicana for $5,000,000. This loan has an
     interest rate of 11% per annum. interest is
     payable on a monthly basis and principal is due
     on October 21, 2005.                                                 -                 -           5,000,000

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                        At December 31,          At September 30,
                                                           -----------------------------------   ----------------
                                                                 2000               2001               2002
                                                           ----------------    ---------------   ----------------
                                                                                                   (unaudited)
     $15,000,000 revolving line of credit with Hamilton
     Bank due on May 14, 2002 and was extended until
     October, 2002. This loan bears interest at
     Citibank, N.A. prime rate plus 0.05%. At December
     31, 2000 and 2001 and September 30, 2002 this loan
     has an interest rate of 10%, 5.25% and 5.25% per
     annum, respectively. This line of credit is
     guaranteed by TRICOM, S.A. (Parent Company)
     and by Bancredito, S.A.                                     15,000,000        15,000,000                   -
                                                           ----------------    ---------------   ----------------

          Total bank loans                                       64,436,698       135,953,280         166,365,791
                                                           ----------------    ---------------   ----------------
          Total long-term debt                                  264,436,698       335,953,280         366,365,791
                                                           ----------------    ---------------   ----------------
     Less current portion of long-term debt                       3,213,939        30,493,532          28,441,428
                                                           ----------------    ---------------   ----------------
          Long-term debt excluding current
            portion                                         $   261,222,759     $ 305,459,748      $  337,924,363
                                                           ================    ===============   ================

   The aggregate principal maturities due on these long-term debt obligations from December 31, 2001 and September 30, 2002 is as follows:

                    Year ending                   December 31,     September 30,
          -----------------------------------  ----------------   ---------------
                                                                    (unaudited)
          2002                                  $   30,493,532     $           -
          2003                                      20,914,484        28,441,428
          2004                                     231,620,946       245,052,048
          2005                                      18,014,766        31,098,570
          2006 and thereafter                       32,909,552        61,773,745
                                               ================   ===============

     (a) Senior Notes

   On August 15, 1997, the Company issued $200,000,000 aggregate principal amount of 11 3/8% Senior Notes due in 2004 (the "Senior Notes"). Interest on the Senior Notes is payable in semi-annual installments on March 1st and September 1st of each year.

   The Senior Notes may be redeemed at any time at the option of the Company, in whole or in part, after September 1, 2001, at a premium declining to par after September 1, 2003, plus accrued and unpaid interest, and additional amounts, if any, through the redemption date. The Senior Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior debt, and will rank senior to any future subordinated indebtedness.

   The indenture for the Senior Notes contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries, as defined in the indenture, to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, engage in any business other than the telecommunications business, issue or sell equity interests of the Company's Restricted Subsidiaries or enter into certain mergers and consolidations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   The Senior Notes are guaranteed fully, unconditionally and jointly and severally by each of the Company's restricted subsidiaries, as defined in the indenture for the Senior Notes, each of which is wholly owned by the Company. Separate financial statements of each of the guarantor subsidiaries have not been presented herein because management has determined that such separate financial statements would not be material to the holders of the Senior Notes.

   Summarized condensed consolidated financial information of TRICOM, S. A. (Parent Company), the subsidiaries guarantors on a combined basis (GFN Comunicaciones, TRICOM Centroamerica, S. A., Call Tel, TRICOM USA and Subsidiaries, Tricom Latinoamerica, S.A., Tricom, S.A. -Panama- and TCN Dominicana, S.A.), and the subsidiary not guarantor (Tricom Panama, S.A. - formerly Cellular Communications of Panama, S.A. -) at December 31, 2000 and 2001 and September 30, 2002 and for the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 is as follows (see note 1):

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

BALANCE SHEET DATA AT DECEMBER 31, 2000:

                                     Tricom, S.A.     Subsidiaries       Subsidiaries        Consolidating
             Assets                   Parent Co.       Guarantors        Not Guarantor        Adjustments       Total Consolidated
             ------                 -------------     -------------      -------------       -------------      ------------------
Current assets:
   Cash on hand and in banks        $  17,241,951     $     957,601      $           -       $           -         $  18,199,552
   Accounts receivable, net            42,620,337        39,460,594                  -         (49,954,179)           32,126,752
   Other current assets                17,049,765         1,239,867                  -                   -            18,289,632
                                    -------------     -------------      -------------       -------------         -------------
     Total current assets              76,912,053        41,658,062                  -         (49,954,179)           68,615,936

Property and equipment net            557,465,684        28,758,216                  -                   -           586,223,900
Other non-current assets               58,932,766         9,207,733                  -         (40,540,476)           27,600,023
                                    -------------     -------------      -------------       -------------         -------------
       Total assets                 $ 693,310,503     $  79,624,011                  -       $ (90,494,655)        $ 682,439,859
                                    =============     =============      =============       =============         =============

Liabilities and Stockholders'         Tricom S.A.     Subsidiaries       Subsidiaries        Consolidating
Equity                                Parent Co.       Guarantors        Not Guarantor        Adjustments       Total Consolidated
-----------------------------       -------------     -------------      -------------       -------------      ------------------
Current liabilities:
   Notes payable                    $ 116,756,416     $           -      $           -       $           -         $ 116,756,416
   Current portion of capital
     leases                             5,308,310                 -                  -                   -             5,308,310
   Accounts payable                    68,895,750        18,883,399                  -         (49,954,179)           37,824,970
   Other current liabilities           29,800,403         4,225,269                  -                   -            34,025,672
                                    -------------     -------------      -------------       -------------         -------------

     Total current liabilities        220,760,879        23,108,668                  -         (49,954,179)          193,915,368

   Other non-current liabilities      261,753,451        15,974,867                  -                   -           277,728,318
                                    -------------     -------------      -------------       -------------         -------------
     Total liabilities                482,514,330        39,083,535                  -         (49,954,179)          471,643,686

   Stockholders' equity               210,796,173        40,540,476                  -         (40,540,476)          210,796,173
                                    -------------     -------------      -------------       -------------         -------------
     Total liabilities and
       stockholders' equity           693,310,503     $  79,624,011      $           -       $ (90,494,655)        $ 682,439,859
                                    =============     =============      =============       =============         =============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

BALANCE SHEET DATA AT DECEMBER 31, 2001:

                                     Tricom, S.A.     Subsidiaries       Subsidiaries        Consolidating
             Assets                   Parent Co.       Guarantors        Not Guarantor        Adjustments       Total Consolidated
             ------                 -------------     -------------      -------------       -------------      ------------------
Current assets:
   Cash on hand and in banks        $  11,200,148     $   1,182,280      $     193,622       $           -         $  12,576,050
   Accounts receivable, net            87,640,800        17,706,131            835,546         (71,683,824)           34,498,653
   Other current assets                27,076,558         2,287,371            365,075                   -            29,729,004
                                    -------------     -------------      -------------       -------------         -------------
     Total current assets             125,917,506        21,175,782          1,394,243         (71,683,824)           76,803,707

Property and equipment net            581,160,158       100,344,145          4,412,329                   -           685,916,632

Other non-current assets               84,173,618        16,452,492            799,973         (34,731,796)           66,694,287
                                    -------------     -------------      -------------       -------------         -------------
       Total assets                 $ 791,251,282     $ 137,972,419      $   6,606,545       $(106,415,620)        $ 829,414,626
                                    =============     =============      =============       =============         =============

Liabilities and Stockholders'         Tricom S.A.      Subsidiaries      Subsidiaries        Consolidation
Equity                                Parent Co.       Guarantors        Not Guarantor        Adjustments       Total Consolidated
-----------------------------       -------------     -------------      -------------       -------------      ------------------
Current liabilities:
   Notes payable                    $ 158,259,504     $  15,424,951      $           -       $           -         $ 173,684,455
   Current portion of capital
     leases                             6,643,766                 -                  -                   -             6,643,766
   Accounts payable                    33,536,089        72,631,604          2,642,195         (71,683,824)           37,126,064
   Other current liabilities           25,986,347         8,790,651            139,814                   -            34,916,812
                                    -------------     -------------      -------------       -------------         -------------

     Total current liabilities        224,425,706        96,847,206          2,782,009         (71,683,824)          252,371,097

   Other non-current liabilities      313,291,919         8,340,609              6,511                   -           321,639,039
                                    -------------     -------------      -------------       -------------         -------------
     Total liabilities                537,717,625       105,187,815          2,788,520         (71,683,824)          574,010,136

   Minority interest                            -                 -                  -           1,870,833             1,870,833

   Stockholders' equity               253,533,657        32,784,604          3,818,025         (36,602,629)          253,533,657
                                    -------------     -------------      -------------       -------------         -------------
     Total liabilities and
       stockholders' equity           791,251,282     $ 137,972,419      $   6,606,545       $(106,415,620)        $ 829,414,626
                                    =============     =============      =============       =============         =============

BALANCE SHEET DATA AT SEPTEMBER 30, 2002 (UNAUDITED):

                                    Tricom, S. A.     Subsidiaries        Subsidiary         Consolidating        Total
          Assets                    Parent Co.         Guarantors        Not Guarantor        Adjustments         Consolidated
          ------                    -------------     -------------      -------------       -------------        ------------
Current assets:
     Cash on hand and in banks      $   5,101,176         1,840,918            201,038                   -           7,143,132
     Accounts receivable, net         108,185,919        20,473,799            694,158         (99,853,584)         29,500,292
     Other current assets              19,719,304         2,796,387            499,710                   -          23,015,401
                                    -------------     -------------      -------------       -------------        ------------
         Total current assets         133,006,399        25,111,104          1,394,906         (99,853,584)         59,658,825

Property and equipment, net           569,870,130       112,441,426          5,233,306                   -         687,544,862

Other  non-current assets              73,454,564        13,019,453            791,185         (22,818,867)         64,446,335
                                    -------------     -------------      -------------       -------------        ------------
         Total assets               $ 776,331,093       150,571,983          7,419,397        (122,672,451)        811,650,022
                                    =============     =============      =============       =============        ============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

        Liabilities and Stockholders'   Tricom, S. A.  Subsidiaries    Subsidiary    Consolidating       Total
                  Equity                  Parent Co.    Guarantors   Not Guarantor    Adjustments     Consolidated
        -----------------------------   -------------  ------------  -------------   -------------    ------------
        Current liabilities:
          Notes payable                 $ 121,710,686     7,852,033        239,628               -     129,802,347
          Current portion of
              capital leases                1,040,615             -              -               -       1,040,615
          Accounts payable                 18,296,542   102,582,460      8,052,096     (99,853,584)     29,077,514
          Other current liabilities        28,105,927     8,400,796        637,600               -      37,144,323
                                        -------------  ------------  -------------   -------------    ------------

              Total current liabilities   169,153,770   118,835,289      8,929,324     (99,853,584)    197,064,799

        Other non-current liabilities     393,357,463     7,407,900              -               -     400,765,363
                                        -------------  ------------  -------------   -------------    ------------

          Total liabilities               562,511,233   126,243,189      8,929,324     (99,853,584)    597,830,162

        Minority interest                           -             -              -               -               -

        Stockholders' equity              213,819,860    24,328,794     (1,509,927)    (22,818,867)    213,819,860
                                        -------------  ------------  -------------   -------------    ------------

          Total liabilities and
             stockholders' equity       $ 776,331,093   150,571,983      7,419,397   (122,672,451)     811,650,022
                                        =============  ============  =============   =============    ============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999:

                                         Tricom, S.A.     Subsidiaries      Subsidiaries     Consolidating
                                          Parent Co.       Guarantors      Not Guarantor      Adjustments     Total Consolidated
                                        --------------    -------------    --------------    -------------    ------------------
Operating revenues                      $  155,895,506    $  36,179,982      $         -     $ (21,256,547)     $  170,818,941
Operating costs                           (115,133,014)     (35,480,394)               -        21,256,547        (129,356,861)
                                        --------------    -------------      -----------     -------------      --------------
     Operating income                       40,762,492          699,588                -                 -          41,462,080

Other expense, net                         (18,608,256)        (868,817)               -           310,889         (19,166,184)
                                        --------------    -------------      -----------     -------------      --------------
   Earnings (loss) before income
     taxes and cumulative effect
     of accounting change                   22,154,236         (169,229)               -           310,889          22,295,896

   Income taxes                                      -         (141,660)               -                 -            (141,660)
                                        --------------    -------------      -----------     -------------      --------------

Earnings (loss) before
   cumulative effect of
   accounting change                        22,154,236         (310,889)               -           310,889          22,154,236

Cumulative effect of account
   change in organization costs               (119,711)               -                -                 -            (119,711)
                                        --------------    -------------      -----------     -------------      --------------

       Net earnings (loss)              $   22,034,525    $    (310,889)     $         -     $     310,889      $   22,034,525
                                        ==============    =============      ===========     =============      ==============

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000:

                                         Tricom, S.A.     Subsidiaries    Subsidiaries Not   Consolidating
                                          Parent Co.       Guarantors        Guarantor        Adjustments     Total Consolidated
                                        --------------    -------------   ----------------   -------------    ------------------
Operating revenues                      $  188,897,636    $  65,697,691      $         -     $ (30,297,672)     $  224,297,655
Operating costs                           (150,954,070)     (62,619,372)               -        30,297,672        (183,275,770)
                                        --------------    -------------      -----------     -------------      --------------
   Operating income                         37,943,566        3,078,319                -                 -          41,021,885

Other expenses, net                        (28,716,402)      (1,273,401)               -        (1,216,541)        (31,206,344)
                                        --------------    -------------      -----------     -------------      --------------
   Earnings before income taxes
     and cumulative effect of
     accounting change                       9,227,164        1,804,918                -        (1,216,541)          9,815,541

Income taxes                                         -         (588,377)               -                 -            (588,377)
                                        --------------    -------------      -----------     -------------      --------------
   Earnings before cumulative
     effect of accounting change             9,227,164        1,216,541                -        (1,216,541)          9,227,164

Cumulative effect of change in
   accounting for installations
   and activation revenues                 (16,452,799)               -                -                 -         (16,452,799)
                                        --------------    -------------      -----------     -------------      --------------

   Net earnings (loss)                  $   (7,225,635)   $   1,216,541      $         -     $  (1,216,541)     $   (7,225,635)
                                        ==============    =============      ===========     =============      ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001:

                                         Tricom, S.A.     Subsidiaries      Subsidiaries     Consolidating
                                          Parent Co.       Guarantors      Not Guarantor      Adjustments     Total Consolidated
                                        --------------    -------------    --------------    -------------    ------------------
Operating revenues                      $  185,307,689    $  80,126,179    $      489,202    $ (22,150,885)     $  243,772,185
Operating costs                           (169,708,189)     (77,618,572)       (4,112,730)      22,150,885        (229,288,606)
                                        --------------    -------------    --------------    -------------      --------------
     Operating income                       15,599,500        2,507,607        (3,623,528)               -          14,483,579

Other expense, net                         (38,713,337)      (1,276,722)              717        1,128,223         (38,861,119)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before income
     taxes and minority interest           (23,113,837)       1,230,885        (3,622,811)       1,128,223         (24,377,540)

Income taxes                                         -         (511,376)                -                -            (511,376)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before
     cumulative effect of
     accounting change                     (23,113,837)         719,509        (3,622,811)       1,128,223         (24,888,916)

Minority interest                                    -                -                 -        1,775,079           1,775,079
                                        --------------    -------------    --------------    -------------      --------------

       Net earnings (loss)              $  (23,113,837)   $     719,509    $   (3,622,811)   $   2,903,302      $  (23,113,837)
                                        ==============    =============    ==============    =============      ==============

STATEMENTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001 (UNAUDITED):

                                         Tricom, S.A.     Subsidiaries      Subsidiaries     Consolidating
                                          Parent Co.       Guarantors      Not Guarantor      Adjustments     Total Consolidated
                                        --------------    -------------    --------------    -------------    ------------------
Operating revenues                      $  136,370,277    $  55,522,747    $      424,404    $ (15,190,893)     $  177,126,535
Operating costs                           (123,628,643)     (51,778,728)         (775,274)      15,190,893        (160,991,752)
                                        --------------    -------------    --------------    -------------      --------------
     Operating (loss) income                12,741,634        3,744,019          (350,870)               -          16,134,783

Other income (expense), net                (23,437,758)        (824,117)           34,448       (2,507,666)        (26,735,093)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before income
     taxes and minority interest           (10,696,124)       2,919,902          (316,422)      (2,507,666)        (10,600,310)

Income taxes                                         -         (250,861)                -                -            (250,861)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before
     minority interest                     (10,696,124)       2,669,041          (316,442)      (2,507,666)        (10,851,171)

Minority interest                                    -                -                 -          155,047             155,047
                                        --------------    -------------    --------------    -------------      --------------

       Net earnings (loss)              $  (10,696,124)   $   2,669,041    $     (316,422)   $  (2,352,619)     $   10,696,124
                                        ==============    =============    ==============    =============      ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

STATEMENTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002 (UNAUDITED):

                                         Tricom, S.A.     Subsidiaries      Subsidiaries     Consolidating
                                          Parent Co.       Guarantors      Not Guarantor      Adjustments     Total Consolidated
                                        --------------    -------------    --------------    -------------    ------------------
Operating revenues                      $  141,694,643    $  77,500,927    $    1,359,299    $ (24,160,049)     $  196,394,820
Operating costs                           (130,332,747)     (80,935,467)       (6,356,293)      24,160,049        (193,464,458)
                                        --------------    -------------    --------------    -------------      --------------
     Operating income                       11,361,896       (3,434,540)       (4,996,994)               -           2,930,362

Other income (expenses), net               (50,865,932)        (501,071)         (330,960)       7,819,688         (43,878,275)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before income
     taxes and cumulative effect
     of accounting change                  (39,504,036)      (3,935,611)       (5,327,954)       7,819,688         (40,947,913)

Income taxes                                  (209,761)        (426,956)                -                -            (636,717)
                                        --------------    -------------    --------------    -------------      --------------
   Earnings (loss) before
     minority interest                     (39,713,797)      (4,362,567)       (5,327,954)       7,819,688         (41,584,630)

Minority interest                                    -                -                 -        1,870,833           1,870,833
                                        --------------    -------------    --------------    -------------      --------------

       Net earnings (loss)              $  (39,713,797)   $  (4,362,567)   $   (5,327,954)   $   9,690,521      $  (39,713,797)
                                        ==============    =============    ==============    =============      ==============

CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 1999:

                                         Tricom, S.A.     Subsidiaries    Subsidiaries Not   Consolidating
                                          Parent Co.       Guarantors        Guarantor        Adjustments     Total Consolidated
                                        --------------    -------------   ----------------   -------------    ------------------
Net cash provided by (used in)
   operating activities                 $   38,455,777    $  (6,929,619)   $            -    $           -      $   31,526,158
Net cash used in investing
   activities                              (62,214,283)      (2,145,814)                -                -         (64,360,097)
Net cash provided by financing
   activities                               21,539,440        9,427,032                 -                -          30,966,472
Effect of exchange rate changes
   on cash on hand and in banks                (50,412)              35                 -                -             (50,377)
                                        --------------    -------------    --------------    -------------      --------------
     Net increase (decrease) in
       cash on hand and in banks            (2,269,478)         351,634                 -                -          (1,917,844)

Cash on hand and in banks at
   beginning of the year                    15,114,242          263,168                 -                -          15,377,410
                                        --------------    -------------    --------------    -------------      --------------

Cash on hand and in banks at the
   end of the year                      $   12,844,764    $     614,802    $            -    $           -      $   13,459,566
                                        ==============    =============    ==============    =============      ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 2000

                                     Tricom, S.A.      Subsidiaries      Subsidiaries        Consolidating             Total
                                      Parent Co.        Guarantors       Not Guarantor        Adjustments          Consolidated
                                    --------------    -------------     ---------------    ----------------      ---------------
Net cash provided by (used in)
   operating activities             $  54,506,114     $ (12,167,080)    $            -     $            -        $   42,339,034
Net cash used in investing
   activities                        (161,904,855)      (21,770,121)                 -         34,280,000          (149,394,976)
Net cash provided by financing
   activities                         111,795,928        34,280,000                  -        (34,280,000)          111,795,928
                                    -------------     -------------     --------------     --------------        --------------
     Net increase in cash on            4,397,187           342,799                  -                  -             4,739,986
       hand and in banks

Cash on hand and in banks at
   beginning of the year               12,844,764           614,802                  -                  -            13,459,566
                                    -------------     -------------     --------------     --------------        --------------

Cash on hand and in banks at the
   end of the year                  $  17,241,951     $     957,601     $            -     $            -        $   18,199,552
                                    =============     =============     ==============     ==============        ==============

CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 2001:

                                      Tricom S.A.      Subsidiaries      Subsidiaries        Consolidating             Total
                                      Parent Co.       Guarantors       Not Guarantors        Adjustments          Consolidated
                                    --------------    -------------     ---------------    ----------------      ---------------
Net cash provided by (used in)
   operating activities             $  31,164,129     $   5,983,861     $   (3,145,534)    $            -        $   34,002,456
Net cash used in investing
   activities                        (186,848,944)      (22,587,259)        (2,597,256)        33,053,654          (178,979,805)
Net cash provided by financing
   activities                         149,643,012        16,828,077          5,936,412        (33,053,654)          139,353,847
                                    -------------     -------------     --------------     --------------        --------------
     Net increase (decrease) in        (6,041,803)          224,679            193,622                  -            (5,623,502)
       cash on hand and in banks

Cash on hand and in banks at
   beginning of the year               17,241,951           957,601                  -                  -            18,199,552
                                    -------------     -------------     --------------     --------------        --------------

Cash on hand and in banks at the
   end of the year                  $  11,200,148     $   1,182,280     $      193,622     $            -        $   12,576,050
                                    =============     =============     ==============     ==============        ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

CASH FLOW DATA FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001 (UNAUDITED):

                                      Tricom S.A.      Subsidiaries      Subsidiaries        Consolidating             Total
                                      Parent Co.        Guarantors      Not Guarantors        Adjustments          Consolidated
                                    --------------    -------------     ---------------    ----------------      ---------------
Net cash provided by (used in)
   operating activities             $  16,381,683     $   3,232,136     $   (6,437,566)    $    7,172,040        $   20,348,293
Net cash used in investing
   activities                         (54,945,109)      (32,597,802)        (2,183,398)        (7,055,889)          (96,782,198)
Net cash provided by financing
   activities                          57,951,258        29,778,708          8,720,429           (116,151)           96,334,244
                                    -------------     -------------     --------------     --------------        --------------
     Net increase (decrease) in        19,387,832           413,042             99,465                  -            19,900,339
       cash on hand and in banks

Cash on hand and in banks at
   beginning of the period             17,241,951           957,601                  -                  -            18,199,552
                                    -------------     -------------     --------------     --------------        --------------

Cash on hand and in banks at the
   end of the period                $  36,629,783     $   1,370,643     $       99,465     $            -        $   38,099,891
                                    =============     =============     ==============     ==============        ==============

CASH FLOW DATA FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002 (UNAUDITED):

                                      Tricom S.A.      Subsidiaries      Subsidiaries        Consolidating             Total
                                      Parent Co.        Guarantors      Not Guarantors        Adjustments          Consolidated
                                    --------------    -------------     ---------------    ----------------      ---------------
Net cash provided by (used in)
   operating activities             $ (21,809,222)    $  32,721,072     $    1,444,010     $   (6,063,080)       $    6,292,780
Net cash used in investing
   activities                         (28,707,000)      (13,525,277)        (1,676,222)         1,441,317           (42,467,182)
Net cash provided by financing
   activities                          44,417,250       (18,537,157)           239,628          4,621,763            30,741,484
                                    -------------     -------------     --------------     --------------        --------------
     Net increase (decrease) in        (6,098,972)          658,638              7,416                  -            (5,432,918)
       cash on hand and in banks

Cash on hand and in banks at
   beginning of the year               11,200,148         1,182,280            193,622                  -            12,576,050
                                    -------------     -------------     --------------     --------------        --------------

Cash on hand and in banks at the
   end of the period                $   5,101,176     $   1,840,918     $      201,038     $            -        $    7,143,132
                                    =============     =============     ==============     ==============        ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

17   STOCKHOLDERS' EQUITY

   The authorized capital stock of the Company consists of 55,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock.

   All of the Company's outstanding shares are duly authorized, validly issued and fully paid. Both classes of capital stock vote together as a single class, except on any matter that would adversely affect the rights of either class. The Class A common stock has one vote per share and the Class B has ten votes per share. The economic rights of each class of capital stock are identical.

   During the second quarter of 2000, the Company sold 4,000,000 Class A common shares in a public offering for US$74.0 million, net of issuance costs of $6,852,774. The proceeds of this issuance were used for capital expenditures associated with increasing the capacity and coverage of local access, mobile and data networks and to expand international facilities to support increased traffic volume and to fund working capital.

   In October 2001, the Company issued 3,375,000 shares in favor of the previous shareholders of TCN Dominicana, S. A. as part of the purchase price of the company. The value of these shares amounted to $21.7 million, determined based on the average price of the shares of TRICOM, S. A. immediately before and after the date the agreement was announced.

   During the last quarter of 2001, the Company completed a Rights Offering of common stock to shareholders. This offer was done as a result of the commitment of $40,000,000 for the purchase of shares by Oleander Holding, one of the Company's major shareholders, a subsidiary of GFN Corporation, Ltd. During the second quarter of 2001as a result of this offer, the company issued 11,170,920 shares for a total net proceeds of approximately $43.3 million, net of issuance cost of $1,331,096.

18   EXPENSE IN LIEU OF INCOME TAXES

   In accordance with the terms of the Concession Agreement signed with the Dominican Government, as revised on February 20, 1996 TRICOM, S. A. (Parent Company) has an exemption from income tax but is required to pay a fixed tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international settlement revenues. This tax will never be less than RD$18,000,000 ($1,055,718) annually.

   During the year ended December 31, 2000 the Government required the Company to pay RD$7,500,000 ($449,371) as an advance deposit against future tax amounts due. As of December 31, 2000, there is RD$6,120,000 (equivalent to $366,687) of the original payment included in prepaid expenses in the accompanying consolidated balance sheets. This advance was consumed during 2001.

19   INCOME TAXES

   The subsidiaries operate in several jurisdictions and different tax regimes, of which the most relevant operations are located in the Dominican Republic, United States of America and Panama. Accordingly, each subsidiary must file income and other tax returns for its operations in such jurisdictions. Because of the differences in the tax legislation in each country, each of the individual subsidiaries must file separate income tax returns instead of one on a consolidated basis. Therefore, the information about corporate income tax expense for the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002, respectively, represents the sum of the tax obligations of each of the consolidated subsidiaries.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   The components of income taxes are as follow:

                                                                                                 Nine month period ended
                                              Year ended December 31,                                 September 30,
                                 ---------------------------------------------------       ---------------------------------
                                     1999              2000                2001                  2001              2002
                                 -------------      -----------        -------------       --------------       ------------
                                                                                             (unaudited)         (unaudited)
Current
   U.S. Federal                   $    (71,701)     $   (96,487)       $     (1,215)       $       (608)        $         -
   Dominican Republic (a)                    -                -            (135,843)                  -            (473,504)
   U.S. State                          (36,299)               -                   -            (183,114)                  -
                                  ------------      -----------        ------------        ------------         -----------
                                      (108,000)         (96,487)           (137,058)           (183,722)            473,504

   Deferred tax                        (33,660)        (491,890)           (374,318)            (67,139)           (163,213)
                                  ------------      -----------        ------------        ------------         -----------

                                  $   (141,660)     $  (588,377)       $   (511,376)       $   (250,861)        $  (636,717)
                                  ============      ===========        ============        ============         ===========

   (a) As of December 31, 2001 and September 30, 2002, the applicable taxes of the subsidiary dedicated to the cable television operations in the Dominican Republic, was determined at 1.5% of the gross operating income of the Company for a three month period and seventeen days ending December 31, 2001 and for the nine month period ended September 30, 2001 (See Note 30), as established by the fiscal regulations (See Note 30).

   The components of deferred tax assets and liabilities in the United States are as follows:

                                                      At December 31,                                At September 30,
                                     ------------------------------------------------      ---------------------------------
                                          1999              2000            2001                2001                2002
                                     -------------      -----------     -------------      --------------       ------------
                                                                                            (unaudited)          (unaudited)
Deferred tax assets:
   Deferred revenues                 $    737,410       $   211,304     $     910,711      $    633,863         $   318,917
   Net operating loss carry forward        45,856           195,064           487,340           290,482             531,682
   Tax credit carry forward               100,825           132,961           132,961            66,481              96,369
   Other                                   65,099           261,679            93,625                 -                   -
                                     ------------       -----------     -------------      ------------         -----------
   Total deferred tax assets              949,190           801,008         1,624,637           990,826             946,968

Deferred tax liabilities:
   Property and equipment                 631,159           974,867         1,588,780           794,390           1,189,055
   IRC SEC 481 (a) adjustment                   -                 -           559,071           279,536             229,590
   Other - net                                  -                 -            24,963            23,620             239,713
                                     ------------       -----------     -------------      ------------         -----------
Total deferred tax liabilities            631,159           974,867         2,172,814         1,097,546           1,658,358
                                     ------------       -----------     -------------      ------------         -----------

   Deferred tax, net                 $    318,031       $  (173,859)    $    (548,177)     $   (106,720)        $  (711,390)
                                     ============       ===========     =============      ============         ===========

   The Company has not recorded a valuation allowance for the deferred tax assets because it believes that sufficient book and taxable income will be generated to realize the benefit of these tax assets.

   At December 31, 2001 and September 30, 2002, the Company has net operating loss carryforwards ("NOLS") aggregating approximately $586,472 and $755,535 (unaudited), respectively, expiring in the year 2019. In addition, the Company has alternative minimum tax credit carryforwards aggregating approximately $132,961 with no expirations.

   Subsidiaries operating in Cayman Islands and Panama are exempt from income taxes as long as they operate outside Cayman Islands and Panama.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

20   PENSION BENEFITS

   Beginning September 1, 2000, AFP Siembra, S. A. a related pension management company, has managed the Company's pension plan as individual defined contribution accounts similar to the United States 401(k) plan. The plan management company maintains the investments on behalf of the plan participants and reports changes in the value of the individual accounts on a unit investment system. Each individual is to have his or her own individual capitalization account which was opened with total contributions to date plus accumulated return. Under this arrangement, the Company contributes 5% of the employee's salary and the employee contributes 4%. During the four month period ended December 31, 2000 and for the year ended December 31, 2001 and for the nine month periods ended September 30, 2001 and 2002, the Company's expense for this plan was approximately $207,000, $739,000, and $589,000 (unaudited) and $548,000 (unaudited) is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

   The pension management company guarantees a minimum return of 1.5% over the mean of the average bid interest rate offered by certificates of deposit from Dominican commercial and multiple services banks reported by the Central Bank of the Dominican Republic, determined monthly, considering the date in which the funds entered the individual account.

   The pension management company commits to permanently maintain on deposit with banks 90% of the instruments that comprise the total amount of the portfolio of funds being managed. The cost of this service is RD$50 (approximately $3) per employee per month, which is deducted monthly from the contributions that the employer (the Company) makes. The pension management company earns 1% annually on the cumulative balance of each account under its management.

   Prior to September 1, 2000, substantially all of the employees of the Company were included in a defined benefit plan that was established by Grupo Financiero Nacional, S.A. The benefits were based on the years of service and the employees' compensation during the last several years before retirement. This plan was administered by the Pension and Retirement Plan of the Grupo Financiero Nacional, S. A.

   The Company made annual contributions to the Plan based on contribution levels determined by independent actuaries. The Company's pension expense was approximately $587,000 and $531,000 in the years ended December 31, 1999 and 2000, respectively, and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

21   COMMITMENTS AND CONTINGENCIES

   A summary of commitments and contingencies at December 31, 2001 and September 30, 2002 is as follows:

   (a) Commitments

       (i) Since 1995, TRICOM has entered into operating leases with related companies. The total expense under these leases in 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 was $108,578, $157,600, $122,568, $90,382 (unaudited) and
             $241,662 (unaudited), respectively, and are included as part of selling, general and administrative expenses in the consolidated statements of operations.

       (ii) TRICOM maintains contracts with foreign entities for the traffic of overseas calls. Such contracts require each entity to obtain the necessary facilities to establish, maintain and operate its respective terminals. The cost of each contract is based upon negotiated rates, which are computed based on the amount of traffic each month. For the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 this cost was $3,706,683, $4,916,317, $6,622,358, $4,073,282
             (unaudited) and $3,764,634 (unaudited), respectively, and is included in the cost of satellite connections in the accompanying consolidated statements of operations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

       (iii) On May 8, 1997, the Federal Communications Commission (FCC) issued an order to adopt the provisions of the Telecommunications Act of 1996 relating to the preservation and advancement of universal telephone service (the "Universal Service Fund"). The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service by contribution to a fund (the "Universal Service Fund"). Universal Service Fund contributions were assessed based upon intrastate, interstate and international end-user gross telecommunications revenue effective January 1 through December 31.

             At December 31, 1999, 2000, 2001 and September 30, 2002 the Company contributed $141,141, $251,386, $50,067 and $37,710 (unaudited), respectively, to the "Universal Service Fund" on end-user telecommunications revenue of $4,756,792 in 1999, $3,582,572 in 2000, $710,299 in 2001, and $531,665 (unaudited) in the nine month period ended September 30, 2002. The contribution paid are included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

       (iv) The subsidiary dedicated to the televised cable systems operations, has contracts with television and network companies of the United States of America for the transmission of its programs in the Dominican Republic. Such companies require monthly payments, that range between $0.10 and $5.85 per subscriber. The term of these contracts fluctuate between two and three years and are renewable at the option of the parties. At December 31, 2001 and September 30, 2001 and 2002, the total amount of these payments was $941,375, $0 (unaudited) and $2,202,142 (unaudited), respectively, which are included as part of the programming costs in the accompanying consolidated statements of operations.

       (v) The telecommunications law of the Dominican Republic (Law 153-98) establishes that the companies operating in this sector pay to the Instituto Dominicano de Telecomunicaciones (Indotel) a monthly fee equivalent to 2% of its international net income. As of December 31, 1999, 2000 and 2001 and September 30, 2001 and 2002, the
             expense for this concept was $566,549, $364,434, $228,340, $144,542
             (unaudited) and $351,954 (unaudited), respectively.

   (b) Other Lease Obligations

   The Company maintains operating leases for the use of office space, telecommunications centers, commercial offices, warehouse, an automobile, an aircraft and others. These operating leases are renewable at the end of the lease period, which is usually one year. Expenses for these leases in 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 were approximately $476,000, $1,754,000, $2,600,000, $1,950,000
   (unaudited) and $2,450,000 (unaudited), and are included in selling, general and administrative expenses in the consolidated statements of operations. The commitment for lease payments for the next five years is as follow:

                                       Year                        Amount
                                       ----                        ------
                                       2002                   $  2,730,545
                                       2003                      2,821,165
                                       2004                      2,939,181
                                       2005                      3,068,231
                                       2006 and future          11,159,965
                                                              ------------

   (c) Legal Proceedings

       (i) In August 1999, a Dominican company and two individual plaintiffs sued the Company before Dominican courts for alleged losses and damages of up to approximately RD$200,000,000 (approximately $12,000,000) resulting from the imprisonment by Dominican authorities of two

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

             of the individuals for 15 days. The plaintiffs alleged that their imprisonment was the result of an investigation by the local district attorney and the police that the Company instigated following an irregular increase in telephonic traffic at certain telephone numbers. The court rejected the action for lack of evidence. However, the plaintiffs appealed, and the case is pending decision. After consulting with legal counsel, the Company believes that this matter will not have a material adverse effect on its results of operations and financial position in the case of an adverse decision.

       (ii) As of December 31, 2001, the Company has been involved in other lawsuits and legal proceedings arising from the ordinary conduct of its business. Such claims generally relate to tortuous and contractual actions for damages. Claims pursuant to such suits and proceedings amount to approximately $7,400,000 (RD$126,000,000). Management has evaluated these suits and proceedings and believes that the final resolution of these matters will not have a material adverse effect on the Company's results of operations and financial position.

             No amounts have been recorded in the accompanying financial statements related to these legal proceedings.

       (iii) In August 2001, BSC of Panama, S. A., a subsidiary of BellSouth, requested that the regulator initiate a legal review before the Third Chamber of the Panamanian Supreme Court of Justice, of the interpretation given by the regulator to the definition of "Conventional Trunking System Services" found in Resolution No. JD-025 of December 12, 1996. This case is pending final decision by the Supreme Court.

             Also in August 2001, BSC of Panama, S. A. obtained a general precautionary measure from the Seventh Civil Court of the First Judicial Circuit ordering Tricom Panama, S. A. to cease the installation of its Motorola iDEN(R) technology network. This decision was immediately appealed by Tricom Panama, S. A., and on December 20, 2001 the First Superior Court decided the appeal in Tricom Panama's favor, revoking the aforementioned precautionary measure.

             In September 2001, BSC of Panama, S. A., filed a petition for declaratory judgment for damages against Tricom Panama, S. A. before the Seventh Civil Circuit Court of the First Judicial Circuit of Panama. This suit seeks that the courts order Tricom Panama to: (i) remove its iDEN(R) system and other equipments in Panama and (ii) pay a minimum indemnity of $20,000,000 for alleged damages. Tricom Panama has filed a counterclaim against BSC of Panama, S. A. As it considers their allegations are unfair and geared to limit their entrance to the Panamanian market. This suit is in discovery stage.

             Also in September 2001, BSC de Panama, S. A. filed a complaint for contempt by Tricom Panama, S. A. of the Seventh Civil Circuit Court's precautionary measure. This suit is pending decision by the court.

             Management believes, based on the advice of its Panamanian legal counsel, that BSC of Panama, S.A. should not succeed in its claims.

   (d) Severance indemnities

   Companies based in the Dominican Republic maintain reserves under the provisions of U.S. Statement of Financial Accounting Standards "SFAS" No.5 to cover the ultimate payment of severance indemnities. Severance expense amounted to $328,807, $760,740, $1,987,129, $1,070,374 (unaudited) and
   $1,474,840 (unaudited) in the years ended December 31, 1999, 2000 and 2001 and for the nine month periods ended September 30, 2001 and 2002 and are included as part of selling, general and administrative expenses in the accompanying consolidated statement of operations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

   (e) Other

   During the year 2001, the taxing authorities of the Dominican Republic audited the tax returns of the Company and its compliance with the tax law as it relates to withholdings and other taxes for the years 1999, 2000 and through June 2001. The results of this tax audit are still not known, however, management is confident that the final results will not be significant (See note 30).

22   BUSINESS AND CREDIT CONCENTRATION

   In the normal course of business, the Company has accounts receivable from carriers. Although the Company's exposure to credit risk associated with non-payment by these carriers is affected by conditions or occurrences within the industry, most of these receivables are due from large, well-established companies. The Company does not believe that this concentration of credit risk represents a material risk of loss.

23   LEGAL RESERVE

   Article 58 of the Code of Commerce of the Dominican Republic requires all companies to segregate at least 5% of net earnings as a legal reserve until such reserve reaches 10% of paid- in capital. This reserve is not available for dividend distribution, except in case of dissolution of the corporation.

24   STOCK OPTION PLAN

   On May 4, 1998, the Company initiated a Long-term Incentive Plan, in which certain employees could be granted options to purchase shares of the Company's common stock. The Plan is administered by the Board of Directors of the Company and has the authority to determine which employees will participate in the Plan.

   The Plan authorizes grants of options to purchase up to 750,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have ten-year terms and vest and become exercisable after one and three years from the date of grant.

   At December 31, 2000 and 2001 and September 30, 2002, there were 230,370, 266,053 and 316,950 additional shares available for grant under the Plan, respectively.

   The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro-forma amounts indicated below.

                                                             2000                     2001
                                                        --------------          ----------------
    Net loss - as reported                              $   (7,225,635)         $    (23,113,837)
                                                        ==============          ================
    Net loss - pro forma                                $   (7,929,562)         $    (23,538,234)
                                                        ==============          ================

    Net loss per share:
        As reported - basic and diluted                 $        (0.26)         $          (0.78)
                                                        ==============          ================
        Pro-forma - basic and diluted                   $        (0.28)         $          (0.80)
                                                        ==============          ================

                                                                                  Weighted Average
                                                             Options               Exercise Price
                                                           -----------            ----------------
        Balance, December 31, 1998                             477,664               $    12.95
        Granted (a)                                            251,420                     8.06
        Cancelled (a)                                         (415,664)                   13.00
                                                           -----------               ----------


                                      F-47

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


        Balance, December 31, 1999                             313,420                     8.96
        Granted                                                207,245                    20.45
        Surrendered                                             (1,035)                    8.06
                                                           -----------               ----------
        Balance, December 31, 2000                             519,630                    13.53
        Granted (b)                                            486,757                     6.82
        Cancelled (b)                                         (453,130)                   13.90
        Surrendered                                            (69,310)                    8.35
                                                           -----------               ----------
        Balance, December 31, 2001                             483,947               $     7.17
        Surrendered (unaudited)                                (50,897)                    7.62
                                                           -----------               ----------
        Balance, September 30, 2002 (unaudited)                433,050                     7.12
                                                           ===========               ==========

   (a) Corresponds to the reduction in the exercise price from $13.00 to $8.06 of options granted in 1998.

   (b) In 2000, the Board of Directors approved a stock option repricing pursuant to which the Company's employees could elect to cancel granted options in exchange for new options with an exercise price of $7.00, which was Company's common stock on New York Stock Exchange. Approximately 520,000 options were eligible for repricing, of which the Company cancelled 453,130 options and granted 241,994 options.

   The number of repriced options was also reduced proportionately. All other conditions were unchanged. Effective July 1, 2000, the FASB issued Financial Interpretation No. 44 (FIN 44) which amended APB 25 and requires "variable" accounting for all stock option repricing retroactive to December 15, 1998. As a result, these options will require variable accounting until they are exercised, cancelled, forfeited or expired. Under variable accounting, compensation expense must be measured by the difference between the exercise price and the market price of the Company's stock at each reporting period amortized over the vesting period. The effect of the application of FIN 44 during 2000 and 2001 was not significant.

   Exercise prices of options outstanding as of December 31, 2001 ranged from $3.65 to $16.00. The following table provides certain information with respect to stock options outstanding at December 31, 2001:

                                                                    Options outstanding
                                              -----------------------------------------------------------------
                                                                                             Weighted Average
                                                                      Weighted Average          Remaining
         Range of exercise prices             Number Outstanding       Exercise Price       Contractual Life
                                              ------------------      ----------------    ---------------------
         Under $4.00                                  5,000              $   3.65                 10.00
         $4.00 - $6.00                               47,700                  5.65                  9.90
         $6.01 - $8.00                              402,877                  6.99                  9.08
         $8.01 - $10.00                               7,870                  8.10                  7.55
         $10.01 - $16.00                             20,500                 14.90                  7.63
                                                   --------              --------            ----------

                                                    483,947              $   7.17                  9.08
                                                   ========              ========            ==========

                                                         Options exercisable
                                            --------------------------------------------
                                                                      Weighted Average
         Range of exercise prices             Number Exercisable       Exercise Price
         ------------------------             ------------------       --------------
         Under $4.00                                $      -               $       -
         $4.00 - $6.00                                     -                       -
         $6.01 - $8.00                                 1,500                    6.63
         $8.01 - $10.00                                    -                       -
         $10.00 - $16.00                               2,813                   13.00
                                                    --------               ---------

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                         Options exercisable
                                            --------------------------------------------
                                                                                           Weighted Average
                                                                      Weighted Average        Remaining
         Range of exercise prices             Number Exercisable       Exercise Price      Contractual Life
                                              ------------------     ------------------    ----------------
                                                       4,313
                                                    ========

   The weighted-average fair value at date of grant for options granted during 2000 and 2001 were $5.83 and $2.60, respectively and was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions.

                                                            2000           2001
                                                           -----          -----
     Expected life in years                                 7.50           7.50
     Interest rate                                          5.10           5.02
     Volatility                                            79.94          70.56
     Expected dividends                                        -              -
                                                           =====          =====

   Warrants:
   In October, 1999 the Company entered into an agreement with a third party to provide investor relations service for a period of two years. The Company granted warrants to purchase 300,000 Class A common shares of the Company at an exercise price of $8.875 per share. At December 31, 2000 and 2001 the Company had 250,000 and 300,000 shares vested for this contract.

   The Company is recognizing an expense for the fair value of these options using the Black-Scholes options pricing model as follow:

   The 150,000 shares vested in 1999 were valued at the fair value of the shares at the date of grant and the 100,000 shares vested in the year 2000 were valued at the fair value of the shares at the date they were vested. The Company had 50,000 shares that are not vested at December 31, 2000, that are valued at the fair value at December 31, 2000. At December 31, 2001 the shares related to this contract are valued at the fair value of the shares the date they were vested.

   For the years ended December 31, 1999, 2000 and 2001 the Company recognized an expense of $273,000, $1,005,755 and $830,854, respectively, which is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

25   QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following tables contain selected unaudited consolidated quarterly financial data for the Company:

                                                                         2000
                                           --------------------------------------------------------------------
                                            First quarter     Second quarter   Third quarter     Fourth quarter
                                           ----------------   --------------  ---------------   ---------------
         Total operating revenues          $  50,229,735        53,081,404       57,919,395        63,067,121

         Operating costs, including
           depreciation charges of
           $7,552,734; $8,390,173;
           $9,168,662 and
           $11,053,710 for each
           quarter, respectively              39,401,870        44,406,622       47,125,015        52,342,263
                                           -------------        ----------       ----------        ----------
         Operating income                     10,827,865         8,674,782       10,794,380        10,724,858

         Other income (expenses), net         (8,172,126)       (6,818,441)      (7,297,368)       (8,918,409)
                                           -------------        ----------       ----------        ----------
         Earnings before income taxes
           and cumulative effect of
           accounting change                   2,655,739         1,856,341        3,497,012         1,806,449

         Income taxes                           (130,250)         (140,568)        (160,210)         (157,349)
                                           -------------        ----------       ----------        ----------
         Earnings before cumulative
           effect of accounting
           change                              2,525,489         1,715,773        3,336,802         1,649,100

         Cumulative effect of
           accounting change for
           installation and
           activation revenues               (16,452,799)                -                -                 -
                                           -------------        ----------       ----------        ----------
         Net earnings (loss)               $ (13,927,310)        1,715,773        3,336,802         1,649,100
                                           =============        ==========       ==========        ==========
         Earnings  (loss) per share        $       (0.56)             0.06             0.12              0.06
                                           =============        ==========       ==========        ==========
         Number of common shares used
           in calculation                     24,844,544        28,361,028       28,844,544        28,844,544
                                           =============        ==========       ==========        ==========

                                                                           2001
                                           --------------------------------------------------------------------
                                            First quarter     Second quarter   Third quarter     Fourth quarter
                                           ----------------   --------------  ---------------   ---------------
         Total operating revenues          $  57,449,378        59,023,070       60,654,087        66,645,650

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                           2001
                                           --------------------------------------------------------------------
                                            First quarter     Second quarter   Third quarter     Fourth quarter
                                           ----------------   --------------  ---------------   ---------------

         Operating costs, including
           depreciation charges of
           $12,069,872;
           $13,367,554; $14,378,645
           and $14,616,134 for each
           quarter, respectively              50,064,775        52,895,448       58,031,531        68,296,852
                                           -------------        ----------       ----------        ----------
         Operating income (loss)               7,384,603         6,127,622        2,622,556        (1,651,202)

         Other income (expenses), net         (9,389,238)       (9,275,545)      (8,070,310)      (12,126,026)
                                           -------------        ----------       ----------        ----------
         Loss before income taxes and
           minority interest                  (2,004,635)       (3,147,923)      (5,447,754)      (13,777,228)

         Income taxes                             16,139          (117,000)        (150,000)         (260,515)
                                           -------------        ----------       ----------        ----------
         Loss before minority interest        (1,988,496)       (3,264,923)      (5,597,754)      (14,037,743)

         Minority interest                             -            60,026           95,021         1,620,032
                                           -------------        ----------       ----------        ----------
         Net loss                          $  (1,988,496)       (3,204,897)      (5,502,733)      (12,417,711)
                                           =============        ==========       ==========        ==========
         Loss per share                    $       (0.07)            (0.11)           (0.19)            (0.39)
                                           =============        ==========       ==========        ==========
         Number of common shares used
           in calculation                     28,844,544        28,844,544       28,844,544        31,751,432
                                           =============        ==========       ==========        ==========

   During the fourth quarter of 2001, the Company recognized expense for approximately $4 million for concept of allowance for obsolescence of equipment pending installation, as well as expenses incurred during the year corresponding to operational expenses related to the development of the Company's network in Panama.

                                                                2002
                                          ---------------------------------------------------------
                                           First Quarter       Second Quarter         Third Quarter
                                          ---------------    ------------------      --------------
         Total operating revenues          $  64,050,634            66,732,101          65,612,085
         Operating costs, including
           depreciation charges of
           $16,074,171; $16,179,743
           and $16,981,674 for each
           quarter, respectively              62,574,605            66,096,744          64,793,109
                                           -------------          ------------        ------------

         Operating income (loss)               1,476,029               635,357             818,976

         Other income (expenses), net        (12,601,928)          (15,764,147)        (15,512,200)
                                           -------------          ------------        ------------

         Loss before income taxes
           and minority interest             (11,125,899)          (15,128,790)        (14,693,224)

         Income taxes                           (136,994)              (20,084)           (479,639)
                                           -------------          ------------        ------------

                                           F-51


                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


         Loss before minority interest       (11,262,893)          (15,148,874)        (15,172,863)

         Minority interest                       712,650               916,503             241,680
                                           -------------          ------------        ------------

         Net loss                          $ (10,550,243)          (14,232,371)        (14,931,183)
                                           =============          ============        ============

         Loss per share                    $       (0.24)                (0.33)              (0.34)
                                           =============          ============        ============

         Number of common shares
           used in calculation                43,390,464            43,390,464          43,390,464
                                           =============          ============        ============


26   SEGMENT INFORMATION

   In the fourth quarter of 1998, the Company adopted Financial Accounting Standards Board Statement No. 131, "Disclosures about Segment of an Enterprise and Related Information", which establishes standards for reporting information about a company's operating segments. The Company has divided its operations into four reportable segments: Wireline, Cellular, International, and Others based upon similarities in revenue generation, cost recognition, marketing and management of its businesses.

   The reporting segments follow the same accounting policies used for the company's consolidated financial statements and described in the summary of significant accounting policies. Management evaluates a segment's performance based upon profit or loss from operations before income taxes.

   The segments and a description of their business is as follows: Wireline which includes local access lines. Cellular which includes prepaid and postpaid mobile communication products and services. International which includes long distance carrier services. Cable which includes cable services revenues and Other which includes services such as paging, Internet, data services, local prepaid calling cards and customer contact services.

GEOGRAPHIC

                                                                             1999
                                              ----------------------------------------------------------------------
                                                                    Dominican
                                               United States         Republic     Eliminations (a)     Consolidated
                                               -------------       -----------    ----------------     ------------
         International settlement
           revenues                            $  35,510,406        46,338,275       (21,256,547)        60,592,134
         Other                                       490,836       109,735,971                 -        110,226,807
                                               -------------       -----------    --------------       ------------
            Total operating revenues              36,001,242       156,074,246       (21,256,547)       170,818,941
            Operating costs                       35,007,605       115,605,803       (21,256,547)       129,356,861
                                               -------------       -----------    --------------       ------------
         Operating income                      $     993,637        40,468,443                 -         41,462,080
                                               =============       ===========    ==============       ============
         Identifiable assets                   $  25,525,617       514,417,693        (8,464,849)       531,478,461
                                               =============       ===========    ==============       ============

                                                                         2000
                                    --------------------------------------------------------------------------------------
                                                         Dominican         Central
                                     United States       Republic          America      Eliminations (a)     Consolidated
                                    ---------------     -----------       ---------     ----------------     ------------
International settlement
revenues                            $   65,667,150       48,817,572               -       (30,297,672)         84,187,050
Other                                       29,768      140,080,837               -                 -         140,110,605
                                    --------------      -----------      ----------     -------------        ------------
    Total operating revenues            65,696,918      188,898,409               -       (30,297,672)        224,297,655
    Operating costs                     62,056,005      151,435,223          82,214       (30,297,672)        183,275,770
                                    --------------      -----------      ----------     -------------        ------------


                                            F-52


                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


Operating income (loss)             $    3,640,913       37,463,186         (82,214)                -          41,021,885
                                    ==============      ===========      ==========     =============        ============
Identifiable assets                 $   38,107,771      697,291,056      34,383,027       (87,341,995)        682,439,859
                                    ==============      ===========      ==========     =============        ============

                                                                          2001
                                    --------------------------------------------------------------------------------------
                                                         Dominican         Central
                                     United States       Republic          America      Eliminations (a)     Consolidated
                                    ---------------     -----------       ---------     ----------------     ------------
International settlement
revenues                            $   74,777,278       29,175,816               -       (21,928,774)         82,024,320
Other                                      613,029      160,867,745         267,091                 -         161,747,865
                                    --------------     ------------     -----------     -------------        ------------
    Total operating revenues            75,390,307      190,043,561         267,091       (21,928,774)        243,772,185
    Operating costs                     72,628,186      173,462,997       5,126,197       (21,928,774)        229,288,606
                                    --------------     ------------     -----------     -------------        ------------
Operating income (loss)             $    2,762,121       16,580,564      (4,859,106)                -          14,483,579
                                    ==============     ============     ===========     =============        ============
Identifiable assets                 $   42,749,104      799,206,711      46,128,961       (58,670,150)        829,414,626
                                    ==============     ============     ===========     =============        ============

                                                  For the nine month period ended September 30, 2002 (unaudited)
                                    --------------------------------------------------------------------------------------
                                                         Dominican         Central
                                     United States       Republic          America      Eliminations (a)     Consolidated
                                    ---------------     -----------       ---------     ----------------     ------------
International settlement
revenues                            $   60,285,959       29,030,082               -       (24,160,049)         65,155,992
Other                                      292,023      129,432,948       1,513,857                 -         131,238,828
                                    --------------     ------------     -----------     -------------        ------------
    Total operating revenues            60,577,982      158,463,030       1,513,857       (24,160,049)        196,394,820
    Operating costs                     66,918,756      143,650,066       7,055,685       (24,160,049)        193,464,458
                                    --------------     ------------     -----------     -------------        ------------
Operating income (loss)             $   (6,340,774)      14,812,964      (5,541,828)                -           2,930,362
                                    ==============     ============     ===========     =============        ============
Identifiable assets                 $   42,596,611      787,617,162      55,054,452       (73,618,203)        811,650,022
                                    ==============     ============     ===========     =============        ============

   (a) Revenues costs: Corresponds to elimination of the gross income revenues between subsidiaries and the Company. Identifiable assets: Corresponds to eliminations of intercompany accounts and investments in common stock between TRICOM, S.A. (Parent Company) in the Dominican Republic and the subsidiaries in the United States and Central America.

PRODUCTS AND SERVICES

                                                                        1999
                                    --------------------------------------------------------------------------------
                                        Wireline        Cellular     International     Others (a)     Consolidated
                                    ---------------   ------------   --------------   ------------   --------------
Revenues                            $   62,572,264     35,346,554       60,592,134      12,307,989      170,818,941
                                    ==============    ===========     ============     ===========   ==============
Operational income                      21,085,005      9,846,875       10,185,960         344,240       41,462,080
                                    ==============    ===========     ============     ===========   ==============
Proforma operational income
    assuming the change for
    accounting principle in
    installation and activation
    retroactively                       17,193,219      8,768,309       10,185,960         344,240       36,491,728
                                    ==============    ===========     ============     ===========   ==============
Identifiable assets                    177,806,707    110,876,334       25,590,381     217,205,039      531,478,461
                                    ==============    ===========     ============     ===========   ==============
Depreciation expense                    11,080,231      5,605,645        2,928,174       1,223,430       20,837,480
                                    ==============    ===========     ============     ===========   ==============
Capital expenditures                $   79,065,923     42,573,958        7,602,493      16,183,849      145,426,223
                                    ==============    ===========     ============     ===========   ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                         2000
                                    --------------------------------------------------------------------------------
                                       Wireline        Cellular      International      Others (a)     Consolidated
                                    --------------   ------------   ---------------   -------------   --------------
Revenues                            $   83,491,208     42,450,018       84,187,050      14,169,379      224,297,655
                                    ==============    ===========     ============    ============   ==============
Operational income                      19,874,568     14,957,724        2,932,170       3,257,423       41,021,885
                                    ==============    ===========     ============    ============   ==============
Identifiable assets                    228,852,370    194,248,738       38,341,447     220,997,304      682,439,859
                                    ==============    ===========     ============    ============   ==============
Depreciation expense                    27,109,500      5,185,718        1,953,356       1,916,705       36,165,279
                                    ==============    ===========     ============    ============   ==============
Capital expenditures                $   42,975,001     90,751,943        9,476,159      25,710,325      168,913,428
                                    ==============    ===========     ============    ============   ==============

                                                                             2001
                                    ---------------------------------------------------------------------------------------------
                                       Wireline        Cellular      International        Cable         Others (a)   Consolidated
                                    --------------   ------------   ---------------   -------------   ------------   ------------
Revenues                            $   98,645,084     44,045,919       82,024,320       4,735,872      14,320,990    243,772,185
                                    ==============    ===========     ============    ============    ============    ===========
Operational income (loss)               13,852,143      4,148,474          590,585       1,009,621      (5,117,244)    14,483,579
                                    ==============    ===========     ============    ============    ============    ===========
Identifiable assets                    348,967,885    194,052,349       69,895,502      78,146,866     138,352,024    829,414,626
                                    ==============    ===========     ============    ============    ============    ===========
Depreciation expense                    38,252,541     10,546,909        2,502,516         533,544       2,596,695     54,432,205
                                    ==============    ===========     ============    ============    ============    ===========
Capital expenditures                    55,655,735     17,780,482        1,537,326       4,815,026      36,786,655    116,575,224
                                    ==============    ===========     ============    ============    ============    ===========

                                                   For the nine month period ended September 30, 2002 (unaudited)
                                    ---------------------------------------------------------------------------------------------
                                       Wireline       Cellular        International       Cable        Others (a)   Consolidated
                                    --------------   ------------   ---------------   -------------   ------------   ------------
Revenues                            $   67,089,612     34,402,179       65,155,992      16,852,246      12,894,791    196,394,820
                                    ==============    ===========     ============    ============    ============    ===========
Operational income (loss)                  386,427     (3,643,784)      (1,470,741)      2,814,757       4,843,703      2,930,362
                                    ==============    ===========     ============    ============    ============    ===========
Identifiable assets                    342,215,735    177,323,313       85,249,050      66,669,485     140,192,439    811,650,022
                                    ==============    ===========     ============    ============    ============    ===========
Depreciation expense                    27,765,831     12,564,203        3,667,706       2,484,396       2,753,452     49,235,588
                                    ==============    ===========     ============    ============    ============    ===========
Capital expenditures                    20,767,964      3,564,866          384,325       8,557,138      19,380,676     52,654,969
                                    ==============    ===========     ============    ============    ============    ===========

(a) Other (identifiable assets) include administrative/corporate assets which are not revenue generating. Also includes construction in process and communication equipment pending installation, which at December 31, had not been placed in service and were not specifically associated with any business segment. Other remaining assets do not meet any quantifiable test for determining reportable segments.

    During 2001, the Company conducted a detail analysis of its identifiable assets by products and services . As a result of such analysis, the Company identified that assets included as part of the Cellular product corresponded to the Wireline product. The amount of these net assets increased to $73,331,613 that was reclassified in the year 2000 in conjunction with the depreciation expenses.

27        NEW ACCOUNTING STANDARDS

    In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141 "Business Combinations" (SFAS No. 141) and SFAS 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS 141 requires that the purchase method of accounting to be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. In accordance with the provision of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    values, and reviewed for impairment in accordance with SFAS No. 121 and subsequently, SFAS No. 144 after its adoption.

    The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 is effective January 1, 2002. Goodwill and intangible assets determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001, but before SFAS No. 142 is adopted in full, are not amortized. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 continued to be amortized and tested for impairment prior to the full adoption of SFAS No. 142.

    Upon adoption of SFAS No. 142, the Company is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. If an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

    In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143). SFAS No. 143 requires the Company to record fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived asset that result from the acquisition, construction development and/or normal use of the assets. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and change in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on January 1, 2003.

    In August, 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carry amount of the asset exceeds the fair value of the asset. The Company is required to adopt SFAS No. 144 on January 1, 2002. The Company does not anticipate any impact because of the adoption of this statement.

28        NON-CASH FINANCING AND INVESTING ACTIVITIES

    During the years 2000 and 2001, the Company entered into capital leases for $17,691,845 and $3,345,398, respectively. (See note 12).

    During the year 2001, as part of the acquisition of TCN Dominicana, S. A., the Company issued 3,375,000 Class A common stock with a value of $21,667,500. (See note 9).

29        FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following table presents the carrying amount and estimated fair values of the Company's financial instruments at December 31, 2000 and 2001. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Amount in parentheses represent liabilities.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                               2000                                2001
                                 -------------------------------   ------------------------------------
                                     Carrying                          Carrying
                                      amount         Fair value         amount             Fair value
                                  ---------------   ------------    ---------------     ---------------
Cash on hand and in banks          $  18,199,552      18,199,552        12,576,050         12,576,050
Accounts receivable                   32,126,752      32,126,752        34,498,654         34,498,654
Investments (certificates
    of deposits)                               -               -        15,200,000         15,200,000
Notes payable to banks
    and related parties             (116,756,416)   (116,756,416)     (173,684,455)      (173,684,455)
Accounts payable                     (37,824,970)    (37,824,970)      (37,126,064)       (37,126,064)
Other liabilities                    (19,990,490)    (19,990,490)      (14,644,012)       (14,644,012)
Accrued expenses                     (14,035,182)    (14,035,182)      (20,272,800)       (20,272,800)
Commercial paper                               -               -       (30,396,315)       (30,396,315)
Capital leases                       (20,829,275)    (20,829,275)      (17,856,766)       (17,856,766)
Long-term debt- banks                (64,436,698)    (63,799,499)     (135,953,280)      (134,904,676)
Long-term debt - senior
    notes                           (200,000,000)   (186,000,000)     (200,000,000)      (168,000,000)
                                   =============    ============      ============       ============

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    Cash on hand and in banks, investments in certificates of deposits, notes payable to banks and related parties, accounts payable, other liabilities and accrued expenses: The carrying amounts approximate fair value because of the short maturity of these instruments. Accounts receivable are adjusted by their valuation allowance and, therefore, are presented at realizable value which approximates fair value.

    Capital lease, commercial paper and long-term debt - banks: The fair value of these debts was estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments by the Company's bankers.

    Long-term debt - senior notes: The fair value of this long term debt was estimated based on quoted market prices on t he last business day of the year.

30        SUBSEQUENT EVENTS (UNAUDITED)

    (a) On July 30, 2002, the President of the United States of America signed the Sarbanes-Oxley Act of 2002. This Act affects public companies, some provisions became effective upon enactment, while others have delayed implementation or must wait for preparation of the rules and regulations to be prepared by the Securities and Exchange Commission (SEC). The SEC is still working on the regulatory framework to implement this law.

    (b) On June 4, 2002, Presidential Decree No. 405-02, modified the tax system imposed on all telecommunications providers in the Dominican Republic. In consequence, effective September 1, 2002, TRICOM, S. A. is paying taxes as stipulated in the Tax Code of the Dominican Republic (Law 11-92), as amended by the Law No. 147-00 of December of 2000. The Code as amended, establishes that the Company's taxation is to be determined based on the highest value between 25% of net taxable income or 1.5% of the gross earnings. The expense under this concept during the month of September of 2002 was $209,791.

    (c) During the second and third quarter of 2002, the Company has renegotiated short-term debts with related and unrelated parties for approximately $40.2 million.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    Dominican taxes assessment

    In June 2002, the Company received notice from the Dominican tax service claiming that they owed additional amounts in respect of taxes in lieu of income taxes for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican authorities have audited tax payments) and for withholding tax on the wholly-owned subsidiary, TRICOM Latinoamerica and on certain other payments.

    The Service claims the Company miscalculated the tax in lieu of income tax payable under the concession agreement. The concession agreement provided the Company pays, within the first ten days of each month (1) 10% of gross domestic revenues collected by the Company during the preceding month for telephone services, telegraph services, paging services, cellular services, local, national and international call services, as well as for any data transmission or broadcast services and other related telecommunications services minus access charges paid to other carriers for interconnection and
    (2) 10% of net settlement revenues collected from foreign correspondent carriers for the use of the Company's network for termination of international long distance calls. The Service claims that this tax was required to be calculated based upon accrued revenues not collections and seeks RD$98.8 million ($5.3 million), plus penalties and interest.

    The Service also claims that the Company was required to withhold and pay to the tax service 25% of the amount of the investment in TRICOM Latinoamerica,
    S. A., for approximately $35 million. The 25% withholding tax generally applies to payments from Dominican source income for services to non-Dominican vendors and to certain dividends. The Service seeks RD$168.1 million ($9.0 million), plus penalties and interest, with respect to this claim.

    The Company contested the notice with the Service, indicating that they were in full compliance with the terms in the concession agreement in calculating the tax based on collections rather than accrued revenues and that there is no requirement to withhold tax on investments in a wholly owned subsidiary. On August 27, 2002, the Service rejected substantially all of our response and calculated the aggregate liability on the two claims, including penalties and interest, as RD$668.3 million ($35.5 million). The Service, however, agreed to drop the claims for withholding tax on other payments to non-Dominican service providers.

    The Company appealed the Tax Service determination to the Ministry of Finance and both; the Company and the Tax Service have the right to appeal any determination by the Ministry of Finance to the tax courts. The Company considers that they have complied with their tax obligations and believe that they will not be required to pay a substantial amount in assessments, penalties and interest.

     THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:

                             [____________________]

BY OVERNIGHT COURTIER AND BY HAND
DELIVERY AFTER 4:30 P.M. ON
EXPIRATION DATE:
                          BY HAND DELIVERY TO 4:30 P.M.
                                                BY REGISTERED OR CERTIFIED MAIL:
[              ]
                          [              ]

                                                [              ]


                  TELEPHONE NUMBER: (800) [_______] (TOLL FREE)


                        FACSIMILE NUMBER: [_____________]


     Any questions or requests for assistance or additional copies of this prospectus and consent solicitation and the letter of transmittal and consent may be directed to the information agent at its telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offer and consent solicitation.


    THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:

                               [_________________]


                               [________________]
                                  [___________]
                   BANKS AND BROKERS CALL COLLECT: [_________]
                     ALL OTHERS CALL TOLL-FEE: [__________]

                THE DEALER MANAGER AND THE SOLICITATION AGENT IS:


                            BEAR, STEARNS & CO. INC.


                              [___________________]

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There are no statutory provisions under applicable Dominican law for the indemnification or insuring of directors against liability.

     Pursuant to Dominican law, shareholders are asked to vote upon the performance of management at annual shareholders' meetings. Our vigilance officer delivers a report on the financial performance of TRICOM and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from claims or liability to TRICOM or its shareholders arising out of actions taken or any failure to take actions by any of them on behalf of TRICOM during the prior fiscal year, with certain exceptions, and shareholders will likely fail in any suit brought in a Dominican court with respect to such acts or omissions. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. If the shareholders do not approve management's performance, the vigilance officer's report may form the basis of any suit brought by the shareholders against the officers and directors of TRICOM.

     Article 48 of the our by-laws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of TRICOM, or serves or served any other enterprise as a director, officer, employee or agent at the request of TRICOM.

     We shall pay any expenses reasonably incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us under Article 48 or otherwise. We may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of TRICOM as we deem appropriate.

ITEM 21.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit                                      Description
-------                                      -----------

     1.1*                Dealer Manager Agreement dated     , 2002 among TRICOM,
                         S.A., the guarantors named therein and Bear, Stearns & Co. Inc.

     3.1 Amended and Restated Bylaws of TRICOM, S.A. with English translation thereof (incorporated by reference to Exhibit 3 to our Amendment No. 1 to the Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.1 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.2 Form of American Depositary Receipt (included as part of Exhibit 4.3) (incorporated by reference to Exhibit
                         4.2 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.3 Form of Deposit Agreement between The Bank of New York, TRICOM, S.A. and owners and holders of American Depositary Receipts (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.4 Indenture, dated as of August 21, 1997, between The Bank of New York, as Trustee, and TRICOM, S.A. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     4.5*                Supplemental Indenture, dated as of       , between
                         TRICOM, S.A. and The Bank of New York, as trustee, for the senior notes due 2004.

     4.6*                Indenture, dated as of      , among TRICOM, S.A, the
                         guarantors named therein and , as trustee, for the senior notes due 20 .

     4.7*                Form of Warrant Agreement.

     5.1* Opinion of Piper Rudnick LLP as to the legality of the securities being registered hereby.

     5.2* Opinion of Pellerano & Herrera as to certain matters under Dominican law.

     8.1*                Tax Opinion of Piper Rudnick LLP.

     8.2*                Tax Opinion of Pellerano & Herrera.

     10.1 IDEN(R)Infrastructure Supply Agreement, dated July 11, 2000, between Motorola, Inc. and TRICOM Latinoamerica (incorporated by reference to Exhibit 4.1 to our Form 20-F/A, filed on November 21, 2001 (file no. 001-14816)).

     10.2 Concession Agreement, dated February 20, 1996, between the Dominican State and TRICOM, S.A. (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.3 Concession Agreement, dated April 30, 1990, between the Dominican State and TRICOM, S.A. (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.4 Interconnection Agreement, dated May 17, 1994, between Compania Dominicana de Telefonos, C. por A. (Codetel) and TRICOM, S.A. (incorporated by reference to Exhibit
                         10.3 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.5 Addendum to Interconnection Agreement, dated January 2, 1998, between Codetel and TRICOM, S.A. (incorporated by reference to Exhibit 10.4 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.6 Amended and Restated Shareholders Agreement among TRICOM, S.A., Motorola, Inc. and Oleander Holding, Inc. (incorporated by reference to Exhibit 10.7 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.7 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.8 The Guaranty, dated August 21, 1997, issued by each of TRICOM's subsidiaries in favor of the holders of the existing notes under the Indenture, dated August 21, 1997

                         (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     12.1                Statements re computation of Ratio of Earnings to Fixed
                         Charges.

     23.1 Consent of KPMG (member firm of KPMG International in the Dominican Republic).

     23.2*               Consent of Piper Rudnick LLP (included as part of
                         Exhibit 5.1 and 8.1 above).

     23.3*               Consent of Pellerano & Herrera (included as part of
                         Exhibit 5.2 and 8.2 above).

     24.1 Power of Attorney for directors and officers of TRICOM, S.A. (included on signature page).

     25.1* Form T-1 Statement of Eligibility of Trustee for the senior notes due 20 .

     99.1*               Form of Letter of Transmittal and Consent.

     99.2*               Form of Letter to Noteholders.

     99.3*               Form of Letter to Brokers.

     99.4*               Form of Letter to clients of Brokers

     99.5*               Exchange Agent Agreement, dated as of       , between
                         TRICOM, S.A. and .

     99.6*               Information Agent Agreement dated as of      , between
                         TRICOM, S.A. and .

----------
* To be filed by amendment.


ITEM 22.  UNDERTAKINGS

(a)  The undersigned hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution;

     Provided, however, paragraphs (i) and (ii) do not apply if the information required in a post-effective amendment is incorporated by referenced from periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended.

(2) That, for determining any liability under the Securities Act, to treat post-effective amendment as a new registration statement of the securities offered, and the offering of securities at the time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To include any financial statements required by Item 8A of form 20-F at the start of any delayed offering or through a continuous offering.

     Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished if the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(k) The undersigned registrant hereby undertakes: (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 , or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (1) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                     TRICOM, S.A.

                                     By:  /s/ CARL H. CARLSON
                                        -------------------------
                                               Carl H. Carlson
                                               EXECUTIVE VICE PRESIDENT, CHIEF
                                               OPERATING OFFICER, MEMBER OF THE
                                               OFFICE OF THE PRESIDENT AND
                                               TREASURER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Manuel Arturo Pellerano Pena and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

/s/ MANUEL ARTURO PELLERANO PENA                        President, Chairman of the Board of      December 16, 2002
-----------------------------------------------------   Directors and Chief Executive
             Manuel Arturo Pellerano Pena               Officer  (Principal Executive
                                                        Officer)

               /s/ HECTOR CASTRO NOBOA                  Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                 Hector Castro Noboa

             /s/ MARCOS J. TRONCOSO                     Executive Vice President of              December 16,, 2002
-----------------------------------------------------   International Business Development,
                 Marcos J. Troncoso                     Member of the Office of the
                                                        President and Secretary of the
                                                        Board of Directors

                 /s/ CARL H. CARLSON                    Executive Vice President, Chief          December 16, 2002
---------------------------------------------------     Operating Officer, Member of the
                   Carl H. Carlson                      Office of the President and
                                                        Treasurer


                  /s/ RAMON TARRAGO                     Chief Financial Officer and Vice         December 16, 2002
---------------------------------------------------     President of International
                    Ramon Tarrago                       Division  (Principal Financial
                                                        Officer and Principal Accounting
                                                        Officer)


               /s/ JUAN FELIPE MENDOZA                  Director                                 December 16, 2002
---------------------------------------------------
                 Juan Felipe Mendoza

                                                        Director                                 December __, 2002
---------------------------------------------------
                   Anibal de Castro

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Ralph Smith

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Kevin Wiley

                  /s/ RICHARD HANING                    Director                                 December 16, 2002
---------------------------------------------------
                    Richard Haning

                                                        Director                                 December __, 2002
---------------------------------------------------
                  Theodore Schaffner

                  /s/ MARINO GINEBRA                    Director                                 December 16, 2002
---------------------------------------------------
                    Marino Ginebra

                   /s/ EDWIN CORRIE                     Director                                 December 16, 2002
---------------------------------------------------
                     Edwin Corrie

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002

                                       CALL TEL CORPORATION

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          ------------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   Treasurer of the Board of Directors      December 16, 2002
---------------------------------------------------
                   Carlos F. Vargas

            /s/ CARLOS R. ROMERO BOBADILLA              Director                                 December 16, 2002
---------------------------------------------------
              Carlos R. Romero Bobadilla

              /s/ RAMON S. TARRAGO MEDINA               Director                                 December 16, 2002
---------------------------------------------------
               Ramon S. Tarrago Medina

          /s/ VIRGILIO L. CADENA DEL ROSARIO            Director                                 December 16, 2002
---------------------------------------------------
            Virgilio L. Cadena Del Rosario

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       GFN COMUNICACIONES, S.A.

                                       By: /s/  MANUEL ARTURO PELLERANO PENA
                                          ------------------------------------
                                                 Manuel Arturo Pellerano Pena
                                                 CHAIRMAN OF THE BOARD OF
                                                 DIRECTORS, PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)


                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

            /s/ CARLOS R. ROMERO BOBADILLA              Director                                 December 16, 2002
---------------------------------------------------
              Carlos R. Romero Bobadilla

               /s/ RAMON TARRAGO MEDINA                 Director                                 December 16, 2002
---------------------------------------------------
                 Ramon Tarrago Medina

          /s/ VIRGILIO L. CADENA DEL ROSARIO            Director                                 December 16, 2002
---------------------------------------------------
            Virgilio L. Cadena Del Rosario

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TCN-DOMINICANA, S.A.

                                       By: /s/ MANUEL ARTURO PELLERANO PENA
                                          ------------------------------------
                                                 Manuel Arturo Pellerano Pena
                                                 VICE PRESIDENT OF THE BOARD OF
                                                 DIRECTORS

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

                  /s/ MARINO GINEBRA                    Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------
                    Marino Ginebra

            /s/ MANUEL ARTURO PELLERANO PENA            Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
             Manuel Arturo Pellerano Pena

                /s/ MARCOS J. TRONCOSO                  Secretary of the Board of Directors      December 16,, 2002
---------------------------------------------------
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   Chief Executive Officer (Principal       December 16, 2002
---------------------------------------------------     Executive Officer)
                   Carlos F. Vargas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM CENTROAMERICA, S. A.

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   Treasurer of the Board of Directors      December 16, 2002
---------------------------------------------------
                   Carlos F. Vargas

            /s/ CARLOS R. ROMERO BOBADILLA              Director                                 December 16, 2002
---------------------------------------------------
              Carlos R. Romero Bobadilla

              /s/ RAMON S. TARRAGO MEDINA               Director                                 December 16, 2002
---------------------------------------------------
               Ramon S. Tarrago Medina

          /s/ VIRGILIO L. CADENA DEL ROSARIO            Director                                 December 16, 2002
---------------------------------------------------
            Virgilio L. Cadena Del Rosario

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM INTERNATIONAL SERVICES, INC.

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                                        Director                                 December __, 2002
---------------------------------------------------
                    Richard Gasink

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Jesus Barona

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Kevin Wiley

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM LATINOAMERICA, S. A.

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President off the Board of          December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Director and Secretary of the Board
                 Marcos J. Troncoso                     of Directors

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division and
                   Carlos F. Vargas                     Chief Financial Officer (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM, S. A. (a Guatemalian corporation)

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

             /s/ RAMON S. TARRAGO MEDINA                First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
               Ramon S. Tarrago Medina                  Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM, S. A. (a Nicaraguian corporation)

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

             /s/ MARCOS J. TRONCOSO                     Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

            /s/ CARLOS D. PELLERANO PARADAS             Director                                 December 16, 2002
---------------------------------------------------
             Carlos D. Pellerano Paradas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM, S. A. (a Panamanian corporation)

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary off the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM, S.A. de C.V.

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002


                                       TRICOM TELECOMUNICACIONES, S.A.
                                       (a Costa Rican corporation)

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          ------------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Director
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002

                                       TRICOM TELECOMUNICACIONES, S.A.
                                       (a Hondurian corporation)

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          -----------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

            /s/ CARLOS D. PELLERANO PARADAS             Director                                 December 16, 2002
---------------------------------------------------
             Carlos D. Pellerano Paradas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on December 16, 2002

                                       TRICOM USA, INC.

                                       By:  /s/ MANUEL ARTURO PELLERANO PENA
                                          ------------------------------------
                                                  Manuel Arturo Pellerano Pena
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Marcos J. Troncoso and Carl H. Carlson, and each of them acting singly, as his true and lawful attorney-in-fact to sign in his behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                         Name                                          Title                           Date
                         ----                                          -----                           ----

           /s/ MANUEL ARTURO PELLERANO PENA             Chairman of the Board of Directors       December 16, 2002
---------------------------------------------------     and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H.CARLSON                    Vice President of the Board of           December 16, 2002
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and             December 16,, 2002
---------------------------------------------------     Secretary of the Board of Directors
                 Marcos J. Troncoso

                 /s/ CARLOS F. VARGAS                   First Vice President, Comptroller        December 16, 2002
---------------------------------------------------     and Administrative Division, Chief
                   Carlos F. Vargas                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Kevin Wiley

                 /s/ RICHARD D. HANING                  Director                                 December 16, 2002
---------------------------------------------------
                  Richard D. Haning

                                                        Director                                 December __, 2002
---------------------------------------------------
                     Ralph Smith

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TRICOM, S.A., Call Tell Corporation, GFN Comunicaciones, S.A., TCN-Dominican, S.A., TRICOM Centroamerica, S. A., TRICOM Latinoamerica, S. A., TRICOM, S.A. (a Guatemalian corporation), TRICOM, S.A. (a Nicaraguian corporation), TRICOM, S.A. (a Panamanian corporation), TRICOM, S.A. de C.V., TRICOM Telecomunicaciones, S.A. (a Costa Rican corporation) and TRICOM Telecomunicaciones, S.A. (a Hondurian corporation).


has signed this Registration Statement in Santo Domingo, Dominican Republic on December 16, 2002.

                             TRICOM USA, INC.

                             By:  /s/ CARL H. CARLSON
                                --------------------------
                                              Carl H. Carlson
                                              EXECUTIVE VICE PRESIDENT,
                                              CHIEF OPERATING OFFICER, MEMBER OF
                                              THE OFFICE OF THE
                                              PRESIDENT AND TREASURER

                                    EXHIBITS

Exhibit                                           Description
-------                                           -----------

     1.1*                Dealer Manager Agreement dated     , 2002 among TRICOM,
                         S.A., the guarantors named therein and Bear, Stearns & Co. Inc.

     3.1 Amended and Restated Bylaws of TRICOM, S.A. with English translation thereof (incorporated by reference to Exhibit 3 to our Amendment No. 1 to the Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.1 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.2 Form of American Depositary Receipt (included as part of Exhibit 4.3) (incorporated by reference to Exhibit
                         4.2 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.3 Form of Deposit Agreement between The Bank of New York, TRICOM, S.A. and owners and holders of American Depositary Receipts (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.4 Indenture, dated as of August 21, 1997, between The Bank of New York, as Trustee, and TRICOM, S.A. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     4.5*                Supplemental Indenture, dated as of      , between
                         TRICOM, S.A. and The Bank of New York, as trustee, for the senior notes due 2004.

     4.6* Indenture, dated as of , among TRICOM, S.A, the guarantors named therein and , as trustee, for the senior notes due 20 .

     4.7*                Form of Warrant Agreement.

     5.1* Opinion of Piper Rudnick LLP as to the legality of the securities being registered hereby.

     5.2* Opinion of Pellerano & Herrera as to certain matters under Dominican law.

     8.1*                Tax Opinion of Piper Rudnick LLP.

     8.2*                Tax Opinion of Pellerano & Herrera.

     10.1 IDEN(R)Infrastructure Supply Agreement, dated July 11, 2000, between Motorola, Inc. and TRICOM Latinoamerica (incorporated by reference to Exhibit 4.1 to our Form 20-F/A, filed on November 21, 2001 (file no. 001-14816)).

     10.2 Concession Agreement, dated February 20, 1996, between the Dominican State and TRICOM, S.A. (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.3 Concession Agreement, dated April 30, 1990, between the Dominican State and TRICOM, S.A. (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.4 Interconnection Agreement, dated May 17, 1994, between Compania Dominicana de Telefonos, C. por A. (Codetel) and TRICOM, S.A. (incorporated by reference to Exhibit
                         10.3 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     10.5 Addendum to Interconnection Agreement, dated January 2, 1998, between Codetel and TRICOM, S.A. (incorporated by reference to Exhibit 10.4 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.6 Amended and Restated Shareholders Agreement among TRICOM, S.A., Motorola, Inc. and Oleander Holding, Inc. (incorporated by reference to Exhibit 10.7 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.7 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to our Amendment No. 1 to Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.8 The Guaranty, dated August 21, 1997, issued by each of TRICOM's subsidiaries in favor of the holders of the existing notes under the Indenture, dated August 21, 1997 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     12.1                Statements re computation of Ratio of Earnings to Fixed
                         Charges.

     23.1 Consent of KPMG (member firm of KPMG International in the Dominican Republic).

     23.2*               Consent of Piper Rudnick LLP (included as part of
                         Exhibit 5.1 and 8.1 above).

     23.3*               Consent of Pellerano & Herrera (included as part of
                         Exhibit 5.2 and 8.2 above).

     24.1 Power of Attorney for directors and officers of TRICOM, S.A. (included on signature page).

     25.1* Form T-1 Statement of Eligibility of Trustee for the senior notes due 20 .

     99.1*               Form of Letter of Transmittal and Consent.

     99.2*               Form of Letter to Noteholders.

     99.3*               Form of Letter to Brokers.

     99.4*               Form of Letter to clients of Brokers

     99.5*               Exchange Agent Agreement, dated as of       , between
                         TRICOM, S.A. and .

     99.6*               Information Agent Agreement dated as of     , between
                         TRICOM, S.A. and .

----------
* To be filed by amendment.